CALCULATION OF REGISTRATION FEE

			Proposed Maximum
	Amount to be	Proposed Maximum	Aggregate Offering	Amount of
Title of Each Class of Securities to be Registered	Registered	Offering Price Per Unit	Price	Registration Fee(1)
Pass Through Certificates, Series 2010-1A	$450,000,000	100%	$450,000,000	$32,085.00

(1)	The total registration fee of $32,085.00 is calculated in accordance with Rule 457(r) of the Securities Act of 1933, as amended.

Filed Pursuant to Rule 424(b)(2)
Registration No. 333-167811

PROSPECTUS SUPPLEMENT
(To Prospectus Dated June 28, 2010)

$450,000,000

2010-1A Pass Through Trust
Pass Through Certificates, Series 2010-1A

Delta Air Lines, Inc. is creating a pass through trust that will issue Delta Air Lines, Inc. Class A Pass Through Certificates, Series 2010-1. The Class A Certificates are being offered pursuant to this prospectus supplement.

The Class A Certificates will represent interests in the assets of the related pass through trust. The proceeds from the sale of the Class A Certificates will initially be held in escrow and will thereafter be used by such pass through trust to acquire the related series of equipment notes to be issued by Delta on a full recourse basis. Payments on the equipment notes held in such pass through trust will be passed through to the holders of the Class A Certificates. Distributions on the Class A Certificates will be subject to certain subordination provisions described herein. The Class A Certificates do not represent interests in, or obligations of, Delta or any of its affiliates.

As described herein, Delta may at any time create a separate pass through trust that will issue Delta Air Lines, Inc. Class B Pass Through Certificates, Series 2010-1. Subject to the distribution provisions described herein, the Class A Certificates generally will rank senior to any Class B Certificates that may be issued.

The equipment notes expected to be held by the pass through trust for the Class A Certificates and, if applicable, the pass through trust for any Class B Certificates will be issued for each of (a) ten Boeing 737-832 aircraft, nine Boeing 757-232 aircraft and three Boeing 767-332ER aircraft, in each case delivered new to Delta from 1999 to 2000, and (b) two Boeing 777-232LR aircraft delivered new to Delta in March 2010. The equipment notes issued for each aircraft will be secured by a security interest in such aircraft. With respect to the Class A Certificates, interest on the related equipment notes will be payable semiannually on January 2 and July 2 of each year, commencing on January 2, 2011, and principal on such equipment notes is scheduled for payment on January 2 and July 2 in certain years, commencing on January 2, 2011.

Natixis S.A., acting via its New York Branch, will provide a liquidity facility for the Class A Certificates in an amount sufficient to make three semiannual interest distributions on the outstanding balance of the Class A Certificates.

The Class A Certificates will not be listed on any national securities exchange.

Investing in the Class A Certificates involves risks. See “Risk Factors” section beginning on page S-19 of this prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Aggregate Face		Final Expected	Price to
Pass Through Certificates	Amount	Interest Rate	Distribution Date	Public(1)

Class A	$450,000,000	6.20%	July 2, 2018	100%

(1)	Plus accrued interest, if any, from the date of issuance.

The underwriters will purchase all of the Class A Certificates if any are purchased. The aggregate proceeds from the sale of the Class A Certificates will be $450,000,000. Delta will pay the underwriters a commission of $5,625,000. Delivery of the Class A Certificates in book-entry form will be made on or about July 2, 2010 against payment in immediately available funds.

Joint Bookrunners & Joint Structuring Agents

Goldman, Sachs & Co.	Credit Suisse

Passive Bookrunners

Citi	Deutsche Bank Securities

Co-Manager
BofA Merrill Lynch

The date of this prospectus supplement is June 28, 2010.

You should rely only on the information contained in this prospectus supplement, the accompanying prospectus, any related free writing prospectus issued by us (which we refer to as a “company free writing prospectus”) and the documents incorporated by reference in this prospectus supplement, the accompanying prospectus or to which we have referred you. We have not, and the underwriters have not, authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus supplement, the accompanying prospectus and any related company free writing prospectus do not constitute an offer to sell, or a solicitation of an offer to purchase, the securities offered by this prospectus supplement, the accompanying prospectus and any related company free writing prospectus in any jurisdiction to or from any person to whom or from whom it is unlawful to make such offer or solicitation of an offer in such jurisdiction. You should not assume that the information contained in this prospectus supplement, the accompanying prospectus and any related company free writing prospectus or any document incorporated by reference is accurate as of any date other than the date on the front cover of the applicable document. Neither the delivery of this prospectus supplement, the accompanying prospectus and any related company free writing prospectus nor any distribution of securities pursuant to this prospectus supplement and the accompanying prospectus shall, under any circumstances, create any implication that there has been no change in our business, financial condition, results of operations or prospects, or in the affairs of the Class A Trust, the Depositary or the Class A Liquidity Provider, since the date of this prospectus supplement.

Prospectus Supplement

i

Prospectus

PRESENTATION OF INFORMATION

These offering materials consist of two documents: (a) this prospectus supplement, which describes the terms of the Class A Certificates that we are currently offering, and (b) the accompanying prospectus, which provides general information about us and our pass through certificates, some of which may not apply to the Class A Certificates that we are currently offering. The information in this prospectus supplement replaces any inconsistent information included in the accompanying prospectus. To the extent the description of this offering varies between this prospectus supplement and the accompanying prospectus, you should rely on the information contained in or incorporated by reference in this prospectus supplement. See “About this Prospectus” in the accompanying prospectus.

In this prospectus supplement, references to “Delta,” the “Company”, “we”, “us” and “our” refer to Delta Air Lines, Inc. and our wholly-owned subsidiaries. With respect to information as of dates prior to October 30, 2008, these references do not include our wholly-owned subsidiary, Northwest Airlines, LLC, formerly known as Northwest Airlines Corporation (“Northwest”), and its wholly-owned subsidiaries.

We have given certain capitalized terms specific meanings for purposes of this prospectus supplement. The “Index of Defined Terms” attached as Appendix I to this prospectus supplement lists the page in this prospectus supplement on which we have defined each such term.

At varying places in this prospectus supplement, we refer you to other sections for additional information by indicating the caption heading of such other sections. The page on which each principal caption included in this prospectus supplement can be found is listed in the foregoing Table of Contents. All such cross-references in this prospectus supplement are to captions contained in this prospectus supplement and not the accompanying prospectus, unless otherwise stated.

FORWARD-LOOKING STATEMENTS

Statements in this prospectus supplement, the accompanying prospectus, any related company free writing prospectus and the documents incorporated by reference herein and therein (or otherwise made by us or on our behalf) that are not historical facts, including statements regarding our estimates, expectations, beliefs, intentions, projections or strategies for the future may be “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. When used in this prospectus supplement, the accompanying prospectus, any related company free writing prospectus and the documents incorporated herein and therein by reference, the words “expects”, “believes”, “plans”, “anticipates”, and similar expressions are intended to identify forward-looking statements. All forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from the estimates, expectations, beliefs, intentions, projections and strategies reflected in or suggested by the forward-looking statements. These risks and uncertainties include, but are not limited to the risk factors discussed below under the heading “Risk Factors”. All forward-looking statements speak only as of the date made, and we undertake no obligation to publicly update or revise any forward-looking statements to reflect events or circumstances that may arise after the date of this prospectus supplement.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission (the “SEC”). You may read and copy this information at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our SEC filings are also available to the public from the SEC’s website at http://www.sec.gov and at our website at http://www.delta.com. The contents of our website are not incorporated into this prospectus supplement.

This prospectus supplement is part of a registration statement that we have filed with the SEC relating to the securities to be offered. This prospectus supplement does not contain all of the information we have included in the registration statement and the accompanying exhibits and schedules in accordance with the rules and regulations of the SEC, and we refer you to the omitted information. The statements this prospectus supplement makes pertaining to the content of any contract, agreement or other document that is an exhibit to the registration statement necessarily are summaries of their material provisions and do not describe all exceptions and qualifications contained in those contracts, agreements or documents. You should read those contracts, agreements or documents for information that may be important to you. The registration statement, exhibits and schedules are available at the SEC’s public reference room or through its Internet site.

We “incorporate by reference” in this prospectus supplement certain documents that we file with the SEC, which means:

•	we can disclose important information to you by referring you to those documents;

•	information incorporated by reference is considered to be part of this prospectus supplement, even though it is not repeated in this prospectus supplement; and

•	information that we file later with the SEC will automatically update and supersede this prospectus supplement.

The following documents listed below that we have previously filed with the SEC (Commission File Number 001-05424) are incorporated by reference (other than reports or portions thereof furnished under Items 2.02 or 7.01 of Form 8-K):

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2009;

•	Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2010; and

•	Current Reports on Form 8-K filed on February 9, 2010 and June 11, 2010.

All documents filed by us under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (other than reports or portions thereof furnished under Items 2.02 or 7.01 of Form 8-K) from the date of this prospectus supplement and prior to the termination of this offering shall also be deemed to be incorporated by reference in this prospectus supplement.

Any party to whom this prospectus supplement is delivered may request a copy of these filings (other than any exhibits unless specifically incorporated by reference into this prospectus), at no cost, by writing or telephoning Delta at Delta Air Lines, Inc., Investor Relations, Dept. No. 829, P.O. Box 20706, Atlanta, GA 30320, telephone no. (404) 715-2600.

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights basic information about our company and this offering. This summary may not contain all of the information that may be important to you. You should read this entire prospectus supplement, the accompanying prospectus and any related company free writing prospectus carefully, including the section entitled “Risk Factors” in this prospectus supplement, as well as the materials filed by Delta with the SEC that are considered to be a part of this prospectus supplement, the accompanying prospectus and any related company free writing prospectus before making an investment decision. See “Where You Can Find More Information” in this prospectus supplement.

Summary of Terms of Class A Certificates

Aggregate face amount	$450,000,000
Interest rate	6.20%
Ratings(1):
Moody’s	Baa2
Standard & Poor’s	A-
Initial loan to Aircraft value ratio (cumulative)(2)(3)	54.1%
Expected maximum loan to Aircraft value ratio (cumulative)(3)	54.1%
Expected principal distribution window (in years from Issuance Date)	0.5-8.0
Initial average life (in years from Issuance Date)	5.5
Regular Distribution Dates	January 2 and July 2
Final expected Regular Distribution Date(4)	July 2, 2018
Final Legal Distribution Date(5)	January 2, 2020
Minimum denomination(6)	$2,000
Section 1110 protection	Yes
Liquidity Facility coverage	3 semiannual interest payments

(1)	A rating is not a recommendation to purchase, hold or sell the Class A Certificates, and such rating does not address market price or suitability for a particular investor. There can be no assurance that the ratings assigned to the Class A Certificates on the Issuance Date will not be lowered or withdrawn by one or more Rating Agencies. See “Risk Factors — Risk Factors Relating to the Class A Certificates and the Offering — The ratings of the Class A Certificates are not a recommendation to buy and may be lowered or withdrawn in the future”.

(2)	This percentage is calculated assuming that each of the aircraft listed under “— Equipment Notes and the Aircraft” in this prospectus supplement summary has been subjected to an Indenture and that the Class A Trust has purchased the related Equipment Notes for each such aircraft as of January 2, 2011 (the first Regular Distribution Date that occurs after the Outside Termination Date). In calculating this percentage, we have assumed that the aggregate appraised value of all such aircraft is $822,589,572 as of such date. The appraisal value is only an estimate and reflects certain assumptions. See “Description of the Aircraft and the Appraisals — The Appraisals”.

(3)	See “— Loan to Aircraft Value Ratios” in this prospectus supplement summary for the method and assumptions we used in calculating the loan to Aircraft value ratios and a discussion of certain ways that such loan to Aircraft value ratios could change.

(4)	Series A Equipment Notes will mature on the final expected Regular Distribution Date for the Class A Certificates.

(5)	The Final Legal Distribution Date for the Class A Certificates is the date which is 18 months from the final expected Regular Distribution Date for the Class A Certificates, which represents the period corresponding to the Class A Liquidity Facility coverage of three successive semiannual interest payments.

(6)	The Class A Certificates will be issued in minimum denominations of $2,000 (or such other denomination that is the lowest integral multiple of $1,000 that is, at the time of issuance, equal to at least 1,000 euros) and integral multiples of $1,000 in excess thereof.

Equipment Notes and the Aircraft

The Class A Trust is expected to hold Series A Equipment Notes issued for, and secured by, each of (i) ten Boeing 737-832 aircraft, nine Boeing 757-232 aircraft and three Boeing 767-332ER aircraft, in each case delivered new to Delta from 1999 to 2000 (each such aircraft, a “2000-1 Aircraft”) and subject currently to an enhanced equipment trust certificate financing entered into by Delta in November 2000 (the “2000-1 EETC”), and (ii) two Boeing 777-232LR aircraft delivered new to Delta in March 2010 (each such aircraft, a “2010 Aircraft”). Each 2000-1 Aircraft and 2010 Aircraft (each such aircraft, an “Aircraft”) is owned and is being operated by Delta. See “Description of the Aircraft and the Appraisals” for a description of each Aircraft. Set forth below is certain information about the Series A Equipment Notes expected to be held in the Class A Trust and each of the Aircraft expected to secure the Series A Equipment Notes.

If Class B Certificates are issued, the Class B Trust will hold Series B Equipment Notes issued for, and secured by, the same Aircraft that secure the Series A Equipment Notes. See “Possible Issuance of Class B Certificates and Refinancing of Class B Certificates”.

On and subject to the terms and conditions of the Note Purchase Agreement and the forms of financing agreements attached to the Note Purchase Agreement, Delta agrees to enter into a secured debt financing with respect to each 2000-1 Aircraft on or prior to December 31, 2010 and with respect to each 2010 Aircraft within 90 days after the Issuance Date. See “Description of the Aircraft and the Appraisals — Deliveries of Aircraft”.

				Initial
				Principal
				Amount of
				Series A
	Registration	Manufacturer’s		Equipment	Appraised
Aircraft Type	Number	Serial Number	Month of Delivery	Notes	Value(1)

Boeing 737-832	N377DA	29625	May 1999	$12,607,000	$23,841,000
Boeing 737-832	N379DA	30349	August 1999	12,339,000	23,326,333
Boeing 737-832	N381DN	30350	September 1999	12,779,000	24,158,333
Boeing 737-832	N383DN	30346	October 1999	12,923,000	24,427,667
Boeing 737-832	N385DN	30348	November 1999	12,604,000	23,822,667
Boeing 737-832	N387DA	30374	January 2000	13,347,000	25,222,333
Boeing 737-832	N389DA	30376	April 2000	13,559,000	25,618,000
Boeing 737-832	N391DA	30560	May 2000	13,566,000	25,628,333
Boeing 737-832	N393DA	30377	June 2000	13,597,000	25,683,667
Boeing 737-832	N395DN	30773	July 2000	13,573,000	25,637,667
Boeing 757-232	N697DL	30318	August 1999	10,449,000	19,755,000
Boeing 757-232	N699DL	29970	September 1999	10,614,000	20,064,333
Boeing 757-232	N6701	30187	October 1999	10,621,000	20,076,000
Boeing 757-232	N6703D	30234	January 2000	11,081,000	20,940,000
Boeing 757-232	N6705Y	30397	April 2000	11,240,000	21,236,000
Boeing 757-232	N6707A	30395	May 2000	11,105,000	20,978,667
Boeing 757-232	N6709	30481	August 2000	11,250,000	21,248,667
Boeing 757-232	N6711M	30483	September 2000	11,425,000	21,576,000
Boeing 757-232	N6713Y	30777	October 2000	11,559,000	21,827,000
Boeing 767-332ER	N1603	29695	February 1999	19,259,000	36,430,000
Boeing 767-332ER	N1605	30198	May 1999	19,270,000	36,440,000

				Initial
				Principal
				Amount of
				Series A
	Registration	Manufacturer’s		Equipment	Appraised
Aircraft Type	Number	Serial Number	Month of Delivery	Notes	Value(1)

Boeing 767-332ER	N1607B	30388	April 2000	21,733,000	41,060,000
Boeing 777-232LR	N709DN	40559	March 2010	79,750,000	145,000,000
Boeing 777-232LR	N710DN	40560	March 2010	79,750,000	145,000,000

Total:				$450,000,000	$838,997,667

(1)	The appraised value of each Aircraft set forth above is the lesser of the average and median appraised value of such Aircraft as appraised by three independent appraisal and consulting firms. In the case of the 2000-1 Aircraft, such appraisals indicate appraised base value, adjusted for the maintenance status of such 2000-1 Aircraft around the time of such appraisals (but assuming the related engines are in a half-time condition). In the case of the 2010 Aircraft, the MBA and BK appraisals indicate appraised base value of a new Boeing 777-232LR aircraft (including engines) delivered in March 2010, and the AISI appraisal indicates appraised base value of a Boeing 777-232LR aircraft (including engines) in slightly less than new condition to account for utilization from the March 2010 delivery to the date of the appraisal report. The AISI appraisal is dated April 16, 2010; the BK appraisal is dated April 19, 2010; and the MBA appraisal is dated April 20, 2010. The appraised values provided by AISI and BK are presented as of the respective dates of their appraisals. The appraised values provided by MBA are presented as of April 2010. The appraisers based their appraisals on varying assumptions (which may not reflect current market conditions) and methodologies. See “Description of the Aircraft and the Appraisals — The Appraisals”. An appraisal is only an estimate of value and you should not rely on any appraisal as a measure of realizable value. See “Risk Factors — Risk Factors Relating to the Class A Certificates and the Offering — Appraisals should not be relied upon as a measure of realizable value of the Aircraft”.

Loan to Aircraft Value Ratios

The following table provides loan to Aircraft value ratios (“LTVs”) for the Class A Certificates, assuming that each of the Aircraft has been subjected to an Indenture and that the Class A Trust has purchased the related Series A Equipment Notes for each such Aircraft, as of January 2, 2011 (the first Regular Distribution Date that occurs after the Outside Termination Date) and each Regular Distribution Date thereafter. The LTVs for any period prior to January 2, 2011 are not included, since during such period all of the Series A Equipment Notes expected to be acquired by the Class A Trust and the related Aircraft will not be included in the calculation. The table is not a forecast or prediction of expected or likely LTVs, but simply a mathematical calculation based upon one set of assumptions. See “Risk Factors — Risk Factors Relating to the Class A Certificates and the Offering — Appraisals should not be relied upon as a measure of realizable value of the Aircraft”.

We compiled the following table on an aggregate basis. However, the Series A Equipment Notes issued under an Indenture are entitled only to certain specified cross-collateralization provisions as described under “Description of the Equipment Notes — Security”. The relevant LTVs in a default situation for the Series A Equipment Notes issued under a particular Indenture would depend on various factors, including the extent to which the debtor or trustee in bankruptcy agrees to perform Delta’s obligations under the Indentures. Therefore, the following aggregate LTVs are presented for illustrative purposes only and should not be interpreted as indicating the degree of cross-collateralization available to the holders of the Class A Certificates.

	Aggregate
	Assumed
	Aircraft
Regular Distribution Date	Value(1)	Pool Balance(2)	LTV(3)

January 2, 2011	$822,589,572	$444,731,460	54.1%
July 2, 2011	806,181,477	424,469,548	52.7
January 2, 2012	789,773,383	404,677,900	51.2
July 2, 2012	773,365,288	383,423,150	49.6
January 2, 2013	756,957,193	362,050,580	47.8
July 2, 2013	740,549,099	341,252,294	46.1
January 2, 2014	724,141,004	319,866,179	44.2
July 2, 2014	707,401,909	298,975,937	42.3
January 2, 2015	689,634,745	278,323,649	40.4
July 2, 2015	670,687,668	257,913,529	38.5
January 2, 2016	650,493,078	237,187,755	36.5
July 2, 2016	630,077,680	216,213,244	34.3
January 2, 2017	609,662,283	196,135,495	32.2
July 2, 2017	589,246,885	176,383,025	29.9
January 2, 2018	568,831,487	157,549,247	27.7
July 2, 2018	548,416,090	0	0.0

(1)	In calculating the aggregate Assumed Aircraft Value, we assumed that the appraised value of each Aircraft determined as described under “Description of the Aircraft and the Appraisals” declines in accordance with the Depreciation Assumption described under “Description of the Equipment Notes — Loan to Value Ratios of Series A Equipment Notes”. Other rates or methods of depreciation could result in materially different LTVs. We cannot assure you that the depreciation rate and method assumed for purposes of the above table are the ones most likely to occur or predict the actual future value of any Aircraft. See “Risk Factors — Risk Factors Relating to the Class A Certificates and the Offering — Appraisals should not be relied upon as a measure of realizable value of the Aircraft”.

(2)	The “pool balance” with respect to the Class A Certificates indicates, as of any date, after giving effect to any principal distributions expected to be made on such date, the portion of the original face amount of the Class A Certificates that has not been distributed to the Class A Certificateholders and assumes that each of the Aircraft has been subjected to an Indenture and that the Class A Trust has purchased the Series A Equipment Notes for each such Aircraft as of January 2, 2011 (the first Regular Distribution Date that occurs after the Outside Termination Date).

(3)	We obtained the LTVs for each Regular Distribution Date by dividing (i) the expected outstanding pool balance of the Class A Certificates after giving effect to the principal distributions expected to be made on such date, by (ii) the aggregate Assumed Aircraft Value of all of the Aircraft on such date based on the assumptions described above. The outstanding pool balances and LTVs will change if any Series A Equipment Notes are redeemed or purchased, if a default in payment on any Series A Equipment Notes occurs, or if any Aircraft is not subjected to an Indenture and the related Series A Equipment Notes are not acquired by the Class A Trust.

Cash Flow Structure

This diagram illustrates the structure for the offering of the Class A Certificates and certain cash flows.

(1)	Delta will issue Series A Equipment Notes and may issue at any time the Series B Equipment Notes in respect of each Aircraft. The Equipment Notes (including, if issued, the Series B Equipment Notes) with respect to each Aircraft will be issued under a separate Indenture.

(2)	The Class A Liquidity Facility is expected to cover up to three semiannual interest distributions on the Class A Certificates, except that the Class A Liquidity Facility will not cover interest on Deposits. There may be a liquidity facility for any Class B Certificates that may be issued. Certain distributions to the Class A Liquidity Provider (and, if Class B Certificates are issued with the benefit of a Class B Liquidity Facility, the Class B Liquidity Provider) will be made prior to distributions on the Class A Certificates (and, if issued, the Class B Certificates), as discussed under “Description of the Intercreditor Agreement — Priority of Distributions”.

(3)	The proceeds of the offering of the Class A Certificates will initially be held in escrow and deposited with the Depositary, pending the financing of each Aircraft under the related Indenture. The Depositary will hold such funds as interest-bearing Deposits. The Class A Trust will withdraw funds from the Deposits to purchase from Delta the Series A Equipment Notes from time to time as each Aircraft is subjected to an Indenture. The Scheduled Payments of interest on the Series A Equipment Notes and on the Deposits, taken together, will be sufficient to pay accrued interest on the outstanding Class A Certificates. Under certain circumstances, funds in Deposits will be withdrawn prior to the Delivery Period Termination Date and distributed to the holders of Class A Certificates, together with accrued and unpaid interest thereon, but without any premium. See “Description of the Deposit Agreement — Other Withdrawals and Return of Deposits”. If any funds remain as Deposits as of the Delivery Period Termination Date, such remaining funds will be distributed, with accrued and unpaid interest on such remaining funds, but without any premium, to the holders of the Class A Certificates. See “Description of the Deposit Agreement — Other Withdrawals and Return of Deposits”. No interest will accrue with respect to the Deposits after they have been fully withdrawn.

The Offering

Class A Trust and Class A Certificates	The Class A Trust will be formed pursuant to a trust supplement entered into between Delta and U.S. Bank Trust National Association to a basic pass through trust agreement between Delta and U.S. Bank Trust National Association (as successor trustee to State Street Bank and Trust Company of Connecticut, National Association), as Class A Trustee under the Class A Trust. The Class A Certificates will represent fractional undivided interests in the Class A Trust.

Certificates Offered	Class A Certificates.

Use of Proceeds	The proceeds from the sale of the Class A Certificates will initially be held in escrow and deposited with the Depositary, pending the financing of each Aircraft under an Indenture. The Class A Trust will withdraw funds from such escrow to acquire from Delta the Series A Equipment Notes to be issued as the Aircraft are subjected to the related Indentures.

The Series A Equipment Notes will be full recourse obligations of Delta. The 2000-1 Aircraft are currently subject to liens under Delta’s 2000-1 EETC. After the 2000-1 Aircraft are released from the liens of the indentures under the 2000-1 EETC (the “2000-1 Indentures”), the 2000-1 Aircraft are expected to be subjected to the Indentures in connection with this offering. Delta will use the proceeds from the issuance of the Series A Equipment Notes issued with respect to: (a) the 2010 Aircraft to reimburse itself, in part, for the acquisition of such 2010 Aircraft and (b) the 2000-1 Aircraft to reimburse itself, in part, for the refinancing of such 2000-1 Aircraft after the maturity of the 2000-1 EETC in November 2010. Delta will use any proceeds not used in connection with the foregoing to pay fees and expenses related to this offering and for general corporate purposes.

Subordination Agent, Class A Trustee, Paying Agent and Loan Trustee	U.S. Bank Trust National Association.

Escrow Agent	U.S. Bank National Association in respect of the Class A Certificates.

Depositary	The Bank of New York Mellon in respect of the Class A Certificates.

Class A Liquidity Provider	Initially, Natixis S.A., acting via its New York Branch.

Class A Trust Property	The property of the Class A Trust will include:

•   subject to the Intercreditor Agreement, the Series A Equipment Notes acquired by the Class A Trust prior to the Delivery Period Termination Date, all monies at any time paid thereon and all monies due and to become due thereunder;

• the rights of the Class A Trust to acquire the Series A Equipment Notes under the Note Purchase Agreement;

• the rights of the Class A Trust under the Escrow Agreement to request the Escrow Agent to withdraw from the Depositary funds sufficient to enable the Class A Trust to purchase the Series A Equipment Notes upon the financing of an Aircraft under the related Indenture prior to the Delivery Period Termination Date;

• the rights of the Class A Trust under the Intercreditor Agreement (including all monies receivable in respect of such rights);

• all monies receivable under the Class A Liquidity Facility; and

• funds from time to time deposited with the Class A Trustee in accounts relating to the Class A Trust.

Possible Issuance of Class B Certificates	Under certain circumstances, Class B Certificates may be issued at any time. The Class B Certificates will represent fractional undivided interests in the Class B Trust to be formed at the time of issuance of such Class B Certificates. The trust property of the Class B Trust will include Series B Equipment Notes that will be issued with respect to, and secured by, all of the Aircraft with respect to which Series A Equipment Notes have been, or are to be, issued. The issuance of the Class B Certificates will be subject to satisfaction of certain conditions, including receipt of confirmation from each Rating Agency then rating the Class A Certificates that such issuance will not result in a withdrawal, suspension or downgrading of the rating of the Class A Certificates. No consent of the Class A Trustee or any Class A Certificateholders will be required for such issuance if, among other things, the foregoing condition is satisfied. See “Possible Issuance of Class B Certificates and Refinancing of Class B Certificates” for a description of the terms and conditions for the issuance of Class B Certificates.

If any Class B Certificates are issued, under certain circumstances, the holders of the Class B Certificates will have certain rights to purchase the Class A Certificates. See “Description of the Certificates — Certificate Buyout Right of Class B Certificateholders”.

Regular Distribution Dates	January 2 and July 2 of each year, commencing on January 2, 2011.

Record Dates	The fifteenth day preceding the related Distribution Date.

Distributions	The Class A Trustee will distribute payments of principal, Make-Whole Amount (if any) and interest received on the Series A Equipment Notes held in the Class A Trust to the holders of the Class A Certificates, subject to the subordination provisions set forth in the Intercreditor Agreement.

Subject to the subordination provisions set forth in the Intercreditor Agreement,

• Scheduled Payments of principal and interest made on the Equipment Notes (including, if issued, the Series B Equipment Notes) will be distributed on the applicable Regular Distribution Dates; and

•   payments in respect of, or any proceeds of, any Equipment Notes (including, if issued, the Series B Equipment Notes) or the Collateral under any Indenture, including payments resulting from any early redemption of such Equipment Notes, will be distributed on a Special Distribution Date after not less than 15 days’ notice to Certificateholders.

See “— Escrowed Funds” and “— Withdrawal and Return of Escrowed Funds” below for a description of various distributions relating to the Deposits under certain circumstances.

Intercreditor Agreement	The Class A Trustee, the Class A Liquidity Provider and the Subordination Agent will enter into the Intercreditor Agreement. The Intercreditor Agreement prescribes how payments made on the Series A Equipment Notes held by the Subordination Agent and made under the Class A Liquidity Facility will be distributed. The Intercreditor Agreement also sets forth agreements among the Class A Trustee and the Class A Liquidity Provider relating to who will control the exercise of remedies under the Series A Equipment Notes and the Indentures.

If Class B Certificates are issued, each of the Class B Trustee and (if applicable) the Class B Liquidity Provider will be added as a party to the Intercreditor Agreement and all terms and provisions related to the Class B Certificates will be revised, as appropriate, to reflect the issuance of the Class B Certificates. See “Possible Issuance of Class B Certificates and Refinancing of Class B Certificates” for a description of the terms and conditions for the issuance of Class B Certificates.

Subordination	Under the Intercreditor Agreement, after payment of certain fees and expenses, distributions on the Certificates (including, if issued, the Class B Certificates) generally will be made in the following order:

• first, to the holders of the Class A Certificates to make distributions in respect of interest on the Class A Certificates;

• second, to the holders of the Class B Certificates to make distributions in respect of interest on the Eligible B Pool Balance;

• third, to the holders of the Class A Certificates to make distributions in respect of the Pool Balance of the Class A Certificates;

•   fourth, to the holders of the Class B Certificates to make distributions in respect of interest on the Pool Balance of the Class B Certificates not previously distributed under clause “second” above; and

• fifth, to the holders of the Class B Certificates to make distributions in respect of the Pool Balance of the Class B Certificates.

Certain distributions to the Class A Liquidity Provider (and, if Class B Certificates are issued with the benefit of a Class B Liquidity Facility, the Class B Liquidity Provider) will be made prior to distributions on the Class A Certificates (and, if issued, the Class B Certificates), as discussed under “Description of the Intercreditor Agreement — Priority of Distributions”.

Control of Loan Trustee	The holders of at least a majority of the outstanding principal amount of Equipment Notes (including, if issued, the Series B Equipment Notes) issued under each Indenture will be entitled to direct the Loan Trustee under such Indenture in taking action as long as no Indenture Event of Default has occurred and is continuing thereunder. If an Indenture Event of Default has occurred and is continuing under an Indenture, subject to certain conditions, the Controlling Party will be entitled to direct the Loan Trustee under such Indenture in taking action (including in exercising remedies, such as accelerating such Equipment Notes or foreclosing the lien on the Aircraft with respect to which such Equipment Notes were issued).

The Controlling Party will be:

• if Final Distributions have not been paid in full to the holders of the Class A Certificates, the Class A Trustee;

•   if Final Distributions have been paid in full to the holders of the Class A Certificates, but, if any Class B Certificates have been issued, not to the holders of the Class B Certificates, the Class B Trustee; and

•   under certain circumstances, and notwithstanding the foregoing, the Class A Liquidity Provider (or the Liquidity Provider with the largest amount owed to it in the case Class B Certificates are issued with the benefit of a Class B Liquidity Facility).

Limitation on Sale of Aircraft or Equipment Notes	In exercising remedies during the nine months after the earlier of (a) the acceleration of the Equipment Notes issued pursuant to any Indenture and (b) the bankruptcy or insolvency of Delta, the Controlling Party may not, without the consent of each Trustee (other than the Trustee of any Trust all of the Certificates of which are held or beneficially owned by Delta or Delta’s affiliates), direct the sale of such Equipment Notes or the Aircraft subject to the lien of such Indenture for less than certain specified minimum amounts. See “Description of the Intercreditor Agreement — Intercreditor Rights — Limitation on Exercise of Remedies” for a description of such minimum amounts and certain other limitations on the exercise of remedies.

Right to Buy Class A Certificates	If Delta is in bankruptcy and certain other specified events have occurred, the Class B Certificateholders, if any (other than Delta or any of its affiliates), will have the right to purchase all, but not less than all, of the Class A Certificates.

The purchase price for the Class A Certificates will be the outstanding Pool Balance of such Class A Certificates plus accrued and undistributed interest, without any premium, but including any other amounts then due and payable to the Class A Certificateholders.

Liquidity Facility for the Class A Certificates	Under the Class A Liquidity Facility, the Class A Liquidity Provider is required, if necessary, to make advances in an aggregate amount sufficient to pay interest distributions on the Class A Certificates on up to three successive semiannual Regular Distribution Dates (without regard to any expected future distributions of principal on such Class A Certificates) at the interest rate for such Class A Certificates. Drawings under the Class A Liquidity Facility cannot be used to pay any amount in respect of the Class A Certificates other than such interest and will not cover interest payable on amounts held in escrow as Deposits with the Depositary.

Notwithstanding the subordination provisions applicable to the Certificates (including, if issued, the Class B Certificates) under the Intercreditor Agreement, the Class A Certificateholders will be entitled to receive and retain the proceeds of drawings under the Class A Liquidity Facility.

Upon each drawing under the Class A Liquidity Facility to pay interest distributions on the Class A Certificates, the Subordination Agent will be obligated to reimburse the Class A Liquidity Provider for the amount of such drawing, together with interest on that drawing. Such reimbursement obligation and all interest, fees and other amounts owing to the Class A Liquidity Provider under the Class A Liquidity Facility and certain other agreements will rank senior to all of the Certificates (including, if issued, the Class B Certificates) in right of payment.

Escrowed Funds	Funds in escrow for the Class A Certificateholders will be held by the Depositary as Deposits. Subject to certain conditions, the Class A Trustee may withdraw these funds from time to time to purchase the Series A Equipment Notes in respect of an Aircraft prior to the Delivery Period Termination Date. On each Regular Distribution Date, the Depositary will pay interest accrued on the Deposits at a rate per annum equal to the interest rate for the Class A Certificates. The Deposits and interest paid thereon will not be subject to the subordination provisions under the Intercreditor Agreement. The Deposits cannot be used to pay any other amount in respect of the Class A Certificates.

Withdrawal and Return of Escrowed Funds	Under certain circumstances, less than all of the Deposits held in escrow may have been used to purchase Series A Equipment Notes to be issued with respect to the Aircraft by the Delivery Period Termination Date. This could occur because of delays in the release of liens under the 2000-1 Indentures with respect to the 2000-1 Aircraft or because of other reasons. See “Description of the Certificates — Obligation to Purchase Series A Equipment Notes”. If any funds remain as Deposits as of the Delivery Period Termination Date, such remaining funds will be withdrawn by the Escrow Agent and distributed by the Paying Agent, with accrued and unpaid interest on such remaining funds, but without any premium, to the Class A Certificateholders on a date no earlier than 15 days after the Paying Agent has received notice of the event requiring such distribution or, under certain circumstances, such remaining funds will be automatically returned by the Depositary to the Paying Agent on the Outside Termination Date, and the Paying Agent will distribute such funds to the Class A Certificateholders as promptly as practicable thereafter. In addition, if a Triggering Event occurs prior to the Delivery Period Termination Date, any Deposits held in escrow will also be withdrawn and distributed to the Class A Certificateholders. See “Description of the Deposit Agreement — Other Withdrawals and Return of Deposits”. If any of certain events of loss occurs with respect to an Aircraft before such Aircraft is financed pursuant to this offering, any Deposits relating to such Aircraft held in escrow with respect to the Class A Trust will be similarly withdrawn and distributed to the Class A Certificateholders. See “Description of the Deposit Agreement — Other Withdrawals and Return of Deposits”.

Obligation to Purchase Series A Equipment Notes	The Class A Trustee will be obligated to purchase the Series A Equipment Notes issued with respect to each Aircraft prior to the Delivery Period Termination Date pursuant to the terms and conditions of the Note Purchase Agreement and the forms of financing agreements attached to the Note Purchase Agreement. On and subject to the terms and conditions of the Note Purchase Agreement and the forms of financing agreements attached to the Note Purchase Agreement, Delta agrees to enter into a secured debt financing with respect to each 2000-1 Aircraft on or prior to December 31, 2010 and with respect to each 2010 Aircraft within 90 days after the Issuance Date, in each case with the relevant parties pursuant to financing agreements that are substantially in the forms attached to the Note Purchase Agreement. Delta may use financing agreements modified in any material respect from the forms attached to the Note Purchase Agreement so long as Delta obtains written confirmation from each Rating Agency then rating the Class A Certificates that the use of such modified financing agreements will not result in a withdrawal, suspension or downgrading of the rating of the Class A Certificates. The terms of such financing agreements also must in any event comply with the Required Terms set forth in the Note Purchase Agreement. In addition, Delta, subject to certain exceptions, is obligated to certify to the Class A Trustee that any substantive modifications do not materially and adversely affect the Class A Certificateholders or the Class A Liquidity Provider.

Under the Note Purchase Agreement, the Class A Trustee will not be obligated to purchase the Series A Equipment Notes to be issued with respect to any Aircraft not yet financed if a Triggering Event occurs or certain specified conditions are not met. In addition, if any of certain events of loss occurs with respect to an Aircraft before such Aircraft is financed pursuant to this offering, the Class A Trustee will not be obligated to purchase the Series A Equipment Notes to be issued with respect to such Aircraft. The Class A Trustee will have no right or obligation to purchase the Series A Equipment Notes to be issued with respect to any Aircraft after the Delivery Period Termination Date. See “Description of the Certificates — Obligation to Purchase Series A Equipment Notes”.

Equipment Notes

(a) Issuer	Under each Indenture, Delta will issue Series A Equipment Notes, which will be acquired by the Class A Trust, and Delta may issue at any time Series B Equipment Notes, which if issued, will be acquired by the Class B Trust.

(b) Interest	The Series A Equipment Notes will accrue interest at the rate per annum for the Class A Certificates set forth on the cover page of this prospectus supplement. Interest on the Series A Equipment Notes will be payable on January 2 and July 2, commencing on January 2, 2011 and will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

(c) Principal	Principal payments on the Series A Equipment Notes are scheduled to be received in specified amounts on January 2 and July 2 in certain years, commencing on January 2, 2011 and ending on July 2, 2018.

(d) Rankings	The following subordination provisions will be applicable to the Equipment Notes (including, if issued, the Series B Equipment Notes) issued under the Indentures:

•   if Delta issues any Series B Equipment Notes under any Indenture, the indebtedness evidenced by the Series B Equipment Notes issued under such Indenture will be, to the extent and in the manner provided in such Indenture (as may be amended in connection with any issuance of such Series B Equipment Notes), subordinate and subject in right of payment to the Series A Equipment Notes issued under such Indenture; and

•   the indebtedness evidenced by the Series A Equipment Notes, and, if issued, the Series B Equipment Notes issued under any Indenture will be, to the extent and in the manner provided in the other Indentures, subordinate and subject in right of payment to the Equipment Notes issued under such other Indentures.

By virtue of the Intercreditor Agreement, if any Series B Equipment Notes are issued under any Indenture, all of the Equipment Notes held by the Subordination Agent will be effectively cross-subordinated. This means that payments received on Series B Equipment Notes issued in respect of one Aircraft may be applied in accordance with the priority of payment provisions set forth in the Intercreditor Agreement to make distributions on the Class A Certificates. See “Description of the Intercreditor Agreement — Priority of Distributions”.

(e) Redemption	Aircraft Event of Loss. Under an Indenture, if an Event of Loss occurs with respect to an Aircraft, Delta will either:

• substitute for such Aircraft under the related financing agreements an aircraft meeting certain requirements; or

• redeem all of the Equipment Notes issued with respect to such Aircraft.

The redemption price in such case will be the unpaid principal amount of such Equipment Notes to be redeemed, together with accrued and unpaid interest, but without any premium.

Optional Redemption. Delta may elect to redeem at any time prior to maturity all of the Equipment Notes issued with respect to an Aircraft; provided that all outstanding Equipment Notes with respect to all other Aircraft are simultaneously redeemed. The redemption price will be the unpaid principal amount of such Equipment Notes, together with accrued and unpaid interest, plus the Make-Whole Amount (if any). See “Description of the Equipment Notes — Redemption”.

(f) Security and cross-collateralization	The Series A Equipment Notes issued, and any Series B Equipment Notes that may be issued, with respect to each Aircraft will be secured by, among other things, a security interest in such Aircraft.

In addition, the Equipment Notes will be cross-collateralized to the extent described under “Description of the Equipment Notes — Security” and “Description of the Equipment Notes — Subordination”. This means, among other things, that any proceeds from the sale of any Aircraft by the Loan Trustee or other exercise of remedies under the related Indenture following an Indenture Event of Default under such Indenture will (after all of the Equipment Notes issued under such Indenture have been paid off, and subject to the provisions of the U.S. Bankruptcy Code (the “Bankruptcy Code”)) be available for application to shortfalls with respect to the Equipment Notes issued under the other Indentures and the other obligations secured by the other Indentures that are due at the time of such application. In the absence of any such shortfall at the time of such application, excess proceeds will be held by the Loan Trustee under such Indenture as additional collateral for the Equipment Notes issued under each of the other Indentures and will be applied to the payments in respect of the Equipment Notes issued under such other Indentures as they come due. However, if any Equipment Note ceases to be held by the Subordination Agent (as a result of sale during the exercise of remedies by the Controlling Party or otherwise), such Equipment Note will cease to be entitled to the benefits of cross-collateralization. Any cash Collateral held as a result of the cross-collateralization of the Equipment Notes would not be entitled to the benefits of Section 1110 of the Bankruptcy Code (“Section 1110”).

If the Equipment Notes issued under any Indenture are repaid in full in the case of an Event of Loss with respect to the applicable Aircraft, the lien on such Aircraft under such Indenture will be released. At any time on or after July 2, 2018 (the “Final Maturity Date”), if all obligations secured under all of the Indentures that are then due have been paid, the liens on all Aircraft under all Indentures will be released. Once the lien on any Aircraft is released, such Aircraft will no longer secure the amounts that may be owing under the Indentures.

(g) Cross-default	There will be cross-default provisions in the Indentures. This means that if the Equipment Notes issued with respect to one Aircraft are in a continuing default, the Equipment Notes issued with respect to the remaining Aircraft will also be in default, and remedies will be exercisable with respect to all Aircraft.

(h) Section 1110 Protection	Delta’s internal counsel will provide an opinion to the Trustees that the benefits of Section 1110 will be available for each of the Aircraft.

Certain U.S. Federal Income Tax Consequences	The Class A Trust itself will not be subject to U.S. federal income tax. See “Certain U.S. Federal Income Tax Consequences”.

Certain ERISA Considerations	Each person who acquires a Class A Certificate or an interest therein will be deemed to have represented that either:

• no assets of a Plan or of any trust established with respect to a Plan have been used to acquire such Class A Certificate or an interest therein; or

•   the purchase and holding of such Class A Certificate or an interest therein by such person are exempt from the prohibited transaction restrictions of ERISA and the Code or provisions of Similar Law pursuant to one or more statutory or administrative exemptions.

See “Certain ERISA Considerations”.

Ratings of the Class A Certificates	It is a condition to the issuance of the Class A Certificates that they be rated by Moody’s and Standard & Poor’s at not less than the ratings set forth in the table below:

Certificates	Moody’s	Standard & Poor’s
Class A	Baa2	A-

A rating is not a recommendation to purchase, hold or sell the Class A Certificates, and such rating does not address market price or suitability for a particular investor. There can be no assurance that such ratings will not be lowered or withdrawn by one or more Rating Agencies. See “Risk Factors — Risk Factors Relating to the Class A Certificates and the Offering — The ratings of the Class A Certificates are not a recommendation to buy and may be lowered or withdrawn in the future”.

Threshold Rating Requirement for the Depositary	The threshold rating for the Depositary is a short-term unsecured debt rating of P-1 in the case of Moody’s and a short-term issuer credit rating of A-1+ in the case of Standard & Poor’s.

Depositary Rating	The Depositary currently meets the Depositary Threshold Rating requirement.

Threshold Rating Requirement for the Class A Liquidity Provider	The threshold rating for the Class A Liquidity Provider is: (i) a short-term senior unsecured debt rating of P-1 in the case of

Moody’s and a short-term issuer credit rating of A-1 in the case of Standard & Poor’s and (ii) for any entity that does not have a short-term rating from any of such Rating Agencies, then in lieu of such short-term rating from such Rating Agency, a long-term senior unsecured debt rating of A2 in the case of Moody’s and a long-term issuer credit rating of A in the case of Standard & Poor’s.

Class A Liquidity Provider Rating	The Class A Liquidity Provider currently meets the Liquidity Threshold Rating requirement.

Governing Law	The Class A Certificates and the Series A Equipment Notes will be governed by the laws of the State of New York.

Summary Historical Consolidated Financial and Operating Data

The following tables present our summary historical consolidated financial and operating data. We derived the statement of operations data for the three months ended March 31, 2010 and 2009 and the balance sheet data as of March 31, 2010 from our unaudited condensed consolidated financial statements for the quarter ended March 31, 2010 and the related notes thereto incorporated by reference herein. We derived the balance sheet data as of March 31, 2009 from our unaudited condensed consolidated financial statements for the three months ended March 31, 2009 and the related notes thereto, which are not incorporated by reference. The unaudited statement of operations data for the interim periods may not be indicative of results for the year as a whole. We derived the statement of operations data for the years ended December 31, 2009 and 2008 and the balance sheet data as of December 31, 2009 and 2008 from our audited consolidated financial statements for the year ended December 31, 2009 and the related notes thereto incorporated by reference herein.

On October 29, 2008, a wholly-owned subsidiary of ours merged with and into Northwest. Our consolidated financial statements include the results of operations of Northwest and its wholly-owned subsidiaries for periods after October 30, 2008. Accordingly, our financial results under United States generally accepted accounting principles (“GAAP”) for the three months ended March 31, 2010 and 2009 and the year ended December 31, 2009 include the results of Northwest. In contrast, our financial results under GAAP for the year ended December 31, 2008 include the results of Northwest only from October 30 to December 31, 2008. Accordingly, this impacts the comparability of our financial results under GAAP for the years ended December 31, 2009 and 2008.

You should read the following tables in conjunction with (1) “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the condensed consolidated financial statements and the related notes thereto incorporated by reference herein from our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2010 and (2) “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the consolidated financial statements and the related notes thereto incorporated by reference herein from our Annual Report on Form 10-K for the year ended December 31, 2009. See “Where You Can Find More Information” in this prospectus supplement.

Statement of Operations Data

	Three Months Ended		Year Ended
	March 31,		December 31,
(In millions)	2010(1)	2009(2)	2009(3)	2008(4)

Operating revenue	$6,848	$6,684	$28,063	$22,697
Operating expense	6,780	7,167	28,387	31,011
Operating income (loss)	68	(483)	(324)	(8,314)
Interest expense, net	306	298	1,251	613
Net loss	(256)	(794)	(1,237)	(8,922)

(1)	Includes (a) $54 million in restructuring and merger-related charges associated with (i) integrating the operations of Northwest into Delta, including costs related to information technology, employee relocation and training, and re-branding of aircraft and stations and (ii) employee workforce reduction programs and (b) a $10 million charge due to Venezuela’s devaluation of its currency.

(2)	Includes $99 million in restructuring and merger-related charges associated with (a) integrating the operations of Northwest into Delta, including costs related to information technology, employee relocation and training, and re-branding of aircraft and stations and (b) employee workforce reduction programs.

(3)	Includes (a) $407 million in restructuring and merger-related charges associated with (i) integrating the operations of Northwest into Delta, including costs related to information technology, employee relocation and training, and re-branding of aircraft and stations and (ii) employee workforce reduction programs, (b) an $83 million non-cash loss for the write-off of the unamortized discount on the extinguishment of the Northwest senior secured exit financing facility and (c) a non-cash income tax benefit of $321 million from our consideration of all income sources, including other comprehensive income.

(4)	Includes a $7.3 billion non-cash charge from an impairment of goodwill and other intangible assets and $1.1 billion in primarily non-cash merger-related charges relating to the issuance or vesting of employee equity awards in connection with our merger with Northwest.

Balance Sheet Data

	March 31,		December 31,
(in millions)	2010	2009	2009	2008

Cash, cash equivalents and short-term investments	$4,913	$4,508	$4,678	$4,467
Restricted cash and cash equivalents (including noncurrent)	479	411	444	453
Total assets	44,339	44,395	43,539	45,084
Long-term debt and capital leases (including current maturities)	16,916	16,596	17,198	16,571
Stockholders’ equity	72	519	245	874

Other Financial and Statistical Data(1)
Revenue passenger miles (millions)	42,367	42,960	188,943	134,879
Available seat miles (millions)	53,301	55,740	230,331	165,639
Passenger mile yield	13.70¢	13.04¢	12.60¢	14.52¢
Passenger revenue per available seat mile	10.89¢	10.05¢	10.34¢	11.82¢
Operating cost per available seat mile	12.72¢	12.86¢	12.32¢	18.72¢
Passenger load factor	79.5%	77.1%	82.0%	81.4%
Fuel gallons consumed (millions)	871	924	3,853	2,740
Average price per fuel gallon, net of hedging	$2.23	$2.26	$2.15	$3.16

(1)	Includes the operations of our contract carriers under capacity purchase agreements, including non-owned carriers.

RISK FACTORS

In considering whether to purchase the Class A Certificates, you should carefully consider all of the information contained in or incorporated by reference in this prospectus supplement, the accompanying prospectus and any related company free writing prospectus and other information which may be incorporated by reference in this prospectus supplement and the accompanying prospectus after the date hereof. In addition, you should carefully consider the risk factors described below, along with any risk factors that may be included in our future reports filed with the SEC.

Risk Factors Relating to Delta

Our business and results of operations are dependent on the price and availability of aircraft fuel. High fuel costs or cost increases could have a materially adverse effect on our operating results. Likewise, significant disruptions in the supply of aircraft fuel would materially adversely affect our operations and operating results.

Our operating results are significantly impacted by changes in the price and availability of aircraft fuel. Fuel prices have increased substantially since the middle part of the last decade and spiked at record high levels in 2008 before falling dramatically during the latter part of 2008. In 2009, our average fuel price per gallon was $2.15. In 2008, our average fuel price per gallon was $3.16, a 41% increase from an average price of $2.24 in 2007, which in turn was significantly higher than fuel prices just a few years earlier. Fuel costs represented 29%, 38%, and 31% of our operating expense in 2009, 2008 and 2007, respectively. Total operating expense for 2008 reflects a $7.3 billion non-cash charge from an impairment of goodwill and other intangible assets and $1.1 billion in primarily non-cash merger-related charges. Including these charges, fuel costs accounted for 28% of total operating expense in 2008. Our average fuel price per gallon was $2.23 for the first three months of 2010. Fuel costs have had a significant negative effect on our results of operations and financial condition.

Our ability to pass along the increased costs of fuel to our customers is limited by the competitive nature of the airline industry. We often have not been able to increase our fares to offset the effect of increased fuel costs in the past and we may not be able to do so in the future.

In addition, our aircraft fuel purchase contracts do not provide material protection against price increases or assure the availability of our fuel supplies. We purchase most of our aircraft fuel under contracts that establish the price based on various market indices. We also purchase aircraft fuel on the spot market, from offshore sources and under contracts that permit the refiners to set the price. In an effort to manage our exposure to changes in fuel prices, we use derivative instruments, which are comprised of crude oil, heating oil and jet fuel swap, collar and call option contracts, though we may not be able to successfully manage this exposure. Depending on the type of hedging instrument used, our ability to benefit from declines in fuel prices may be limited.

We are currently able to obtain adequate supplies of aircraft fuel, but it is impossible to predict the future availability or price of aircraft fuel. Weather-related events, natural disasters, political disruptions or wars involving oil-producing countries, changes in governmental policy concerning aircraft fuel production, transportation or marketing, changes in aircraft fuel production capacity, environmental concerns and other unpredictable events may result in additional fuel supply shortages and fuel price increases in the future. Additional increases in fuel costs or disruptions in fuel supplies could have additional negative effects on us.

The global economic recession has resulted in weaker demand for air travel and may create challenges for us that could have a material adverse effect on our business and results of operations.

As the effects of the global economic recession have been felt in our domestic and international markets, we have experienced significantly weaker demand for air travel. Our demand began to slow during the December 2008 quarter and global economic conditions in 2009 substantially reduced U.S. airline industry revenues in 2009 compared to 2008. As a result, we reduced our consolidated capacity by 6% in 2009 compared to the combined capacity of Delta and Northwest during 2008 and further reduced our consolidated capacity by 4% in the first three months of 2010 compared to the first three months of 2009. Demand for air travel could remain weak if an economic recovery is slow or even fall further if a recession returns, and overall demand could fall lower than we are able prudently to reduce capacity. The weakness in the United States and international economies is having a significant negative impact on our results of operations and could continue to have a significant negative impact on our future results of operations.

The global financial crisis may have an impact on our business and financial condition in ways that we currently cannot predict.

The credit crisis and related turmoil in the global financial system has had and may continue to have an impact on our business and our financial condition. In particular, the financial crisis and economic downturn resulted in broadly lower investment asset returns and values, including in the defined benefit pension plans that we sponsor for eligible employees and retirees. As of December 31, 2009, the defined benefit pension plans had an estimated benefit obligation of approximately $17.0 billion and were funded through assets with a value of approximately $7.6 billion. We estimate that our funding requirement for our defined benefit pension plans, which are governed by ERISA and have been frozen for future accruals, is approximately $665 million in 2010, which we contributed by April 30, 2010. The significant level of required funding is due primarily to the decline in the investment markets in 2008, which negatively affected the value of our pension assets. Estimates of pension plan funding requirements can vary materially from actual funding requirements because the estimates are based on various assumptions concerning factors outside our control, including, among other things, the market performance of assets; statutory requirements; and demographic data for participants, including the number of participants and the rate of participant attrition. Results that vary significantly from our assumptions could have a material impact on our future funding obligations.

Our obligation to post collateral in connection with our fuel hedge contracts may have a substantial impact on our short-term liquidity.

Under fuel hedge contracts that we may enter into from time to time, counterparties to those contracts may require us to fund the margin associated with any loss position on the contracts. For example, at December 31, 2008, our counterparties required us to fund $1.2 billion of fuel hedge margin. If fuel prices fall significantly below the levels at the time we enter into hedging contracts, we may be required to post a significant amount of collateral, which could have an impact on the level of our unrestricted cash and cash equivalents and short-term investments.

Our substantial indebtedness may limit our financial and operating activities and may adversely affect our ability to incur additional debt to fund future needs.

We have substantial indebtedness, which could:

•	require us to dedicate a substantial portion of cash flow from operations to the payment of principal and interest on indebtedness, thereby reducing the funds available for operations and future business opportunities;

•	make it more difficult for us to satisfy our payment and other obligations under our indebtedness;

•	limit our ability to borrow additional money for working capital, restructurings, capital expenditures, research and development, investments, acquisitions or other purposes, if needed, and increasing the cost of any of these borrowings;

•	make us more vulnerable to economic downturns, adverse industry conditions or catastrophic external events;

•	limit our ability to withstand competitive pressures;

•	reduce our flexibility in planning for or responding to changing business and economic conditions; and/or

•	limit our flexibility in responding to changing business and economic conditions, including increased competition and demand for new services, placing us at a disadvantage when compared to our competitors that have less debt, and making us more vulnerable than our competitors who have less debt to a downturn in our business, industry or the economy in general.

In addition, a substantial level of indebtedness, particularly because substantially all of our assets are currently subject to liens, could limit our ability to obtain additional financing on acceptable terms or at all for working capital, capital expenditures and general corporate purposes. We have historically had substantial liquidity needs in the operation of our business. These liquidity needs could vary significantly and may be affected by general economic conditions, industry trends, performance and many other factors not within our control.

Agreements governing our debt, including credit agreements and indentures, include financial and other covenants that impose restrictions on our financial and business operations.

Our credit facilities and indentures for secured notes have various financial and other covenants that require us to maintain, depending on the particular agreement, minimum fixed charge coverage ratios, minimum unrestricted cash reserves and/or minimum collateral coverage ratios. The value of the collateral that has been pledged in each facility may change over time, including due to factors that are not under our control, resulting in a situation where we may not be able to maintain the collateral coverage ratio. In addition, the credit facilities and indentures contain other negative covenants customary for such financings. If we fail to comply with these covenants and are unable to obtain a waiver or amendment, an event of default would result. These covenants are subject to important exceptions and qualifications.

The credit facilities and indentures also contain other events of default customary for such financings. If an event of default were to occur, the lenders or the trustee could, among other things, declare outstanding amounts due and payable, and our cash may become restricted. We cannot provide assurance that we would have sufficient liquidity to repay or refinance the borrowings or notes under any of the credit facilities if such amounts were accelerated upon an event of default. In addition, an event of default or declaration of acceleration under any of the credit facilities or the indentures could also result in an event of default under other of our financing agreements.

Employee strikes and other labor-related disruptions may adversely affect our operations.

Our business is labor intensive, utilizing large numbers of pilots, flight attendants and other personnel. As of March 31, 2010, approximately 38% of our workforce was unionized. Strikes or labor disputes with our unionized employees may adversely affect our ability to conduct business. Relations between air carriers and labor unions in the United States are governed by the Railway Labor Act, which provides that a collective bargaining agreement between an airline and a labor union does not expire, but instead becomes amendable as of a stated date. The Railway Labor Act generally prohibits strikes or other types of self-help actions both before and after a collective bargaining agreement becomes amendable, unless and until the collective bargaining processes required by the Railway Labor Act have been exhausted.

In addition, if we or our affiliates are unable to reach agreement with any of our unionized work groups on future negotiations regarding the terms of their collective bargaining agreements or if additional segments of our workforce become unionized, we may be subject to work interruptions or stoppages, subject to the requirements of the Railway Labor Act. Likewise, if third party regional carriers with whom we have contract carrier agreements are unable to reach agreement with their unionized work groups on current or future negotiations regarding the terms of their collective bargaining agreements, those carriers may be subject to work interruptions or stoppages, subject to the requirements of the Railway Labor Act, which could have a negative impact on our operations.

The ability to realize fully the anticipated benefits of our merger with Northwest may depend on the successful integration of the businesses of Delta and Northwest.

Our merger with Northwest involved the combination of two companies which operated as independent public companies prior to the merger. We are devoting significant attention and resources to integrating our business practices and operations in order to achieve the benefits of the merger, including expected synergies. If we are unable to integrate our business practices and operations in a manner that allows us to achieve the anticipated revenue and cost synergies, or if achievement of such synergies takes longer or costs more than expected, the anticipated benefits of the merger may not be realized fully or at all or may take longer to realize than expected. In addition, it is possible that the integration process could result in the loss of key employees, diversion of management’s attention, the disruption or interruption of, or the loss of momentum in our ongoing businesses or inconsistencies in standards, controls, procedures and policies, any of which could adversely affect our ability to maintain relationships with customers and employees or our ability to achieve the anticipated benefits of the merger, or could reduce our earnings or otherwise adversely affect our business and financial results. We expect to incur total cash costs of approximately $500 million over approximately three years to integrate the two airlines.

Completion of the integration of the Delta and Northwest Airlines, Inc. workforces may present significant challenges.

The successful integration of the pre-merger Northwest operations into Delta and achievement of the anticipated benefits of the combination depend significantly on integrating the pre-merger Delta and Northwest Airlines Inc. employee groups and on maintaining productive employee relations. While integration of a number of the workgroups (including pilots and aircraft maintenance technicians) has been successfully completed, completion of the integration of certain workgroups (including flight attendants, airport employees and reservations employees) of the two pre-merger airlines will require the resolution of potentially difficult issues, including but not limited to the process and timing for determining whether the combined post-merger workgroups wish to have union representation. Unexpected delay, expense or other challenges to integrating the workforces could impact the expected synergies from the merger and affect our financial performance.

Interruptions or disruptions in service at one of our hub airports could have a material adverse impact on our operations.

Our business is heavily dependent on our operations at the Atlanta airport and at our other hub airports in Cincinnati, Detroit, Memphis, Minneapolis/St. Paul, New York-JFK, Salt Lake City, Paris-Charles de Gaulle, Amsterdam and Tokyo-Narita. Each of these hub operations includes flights that gather and distribute traffic from markets in the geographic region surrounding the hub to other major cities and to other Delta hubs. A significant interruption or disruption in service at the Atlanta airport or at one of our other hubs could have a serious impact on our business, financial condition and results of operations.

We are increasingly dependent on technology in our operations, and if our technology fails or we are unable to continue to invest in new technology or integrate the systems and technologies of Delta and Northwest, our business may be adversely affected.

We have become increasingly dependent on technology initiatives to reduce costs and to enhance customer service in order to compete in the current business environment. For example, we have made significant investments in delta.com, check-in kiosks and related initiatives. The performance and reliability of the technology are critical to our ability to attract and retain customers and our ability to compete effectively. These initiatives will continue to require significant capital investments in our technology infrastructure. If we are unable to make these investments, our business and operations could be negatively affected. In addition, we may face challenges associated with integrating complex systems and technologies that supported the separate operations of Delta and Northwest. If we are unable to manage these challenges effectively, our business and results of operations could be negatively affected.

In addition, any internal technology error or failure or large scale external interruption in technology infrastructure we depend on, such as power, telecommunications or the internet, may disrupt our technology network. Any individual, sustained or repeated failure of technology could impact our customer service and result in increased costs. Our technology systems and related data may be vulnerable to a variety of sources of interruption due to events beyond our control, including natural disasters, terrorist attacks, telecommunications failures, computer viruses, hackers and other security issues. While we have in place, and continue to invest in, technology security initiatives and disaster recovery plans, these measures may not be adequate or implemented properly to prevent a business disruption and its adverse financial consequences to our business.

If we experience losses of senior management personnel and other key employees, our operating results could be adversely affected.

We are dependent on the experience and industry knowledge of our officers and other key employees to execute our business plans. If we experience a substantial turnover in our leadership and other key employees, our performance could be materially adversely impacted. Furthermore, we may be unable to attract and retain additional qualified executives as needed in the future.

Our credit card processors have the ability to take significant holdbacks in certain circumstances. The initiation of such holdbacks likely would have a material adverse effect on our liquidity.

Most of the tickets we sell are paid for by customers who use credit cards. Our credit card processing agreements provide that no holdback of receivables or reserve is required except in certain circumstances, including if we do not maintain a required level of unrestricted cash. If circumstances were to occur that would allow American Express or our Visa/MasterCard processor to initiate a holdback, the negative impact on our liquidity likely would be material.

We are at risk of losses and adverse publicity stemming from any accident involving our aircraft.

An aircraft crash or other accident could expose us to significant tort liability. The insurance we carry to cover damages arising from any future accidents may be inadequate. In the event that the insurance is not adequate, we may be forced to bear substantial losses from an accident. In addition, any accident involving an aircraft that we operate or an aircraft that is operated by an airline that is one of our codeshare partners could create a public perception that our aircraft are not safe or reliable, which could harm our reputation, result in air travelers being reluctant to fly on our aircraft and harm our business.

Our ability to use net operating loss carryforwards to offset future taxable income for U.S. federal income tax purposes is subject to limitation.

In general, under Section 382 of the Internal Revenue Code of 1986, as amended, a corporation that undergoes an “ownership change” is subject to limitations on its ability to utilize its pre-change net operating losses (“NOLs”), to offset future taxable income. In general, an ownership change occurs if the aggregate stock ownership of certain stockholders (generally 5% shareholders, applying certain look-through rules) increases by more than 50 percentage points over such stockholders’ lowest percentage ownership during the testing period (generally three years).

As of December 31, 2009, Delta reported a consolidated federal and state NOL carryforward of approximately $17.3 billion. Both Delta and Northwest experienced an ownership change in 2007 as a result of their respective plans of reorganization under Chapter 11 of the U.S. Bankruptcy Code. As a result of the merger, Northwest experienced a subsequent ownership change. Delta also experienced a subsequent ownership change on December 17, 2008 as a result of the merger, the issuance of equity to employees in connection with the merger and other transactions involving the sale of our common stock within the testing period.

The Delta and Northwest ownership changes resulting from the merger could limit the ability to utilize pre-change NOLs that were not subject to limitation, and could further limit the ability to utilize NOLs that were already subject to limitation. Limitations imposed on the ability to use NOLs to offset future taxable income could cause U.S. federal income taxes to be paid earlier than otherwise would be paid if such limitations were not in effect and could cause such NOLs to expire unused, in each case reducing or eliminating the benefit of such NOLs. Similar rules and limitations may apply for state income tax purposes. NOLs generated subsequent to December 17, 2008 are not limited.

Our merger with Northwest affects the comparability of our historical financial results.

On October 29, 2008, a subsidiary of Delta merged with and into Northwest. Our historical financial results under GAAP include the results of Northwest for periods after October 29, 2008, but not for periods before October 29, 2008. Accordingly, while our financial results for the year ended December 31, 2009 include the results of Northwest for the entire period, our financial results for the year ended December 31, 2008 include the results of Northwest only for the period from October 30 to December 31, 2008. This complicates your ability to compare our results of operations and financial condition for periods that include Northwest’s results with periods that do not.

Risk Factors Relating to the Airline Industry

The airline industry is highly competitive and, if we cannot successfully compete in the marketplace, our business, financial condition and operating results will be materially adversely affected.

We face significant competition with respect to routes, services and fares. Our domestic routes are subject to competition from both new and established carriers, some of which have lower costs than we do and provide service at low fares to destinations served by us. In particular, we face significant competition at our hub airports in Atlanta, Cincinnati, Detroit, Memphis, Minneapolis/St. Paul, New York-JFK, Salt Lake City, Paris-Charles de Gaulle, Amsterdam and Tokyo-Narita either directly at those airports or at the hubs of other airlines that are located in close proximity to our hubs. We also face competition in smaller to medium-sized markets from regional jet operators.

Low-cost carriers, including Southwest, AirTran and JetBlue, have placed significant competitive pressure on us in the United States and on other network carriers in the domestic market. In addition, other network carriers have also significantly reduced their costs over the last several years. Our ability to compete effectively depends, in part, on our ability to maintain a competitive cost structure. If we cannot maintain our costs at a competitive level, then our business, financial condition and operating results could be materially adversely affected. In light of increased jet fuel costs and other issues in recent years, we expect consolidation to occur in the airline industry. As a result of consolidation, we may face significant competition from larger carriers that may be able to generate higher amounts of revenue and compete more efficiently.

In addition, we compete with foreign carriers, both on interior U.S. routes, due to marketing and codesharing arrangements, and in international markets. Through marketing and codesharing arrangements with U.S. carriers, foreign carriers have obtained access to interior U.S. passenger traffic. Similarly, U.S. carriers have increased their ability to sell international transportation, such as transatlantic services to and beyond European cities, through alliances with international carriers. International marketing alliances formed by domestic and foreign carriers, including the Star Alliance (among United Airlines, Continental, Lufthansa German Airlines and others) and the oneworld Alliance (among American Airlines, British Airways and others) have also significantly increased competition in international markets. The adoption of liberalized Open Skies Aviation Agreements with an increasing number of countries around the world, including in particular the Open Skies agreement between the United States and the Member States of the European Union, has accelerated this trend. Similarly, the recent Open Skies agreement between the United States and Japan could significantly increase competition among carriers serving those markets.

The rapid spread of contagious illnesses can have a material adverse effect on our business and results of operations.

The rapid spread of a contagious illness, such as the H1N1 flu virus, can have a material adverse effect on the demand for worldwide air travel and therefore have a material adverse effect on our business and results of operations. Acceleration of the spread of H1N1 during the flu season in the Northern Hemisphere could have a significant adverse impact on the demand for air travel and as a result our financial results in addition to the impact that we experienced during the spring of 2009. Moreover, our operations could be negatively affected if employees are quarantined as the result of exposure to a contagious illness. Similarly, travel restrictions or operational problems resulting from the rapid spread of contagious illnesses in any part of the world in which we operate may have a materially adverse impact on our business and results of operations.

Terrorist attacks or international hostilities may adversely affect our business, financial condition and operating results.

The terrorist attacks of September 11, 2001 caused fundamental and permanent changes in the airline industry, including substantial revenue declines and cost increases, which resulted in industry-wide liquidity issues. Additional terrorist attacks or fear of such attacks, even if not made directly on the airline industry, could negatively affect us and the airline industry. The potential negative effects include increased security, insurance and other costs and lost revenue from increased ticket refunds and decreased ticket sales. Our financial resources might not be sufficient to absorb the adverse effects of any further terrorist attacks or other international hostilities involving the United States.

The airline industry is subject to extensive government regulation, and new regulations may increase our operating costs.

Airlines are subject to extensive regulatory and legal compliance requirements that result in significant costs. For instance, the Federal Aviation Administration (“FAA”) from time to time issues directives and other regulations relating to the maintenance and operation of aircraft that necessitate significant expenditures. We expect to continue incurring expenses to comply with the FAA’s regulations.

Other laws, regulations, taxes and airport rates and charges have also been imposed from time to time that significantly increase the cost of airline operations or reduce revenues. For example, the Aviation and Transportation Security Act, which became law in November 2001, mandates the federalization of certain airport security procedures and imposes additional security requirements on airports and airlines, most of which are funded by a per ticket tax on passengers and a tax on airlines. The federal government has on several occasions proposed a significant increase in the per ticket tax. The proposed ticket tax increase, if implemented, could negatively impact our results of operations.

Proposals to address congestion issues at certain airports or in certain airspace, particularly in the Northeast United States, have included concepts such as “congestion-based” landing fees, “slot auctions” or other alternatives that could impose a significant cost on the airlines operating in those airports or airspace and impact the ability of those airlines to respond to competitive actions by other airlines. Furthermore, events related to extreme weather delays have caused Congress and the U.S. Department of Transportation (“DOT”) to consider proposals related to airlines’ handling of lengthy flight delays. The recent enactment of such a regulation by the DOT could have a negative impact on our operations in certain circumstances.

Future regulatory action concerning climate change and aircraft emissions could have a significant effect on the airline industry. For example, the European Commission has adopted an emissions trading scheme applicable to all flights operating in the European Union, including flights to and from the United States. We expect that such a system will impose significant costs on our operations in the European Union. Other laws or regulations such as this emissions trading scheme or other U.S. or foreign governmental actions may adversely affect our operations and financial results, either through direct costs in our operations or through increases in costs for jet fuel that could result from jet fuel suppliers passing on increased costs that they incur under such a system.

We and other U.S. carriers are subject to domestic and foreign laws regarding privacy of passenger and employee data that are not consistent in all countries in which we operate. In addition to the heightened level of concern regarding privacy of passenger data in the United States, certain European government agencies are initiating inquiries into airline privacy practices. Compliance with these regulatory regimes is expected to result in additional operating costs and could impact our operations and any future expansion.

Our insurance costs have increased substantially as a result of the September 11, 2001 terrorist attacks, and further increases in insurance costs or reductions in coverage could have a material adverse impact on our business and operating results.

As a result of the terrorist attacks on September 11, 2001, aviation insurers significantly reduced the maximum amount of insurance coverage available to commercial air carriers for liability to persons (other than employees or passengers) for claims resulting from acts of terrorism, war or similar events. At the same time, aviation insurers significantly increased the premiums for such coverage and for aviation insurance in general. Since September 24, 2001, the U.S. government has been providing U.S. airlines with war-risk insurance to cover losses, including those resulting from terrorism, to passengers, third parties (ground damage) and the aircraft hull. The coverage currently extends through August 31, 2010. The withdrawal of government support of airline war-risk insurance would require us to obtain war-risk insurance coverage commercially, if available. Such commercial insurance could have substantially less desirable coverage than that currently provided by the U.S. government, may not be adequate to protect our risk of loss from future acts of terrorism, may result in a material increase to our operating expenses or may not be obtainable at all, resulting in an interruption to our operations.

Our business is subject to the effects of weather and natural disasters and seasonality, which can cause our results to fluctuate.

Severe weather conditions and natural disasters can significantly disrupt service and create air traffic control problems. These events decrease revenue and can also increase costs. In addition, demand for air travel is typically higher in the June and September quarters, particularly in international markets, because there is more vacation travel during these periods than during the remainder of the year. As a result, our results of operations will reflect fluctuations from weather and natural disasters and seasonality. Therefore, operating results for a historical period are not necessarily indicative of operating results for a future period and operating results for an interim period are not necessarily indicative of operating results for an entire year.

Risk Factors Relating to the Class A Certificates and the Offering

Appraisals should not be relied upon as a measure of realizable value of the Aircraft.

Three independent appraisal and consulting firms have prepared appraisals of the Aircraft. The appraisal letters provided by these firms are annexed to this prospectus supplement as Appendix II. Such appraisals of the Aircraft are subject to a number of significant assumptions and methodologies (which differ among the appraisers) and were prepared without a physical inspection of the Aircraft. The appraisals may not accurately reflect the current market value of the Aircraft. The appraisals take into account “base value”, which is the theoretical value for an aircraft assuming a balanced market, while current market value is the value for an aircraft in the actual market. Appraisals that are based on other assumptions and methodologies (or a physical inspection of the Aircraft) may result in valuations that are materially different from those contained in such appraisals. In particular, the appraisals of the 2000-1 Aircraft indicate appraised base value, adjusted for the maintenance status of the 2000-1 Aircraft around the time of the appraisals (but assuming the related engines are in a half-time condition). In the case of the 2010 Aircraft, the MBA and BK appraisals indicate appraised base value of a new Boeing 777-232LR aircraft (including engines) delivered in March 2010, and the AISI appraisal indicates appraised base value of a Boeing 777-232LR aircraft (including engines) in slightly less than new condition to account for utilization from the March 2010 delivery to the date of the appraisal report. The AISI appraisal is dated April 16, 2010; the BK appraisal is dated April 19, 2010; and the MBA appraisal is dated April 20, 2010. The appraised values provided by AISI and BK are presented as of the respective dates of their appraisals. The appraised values provided by MBA are presented as of April 2010. See “Description of the Aircraft and the Appraisals — The Appraisals”.

An appraisal is only an estimate of value. It does not necessarily indicate the price at which an aircraft may be purchased or sold in the market. In particular, the appraisals of the Aircraft are estimates of the values of the Aircraft assuming the Aircraft are in a certain condition, which may not be the case. An appraisal should not be relied upon as a measure of realizable value. The proceeds realized upon the exercise of remedies with respect to any Aircraft, including a sale of such Aircraft, may be less than its appraised value. The value of an Aircraft if remedies are exercised under the applicable Indenture will depend on various factors, including market, economic and airline industry conditions; the supply of similar aircraft; the availability of buyers; the condition of the Aircraft; the time period in which the Aircraft is sought to be sold; and whether the Aircraft is sold separately or as part of a block.

As discussed under “— Risk Factors Relating to the Airline Industry — Terrorist attacks or international hostilities may adversely affect our business, financial condition and operating results”, since September 11, 2001, the airline industry has suffered substantial losses. In response to adverse market conditions, many U.S. air carriers and lessors have reduced the number of aircraft in operation, and there may be further reductions, particularly by air carriers in bankruptcy or liquidation. Any such reduction of aircraft of the same models as the Aircraft could adversely affect the value of the Aircraft.

Accordingly, we cannot assure you that the proceeds realized upon any exercise of remedies with respect to the Aircraft would be sufficient to satisfy in full payments due on the Equipment Notes relating to the Aircraft or the full amount of distributions expected on the Certificates.

If we fail to perform maintenance responsibilities, the value of the Aircraft may deteriorate.

To the extent described in the Indentures, we will be responsible for the maintenance, service, repair and overhaul of the Aircraft. If we fail to perform these responsibilities adequately, the value of the Aircraft may be reduced. In addition, the value of the Aircraft may deteriorate even if we fulfill our maintenance responsibilities. As a result, it is possible that upon a liquidation, there will be less proceeds than anticipated to repay the holders of Equipment Notes. See “Description of the Equipment Notes — Certain Provisions of the Indentures — Maintenance and Operation”.

Inadequate levels of insurance may result in insufficient proceeds to repay holders of related Equipment Notes.

To the extent described in the Indentures, we must maintain all-risk aircraft hull insurance on the Aircraft. If we fail to maintain adequate levels of insurance, the proceeds which could be obtained upon an Event of Loss of an Aircraft may be insufficient to repay the holders of the related Equipment Notes. See “Description of the Equipment Notes — Certain Provisions of the Indentures — Insurance”.

Repossession of Aircraft may be difficult, time-consuming and expensive.

There will be no general geographic restrictions on our ability to operate the Aircraft. Although we do not currently intend to do so, we are permitted to register the Aircraft in certain foreign jurisdictions and to lease the Aircraft, and to enter into interchange or pooling arrangements with respect to the Aircraft, with unrelated third parties. It may be difficult, time-consuming and expensive for the Loan Trustee under an Indenture to exercise its repossession rights, particularly if the related Aircraft is located outside the United States, is registered in a foreign jurisdiction or is leased to or in the possession of a foreign or domestic operator. Additional difficulties may exist if such a lessee or other operator is the subject of a bankruptcy, insolvency or similar event. See “Description of the Equipment Notes — Certain Provisions of the Indentures — Registration, Leasing and Possession”.

In addition, some jurisdictions may allow for other liens or other third party rights to have priority over a Loan Trustee’s security interest in an Aircraft. As a result, the benefits of a Loan Trustee’s security interest in an Aircraft may be less than they would be if the Aircraft were located or registered in the United States.

Upon repossession of an Aircraft, the Aircraft may need to be stored and insured. The costs of storage and insurance can be significant and the incurrence of such costs could reduce the proceeds available to repay the Certificateholders. In addition, at the time of foreclosing on the lien on the Aircraft under the related Indenture, an Airframe subject to such Indenture might not be equipped with Engines subject to the same Indenture. If Delta fails to transfer title to engines not owned by Delta that are attached to repossessed

Aircraft, it could be difficult, expensive and time-consuming to assemble an Aircraft consisting of an Airframe and Engines subject to the Indenture.

The Liquidity Providers, the Subordination Agent and the Trustees will receive certain payments before the Certificateholders do.

Under the Intercreditor Agreement, the Class A Liquidity Provider (and the Class B Liquidity Provider if Class B Certificates are issued with the benefit of a Class B Liquidity Facility) will receive payment of all amounts owed to it, including reimbursement of drawings made to pay interest on the Class A Certificates (and, if issued, the Class B Certificates), before the holders of any class of Certificates receive any funds. In addition, the Subordination Agent and the Trustees will receive certain payments before the holders of any class of Certificates receive distributions. See “Description of the Intercreditor Agreement — Priority of Distributions” and “Possible Issuance of Class B Certificates and Refinancing of Class B Certificates”.

Payments of principal on the Certificates are subordinated to payments of interest on the Certificates, subject to certain limitations and certain other payments. Consequently, a payment default under any Equipment Note or a Triggering Event may cause the distribution of interest on the Certificates or such other amounts from payments received with respect to principal on one or more series of Equipment Notes. If this occurs, the interest accruing on the remaining Equipment Notes may be less than the amount of interest expected to be distributed from time to time on the remaining Certificates. This is because the interest on the Certificates may be based on a Pool Balance that exceeds the outstanding principal balance of the remaining Equipment Notes. As a result of this possible interest shortfall, the holders of the Certificates may not receive the full amount expected after a payment default under any Equipment Note even if all Equipment Notes are eventually paid in full. For a more detailed discussion of the subordination provisions of the Intercreditor Agreement, see “Description of the Intercreditor Agreement — Priority of Distributions”.

In addition, if Delta is in bankruptcy or other specified defaults have occurred, the subordination provisions applicable to the Certificates permit certain distributions to be made on Class B Certificates, if any, prior to making distributions in full on the Class A Certificates.

Certain Certificateholders may not participate in controlling the exercise of remedies in a default scenario.

If an Indenture Event of Default is continuing under an Indenture, subject to certain conditions, the Loan Trustee under such Indenture will be directed by the Controlling Party in exercising remedies under such Indenture, including accelerating the applicable Equipment Notes or foreclosing the lien on the Aircraft with respect to which such Equipment Notes were issued. See “Description of the Certificates — Indenture Events of Default and Certain Rights Upon an Indenture Event of Default”.

The Controlling Party will be:

•	if Final Distributions have not been paid in full to holders of the Class A Certificates, the Class A Trustee;

•	if Final Distributions have been paid in full to the holders of Class A Certificates, but, if any Class B Certificates have been issued, not to the holders of the Class B Certificates, the Class B Trustee; and

•	under certain circumstances, and notwithstanding the foregoing, the Class A Liquidity Provider (or the Liquidity Provider with the largest amount owed to it in the case Class B Certificates are issued with the benefit of a Class B Liquidity Facility).

As a result of the foregoing, if the Class A Trustee is not the Controlling Party with respect to an Indenture, the Class A Certificateholders will have no rights to participate in directing the exercise of remedies under such Indenture.

The proceeds from the disposition of any Aircraft or Equipment Notes may not be sufficient to pay all amounts distributable to the Certificateholders.

During the continuation of any Indenture Event of Default under an Indenture, the Equipment Notes issued under such Indenture or the related Aircraft may be sold in the exercise of remedies with respect to that Indenture, subject to certain limitations. See “Description of the Intercreditor Agreement — Intercreditor Rights — Limitations on Exercise of Remedies”. The market for Aircraft or Equipment Notes during the continuation of any Indenture Event of Default may be very limited, and there can be no assurance as to whether they could be sold or the price at which they could be sold. If any Equipment Notes are sold for less than their outstanding principal amount or any Aircraft are sold for less than the outstanding principal amount of the related Equipment Notes, certain Certificateholders will receive a smaller amount of principal distributions than anticipated and will not have any claim for the shortfall against Delta (except in the case that Aircraft are sold for less than the outstanding principal amount of the related Equipment Notes), any Liquidity Provider or any Trustee.

The ratings of the Class A Certificates are not a recommendation to buy and may be lowered or withdrawn in the future.

It is a condition to the issuance of the Class A Certificates that the Class A Certificates be rated not lower than Baa2 by Moody’s Investors Service, Inc. (“Moody’s”) and A- by Standard & Poor’s Ratings Services, a Standard & Poor’s Financial Services LLC business (“Standard & Poor’s”, and together with Moody’s, the “Rating Agencies”) A rating is not a recommendation to purchase, hold or sell the Class A Certificates, because such rating does not address market price or suitability for a particular investor. A rating may change during any given period of time and may be lowered or withdrawn entirely by a Rating Agency if in its judgment circumstances in the future (including the downgrading of Delta, the Depositary or the Class A Liquidity Provider) so warrant. Delta’s corporate credit ratings are currently carrying a negative outlook by Standard & Poor’s. Moreover, any change in a Rating Agency’s assessment of the risks of aircraft-backed debt (and similar securities such as the Class A Certificates) could adversely affect the rating issued by such Rating Agency with respect to the Class A Certificates.

The ratings of the Class A Certificates are based primarily on the default risk of the Series A Equipment Notes and the Depositary, the availability of the Class A Liquidity Facility for the benefit of the holders of the Class A Certificates, the collateral value provided by the Aircraft relating to the Series A Equipment Notes, the cross-collateralization provisions applicable to the Indentures and the subordination provisions applicable to the Certificates under the Intercreditor Agreement. These ratings address the likelihood of timely payment of interest (at the Stated Interest Rate and without any premium) when due on the Class A Certificates and the ultimate payment of principal distributable under the Class A Certificates by the Final Legal Distribution Date. The ratings do not address the possibility of certain defaults, optional redemptions or other circumstances (such as an Event of Loss to an Aircraft), which could result in the payment of the outstanding principal amount of the Class A Certificates prior to the final expected Regular Distribution Date. Standard & Poor’s has indicated that its rating on the Class A Certificates applies to a unit consisting of the Class A Certificates representing the Class A Trust Property and Escrow Receipts initially representing interests in $450,000,000 of Deposits. Amounts deposited under the Escrow Agreement are not property of Delta and are not entitled to the benefits of Section 1110 and any default arising under an Indenture solely by reason of the cross-default in such Indenture may not be of a type required to be cured under Section 1110. Any cash collateral held as a result of the cross-collateralization of the Equipment Notes also would not be entitled to the benefits of Section 1110. The Class A Certificates and the Escrow Receipts may not be separately assigned or transferred.

The reduction, suspension or withdrawal of the ratings of the Class A Certificates will not, by itself, constitute an Indenture Event of Default.

As a Certificateholder, you will have no protection against our entry into highly leveraged or extraordinary transactions, and there are no financial or other covenants in the Certificates, the Equipment Notes or the underlying agreements that impose restrictions on our financial and business operations or our ability to execute any such transaction.

The Certificates, the Equipment Notes and the underlying agreements will not contain any financial or other covenants or “event risk” provisions protecting the Certificateholders in the event of a highly leveraged or other extraordinary transaction affecting Delta or its affiliates. We do from time to time analyze opportunities presented by various types of transactions, and we may conduct our business in a manner that could cause the market price or liquidity of the Certificates to decline, could have a material adverse effect on our financial condition or the credit rating of the Certificates or otherwise could restrict or impair our ability to pay amounts due under the Equipment Notes and/or the related agreements, including by entering into a highly leveraged or other extraordinary transaction.

Escrowed funds may be withdrawn and distributed to holders of Class A Certificates without purchase of Series A Equipment Notes.

Under certain circumstances, less than all of the Deposits held in escrow may have been used to purchase Series A Equipment Notes to be issued with respect to the Aircraft by the Delivery Period Termination Date. This could occur because of delays in the release of liens under the 2000-1 Indentures with respect to the 2000-1 Aircraft or because of other reasons. See “Description of the Certificates — Obligation to Purchase Series A Equipment Notes”. If any funds remain as Deposits as of the Delivery Period Termination Date, such remaining funds will be withdrawn by the Escrow Agent and distributed by the Paying Agent, with accrued and unpaid interest on such remaining funds, but without any premium, to the Class A Certificateholders on a date no earlier than 15 days after the Paying Agent has received notice of the event requiring such distribution or, under certain circumstances, such remaining funds will be automatically returned by the Depositary to the Paying Agent on the Outside Termination Date, and the Paying Agent will distribute such funds to the Class A Certificateholders as promptly as practicable thereafter. In addition, if a Triggering Event occurs prior to the Delivery Period Termination Date, any Deposits held in escrow will also be withdrawn and distributed to the Class A Certificateholders. See “Description of the Deposit Agreement — Other Withdrawals and Return of Deposits”. If any of certain events of loss occurs with respect to an Aircraft before such Aircraft is financed pursuant to this offering, any Deposits relating to such Aircraft held in escrow will be similarly withdrawn and distributed to the Class A Certificateholders. See “Description of the Deposit Agreement — Other Withdrawals and Return of Deposits”.

The holders of the Class A Certificates are exposed to the credit risk of the Depositary.

The holders of the Class A Certificates may suffer losses or delays in repayment in the event that the Depositary fails to pay when due the Deposits or accrued interest thereon for any reason, including by reason of the insolvency of the Depositary. Delta is not required to indemnify against any failure on the part of the Depositary to repay the Deposits or accrued interest thereon in full on a timely basis.

Because there is no current market for the Class A Certificates, you may have a limited ability to resell Class A Certificates.

Prior to this offering of the Class A Certificates, there has been no trading market for the Class A Certificates. Neither Delta nor the Class A Trust intends to apply for listing of the Class A Certificates on any securities exchange. The Underwriters may assist in resales of the Class A Certificates, but they are not required to do so, and any market-making activity may be discontinued at any time without notice at the sole discretion of each Underwriter. A secondary market for the Class A Certificates therefore may not develop. If a secondary market does develop, it might not continue or it might not be sufficiently liquid to allow you to resell any of your Class A Certificates. If an active trading market does not develop, the market price and liquidity of the Class A Certificates may be adversely affected.

The liquidity of, and trading market for, the Class A Certificates also may be adversely affected by general declines in the markets or by declines in the market for similar securities. Such declines may adversely affect such liquidity and trading markets independent of Delta’s financial performance and prospects.

The market for Class A Certificates could be negatively affected by legislative and regulatory changes.

The Class A Certificates are sold to investors under an exemption to the Investment Company Act of 1940, as amended, that permits the Class A Trust to issue the Class A Certificates to investors generally without registering as an investment company; provided that the Class A Certificates have an investment grade rating at the time of original sale. Recent events in the debt markets, including defaults on asset-backed securities that had an investment grade rating at the time of sale, have prompted a number of broad based legislative and regulatory reviews, including a review of the regulations that permit the sale of certain asset-backed securities based upon the ratings of such securities. In particular, the SEC has solicited comments on proposed rule changes that would eliminate the ability of the Class A Trust to sell the Class A Certificates to investors generally unless a different exemption is used. Currently, there is no such exemption under which investors generally could purchase the Class A Certificates. If these rules are adopted or other legislative or regulatory changes are enacted that affect the ability of the Class A Trust to issue the Class A Certificates to investors generally or affect the ability of such investors to continue to hold or purchase Class A Certificates, or to re-sell their Class A Certificates to other investors generally, the secondary market for the Class A Certificates could be negatively affected and, as a result, the market price of the Class A Certificates could decrease.

USE OF PROCEEDS

The proceeds from the sale of the Class A Certificates will initially be held in escrow and deposited with the Depositary, pending the financing of each Aircraft under an Indenture. The Class A Trust will withdraw funds from the escrow to acquire from Delta the Series A Equipment Notes to be issued as the Aircraft are subjected to the related Indentures.

The Series A Equipment Notes will be full recourse obligations of Delta. Delta will use the proceeds from the issuance of the Series A Equipment Notes issued with respect to (a) the 2010 Aircraft to reimburse itself, in part, for the acquisition of such 2010 Aircraft and (b) the 2000-1 Aircraft to reimburse itself, in part, for the refinancing of such 2000-1 Aircraft as described below. Delta will use any proceeds not used in connection with the foregoing to pay fees and expenses related to this offering and for general corporate purposes.

The 2000-1 Aircraft are currently subject to liens under separate 2000-1 Indentures in connection with the 2000-1 EETC. After the 2000-1 Aircraft are released from the liens of the 2000-1 Indentures, the 2000-1 Aircraft are expected to be subjected to the Indentures in connection with this offering. Delta will use the proceeds from the issuance of the Series A Equipment Notes issued with respect to the 2000-1 Aircraft to reimburse itself for the refinancing of such 2000-1 Aircraft after the maturity of the 2000-1 EETC in November 2010.

The 2000-1 EETC consists of three separate tranches of certificates, each of which bear interest at a fixed rate as follows: 7.379% with respect to the class A-1 certificates, 7.570% per annum with respect to the class A-2 certificates, and 7.920% per annum with respect to the class B certificates. A final distribution on such class A-1 certificates occurred on May 18, 2010 and a final distribution on such class A-2 and class B certificates is scheduled to occur on November 18, 2010.

THE COMPANY

We provide scheduled air transportation for passengers and cargo throughout the United States and around the world. In October 2008, a subsidiary of ours merged with and into Northwest Airlines Corporation. Northwest and its subsidiaries, including Northwest Airlines, Inc. (“NWA”), became our wholly-owned subsidiaries. On December 31, 2009, NWA merged with and into Delta, ending NWA’s existence as a separate entity. We anticipate that we will complete the integration of NWA’s operation into Delta during 2010.

Our global route network gives us a presence in every major domestic and international market. Our route network is centered around the hub system we operate at airports in Atlanta, Cincinnati, Detroit, Memphis, Minneapolis/St. Paul, New York-JFK, Salt Lake City, Paris-Charles de Gaulle, Amsterdam and Tokyo-Narita. Each of these hub operations includes flights that gather and distribute traffic from markets in the geographic region surrounding the hub to domestic and international cities and to other hubs. Our network is supported by a fleet of aircraft that is varied in terms of size and capabilities, giving us flexibility to adjust aircraft to the network.

Other key characteristics of our route network include:

•	our alliances with foreign airlines, including our membership in SkyTeam, a global airline alliance;

•	our transatlantic joint venture with Air France KLM;

•	our domestic alliances, including our marketing alliance with Alaska Airlines and Horizon Air, which we are enhancing to expand our west coast service; and

•	agreements with multiple domestic regional carriers, which operate as Delta Connection, including our wholly-owned subsidiaries, Comair, Inc., Compass Airlines, Inc. and Mesaba Aviation, Inc.

We are a Delaware corporation headquartered in Atlanta, Georgia. Our principal executive offices are located at Hartsfield-Jackson Atlanta International Airport, Atlanta, Georgia 30320-6001 and our telephone number is (404) 715-2600. Our website is www.delta.com. We have provided this website address as an inactive textual reference only and the information contained on our website is not a part of this prospectus supplement or the accompanying prospectus.

DESCRIPTION OF THE CERTIFICATES

The following summary of particular material terms of the Class A Certificates supplements (and, to the extent inconsistent therewith, replaces) the description of the general terms and provisions of pass through certificates set forth in the prospectus accompanying this prospectus supplement. The summary does not purport to be complete and is qualified in its entirety by reference to all of the provisions of the Basic Agreement, which was filed with the SEC as an exhibit to Delta’s Registration Statement on Form S-4, File No. 333-106592, and to all of the provisions of the Class A Certificates, the Class A Trust Supplement, the Class A Liquidity Facility, the Deposit Agreement, the Escrow Agreement, the Note Purchase Agreement and the Intercreditor Agreement, copies of which will be filed as exhibits to a Current Report on Form 8-K to be filed by Delta with the SEC.

Except as otherwise indicated, the following summary relates to the Class A Trust and the Class A Certificates, and to the extent applicable, the Class B Trust that may be formed, and the Class B Certificates that may be issued, at any time. The terms and conditions governing each of the Trusts (including, if formed, the Class B Trust) are currently expected to be generally analogous, except as otherwise indicated herein (including as described under “— Subordination” below and elsewhere in this prospectus supplement), and except that the principal amount and scheduled principal repayments of the Equipment Notes (including, if issued, the Series B Equipment Notes) held by each Trust and the interest rate and maturity date of the Equipment Notes (including, if issued, the Series B Equipment Notes) held by each Trust will differ. In addition, the terms and conditions of, and related to, the actual Class B Certificates, if issued, and the actual Class B Trust, if formed, may differ from the following summary. See “Possible Issuance of Class B Certificates and Refinancing of Class B Certificates”.

General

Each pass through certificate (collectively, the “Certificates”) will represent a fractional undivided interest in one of two potential Delta Air Lines 2010-1 Pass Through Trusts: the “Class A Trust”, or, if formed, the “Class B Trust”, and, collectively, the “Trusts”. The Class A Trust will be formed pursuant to a pass through trust agreement between Delta and U.S. Bank Trust National Association (as successor trustee to State Street Bank and Trust Company of Connecticut, National Association), as trustee, dated as of November 16, 2000 (the “Basic Agreement”), and a supplement thereto (the “Class A Trust Supplement” and, together with the Basic Agreement, the “Class A Pass Through Trust Agreement”). If applicable, the Class B Trust will be formed pursuant to the Basic Agreement and a supplement thereto (the “Class B Trust Supplement” and, together with the Basic Agreement, the “Class B Pass Through Trust Agreement” and, the Class B Trust Supplement together with the Class A Trust Supplement, collectively, the “Trust Supplements” and, the Class B Pass Through Trust Agreement together with the Class A Pass Through Trust Agreement, collectively, the “Pass Through Trust Agreements”). The trustee under the Class A Trust and the Class B Trust is referred to herein, respectively, as the “Class A Trustee” and the “Class B Trustee” and collectively as the “Trustees”. The Certificates to be issued by the Class A Trust and, if applicable, the Class B Trust are referred to herein, respectively, as the “Class A Certificates” and the “Class B Certificates”. The Class A Trust will purchase all of the Series A Equipment Notes and, if applicable, the Class B Trust will purchase all of the Series B Equipment Notes (if any). The holders of the Class A Certificates and the Class B Certificates (if any) are referred to herein, respectively, as the “Class A Certificateholders” and the “Class B Certificateholders”, and collectively as the “Certificateholders”. Assuming all of the Series A Equipment Notes expected to be issued with respect to the Aircraft are issued, the sum of the initial principal balance of the Series A Equipment Notes will equal the initial aggregate face amount of the Class A Certificates. If issued, the Class B Certificates or the Series B Equipment Notes or both may be issued for their full principal amount or at a discount to be determined at the time of issuance of the Class B Certificates.

Each Class A Certificate will represent a fractional undivided interest in the Class A Trust created by the Class A Pass Through Trust Agreement. The property of the Class A Trust (the “Class A Trust Property”) will consist of:

•	subject to the Intercreditor Agreement, the Series A Equipment Notes acquired by the Class A Trust prior to the Delivery Period Termination Date, all monies at any time paid thereon and all monies due and to become due thereunder;

•	the rights of the Class A Trust to acquire the Series A Equipment Notes under the Note Purchase Agreement;

•	the rights of the Class A Trust under the Escrow Agreement to request the Escrow Agent to withdraw from the Depositary funds sufficient to enable the Class A Trust to purchase the Series A Equipment Notes upon the financing of an Aircraft under the related Indenture prior to the Delivery Period Termination Date;

•	the rights of the Class A Trust under the Intercreditor Agreement (including all rights to receive monies receivable in respect of such rights);

•	all monies receivable under the Class A Liquidity Facility; and

•	funds from time to time deposited with the Class A Trustee in accounts relating to the Class A Trust. (Class A Trust Supplement, Section 1.01)

Each Class B Certificate, if issued, will represent a fractional undivided interest in the Class B Trust created by the Class B Pass Through Trust Agreement. The property of the Class B Trust (the “Class B Trust Property,” and, either the Class A Trust Property or Class B Trust Property, the “Trust Property”) will consist of, subject to the Intercreditor Agreement, the Series B Equipment Notes, all monies paid thereon and the rights to all monies due and to become due thereunder and the rights of the Class B Trust under the Intercreditor Agreement (including all monies receivable in respect of such rights) and may also include other items to be identified at the time of issuance of the Class B Certificates.

The Class A Certificates represent fractional undivided interests in the Class A Trust only, and all payments and distributions thereon will be made only from the Class A Trust Property. (Basic Agreement, Sections 2.01 and 3.09; Class A Trust Supplement Section 3.01) The Class A Certificates do not represent indebtedness of the Class A Trust, and references in this prospectus supplement to interest accruing on the Class A Certificates are included for purposes of computation only. (Class A Trust Supplement, Section 3.01) The Class A Certificates do not represent an interest in or obligation of Delta, the Class A Trustee, the Subordination Agent, any of the Loan Trustees or any affiliate of any thereof. Each Class A Certificateholder by its acceptance of a Class A Certificate agrees to look solely to the income and proceeds from the Class A Trust Property for payments and distributions on such Class A Certificate. (Basic Agreement, Section 3.09)

Pursuant to the Escrow Agreement, the Class A Certificateholders, as holders of the Escrow Receipts affixed to each Class A Certificate, are entitled to certain rights with respect to the Deposits. Accordingly, any transfer of a Class A Certificate will have the effect of transferring the corresponding rights with respect to the Deposits, and rights with respect to the Deposits may not be separately transferred by the Class A Certificateholders. (Escrow Agreement, Section 1.03) Rights with respect to the Deposits and the Escrow Agreement, except for the right to direct withdrawals for the purchase of Series A Equipment Notes, will not constitute Class A Trust Property. (Class A Trust Supplement, Section 1.01) Payments to the Class A Certificateholders in respect of the Deposits and the Escrow Receipts will constitute payments to the Class A Certificateholders solely in their capacity as holders of the Escrow Receipts.

The Class A Certificates will be issued in fully registered form only. The Class A Certificates will be subject to the provisions described below under “— Book-Entry Registration; Delivery and Form”. The Class A Certificates will be issued only in minimum denominations of $2,000 (or such other denomination that is the lowest integral multiple of $1,000, that is, at the time of issuance, equal to at least 1,000 euros) and integral multiples of $1,000 in excess thereof, except that one Class A Certificate may be issued in a different denomination. (Class A Trust Supplement, Section 4.01(a))

Payments and Distributions

The following description of distributions on the Certificates (including, if issued, the Class B Certificates) should be read in conjunction with the description of the Intercreditor Agreement because the Intercreditor Agreement may alter the following provisions in a default situation. See “— Subordination” and “Description of the Intercreditor Agreement”.

Payments of interest on the Deposits with respect to the Class A Trust and payments of principal, Make-Whole Amount (if any) and interest on the Equipment Notes or with respect to other Trust Property held in each Trust will be distributed by the Paying Agent (in the case of Deposits) or by the Trustee (in the case of Trust Property of such Trust) to Certificateholders of such Trust on the date receipt of such payment is confirmed, except in the case of certain types of Special Payments.

January 2 and July 2 of each year are referred to herein as “Regular Distribution Dates” (each Regular Distribution Date and Special Distribution Date, a “Distribution Date”).

Interest

The Deposits held with respect to the Class A Trust and the Series A Equipment Notes held in the Class A Trust will accrue interest at the rate per annum for the Class A Certificates, payable on each Regular Distribution Date commencing on January 2, 2011. The rate per annum for the Class A Certificates is set forth on the cover page of this prospectus supplement. If issued, the Series B Equipment Notes that would be held in the Class B Trust will accrue interest at a rate per annum for the Class B Certificates to be determined at the time of issuance of the Class B Certificates. The Series B Equipment Notes and the Class B Certificates, if issued, may bear interest at a fixed or floating rate and may be issued for their full principal amount or at a discount. The interest rate for the Class A Certificates, as shown on the cover page of this prospectus supplement, or as described in the previous two sentences in the case of the Class B Certificates, is referred to as the “Stated Interest Rate” for the Class A Trust or the Class B Trust (if any), as the case may be. Interest payments will be distributed to Class A Certificateholders on each Regular Distribution Date until the final Distribution Date for the Class A Trust, subject to the Intercreditor Agreement. Interest on the Deposits and on the Series A Equipment Notes will be calculated on the basis of a 360-day year, consisting of twelve 30-day months. The schedule for interest payment distributions, if any, with respect to the Series B Equipment Notes, if issued, and, if applicable, any deposits held with respect to the Class B Trust, as well as any rules on calculation of such interest will be determined at the time of issuance of the Class B Certificates, but any scheduled interest payment dates for such Series B Equipment Notes will fall on the same Regular Distribution Dates as for the Series A Equipment Notes. (Intercreditor Agreement, Section 8.01(d)(vi))

Distributions of interest on the Class A Certificates will be supported by the Class A Liquidity Facility to be provided by the Class A Liquidity Provider for the benefit of the Class A Certificateholders, which is expected to provide an aggregate amount sufficient to distribute interest on the Pool Balance thereof at the Stated Interest Rate for the Class A Certificates on up to three successive semiannual Regular Distribution Dates (without regard to any future distributions of principal on such Class A Certificates), except that the Class A Liquidity Facility will not cover interest payable by the Depositary on the Deposits. The Class A Liquidity Facility does not provide for drawings thereunder to pay for principal or Make-Whole Amount with respect to the Class A Certificates, any interest with respect to the Class A Certificates in excess of their Stated Interest Rate, or, notwithstanding the subordination provisions of the Intercreditor Agreement, principal, interest, or Make-Whole Amount with respect to the Class B Certificates, if issued. Therefore, only the holders of the Class A Certificateholders will be entitled to receive and retain the proceeds of drawings under the Class A Liquidity Facility. See “Description of the Class A Liquidity Facility”. If issued, the Class B Certificates may have the benefit of a liquidity facility. See “Possible Issuance of Class B Certificates and Refinancing of Class B Certificates — Additional Liquidity Facilities”.

Principal

Payments of principal on the Series A Equipment Notes are scheduled to be received in specified amounts on January 2 and July 2 in certain years, commencing on January 2, 2011 and ending on July 2,

2018. The schedule for principal payments on the Series B Equipment Notes, if issued, will be determined at the time of issuance of the Class B Certificates, but any scheduled principal payment dates for such Series B Equipment Notes will be the same as for the Series A Equipment Notes. (Intercreditor Agreement, Section 8.01(d)(vi))

Distributions

Payments of interest on the Deposits (other than as part of any withdrawals described in “Description of the Deposit Agreement — Other Withdrawals and Return of Deposits”) and payments of interest on or principal of the Equipment Notes (including drawings made under the Class A Liquidity Facility in respect of a shortfall of interest payable on any Class A Certificate) scheduled to be made on a Regular Distribution Date are referred to herein as “Scheduled Payments”. See “Description of the Equipment Notes — Principal and Interest Payments”. The “Final Legal Distribution Date” for the Class A Certificates is January 2, 2020 and for the Class B Certificates is a date to be determined at the time of issuance thereof, if any.

The Paying Agent with respect to the Escrow Agreement will distribute on each Regular Distribution Date to the Class A Certificateholders all Scheduled Payments received in respect of the Deposits, the receipt of which is confirmed by the Paying Agent on such Regular Distribution Date. Subject to the Intercreditor Agreement, on each Regular Distribution Date, the Class A Trustee will distribute to the Class A Certificateholders all Scheduled Payments received in respect of the Series A Equipment Notes, the receipt of which is confirmed by the Class A Trustee on such Regular Distribution Date. Each Class A Certificateholder will be entitled to receive its proportionate share, based upon its fractional interest in the Class A Trust, of any distribution in respect of Scheduled Payments of interest on Deposits, and, subject to the Intercreditor Agreement, each Class A Certificateholder will be entitled to receive its proportionate share, based upon its fractional interest in the Class A Trust, of any distribution in respect of Scheduled Payments of principal of or interest on the Series A Equipment Notes. Each such distribution of Scheduled Payments will be made by the Paying Agent or the Class A Trustee, as the case may be, to the Class A Certificateholders of record on the record date applicable to such Scheduled Payment (generally, 15 days prior to each Regular Distribution Date), subject to certain exceptions. (Basic Agreement, Sections 1.01 and 4.02(a) and Escrow Agreement, Section 2.03(a)) If a Scheduled Payment is not received by the Paying Agent or the Class A Trustee, as the case may be, on a Regular Distribution Date but is received within five days thereafter, it will be distributed on the date received to such holders of record. If it is received after such five-day period, it will be treated as a Special Payment and distributed as described below. (Intercreditor Agreement, Section 1.01; Escrow Agreement, Section 2.03(d)) If any Class B Certificates are issued, the rules for distribution of Scheduled Payments, if any, in respect of the Series B Equipment Notes will be determined at the time of issuance of the Class B Certificates, but any dates for such distributions will fall on the same Regular Distribution Dates as for the Series A Equipment Notes. (Intercreditor Agreement, Section 8.01(d)(vi))

Any payment in respect of, or any proceeds of, any Equipment Note or the collateral under any Indenture (the “Collateral”) other than a Scheduled Payment (each, a “Special Payment”) will be distributed on, in the case of an early redemption or a purchase of any Equipment Note, the date of such early redemption or purchase (which will be a Business Day), and otherwise on the Business Day specified for distribution of such Special Payment pursuant to a notice delivered by each Trustee (as described below) as soon as practicable after the Trustee has received notice of such Special Payment, or has received the funds for such Special Payment (each, a “Special Distribution Date”). Any such distribution will be subject to the Intercreditor Agreement. (Basic Agreement, Sections 4.02(b) and (c); Class A Trust Supplement, Section 7.01(d)) The foregoing description with respect to Series B Equipment Notes, if any are issued, is subject to change and will be determined at the time of issuance of the Class B Certificates.

Any Deposits withdrawn because a Triggering Event occurs, and any unused Deposits remaining as of the Delivery Period Termination Date, will be distributed, together with accrued and unpaid interest thereon, but without any premium (each, also a “Special Payment”), on a date no earlier than 15 days after the Paying Agent has received notice of the event requiring such distribution (also, a “Special Distribution Date”). However, if the day scheduled for such withdrawal is within 10 days before or after a Regular Distribution Date, the Escrow Agent will request that such withdrawal be made on such Regular Distribution Date. (Escrow

Agreement, Sections 1.02(f), 2.03(b) and 2.06) Any such distribution will not be subject to the Intercreditor Agreement.

“Triggering Event” means (i) the occurrence of an Indenture Event of Default under all of the Indentures resulting in a PTC Event of Default with respect to the most senior class of Certificates then outstanding, (ii) the acceleration of all of the outstanding Equipment Notes (provided that, with respect to the period prior to the Delivery Period Termination Date, the aggregate principal amount thereof exceeds $150 million) or (iii) certain bankruptcy or insolvency events involving Delta. (Intercreditor Agreement, Section 1.01)

Any Deposits withdrawn because an Aircraft suffers an Existing Financing Event of Loss (or an event that would constitute such an Existing Financing Event of Loss but for the requirement that notice be given or time elapse or both), as the case may be, before such Aircraft is financed pursuant to this offering will be distributed, together with accrued and unpaid interest thereon, but without any premium (each, also a “Special Payment”), on a date no earlier than 15 days after the Paying Agent has received notice of the event requiring such distribution (also, a “Special Distribution Date”). (Escrow Agreement, Sections 1.02(e), 2.03(b) and 2.07) Any such distribution will not be subject to the Intercreditor Agreement.

The Paying Agent, in the case of the Deposits, and the Class A Trustee, in the case of the Class A Trust Property, will mail a notice to the Class A Certificateholders stating the scheduled Special Distribution Date, the related record date, the amount of the Special Payment and, in the case of a distribution under the Class A Pass Through Trust Agreement, the reason for the Special Payment. In the case of a redemption or purchase of the Series A Equipment Notes or any withdrawal or return of Deposits described under “Description of the Deposit Agreement — Other Withdrawals and Return of Deposits,” such notice will be mailed not less than 15 days prior to the date such Special Payment is scheduled to be distributed, and in the case of any other Special Payment, such notice will be mailed as soon as practicable after the Class A Trustee has confirmed that it has received funds for such Special Payment. (Basic Agreement, Section 4.02(c); Class A Trust Supplement, Section 7.01(d); Escrow Agreement, Sections 2.06 and 2.07) Each distribution of a Special Payment, other than a Final Distribution, on a Special Distribution Date will be made by the Paying Agent or the Class A Trustee, as applicable, to the Class A Certificateholders of record on the record date applicable to such Special Payment. (Basic Agreement, Section 4.02(b); Escrow Agreement, Section 2.03(b)) See “— Indenture Events of Default and Certain Rights Upon an Indenture Event of Default” and “Description of the Equipment Notes — Redemption”.

The Class A Pass Through Trust Agreement requires that the Class A Trustee establish and maintain, for the Class A Trust and for the benefit of the Class A Certificateholders, one or more non-interest bearing accounts (the “Certificate Account”) for the deposit of payments representing Scheduled Payments received by the Class A Trustee. (Basic Agreement, Section 4.01) The Class A Pass Through Trust Agreement requires that the Class A Trustee establish and maintain, for the Class A Trust and for the benefit of the Class A Certificateholders, one or more accounts (the “Special Payments Account”) for the deposit of payments representing Special Payments received by the Class A Trustee, which will be non-interest bearing except in certain limited circumstances where the Class A Trustee may invest amounts in such account in certain Permitted Investments. (Class A Pass Through Trust, Section 7.01(c)) Pursuant to the terms of the Class A Pass Through Trust Agreement, the Class A Trustee is required to deposit any Scheduled Payments received by it in the Certificate Account and to deposit any Special Payments received by it in the Special Payments Account. (Basic Agreement, Section 4.01; Class A Trust Supplement, Section 7.01(c)) All amounts so deposited will be distributed by the Class A Trustee on a Regular Distribution Date or a Special Distribution Date, as appropriate. (Basic Agreement, Section 4.02)

The Escrow Agreement requires that the Paying Agent establish and maintain, for the benefit of the Receiptholders, an account (the “Paying Agent Account”), which will be non-interest bearing, and the Paying Agent is under no obligation to invest any amounts held in the Paying Agent Account. (Escrow Agreement, Section 2.02) Pursuant to the terms of the Deposit Agreement, the Depositary agrees to pay, subject to certain exceptions, interest payable on Deposits and amounts withdrawn from the Deposits as described under “Description of the Deposit Agreement — Other Withdrawals and Return of Deposits,” in accordance with the Deposit Agreement, directly into the Paying Agent Account. (Deposit Agreement, Section 4) All amounts so deposited in the Paying Agent Account will be distributed by the Paying Agent on a Regular Distribution Date or Special Distribution Date, as appropriate. See “Description of the Deposit Agreement”.

The Final Distribution for the Class A Trust will be made only upon presentation and surrender of the Class A Certificates at the office or agency of the Class A Trustee specified in the notice given by the Class A Trustee of such Final Distribution. (Basic Agreement, Section 11.01) See “— Termination of the Class A Trust” below. Distributions in respect of Class A Certificates issued in global form will be made as described in “— Book-Entry Registration; Delivery and Form” below.

If any Regular Distribution Date or Special Distribution Date is not a Business Day, distributions scheduled to be made on such Regular Distribution Date or Special Distribution Date will be made on the next succeeding Business Day and interest will not be added for such additional period. (Basic Agreement, Section 12.11; Class A Trust Supplement, Sections 3.02(c) and 3.02(d))

“Business Day” means, with respect to Certificates of any class, any day (a) other than a Saturday, a Sunday or a day on which commercial banks are required or authorized to close in New York, New York, Atlanta, Georgia, Wilmington, Delaware, or, so long as any Certificate of such class is outstanding, the city and state in which the Trustee, the Subordination Agent or any related Loan Trustee maintains its corporate trust office or receives and disburses funds, and (b) solely with respect to drawings under any Liquidity Facility, which is also a “Business Day” as defined in such Liquidity Facility. (Intercreditor Agreement, Section 1.01)

Subordination

The Certificates (including, if issued, the Class B Certificates) are subject to subordination terms set forth in the Intercreditor Agreement. See “Description of the Intercreditor Agreement — Priority of Distributions”.

Pool Factors

The “Pool Balance” of the Certificates issued by any Trust indicates, as of any date, the original aggregate face amount of the Certificates of such Trust less the aggregate amount of all distributions made as of such date in respect of the Certificates of such Trust or, in the case of the Class A Trust, in respect of Deposits, other than distributions made in respect of interest or Make-Whole Amount or reimbursement of any costs and expenses incurred in connection therewith. The Pool Balance of the Certificates issued by any Trust as of any date will be computed after giving effect to any special distribution with respect to unused Deposits in the case of the Class A Trust, payment of principal, if any, on the Equipment Notes or payment with respect to other Trust Property held in such Trust and the distribution thereof to be made on such date. (Class A Trust Supplement, Section 1.01; Intercreditor Agreement, Section 1.01)

The “Pool Factor” for the Class A Trust as of any Distribution Date is the quotient (rounded to the seventh decimal place) computed by dividing (i) the Pool Balance of the Class A Trust by (ii) the original aggregate face amount of the Class A Certificates. The Pool Factor for the Class A Trust as of any Distribution Date will be computed after giving effect to any special distribution with respect to unused Deposits, payment of principal, if any, on the Series A Equipment Notes or payments with respect to other Class A Trust Property and the distribution thereof to be made on that date. (Class A Trust Supplement, Section 1.01) The Pool Factor for the Class A Trust will be 1.0000000 on the date of issuance of the Class A Certificates (the “Issuance Date”); thereafter, the Pool Factor for the Class A Trust will decline as described herein to reflect reductions in the Pool Balance of the Class A Trust. The amount of a Class A Certificateholder’s pro rata share of the Pool Balance of the Class A Trust can be determined by multiplying the original denomination of the Class A Certificateholder’s Class A Certificate by the Pool Factor for the Class A Trust as of the applicable Distribution Date. Notice of the Pool Factor and the Pool Balance for the Class A Trust will be mailed to Class A Certificateholders on each Distribution Date. (Class A Trust Supplement, Section 5.01(a))

The following table sets forth the expected aggregate principal amortization schedule (the “Assumed Amortization Schedule”) for the Series A Equipment Notes and resulting Pool Factors with respect to the

Class A Trust, assuming that all of the Aircraft have been subjected to Indentures and that all of the Series A Equipment Notes have been acquired by the Class A Trust before the Outside Termination Date. The actual aggregate principal amortization schedule and the resulting Pool Factors with respect to the Class A Trust may differ from the Assumed Amortization Schedule because the scheduled distribution of principal payments for the Class A Trust may be affected if, among other things, any Series A Equipment Notes held in the Class A Trust are redeemed or purchased, if a default in payment on any Series A Equipment Note occurs, or if any Aircraft is not subjected to an Indenture and the related Series A Equipment Notes are not acquired by the Class A Trust.

	Scheduled Principal	Expected Pool
Date	Payments	Factor

Issuance Date	$0.00	1.0000000
January 2, 2011	5,268,540.47	0.9882921
July 2, 2011	20,261,911.52	0.9432657
January 2, 2012	19,791,648.31	0.8992842
July 2, 2012	21,254,749.64	0.8520514
January 2, 2013	21,372,569.91	0.8045568
July 2, 2013	20,798,286.63	0.7583384
January 2, 2014	21,386,114.03	0.7108137
July 2, 2014	20,890,242.47	0.6643910
January 2, 2015	20,652,287.76	0.6184970
July 2, 2015	20,410,120.65	0.5731412
January 2, 2016	20,725,773.30	0.5270839
July 2, 2016	20,974,510.96	0.4804739
January 2, 2017	20,077,748.98	0.4358567
July 2, 2017	19,752,470.53	0.3919623
January 2, 2018	18,833,777.63	0.3501094
July 2, 2018	157,549,247.21	0.0000000

If the Pool Factor and Pool Balance of the Class A Trust differ from the Assumed Amortization Schedule, notice thereof will be provided to the Class A Certificateholders as described hereafter. The Pool Factor and Pool Balance of the Class A Trust will be recomputed if there has been an early redemption, purchase or default in the payment of principal or interest in respect of one or more of the Series A Equipment Notes held in the Class A Trust, as described in ‘‘— Indenture Events of Default and Certain Rights Upon an Indenture Event of Default”, and “Description of the Equipment Notes — Redemption”, or a special distribution of unused Deposits attributable to (a) the occurrence of an Existing Financing Event of Loss (or an event that would constitute such an Existing Financing Event of Loss but for the requirement that notice be given or time elapse or both), as the case may be, with respect to an Aircraft before such Aircraft is financed pursuant to this offering, (b) the occurrence of a Triggering Event or (c) unused Deposits remaining after the Delivery Period Termination Date, in each case as described in “Description of the Deposit Agreement — Other Withdrawals and Return of Deposits”. If the aggregate principal payments scheduled for a Regular Distribution Date prior to the Delivery Period Termination Date will not be as set forth in the Assumed Amortization Schedule, notice thereof will be mailed to the Class A Certificateholders by no later than the 15th day prior to such Regular Distribution Date. Promptly following (i) the Delivery Period Termination Date or, if applicable, the date any unused Deposits are withdrawn following the Delivery Period Termination Date, if there has been, on or prior to such date, (x) any change in the Pool Factor and the scheduled payments from the Assumed Amortization Schedule or (y) any such redemption, purchase, default or special distribution and (ii) the date of any such redemption, purchase, default or special distribution occurring after the Delivery Period Termination Date or, if applicable the date any unused Deposits are withdrawn following the Delivery Period Termination Date, the Pool Factor, Pool Balance and expected principal payment schedule of the Class A Trust will be recomputed after giving effect thereto and notice thereof will be mailed to the Class A Certificateholders.

(Class A Trust Supplement, Sections 5.01(c) and 5.01(d)) See “— Reports to Class A Certificateholders”, “— Certificate Buyout Right of Class B Certificateholders”, and “Description of the Deposit Agreement”.

Reports to Class A Certificateholders

On each Distribution Date, the Class A Trustee will include with each distribution by it of a Scheduled Payment or Special Payment to the Class A Certificateholders a statement, giving effect to such distribution to be made on such Distribution Date, setting forth the following information (per $1,000 aggregate principal amount of Certificates as to items (2), (3), (4) and (5) below):

(1)	the aggregate amount of funds distributed on such Distribution Date under the Class A Pass Through Trust Agreement and under the Escrow Agreement, indicating the amount, if any, allocable to each source, including any portion thereof paid by the Class A Liquidity Provider;

(2)	the amount of such distribution under the Class A Pass Through Trust Agreement allocable to principal and the amount allocable to Make-Whole Amount (if any);

(3)	the amount of such distribution under the Class A Pass Through Trust Agreement allocable to interest, indicating any portion thereof paid by the Class A Liquidity Provider;

(4)	the amount of such distribution under the Escrow Agreement allocable to interest, if any;

(5)	the amount of such distribution under the Escrow Agreement allocable to unused Deposits, if any; and

(6)	the Pool Balance and the Pool Factor for the Class A Trust. (Class A Trust Supplement, Section 5.01)

As long as the Class A Certificates are registered in the name of The Depository Trust Company (“DTC”) or its nominee (including Cede & Co. (“Cede”)), on the record date prior to each Distribution Date, the Class A Trustee will request that DTC post on its Internet bulletin board a securities position listing setting forth the names of all DTC Participants reflected on DTC’s books as holding interests in the Class A Certificates on such record date. On each Distribution Date, the Class A Trustee will mail to each such DTC Participant the statement described above and will make available additional copies as requested by such DTC Participant for forwarding to Certificate Owners. (Class A Trust Supplement, Section 5.01(a))

In addition, after the end of each calendar year, the Class A Trustee will furnish to each person who at any time during the preceding calendar year was a Class A Certificateholder of record a report containing the sum of the amounts determined pursuant to clauses (1), (2), (3), (4) and (5) above with respect to the Class A Trust for such calendar year or, if such person was a Class A Certificateholder during only a portion of such calendar year, for the applicable portion of such calendar year, and such other items as are readily available to the Class A Trustee and which a Class A Certificateholder reasonably requests as necessary for the purpose of such Class A Certificateholder’s preparation of its U.S. federal income tax returns or foreign income tax returns. (Class A Trust Supplement, Section 5.01(b)) Such report and such other items will be prepared on the basis of information supplied to the Class A Trustee by the DTC Participants and will be delivered by the Class A Trustee to such DTC Participants to be available for forwarding by such DTC Participants to Certificate Owners. (Class A Trust Supplement, Section 5.01(b))

At such time, if any, as Class A Certificates are issued in the form of Definitive Certificates, the Class A Trustee will prepare and deliver the information described above to each Class A Certificateholder of record as the name and period of record ownership of such Class A Certificateholder appear on the records of the registrar of the Class A Certificates.

Indenture Events of Default and Certain Rights Upon an Indenture Event of Default

See “Description of Equipment Notes — Indenture Events of Default, Notice and Waiver” for a list of Indenture Events of Default.

Upon the occurrence and during the continuation of an Indenture Event of Default under an Indenture, the Controlling Party may direct the Loan Trustee under such Indenture to accelerate the Equipment Notes issued thereunder and may direct the Loan Trustee under such Indenture in the exercise of remedies thereunder and may sell all (but not less than all) of such Equipment Notes or foreclose and sell the Collateral under such Indenture to any person, subject to certain limitations. See “Description of the Intercreditor Agreement — Intercreditor Rights — Limitations on Exercise of Remedies”. The proceeds of any such sale will be distributed pursuant to the provisions of the Intercreditor Agreement. Any such proceeds so distributed to the Class A Trustee upon any such sale will be deposited in the applicable Special Payments Account and will be distributed to the Class A Certificateholders on a Special Distribution Date. (Basic Agreement, Sections 4.01 and 4.02; Class A Trust Supplement, Sections 7.01(c) and 7.01(d))

The market for Aircraft or Equipment Notes during the continuation of any Indenture Event of Default may be limited and there can be no assurance as to whether they could be sold or the price at which they could be sold. If any Equipment Notes are sold for less than their outstanding principal amount, or any Aircraft are sold for less than the outstanding principal amount of the related Equipment Notes, certain Certificateholders will receive a smaller amount of principal distributions than anticipated and will not have any claim for the shortfall against Delta (except in the case that Aircraft are sold for less than the outstanding principal amount of the related Equipment Notes), any Liquidity Provider or any Trustee. Neither the Trustee of the Trust holding such Equipment Notes nor the Certificateholders of such Trust, furthermore, could take action with respect to any remaining Equipment Notes held in such Trust as long as no Indenture Event of Default existed with respect thereto.

Any amount, other than Scheduled Payments received on a Regular Distribution Date or within five days thereafter, distributed to the Class A Trustee by the Subordination Agent on account of the Series A Equipment Notes or other Class A Trust Property following an Indenture Event of Default under any Indenture will be deposited in the Special Payments Account and will be distributed to the Class A Certificateholders on a Special Distribution Date. (Basic Agreement, Sections 4.01 and 4.02; Class A Trust Supplement, Sections 1.01 and 7.01(c); Intercreditor Agreement, Sections 1.01, 2.03(b) and 2.04)

Any funds representing payments received with respect to any defaulted Series A Equipment Notes, or the proceeds from the sale of any Series A Equipment Notes, held by the Class A Trustee in the Special Payments Account will, to the extent practicable, be invested and reinvested by the Class A Trustee in certain Permitted Investments pending the distribution of such funds on a Special Distribution Date. (Basic Agreement, Section 4.04) “Permitted Investments” are defined as obligations of the United States or agencies or instrumentalities thereof the payment of which is backed by the full faith and credit of the United States and which mature in not more than 60 days after they are acquired or such lesser time as is required for the distribution of any Special Payments on a Special Distribution Date. (Basic Agreement, Section 1.01)

The Class A Pass Through Trust Agreement provides that the Class A Trustee will, within 90 days after the occurrence of a default (as defined below) known to it, notify the Class A Certificateholders by mail of such default, unless such default has been cured or waived; provided that, (i) in the case of defaults not relating to the payment of money, the Class A Trustee will not give notice until the earlier of the time at which such default becomes an Indenture Event of Default and the expiration of 60 days from the occurrence of such default, and (ii) except in the case of default in a payment of principal, Make-Whole Amount (if any), or interest on any of the Series A Equipment Notes, the Class A Trustee will be protected in withholding such notice if it in good faith determines that the withholding of such notice is in the interests of the Class A Certificateholders. (Basic Agreement, Section 7.02) For the purpose of the provision described in this paragraph only, the term “default” with respect to the Class A Trust means an event that is, or after notice or lapse of time or both would become, an event of default with respect to the Class A Trust or a Triggering Event under the Intercreditor Agreement, and the term “event of default” with respect to the Class A Trust means an Indenture Event of Default under any Indenture pursuant to which Series A Equipment Notes held by the Class A Trust were issued.

The Class A Pass Through Trust Agreement contains a provision entitling the Class A Trustee, subject to the duty of the Class A Trustee during a default to act with the required standard of care, to be offered reasonable security or indemnity by the Class A Certificateholders before proceeding to exercise any right or power under the Class A Pass Through Trust Agreement or the Intercreditor Agreement at the request of the Class A Certificateholders. (Basic Agreement, Section 7.03(e))

Subject to certain qualifications set forth in the Class A Pass Through Trust Agreement and to certain limitations set forth in the Intercreditor Agreement, the Class A Certificateholders holding Class A Certificates evidencing fractional undivided interests aggregating not less than a majority in interest in the Class A Trust will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Class A Trustee or pursuant to the terms of the Intercreditor Agreement or the Class A Liquidity Facility, or exercising any trust or power conferred on the Class A Trustee under the Class A Pass Through Trust Agreement, the Intercreditor Agreement, or the Class A Liquidity Facility, including any right of the Class A Trustee as Controlling Party under the Intercreditor Agreement or as holder of the Series A Equipment Notes (the “Series A Noteholder”). (Basic Agreement, Section 6.04)

Subject to the Intercreditor Agreement, the Class A Certificateholders evidencing fractional undivided interests aggregating not less than a majority in interest of the Class A Trust may on behalf of all Class A Certificateholders waive any past Indenture Event of Default or “default” under the Class A Pass Through Trust Agreement and its consequences or, if the Class A Trustee is the Controlling Party, may direct the Class A Trustee to so instruct the applicable Loan Trustee; provided, however, that the consent of each Class A Certificateholder is required to waive (i) a default in the deposit of any Scheduled Payment or Special Payment or in the distribution thereof, (ii) a default in payment of the principal, Make-Whole Amount (if any) or interest with respect to any of Series A Equipment Notes and (iii) a default in respect of any covenant or provision of the Class A Pass Through Trust Agreement that cannot be modified or amended without the consent of each Class A Certificateholder affected thereby. (Basic Agreement, Section 6.05) Each Indenture will provide that, with certain exceptions, the holders of the majority in aggregate unpaid principal amount of the Equipment Notes (including, if issued, the Series B Equipment Notes) issued thereunder may on behalf of all such holders waive any past default or Indenture Event of Default thereunder. Notwithstanding such provisions of the Indentures, pursuant to the Intercreditor Agreement only the Controlling Party will be entitled to waive any such past default or Indenture Event of Default. See “Description of the Intercreditor Agreement — Intercreditor Rights — Controlling Party”.

If any Class B Certificates have been issued, and if the same institution acts as Trustee of the Class A Trust and Class B Trust, such Trustee could be faced with a potential conflict of interest upon an Indenture Event of Default. In such event, the Class A Trustee has indicated that it would resign as Trustee of one or both Trusts, and a successor trustee would be appointed in accordance with the terms of the applicable Pass Through Trust Agreement. U.S. Bank Trust National Association will be the initial Class A Trustee under the Class A Trust. (Basic Agreement, Sections 7.08 and 7.09)

Certificate Buyout Right of Class B Certificateholders

If Class B Certificates are issued, then after the occurrence and during the continuation of a Certificate Buyout Event, with ten days’ prior written irrevocable notice to the Class A Trustee and each Class A Certificateholder, the Class B Certificateholders (other than Delta or any of its affiliates), will have the right to purchase all, but not less than all, of the Class A Certificates on the third Business Day next following the expiry of such ten-day notice period.

If Refinancing Certificates are issued, holders of such Refinancing Certificates will have the same right (subject to the same terms and conditions) to purchase the Class A Certificates as the holders of the Class B Certificates that such Refinancing Certificates refinanced. See “Possible Issuance of Class B Certificates and Refinancing of Class B Certificates”.

The purchase price with respect to the Class A Certificates will be equal to the Pool Balance of the Class A Certificates plus accrued and unpaid interest thereon to the date of purchase, without any premium, but including any other amounts then due and payable to the Class A Certificateholders under the Class A Pass Through Trust Agreement, the Intercreditor Agreement, the Escrow Agreement, any Series A Equipment Note held as part of the Class A Trust Property or the related Indenture and Participation Agreement or on or in respect of the Class A Certificates, provided, however, that if such purchase occurs after (i) a record date specified in the Escrow Agreement relating to the distribution of unused Deposits and/or accrued and unpaid interest on Deposits and prior to or on the related distribution date under the Escrow Agreement, such purchase price will be reduced by the aggregate amount of unused Deposits and/or interest to be distributed under the Escrow Agreement (which deducted amounts will remain distributable to, and may be retained by, the Class A Certificateholders as of such record date), or (ii) the record date under the Class A Pass Through Trust Agreement relating to any Distribution Date, such purchase price will be reduced by the amount to be distributed thereunder on such related Distribution Date (which deducted amounts will remain distributable to, and may be retained by, the Class A Certificateholders as of such record date). Such purchase right may be exercised by any Class B Certificateholder entitled to such right.

If prior to the end of the ten-day notice period, any other Class B Certificateholder(s) notifies the purchasing Class B Certificateholder that such other Class B Certificateholder(s) want(s) to participate in such purchase, then such other Class B Certificateholder(s) may join with the purchasing Class B Certificateholder to purchase the Class A Certificates pro rata based on the interest in the Class B Trust held by each Class B Certificateholder. Upon consummation of such a purchase, no other Class B Certificateholder will have the right to purchase the Class A Certificates during the continuance of such Certificate Buyout Event. If Delta or any of its affiliates is a Class B Certificateholder, it will not have the purchase rights described above. (Class A Trust Supplement, Section 6.01)

A “Certificate Buyout Event” means that a Delta Bankruptcy Event has occurred and is continuing and either of the following events has occurred: (A) (i) the 60-day period specified in Section 1110(a)(2)(A) of the Bankruptcy Code (the “60-Day Period”) has expired and (ii) Delta has not entered into one or more agreements under Section 1110(a)(2)(A) of the Bankruptcy Code to perform all of its obligations under all of the Indentures and has not cured defaults thereunder in accordance with Section 1110(a)(2)(B) of the Bankruptcy Code or, if it has entered into such agreements, has at any time thereafter failed to cure any default under any of the Indentures in accordance with Section 1110(a)(2)(B) of the Bankruptcy Code; or (B) if prior to the expiry of the 60-Day Period, Delta will have abandoned any Aircraft. (Intercreditor Agreement, Section 1.01)

PTC Event of Default

A “PTC Event of Default” with respect to the Class A Pass Through Trust Agreement means the failure to distribute within ten Business Days after the applicable Distribution Date either:

•	the outstanding Pool Balance of the Class A Certificates on the Final Legal Distribution Date for the Class A Certificates; or

•	the interest scheduled for distribution on the Class A Certificates on any Distribution Date (unless the Subordination Agent has made an Interest Drawing, or a withdrawal from the Cash Collateral Account for the Class A Certificates, in an aggregate amount sufficient to pay such interest and has distributed such amount to the Class A Trustee). (Intercreditor Agreement, Section 1.01)

Any failure to make expected principal distributions with respect to the Class A Certificates on any Regular Distribution Date (other than the Final Legal Distribution Date) will not constitute a PTC Event of Default with respect to the Class A Certificates.

A PTC Event of Default with respect to the most senior outstanding class of Certificates resulting from an Indenture Event of Default under all Indentures will constitute a Triggering Event.

Merger, Consolidation and Transfer of Assets

Delta will be prohibited from consolidating with or merging into any other entity where Delta is not the surviving entity or conveying, transferring, or leasing substantially all of its assets as an entirety to any other entity unless:

•	the successor or transferee entity is organized and validly existing under the laws of the United States or any state thereof or the District of Columbia;

•	the successor or transferee entity is, if and to the extent required under Section 1110 in order that the Loan Trustee continues to be entitled to any benefits of Section 1110 with respect to an Aircraft, a “citizen of the United States” (as defined in Title 49 of the United States Code relating to aviation (the “Transportation Code”)) holding an air carrier operating certificate issued by the Secretary of Transportation pursuant to Chapter 447 of the Transportation Code;

•	the successor or transferee entity expressly assumes all of the obligations of Delta contained in the Basic Agreement and any Trust Supplement, the Note Purchase Agreement, the Equipment Notes, the Indentures and the Participation Agreements;

•	if the Aircraft are, at the time, registered with the FAA or such person is located in a “Contracting State” (as such term is used in the Cape Town Treaty), the transferor or successor entity makes such filings and recordings with the FAA pursuant to the Transportation Code and registrations under the Cape Town Treaty, or, if the Aircraft are, at the time, not registered with the FAA, the transferor or successor entity makes such filings and recordings with the applicable aviation authority, as are necessary to evidence such consolidation, merger, conveyance, transfer or lease; and

•	Delta has delivered a certificate and an opinion or opinions of counsel indicating that such transaction, in effect, complies with such conditions.

In addition, after giving effect to such transaction, no Indenture Event of Default shall have occurred and be continuing. (Basic Agreement, Section 5.02; Class A Trust Supplement, Section 8.01; Participation Agreements, Section 6.02(e); Note Purchase Agreement, Section 4(a)(iii))

None of the Certificates, Equipment Notes or underlying agreements will contain any covenants or provisions which may afford the applicable Trustee or Certificateholders protection in the event of a highly leveraged transaction, including transactions effected by management or affiliates, which may or may not result in a change in control of Delta.

Modification of the Class A Pass Through Trust Agreement and Certain Other Agreements

The Class A Pass Through Trust Agreement contains provisions permitting Delta and the Class A Trustee to enter into one or more agreements supplemental to the Class A Pass Through Trust Agreement or, if applicable, permitting or requesting, the execution of amendments or agreements supplemental to the Deposit Agreement, the Escrow Agreement, the Intercreditor Agreement, the Note Purchase Agreement, any of the Participation Agreements, the Class A Liquidity Facility or, if applicable, any other Liquidity Facility, without the consent of the Class A Certificateholders to, among other things:

•	evidence the succession of another corporation or entity to Delta and the assumption by such corporation or entity of the covenants of Delta contained in the Class A Pass Through Trust Agreement or of Delta’s obligations under the Intercreditor Agreement, the Note Purchase Agreement, any Participation Agreement, the Class A Liquidity Facility or, if applicable, any other Liquidity Facility;

•	add to the covenants of Delta for the benefit of holders of any Certificates or surrender any right or power conferred upon Delta in the Class A Pass Through Trust Agreement, the Intercreditor Agreement, the Note Purchase Agreement, any Participation Agreement, the Class A Liquidity Facility or, if applicable, any other Liquidity Facility;

•	cure any ambiguity or correct any mistake or inconsistency contained in the Basic Agreement, any related Trust Supplement, the Deposit Agreement, the Escrow Agreement, the Intercreditor Agreement, the Note Purchase Agreement, any Participation Agreement, the Class A Liquidity Facility or, if applicable, any other Liquidity Facility;

•	make or modify any other provision with respect to matters or questions arising under the Basic Agreement, any related Trust Supplement, the Deposit Agreement, the Escrow Agreement, the Intercreditor Agreement, the Note Purchase Agreement, any Participation Agreement, the Class A Liquidity Facility or, if applicable, any other Liquidity Facility as Delta may deem necessary or desirable and that will not materially adversely affect the interests of the holders of the related Certificates;

•	comply with any requirement of the SEC, any applicable law, rules or regulations of any exchange or quotation system on which any Certificates are listed (or to facilitate any listing of any Certificates on any exchange or quotation system) or any requirement of DTC or like depositary or of any regulatory body;

•	modify, eliminate or add to the provisions of the Class A Pass Through Trust Agreement, the Deposit Agreement, the Escrow Agreement, the Intercreditor Agreement, the Note Purchase Agreement, any Participation Agreement, the Class A Liquidity Facility or, if applicable, any other Liquidity Facility, to the extent necessary to establish, continue or obtain the qualification of the Class A Pass Through Trust Agreement (including any supplemental agreement), the Deposit Agreement, the Escrow Agreement, the Intercreditor Agreement, the Note Purchase Agreement, any Participation Agreement, the Class A Liquidity Facility or, if applicable, any other Liquidity Facility under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), or under any similar federal statute enacted after the date of the Class A Pass Through Trust Agreement, and with certain exceptions, add to the Class A Pass Through Trust Agreement, the Deposit Agreement, the Escrow Agreement, the Intercreditor Agreement, the Note Purchase Agreement, any Participation Agreement, the Class A Liquidity Facility or, if applicable, any other Liquidity Facility, such other provisions as may be expressly permitted by the Trust Indenture Act;

•	(i) evidence and provide for a successor Trustee under the Class A Pass Through Trust Agreement, the Deposit Agreement, the Escrow Agreement, the Intercreditor Agreement, the Note Purchase Agreement, any Participation Agreement, any Indenture, the Class A Liquidity Facility or, if applicable, any other Liquidity Facility with respect to one or more Trusts, (ii) evidence the substitution of the Class A Liquidity Provider or, if applicable, any other Liquidity Provider with a replacement liquidity provider or to provide for any Replacement Facility, all as provided in the Intercreditor Agreement, (iii) evidence the substitution of the Depositary with a replacement depositary or provide for a replacement deposit agreement, all as provided in the Note Purchase Agreement, (iv) evidence and provide for a successor Escrow Agent or Paying Agent under the Escrow Agreement or (v) add to or change any of the provisions of the Class A Pass Through Trust Agreement, the Deposit Agreement, the Escrow Agreement, the Intercreditor Agreement, the Note Purchase Agreement, any Participation Agreements, the Class A Liquidity Facility or, if applicable, any other Liquidity Facility as necessary to provide for or facilitate the administration of the Class A Trust thereunder by more than one trustee or to provide multiple liquidity facilities for one or more Trusts;

•	provide certain information to the Class A Trustee as required in the Class A Pass Through Trust Agreement;

•	add to or change any provision of any Certificates, the Basic Agreement or any Trust Supplement to the extent necessary to facilitate the issuance of such Certificates in bearer form or to facilitate or provide for the issuance of such Certificates in global form in addition to or in place of Certificates in certificated form;

•	provide for the delivery of any agreement supplemental to the Class A Pass Through Trust Agreement or any Certificates in or by means of any computerized, electronic or other medium, including by computer diskette;

•	correct or supplement the description of any property of the Class A Trust;

•	modify, eliminate or add to the provisions of the Basic Agreement or any Trust Supplement to reflect the substitution of a substitute aircraft for any Aircraft; or

•	make any other amendments or modifications to the Class A Pass Through Trust Agreement; provided that such amendments or modifications will only apply to Certificates of one class or more to be hereafter issued;

provided, however, that, no such supplemental agreement shall cause the Class A Trust to become an association taxable as a corporation for U.S. federal income tax purposes. (Basic Agreement, Section 9.01; Class A Trust Supplement, Section 8.02)

The Class A Pass Through Trust Agreement also contains provisions permitting Delta and the Class A Trustee to enter into agreements supplemental to the Class A Pass Through Trust Agreement or, if applicable, permitting or requesting the execution of amendments or agreements supplemental to the Deposit Agreement, the Escrow Agreement, the Intercreditor Agreement, the Note Purchase Agreement, any Certificate, any Participation Agreement, any other operative document with respect to any Aircraft, the Class A Liquidity Facility or, if applicable, any other Liquidity Facility, without the consent of the Class A Certificateholders, to provide for the issuance of the Class B Certificates or Refinancing Certificates, the formation of related trusts, the purchase by such trusts of the related equipment notes, the establishment of certain matters with respect to such Class B Certificates or Refinancing Certificates, and other matters incidental thereto, all as provided in, and subject to certain terms and conditions set forth in, the Note Purchase Agreement and the Intercreditor Agreement. (Class A Trust Supplement, Section 8.02) See “Possible Issuance of Class B Certificates and Refinancing of Class B Certificates”.

The Class A Pass Through Trust Agreement also contains provisions permitting the execution, with the consent of the Class A Certificateholders evidencing fractional undivided interests aggregating not less than a majority in interest of the Class A Trust, of supplemental agreements adding any provisions to or changing or eliminating any of the provisions of the Class A Pass Through Trust Agreement, the Deposit Agreement, the Escrow Agreement, the Intercreditor Agreement, the Note Purchase Agreement, the Class A Liquidity Facility or, if applicable, any other Liquidity Facility to the extent applicable to the Class A Certificateholders or modifying the rights of the Class A Certificateholders under the Class A Pass Through Trust Agreement, the Deposit Agreement, the Escrow Agreement, the Intercreditor Agreement, the Note Purchase Agreement, the Class A Liquidity Facility or, if applicable, any other Liquidity Facility, except that no such supplemental agreement may, without the consent of the holder of each outstanding Certificate adversely affected thereby:

•	reduce in any manner the amount of, or delay the timing of, any receipt by the Class A Trustee (or, with respect to the Deposits, the Receiptholders) of payments on the Series A Equipment Notes, or distributions in respect of any Class A Certificate (or, with respect to the Deposits, payments upon the Deposits), or change the date or place of any payment of any Class A Certificates or change the coin or currency in which any Class A Certificate is payable, or impair the right of any Class A Certificateholder to institute suit for the enforcement of any such payment or distribution when due;

•	permit the disposition of any Series A Equipment Note or otherwise deprive the Class A Certificateholders of the benefit of the ownership of the Series A Equipment Notes, except as provided in the Class A Pass Through Trust Agreement, the Intercreditor Agreement or the Class A Liquidity Facility;

•	alter the priority of distributions specified in the Intercreditor Agreement in a manner materially adverse to the interests of any holders of any outstanding Certificates;

•	modify certain amendment provisions in the Class A Pass Through Trust Agreement, except to increase the percentage of the aggregate fractional undivided interests of the Class A Trust provided for in the Class A Pass Through Trust Agreement, the consent of the Class A Certificateholders of which is required for any such supplemental agreement provided for in the Class A Pass Through Trust Agreement, or to provide that certain other provisions of the Class A Pass Through Trust Agreement cannot be modified or waived without the consent of each Class A Certificateholder affected thereby; or

•	cause the Class A Trust to become an association taxable as a corporation for U.S. federal income tax purposes. (Basic Agreement, Section 9.02; Class A Trust Supplement, Section 8.03)

If the Class A Trustee, as holder (or beneficial owner through the Subordination Agent) of any Series A Equipment Note in trust for the benefit of the Class A Certificateholders or as Controlling Party under the Intercreditor Agreement, receives (directly or indirectly through the Subordination Agent) a request for a consent to any amendment, modification, waiver or supplement under any Indenture, any Participation Agreement, any Series A Equipment Note, the Note Purchase Agreement or certain other related documents, then subject to the provisions described above in respect of modifications for which consent of any Class A Certificateholders is not required, the Class A Trustee will forthwith send a notice of such proposed amendment, modification, waiver or supplement to each Class A Certificateholder registered on the register of the Class A Trust as of the date of such notice. The Class A Trustee will request from the Class A Certificateholders a direction as to:

•	whether or not to take or refrain from taking (or direct the Subordination Agent to take or refrain from taking) any action that a Series A Noteholder or the Controlling Party has the option to direct;

•	whether or not to give or execute (or direct the Subordination Agent to give or execute) any waivers, consents, amendments, modifications or supplements as a Series A Noteholder or as Controlling Party; and

•	how to vote (or direct the Subordination Agent to vote) any Series A Equipment Note if a vote has been called for with respect thereto. (Basic Agreement, Section 10.01; Intercreditor Agreement, Section 8.01(b))

Provided such a request for a Class A Certificateholder direction shall have been made, in directing any action or casting any vote or giving any consent as Series A Noteholder (or in directing the Subordination Agent in any of the foregoing):

•	other than as the Controlling Party, the Class A Trustee will vote for or give consent to any such action with respect to Series A Equipment Note in the same proportion as that of (x) the aggregate face amount of all Class A Certificates actually voted in favor of or for giving consent to such action by such direction of Class A Certificateholders to (y) the aggregate face amount of all outstanding Class A Certificates; and

•	as the Controlling Party, the Class A Trustee will vote as directed in such Class A Certificateholder direction by the Class A Certificateholders evidencing fractional undivided interests aggregating not less than a majority in interest in the Class A Trust. (Basic Agreement, Section 10.01)

For purposes of the immediately preceding paragraph, a Class A Certificate is deemed “actually voted” if the Class A Certificateholder has delivered to the Class A Trustee an instrument evidencing such Certificateholder’s consent to such direction prior to one Business Day before the Class A Trustee directs such action or casts such vote or gives such consent. Notwithstanding the foregoing, but subject to certain rights of the Class A Certificateholders under the Class A Pass Through Trust Agreement and subject to the Intercreditor Agreement, the Class A Trustee may, in its own discretion and at its own direction, consent and notify the relevant Loan Trustee of such consent (or direct the Subordination Agent to consent and notify the relevant Loan Trustee of such consent) to any amendment, modification, waiver or supplement under any related Indenture, Participation Agreement, Series A Equipment Note or the Note Purchase Agreement or certain other related documents, if an Indenture Event of Default under any Indenture has occurred and is continuing, or if such amendment, modification, waiver or supplement will not materially adversely affect the interests of the Class A Certificateholders. (Basic Agreement, Section 10.01)

Pursuant to the Intercreditor Agreement, with respect to any Indenture at any given time, the Loan Trustee under such Indenture will be directed by the Subordination Agent (as directed by the respective Trustees or by the Controlling Party, as applicable) in taking, or refraining from taking, any action thereunder or with respect to the Equipment Notes issued under such Indenture that are held by the Subordination Agent as the property of the relevant Trust. Any Trustee acting as Controlling Party will direct the Subordination Agent as such Trustee is directed by Certificateholders evidencing fractional undivided interests aggregating not less than a majority in interest in the relevant Trust. (Intercreditor Agreement, Section 2.06 and 8.01(b)) Notwithstanding the foregoing, without the consent of each Liquidity Provider and each Certificateholder holding Certificates representing a fractional undivided interest in the Equipment Notes under the applicable Indenture held by the Subordination Agent, among other things, no amendment, supplement, modification, consent or waiver of or relating to such Indenture, any related Equipment Note, Participation Agreement or other related document will: (i) reduce the principal amount of, Make-Whole Amount, if any, or interest on, any Equipment Note under such Indenture; (ii) change the date on which any principal amount of, Make-Whole Amount, if any, or interest on any Equipment Note under such Indenture, is due or payable; (iii) create any lien with respect to the Collateral subject to such Indenture prior to or pari passu with the lien thereon under such Indenture except such as are permitted by such Indenture; or (iv) reduce the percentage of the outstanding principal amount of the Equipment Notes under such Indenture the consent of whose holders is required for any supplemental agreement, or the consent of whose holders is required for any waiver of compliance with certain provisions of such Indenture or of certain defaults thereunder or their consequences provided for in such Indenture. In addition, without the consent of each Certificateholder, no such amendment, modification, consent or waiver will, among other things, deprive any Certificateholder of the benefit of the lien of any Indenture on the related Collateral, except as provided in connection with the exercise of remedies under such Indenture. (Intercreditor Agreement, Section 8.01(b)) See “— Indenture Events of Default and Certain Rights Upon an Indenture Event of Default” for a description of the rights of the Certificateholders of each Trust to direct the respective Trustees.

Obligation to Purchase Series A Equipment Notes

The Class A Trustee will be obligated to purchase the Series A Equipment Notes issued with respect to each Aircraft prior to the Delivery Period Termination Date pursuant to the terms and conditions of a note purchase agreement (the “Note Purchase Agreement”) and the forms of financing agreements attached to the Note Purchase Agreement. On and subject to the terms and conditions of the Note Purchase Agreement and the forms of financing agreements attached to the Note Purchase Agreement, Delta agrees to enter into a secured debt financing with respect to each 2000-1 Aircraft on or prior to December 31, 2010 and with respect to each 2010 Aircraft within 90 days after the Issuance Date, in each case with the other relevant parties pursuant to a Participation Agreement and an Indenture that are substantially in the forms attached to the Note Purchase Agreement.

The description of such financing agreements in this prospectus supplement is based on the forms of such agreements attached to the Note Purchase Agreement. However, the terms of the financing agreements actually entered into may differ from the forms of such agreements and, consequently, may differ from the description of such agreements contained in this prospectus supplement. See “Description of the Equipment Notes”. Although such changes are permitted, under the Note Purchase Agreement, Delta must obtain written confirmation from each Rating Agency then rating the Class A Certificates that the use of financing agreements modified in any material respect from the forms attached to the Note Purchase Agreement will not result in a withdrawal, suspension or downgrading of the rating of the Class A Certificates. The terms of such financing agreements also must comply with the Required Terms. In addition, Delta, subject to certain exceptions, is obligated to certify to the Class A Trustee that any substantive modifications do not materially and adversely affect the Class A Certificateholders or the Class A Liquidity Provider.

Under the Note Purchase Agreement, the Class A Trustee will not be obligated to purchase the Series A Equipment Notes to be issued with respect to any Aircraft not yet financed if a Triggering Event has occurred or certain specified conditions are not met. In addition, if an Existing Financing Event of Loss (or an event that would constitute such an Existing Financing Event of Loss but for the requirement that notice be given or time elapse or both) occurs with respect to an Aircraft before such Aircraft is financed pursuant to this offering, the Class A Trustee will not be obligated to purchase the Series A Equipment Notes to be issued with respect to such Aircraft. The Class A Trustee will have no right or obligation to purchase the Series A Equipment Notes to be issued with respect to any Aircraft after the Delivery Period Termination Date.

The “Required Terms”, as defined in the Note Purchase Agreement, mandate that:

•	the original principal amount and principal amortization schedule for the Series A Equipment Notes issued with respect to each Aircraft will be as set forth in the table for that Aircraft included in Appendix V (each such principal amortization schedule to be expressed in percentages of original principal amount);

•	the interest rate for the Series A Equipment Notes must be equal to the interest rate for the Class A Certificates;

•	the payment dates for the Equipment Notes must be January 2 and July 2;

•	(a) the past due rate in the Indentures for the Series A Equipment Notes, (b) the Make-Whole Amount payable under the Indentures for the Series A Equipment Notes, (c) the provisions relating to the redemption of the Series A Equipment Notes in the Indentures, and (d) the indemnification of the Loan Trustees, the Subordination Agent, the Liquidity Providers, the Trustees and the Escrow Agent with respect to certain claims, expenses and liabilities, in each case will be provided as set forth, as applicable, in the form of Indenture attached as an exhibit to the Note Purchase Agreement (the “Indenture Form”) or the form of Participation Agreement attached as an exhibit to the Note Purchase Agreement (the “Participation Agreement Form”);

•	the amounts payable under the all-risk aircraft hull insurance maintained with respect to each Aircraft must be not less than 110% of the unpaid principal amount of the related Equipment Notes, subject to certain rights of self-insurance;

•	modifications in any material adverse respect are prohibited with respect to (i) the Granting Clause of the Indenture Form so as to deprive holders of Equipments Notes under all the Indentures of a first priority security interest in and mortgage lien on the Aircraft or, to the extent assigned, certain of Delta’s rights under its purchase agreement with the Aircraft manufacturer or to eliminate the obligations intended to be secured thereby, (ii) certain provisions relating to the issuance, redemption, payments, and ranking of the Equipment Notes (including the obligation to pay the Make-Whole Amount in certain circumstances), (iii) certain provisions regarding Indenture Event of Defaults and remedies relating thereto, (iv) certain provisions relating to the replacement of the airframe or engines with respect to an Aircraft following an Event of Loss with respect to such Aircraft, (v) certain provisions relating to claims, actions, third party beneficiaries, voting, Section 1110 and Aircraft re-registration, (vi) the definition of Make-Whole Amount for the Series A Equipment Notes and (vii) the provision that New York law will govern the Indentures; and

•	modifications in any material adverse respect are prohibited with respect to (i) certain conditions to the obligations of the Trustees to purchase the Equipment Notes issued with respect to an Aircraft involving good title to such Aircraft, obtaining a certificate of airworthiness with respect to such Aircraft, entitlement to the benefits of Section 1110 with respect to such Aircraft and filings of certain documents with the FAA, (ii) the provisions restricting transfers of Equipment Notes, (iii) certain provisions relating to UCC filings, representations and warranties, taxes, filings or third party beneficiaries, (iv) certain provisions requiring the delivery of legal opinions and (v) the provision that New York law will govern the Participation Agreements.

Notwithstanding the foregoing, the Indenture Form or the Participation Agreement Form may be modified to the extent required for the issuance or successive redemption and issuance of the Series B Equipment Notes or the issuance of Class B Certificates by the Class B Trust or to provide for any credit support (including the Class B Liquidity Facility) for the Class B Certificates, in each case as provided in the Note Purchase Agreement.

Termination of the Class A Trust

The obligations of Delta and the Class A Trustee with respect to the Class A Trust will terminate upon the distribution to Class A Certificateholders and to the Class A Trustee of all amounts required to be distributed to them pursuant to the Class A Pass Through Trust Agreement and the disposition of all property held in the Class A Trust. The Class A Trustee will mail to each Class A Certificateholder, not earlier than 60 days and not later than 15 days preceding such final distribution, notice of the termination of the Class A Trust, the amount of the proposed final payment, the proposed date for the distribution of such final payment for the Class A Trust and certain other information. The Final Distribution to any Class A Certificateholder will be made only upon surrender of such Class A Certificateholder’s Certificates at the office or agency of the Class A Trustee specified in such notice of termination. (Basic Agreement, Section 11.01)

In the event that all of the Class A Certificateholders do not surrender their Class A Certificates for cancellation within six months after the date specified in such written notice, the Class A Trustee will give a second written notice to the remaining Class A Certificateholders to surrender their Class A Certificates for cancellation and receive the final distribution. No additional interest will accrue with respect to the Class A Certificates after the Distribution Date specified in the first written notice. In the event that any money held by the Class A Trustee for the payment of distributions on the Class A Certificates remains unclaimed for two years (or such lesser time as the Class A Trustee shall be satisfied, after sixty days’ notice from Delta, is one month prior to the escheat period provided under applicable law) after the final distribution date with respect thereto, the Class A Trustee will pay to each Loan Trustee the appropriate amount of money relating to such Loan Trustee for distribution as provided in the applicable Indenture, Participation Agreement or certain related documents and will give written notice thereof to Delta. (Basic Agreement, Section 11.01)

The Class A Trustee

The Class A Trustee initially will be U.S. Bank Trust National Association. The Class A Trustee’s address is U.S. Bank Trust National Association, 300 Delaware Avenue, 9th Floor, Mail Code EX-DE-WDAW, Wilmington, Delaware 19801, Attention: Corporate Trust Services (Reference: Delta 2010-1A EETC). If the Class B Trust is formed, the initial Class B Trustee may also be U.S. Bank Trust National Association as well.

With certain exceptions, the Class A Trustee makes no representations as to the validity or sufficiency of the Basic Agreement, the Class A Trust Supplement, the Class A Certificates, the Series A Equipment Notes, the Indentures, the Intercreditor Agreement, the Participation Agreements, the Class A Liquidity Facility, the Note Purchase Agreement, the Deposit Agreement, the Escrow Agreement or other related documents. (Basic Agreement, Sections 7.04 and 7.15; Class A Trust Supplement, Sections 7.03(a) and 7.04) The Class A Trustee will not be liable to the Class A Certificateholders for any action taken or omitted to be taken by it in good faith in accordance with the direction of the holders of a majority in face amount of outstanding Class A Certificates. (Basic Agreement, Section 7.03(h)) Subject to certain provisions, the Class A Trustee will be under no obligation to exercise any of its rights or powers under the Class A Pass Through Trust Agreement at the request of any holders of Class A Certificates issued thereunder unless there has been offered to the Class A Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by the Class A Trustee in exercising such rights or powers. (Basic Agreement, Section 7.03(e)) The Class A Pass Through Trust Agreement provides that the Class A Trustee (and any related agent or affiliate in their respective individual or any other capacity) may acquire and hold Class A Certificates issued thereunder and, subject to certain conditions, may otherwise deal with Delta with the same rights it would have if it were not the Trustee. (Basic Agreement, Section 7.05)

Book-Entry Registration; Delivery and Form

General

On the Issuance Date, the Class A Certificates will be represented by one or more fully registered global Certificates (each, a “Global Certificate”) and will be deposited with the Class A Trustee as custodian for DTC and registered in the name of Cede, as nominee of DTC. Except in the limited circumstances described below, owners of beneficial interests in Global Certificates will not be entitled to receive physical delivery of Definitive Certificates. The Class A Certificates will not be issuable in bearer form.

DTC

DTC has informed Delta as follows: DTC is a limited purpose trust company organized under the laws of the State of New York, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the Uniform Commercial Code and a “Clearing Agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participants (“DTC Participants”) and facilitate the clearance and settlement of securities transactions between DTC Participants through electronic book-entry changes in accounts of DTC Participants, thereby eliminating the need for physical movement of certificates. DTC Participants include securities brokers and dealers, banks, trust companies and clearing corporations and certain other organizations. Indirect access to the DTC system is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a DTC Participant, either directly or indirectly (“Indirect Participants”).

Delta expects that, pursuant to procedures established by DTC, (i) upon the issuance of the Global Certificates, DTC or its custodian will credit, on its internal system, the respective principal amount of the individual beneficial interests represented by such Global Certificates to the accounts of persons who have accounts with such depositary and (ii) ownership of beneficial interests in the Global Certificates will be shown on, and the transfer of that ownership will be effected only through, records maintained by DTC or its nominee (with respect to interests of DTC Participants) and the records of DTC Participants (with respect to interests of persons other than DTC Participants). Such accounts initially will be designated by or on behalf of the Underwriters. Ownership of beneficial interests in the Global Certificates will be limited to DTC Participants or persons who hold interests through DTC Participants. The laws of some states require that certain purchasers of securities take physical delivery of such securities. Such limits and such laws may limit the market for beneficial interests in the Global Certificates. Qualified Institutional Buyers (as defined under the Securities Act of 1933, as amended (the “Securities Act”)) may hold their interests in the Global Certificates directly through DTC if they are DTC Participants, or indirectly through organizations that are DTC Participants.

So long as DTC or its nominee is the registered owner or holder of the Global Certificates, DTC or such nominee, as the case may be, will be considered the sole record owner or holder of the Class A Certificates represented by such Global Certificates for all purposes under the Class A Certificates and the Class A Pass Through Trust Agreement. All references in this prospectus supplement to actions by the Class A Certificateholders shall refer to actions taken by DTC upon instructions from DTC Participants, and all references to distributions, notices, reports and statements to the Class A Certificateholders will refer, as the case may be, to distributions, notices, reports and statements to DTC or such nominee, as the registered holder of such Class A Certificates. No beneficial owners of an interest in the Global Certificates will be able to transfer that interest except in accordance with DTC’s applicable procedures, in addition to those provided or under the Class A Pass Through Trust Agreement. Such beneficial owners of an interest in the Global Certificates, and registered owners of a Definitive Certificate, are referred to herein individually as a “Certificate Owner” and collectively as the “Certificate Owners”. DTC has advised Delta that it will take any action permitted to be taken by a Class A Certificateholder under the Class A Pass Through Trust Agreement only at the direction of one or more DTC Participants to whose accounts with DTC the Global Certificates are credited. Additionally, DTC has advised Delta that in the event any action requires approval by a certain percentage of the Class A Certificateholders, DTC will take such action only at the direction of and on behalf of DTC Participants whose holders include undivided interests that satisfy any such percentage. DTC may take conflicting actions with respect to other undivided interests to the extent that such actions are taken on behalf of DTC Participants whose holders include such undivided interests.

Under the rules, regulations and procedures creating and affecting DTC and its operations (the “DTC Rules”), DTC is required to make book-entry transfers of Class A Certificates among DTC Participants on whose behalf it acts with respect to the Class A Certificates. Certificate Owners of Class A Certificates that are not DTC Participants but that desire to purchase, sell or otherwise transfer ownership of, or other interests in, Class A Certificates may do so only through DTC Participants. DTC Participants and Indirect Participants with which Certificate Owners have accounts with respect to the Class A Certificates, however, are required to make book-entry transfers on behalf of their respective customers. In addition, under the DTC Rules, DTC is required to receive and transmit to the DTC Participants distributions of principal of, Make-Whole Amount, if any, and interest with respect to the Class A Certificates. Such Certificate Owners thus will receive all distributions of principal, Make-Whole Amount, if any, and interest from the Class A Trustee through DTC Participants or Indirect Participants, as the case may be. Under this book entry system, such Certificate Owners may experience some delay in their receipt of payments because such payments will be forwarded by the Class A Trustee to Cede, as nominee for DTC, and DTC in turn will forward the payments to the appropriate DTC Participants in amounts proportionate to the principal amount of such DTC Participants’ respective holdings of beneficial interests in the Class A Certificates, as shown on the records of DTC or its nominee. Distributions by DTC Participants to Indirect Participants or Certificate Owners, as the case may be, will be the responsibility of such DTC Participants.

Unless and until Definitive Certificates are issued under the limited circumstances described herein, the only “Certificateholder” under the Class A Pass Through Trust Agreement will be Cede, as nominee of DTC. Certificate Owners of Class A Certificates therefore will not be recognized by the Class A Trustee as Certificateholders, as such term is used in the Class A Pass Through Trust Agreement, and such Certificate Owners will be permitted to exercise the rights of Class A Certificateholders only indirectly through DTC and DTC Participants. Conveyance of notices and other communications by DTC to DTC Participants and by DTC Participants to Indirect Participants and to such Certificate Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

Payments of the principal of, Make-Whole Amount (if any) and interest on the Global Certificates will be made to DTC or its nominee, as the case may be, as the registered owner thereof. Payments, transfers, exchanges and other matters relating to beneficial interests in a Global Certificate may be subject to various policies and procedures adopted by DTC from time to time. Because DTC can only act on behalf of DTC Participants, who in turn act on behalf of Indirect Participants, the ability of a Class A Certificateholder to pledge its interest to persons or entities that do not participate in the DTC system, or to otherwise act with respect to such interest, may be limited due to the lack of a physical certificate for such interest.

Neither Delta nor the Class A Trustee, nor any paying agent or registrar with respect to the Class A Certificates, will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Global Certificates or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests or for the performance by DTC, any DTC Participant or any Indirect Participant of their respective obligations under the DTC Rules or any other statutory, regulatory, contractual or customary procedures governing their obligations. (Class A Trust Supplement, Section 4.03(f))

Delta expects that DTC or its nominee, upon receipt of any payment of principal, Make-Whole Amount (if any) or interest in respect of the Global Certificates, will credit DTC Participants’ accounts with payments in amounts proportionate to their respective beneficial ownership interests in the face amount of such Global Certificates, as shown on the records of DTC or its nominee. Delta also expects that payments by DTC Participants to owners of beneficial interests in such Global Certificates held through such DTC Participants will be governed by the standing instructions and customary practices of such DTC Participants. Such payments will be the responsibility of such DTC Participants.

Although DTC is expected to follow the foregoing procedures in order to facilitate transfers in a Global Certificate among participants of DTC, it is under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

Same-Day Settlement

As long as Class A Certificates are registered in the name of DTC or its nominee, all payments made by Delta to the Loan Trustee under any Indenture will be in immediately available funds. Such payments, including the final distribution of principal with respect to the Class A Certificates, will be passed through to DTC in immediately available funds.

Any Class A Certificates registered in the name of DTC or its nominee will trade in DTC’s Same Day Funds Settlement System until maturity, and secondary market trading activity in the Class A Certificates will therefore be required by DTC to settle in immediately available funds. No assurance can be given as the effect, if any, of settlement in same day funds on trading activity in the Class A Certificates.

Definitive Certificates

Interests in Global Certificates with respect to Class A Certificates will be exchangeable or transferable, as the case may be, for certificates in definitive, physical registered form (“Definitive Certificates”) only if (i) DTC advises the Class A Trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depositary with respect to such Class A Certificates and a successor depositary is not appointed by such Trustee within 90 days of such notice, (ii) Delta, at its option, elects to terminate the book-entry system through DTC or (iii) after the occurrence of an Indenture Event of Default, Class A Certificateholders with fractional undivided interests aggregating not less than a majority in interest in the Class A Trust advise the Class A Trustee, Delta and DTC through DTC Participants in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in such Class A Certificateholders’ best interest. Neither Delta nor the Class A Trustee will be liable if Delta or the Class A Trustee is unable to locate a qualified successor clearing system. (Class A Trust Supplement, Section 4.03(b))

In connection with the occurrence of any event described in the immediately preceding paragraph, the Global Certificates representing the Class A Certificates will be deemed surrendered, and the Class A Trustee will execute, authenticate and deliver to each Certificate Owner of such Global Certificates in exchange for such Certificate Owner’s beneficial interest in such Global Certificates, an equal aggregate principal amount of Definitive Certificates of authorized denominations, in each case as such Certificate Owner and related aggregate principal amount have been identified and otherwise set forth (together with such other information as may be required for the registration of such Definitive Certificates) in registration instructions that shall have been delivered by or on behalf of DTC to the Class A Trustee. (Class A Trust Supplement, Section 4.03(d)) Delta, the Class A Trustee and the registrar and paying agent with respect to the Class A Certificates (i) shall not be liable for any delay in delivery of such registration instructions, and (ii) may conclusively rely on, and shall be protected in relying on, such registration instructions. (Class A Trust Supplement, Section 4.03(f))

Distribution of principal, Make-Whole Amount (if any) and interest with respect to Definitive Certificates will thereafter be made by the Class A Trustee directly in accordance with the procedures set forth in the Class A Pass Through Trust Agreement, to holders in whose names the Definitive Certificates were registered at the close of business on the applicable record date. Such distributions will be made by check mailed to the address of such holder as it appears on the register maintained by the Class A Trustee. The final payment on any such Definitive Certificate, however, will be made only upon presentation and surrender of the applicable Definitive Certificate at the office or agency specified in the notice of final distribution to the Class A Certificateholders.

Definitive Certificates issued in exchange for Global Certificates will be transferable and exchangeable at the office of the Class A Trustee upon compliance with the requirements set forth in the Class A Pass Through Trust Agreement. No service charge will be imposed for any registration of transfer or exchange, but payment of a sum sufficient to cover any tax or other governmental charge will be required. The Class A Certificates are registered instruments, title to which passes upon registration of the transfer of the books of the Class A Trustee in accordance with the terms of the Class A Pass Through Trust Agreement. (Basic Agreement, Section 3.04)

DESCRIPTION OF THE DEPOSIT AGREEMENT

The following summary describes certain material terms of the Deposit Agreement with respect to the Class A Certificates and the Class A Trust, as well as certain related provisions of the Escrow Agreement and the Note Purchase Agreement. The summary does not purport to be complete and is qualified in its entirety by reference to all of the provisions of the Deposit Agreement and the related provisions of the Escrow Agreement and the Note Purchase Agreement, copies of which will be filed as exhibits to a Current Report on Form 8-K to be filed by Delta with the SEC.

General

Under the Escrow Agreement, the Escrow Agent will enter into a Deposit Agreement with the Depositary (the “Deposit Agreement”). (Escrow Agreement, Section 1.02(a)) Pursuant to the Deposit Agreement, the Depositary will establish separate accounts into which the proceeds of the offering of the Class A Certificates will be deposited (each, a “Deposit”) on behalf of the Escrow Agent. (Deposit Agreement, Section 2.1) There will be separate Deposits for each Aircraft that is to be financed in this offering. Pursuant to the Deposit Agreement, except as described below under “— Other Withdrawals and Return of Deposits,” on each Regular Distribution Date, the Depositary will pay to the Paying Agent on behalf of the Escrow Agent, for distribution to the Class A Certificateholders, an amount equal to the interest accrued on the Deposits during the relevant interest period at a rate per annum equal to the interest rate for the Class A Certificates. (Deposit Agreement, Section 2.2) The Deposits and interest paid thereon will not be subject to the subordination provisions of the Intercreditor Agreement and will not be available to pay any other amount in respect of the Class A Certificates.

Withdrawal of Deposits to Purchase Series A Equipment Notes

Upon the financing of an Aircraft under the related Indenture prior to the Delivery Period Termination Date, the Class A Trustee will request the Escrow Agent to withdraw from the Deposits funds sufficient to enable the Class A Trustee to purchase the Series A Equipment Notes issued with respect to such Aircraft. (Note Purchase Agreement, Sections 1(b) and 1(d); Escrow Agreement, Section 1.02(c)) Any portion of any Deposit so withdrawn that is not used to purchase such Series A Equipment Notes will be re-deposited by the Escrow Agent or by the Class A Trustee on behalf of the Escrow Agent into a new account with the Depositary (each such deposit, also a “Deposit”). (Deposit Agreement, Section 2.4; Escrow Agreement, Section 1.06) Except as described below under “— Other Withdrawals and Return of Deposits,” the Depositary will pay accrued but unpaid interest on all Deposits withdrawn to purchase the Series A Equipment Notes on the next Regular Distribution Date to the Paying Agent, on behalf of the Escrow Agent, for distribution to the Class A Certificateholders. (Deposit Agreement, Sections 2.2 and 4; Escrow Agreement, Section 2.03(a))

Other Withdrawals and Return of Deposits

The Class A Trustee’s obligations to purchase Series A Equipment Notes to be issued with respect to each Aircraft are subject to satisfaction of certain conditions at the time of the financing of such Aircraft under the related Indenture, as set forth in the Note Purchase Agreement and the related Participation Agreement. See “Description of the Certificates — Obligation to Purchase Series A Equipment Notes”. Since such Aircraft are expected to be subjected to the financing of this offering from time to time prior to the Delivery Period Termination Date, no assurance can be given that all such conditions will be satisfied with respect to each such Aircraft prior to the Delivery Period Termination Date. If any funds remain as Deposits as of the Delivery Period Termination Date, such remaining funds will be withdrawn by the Escrow Agent and distributed by the Paying Agent, with accrued and unpaid interest thereon, but without any premium, to the Class A Certificateholders on a date no earlier than 15 days after the Paying Agent has received notice of the event requiring such distribution. If the day scheduled for such withdrawal is within 10 days before or after a Regular Distribution Date, the Escrow Agent will request that such withdrawal be made on such Regular Distribution Date. Moreover, in certain circumstances, any funds held as Deposits will be returned by the Depositary to the Paying Agent automatically on December 31, 2010 (the “Outside Termination Date”), and the Paying Agent will distribute such funds to the Class A Certificateholders as promptly as practicable thereafter. The obligation to purchase Series A Equipment Notes to be issued with respect to any Aircraft not yet financed pursuant to this offering will terminate on the Delivery Period Termination Date. (Deposit Agreement, Section 2.3(b)(i) and 4; Escrow Agreement, Sections 1.02(f) and 2.03(b); Note Purchase Agreement, Section 2)

If an Existing Financing Event of Loss (or an event that would constitute such an Existing Financing Event of Loss but for the requirement that notice be given or time elapse or both) occurs with respect to an Aircraft before it is financed pursuant to this offering, Delta will give notice of such event to the Class A Trustee and the Class A Trustee will submit a withdrawal certificate to the Escrow Agent, and any funds in any Deposit with respect to such Aircraft will be withdrawn by the Escrow Agent and distributed by the Paying Agent, with accrued and unpaid interest thereon, but without any premium, to the Class A Certificateholders on a date not earlier than 15 days after the Paying Agent has received notice of the event requiring such distribution. (Note Purchase Agreement, Section 1(k); Deposit Agreement, Section 2.3(b)(iii); Escrow Agreement, Sections 2.03(b) and 2.07) Once Delta delivers a notice described in the preceding sentence, the Class A Trustee will have no obligation to purchase Series A Equipment Notes with respect to such Aircraft. (Note Purchase Agreement, Section 2(c))

“Existing Financing Event of Loss” means, (a) with respect to a 2000-1 Aircraft that is subject to the 2000-1 EETC, one of several events of loss under the applicable 2000-1 Indenture, which events of loss are substantially similar to the Events of Loss under the Indentures (see “Description of the Equipment Notes — Certain Provisions of the Indentures — Events of Loss”) and (b) with respect to a 2010 Aircraft prior to being financed pursuant to this offering or a 2000-1 Aircraft that is no longer subject to the 2000-1 EETC and is not yet financed pursuant to this offering, one of several events that would constitute an Event of Loss if such Aircraft were financed under the Indentures.

If a Triggering Event occurs prior to the Delivery Period Termination Date, any funds remaining in Deposits will be withdrawn by the Escrow Agent and distributed by the Paying Agent, with accrued and unpaid interest thereon, but without any premium, to the Class A Certificateholders on a date no earlier than 15 days after the Paying Agent has received notice of such Triggering Event, but, if the day scheduled for such withdrawal is within 10 days before or after a Regular Distribution Date, the Escrow Agent will request such withdrawal be made on such Regular Distribution Date. (Escrow Agreement, Section 1.02(f)) The obligation to purchase the Series A Equipment Notes to be issued with respect to any Aircraft not yet financed pursuant to this offering will terminate on the date such Triggering Event occurs. (Deposit Agreement, Section 2.3(b)(i); Escrow Agreement, Sections 2.03(b) and 2.06; Note Purchase Agreement, Section 2)

Replacement of Depositary

If the Depositary’s Short-Term Rating issued by either Rating Agency is downgraded below the Depositary Threshold Rating, then Delta must, within 30 days of the occurrence of such event, replace the Depositary with a new depositary bank meeting the requirements set forth below (the “Replacement Depositary”). (Note Purchase Agreement, Section 5(a))

“Depositary Threshold Rating” means, for any entity, a Short-Term Rating for such entity of P-1 from Moody’s and A-1+ from Standard & Poor’s.

Any Replacement Depositary may either be (a) one that meets the Depositary Threshold Rating or (b) one that does not meet the Depositary Threshold Rating, so long as, in the case of either of the immediately preceding clauses (a) and (b), Delta shall have received a written confirmation from each Rating Agency then rating the Class A Certificates that the replacement of the Depositary with the Replacement Depositary will not result in a withdrawal, suspension or reduction of the ratings for Class A Certificates below the then current rating for Class A Certificates (before the downgrading of such rating as a result of the downgrading of the Depositary below the applicable Depositary Threshold Rating). (Note Purchase Agreement, Section 5(c)(i))

At any time during the period prior to the Delivery Period Termination Date (including after the occurrence of a downgrade event described above), Delta may replace the Depositary with a Replacement

Depositary. (Note Purchase Agreement, Section 5(a)) There can be no assurance that at the time of a downgrade event described above, there will be an institution willing to replace the downgraded Depositary or that each Rating Agency will provide the ratings confirmation described in the immediately preceding paragraph.

Upon satisfaction of the conditions for replacement of the Depositary with a Replacement Depositary set forth in the Note Purchase Agreement, the Escrow Agent will request, upon at least 5 Business Days’ notice, the following withdrawals:

•	with respect to all Deposits then held by the Depositary being replaced, withdrawal of (1) the entire amount of such Deposits together with (2) all accrued and unpaid interest on such Deposits to but excluding the date of such withdrawal, which funds will be paid by the Depositary being replaced over to such Replacement Depositary; and

•	with respect to all Deposits, if any, previously withdrawn in connection with the purchase of the Series A Equipment Notes, as described in “— Withdrawal of Deposits to Purchase Series A Equipment Notes,” withdrawal of all accrued and unpaid interest on such Deposits to but excluding the date of the applicable withdrawal in connection with the purchase of the Series A Equipment Notes, which funds will be paid by the Depositary being replaced to the Paying Agent Account and, upon the confirmation by the Paying Agent of receipt in the Paying Agent Account of such amounts, the Paying Agent will distribute such amounts to the Class A Certificateholders on the immediately succeeding Regular Distribution Date and, until such Regular Distribution Date, the amounts will be held in the Paying Agent Account. (Note Purchase Agreement, Section 5(d); Escrow Agreement, Sections 1.02(d) and 2.03(c))

Limitation on Damages

The Deposit Agreement provides that in no event shall the Depositary be responsible or liable for special, indirect, punitive, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit, whether or not foreseeable) suffered by the Escrow Agent or any of the Receiptholders in connection with the Deposit Agreement or the transactions contemplated or any relationships established by the Deposit Agreement irrespective of whether the Depositary has been advised of the likelihood of such loss or damage and regardless of the form of action. (Deposit Agreement, Section 16)

Depositary

The Bank of New York Mellon (the “Bank”) will act as depositary (the “Depositary”). The Bank is a New York state chartered bank that formerly was named “The Bank of New York”. The Bank has total assets of approximately $162.1 billion and total equity capital of approximately $14.5 billion, in each case at March 31, 2010. The Bank is a wholly-owned subsidiary of The Bank of New York Mellon Corporation (the “BNMC”).

The Bank has Long-Term Ratings of Aaa from Moody’s and AA from Standard & Poor’s and a long-term senior debt rating of AA- from Fitch Ratings (“Fitch”), and Short-Term Ratings of P-1 from Moody’s and A-1+ from Standard & Poor’s and a short-term deposit rating of F1+ from Fitch.

The Bank’s principal office is located at One Wall Street, New York, New York 10286, and its telephone number is 212-495-1784. A copy of the most recent BNMC filings with the SEC, including its Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, may be obtained from BNMC’s Public Relations Department, One Wall Street, 31st Floor, (212) 635-1569 or from the SEC at http://www.sec.gov. The information that BNMC and affiliates, including the Bank, filed with the SEC is not part of, and is not incorporated by reference in, this prospectus supplement.

DESCRIPTION OF THE ESCROW AGREEMENT

The following summary describes certain material terms of the escrow and paying agent agreement (the “Escrow Agreement”) with respect to the Class A Certificates and the Class A Trust, as well as certain related provisions of the Deposit Agreement and the Note Purchase Agreement. The summary does not purport to be complete and is qualified in its entirety by reference to all of the provisions of the Escrow Agreement and the related provisions of the Deposit Agreement, copies of which will be filed as exhibits to a Current Report on Form 8-K to be filed by Delta with the SEC.

General

U.S. Bank National Association, as escrow agent (the “Escrow Agent”), U.S. Bank Trust National Association, as paying agent on behalf of the Escrow Agent (the “Paying Agent”), the Class A Trustee and the Underwriters will enter into the Escrow Agreement for the benefit of the Class A Certificateholders as holders of the Escrow Receipts affixed thereto (in such capacity, the “Receiptholders”). The cash proceeds of the offering of the Class A Certificates to be used to purchase the Series A Equipment Notes to be issued with respect to the Aircraft will be deposited on behalf of the Escrow Agent (for the benefit of the Receiptholders) with the Depositary as Deposits. (Escrow Agreement, Section 1.03; Deposit Agreement, Section 2.1) The Escrow Agent will permit the Class A Trustee to cause funds to be withdrawn from such Deposits to allow the Class A Trustee to purchase such Series A Equipment Notes pursuant to the Note Purchase Agreement and the related Participation Agreement or in connection with special distributions under certain circumstances as described under “Description of the Deposit Agreement — Other Withdrawals and Return of Deposits”. (Escrow Agreement, Section 1.02(c) — (f)) In addition, pursuant to the terms of the Deposit Agreement, the Depositary agrees, subject to certain exceptions, to pay interest on the Deposits accrued in accordance with the Deposit Agreement to the Paying Agent for distribution to the Receiptholders. (Deposit Agreement, Section 4)

The Escrow Agreement requires that the Paying Agent establish and maintain, for the benefit of the Receiptholders, the Paying Agent Account, which will be non-interest-bearing, and the Paying Agent is under no obligation to invest any amounts held in the Paying Agent Account. (Escrow Agreement, Section 2.02). Pursuant to the Deposit Agreement, the Depositary agrees to pay funds released from Deposits and accrued interest on the Deposits directly into the Paying Agent Account, except for amounts withdrawn to purchase any Series A Equipment Notes as described under “Description of the Deposit Agreement — Withdrawal of Deposits to Purchase Series A Equipment Notes” and amounts paid to a Replacement Depositary as described under “Description of the Deposit Agreement — Replacement of Depositary”. (Deposit Agreement, Section 4) The Paying Agent will distribute amounts deposited into the Paying Agent Account to the Class A Certificateholders as further described herein. See “Description of the Certificates — Payments and Distributions” and “Description of the Deposit Agreement”.

Upon receipt by the Depositary of cash proceeds from the offering of Class A Certificates, the Escrow Agent will issue one or more escrow receipts (“Escrow Receipts”) which will be affixed by the Class A Trustee to each such Class A Certificate. Each Escrow Receipt evidences the related Receiptholder’s interest in amounts from time to time deposited into the Paying Agent Account and is limited in recourse to amounts deposited into such account. An Escrow Receipt may not be assigned or transferred except in connection with the assignment or transfer of the Class A Certificate to which it is affixed. Each Escrow Receipt will be registered by the Escrow Agent in the same name and manner as the Class A Certificate to which it is affixed. (Escrow Agreement, Sections 1.03 and 1.04) Because the Escrow Receipts will be affixed to the Class A Certificates, distributions to the Receiptholders on the Escrow Receipts are sometimes referred to in this prospectus supplement, for convenience, as distributions to the Class A Certificateholders on the Class A Certificates.

The Escrow Agreement provides that each Receiptholder will have the right (individually and without the need for any other action of any person, including the Escrow Agent or any other Receiptholder), upon any default in the payment of interest on the Deposits when due by the Depositary in accordance with the Deposit Agreement, or upon any default in the payment of any final withdrawal, replacement withdrawal or event of loss withdrawal when due by the Depositary in accordance with the terms of the Deposit Agreement and Escrow Agreement, to proceed directly against the Depositary by making a demand to the Depositary for the portion of such payment that would have been distributed to such Receiptholder pursuant to the Escrow

Agreement or by bringing suit to enforce payment of such portion. The Escrow Agent will notify Receiptholders in the event of a default in any such payment and will promptly forward to Receiptholders upon receipt copies of all written communications relating to any payments due to the Receiptholders in respect of the Deposits. (Escrow Agreement, Sections 9 and 16)

Certain Modifications of the Escrow Agreement and Note Purchase Agreement

The Note Purchase Agreement contains provisions requiring the Class A Trustee, the Escrow Agent and the Paying Agent, at Delta’s request, to enter into amendments to, among other agreements, the Escrow Agreement and the Note Purchase Agreement as may be necessary or desirable:

•	if any Series B Equipment Notes are to be issued, to give effect to such issuance or redemption and issuance of any Series B Equipment Notes and the issuance of Class B Certificates and to make related changes (including to provide for any prefunding mechanism) and to provide for a Class B Liquidity Facility; and

•	if the Depositary is to be replaced, to give effect to the replacement of the Depositary with the Replacement Depositary and the replacement of the Deposit Agreement with the replacement deposit agreement. (Note Purchase Agreement, Sections 4(a)(v) and 5(e))

In each case described immediately above, no requests (other than Delta’s request) or consents (including no consent of the Class A Certificateholders) will be required for such amendments.

The Escrow Agreement contains provisions requiring the Escrow Agent and the Paying Agent, upon request of the Class A Trustee and without any consent of the Class A Certificateholders, to enter into an amendment to the Escrow Agreement or the Note Purchase Agreement, among other things, for the following purposes:

•	to correct or supplement any provision in the Escrow Agreement or the Note Purchase Agreement which may be defective or inconsistent with any other provision in the Escrow Agreement or the Note Purchase Agreement or to cure any ambiguity or correct any mistake;

•	to modify any other provision with respect to matters or questions arising under the Escrow Agreement or the Note Purchase Agreement; provided that any such action will not materially adversely affect the Class A Certificateholders;

•	to comply with any requirement of the SEC, applicable law, rules or regulations of any exchange or quotation system on which the Class A Certificates are listed or any regulatory body;

•	to evidence and provide for the acceptance of appointment under the Escrow Agreement or the Note Purchase Agreement of a successor Escrow Agent, successor Paying Agent or successor Class A Trustee; or

•	for any purposes described in the first thirteen bullet points of the first paragraph under “Description of the Certificates — Modification of the Class A Pass Through Trust Agreement and Certain Other Agreements”. (Escrow Agreement, Section 8)

The Escrow Agent

U.S. Bank National Association will be the Escrow Agent under the Escrow Agreement. The Escrow Agent’s address is U.S. Bank National Association, One Federal Street, 3rd Floor, Mail Code EX-MA-FED, Boston, Massachusetts 02110, Attention: Corporate Trust Services.

The Paying Agent

U.S. Bank Trust National Association will be the Paying Agent under the Escrow Agreement. The Paying Agent’s address is U.S. Bank Trust National Association, One Federal Street, 3rd Floor, Mail Code EX-MA-FED, Boston, Massachusetts 02110, Attention: Corporate Trust Services.

DESCRIPTION OF THE CLASS A LIQUIDITY FACILITY

The following summary describes certain material terms of the Class A Liquidity Facility and certain provisions of the Intercreditor Agreement relating to the Class A Liquidity Facility. The summary does not purport to be complete and is qualified in its entirety by reference to all of the provisions of the Class A Liquidity Facility and the Intercreditor Agreement, copies of which will be filed as exhibits to a Current Report on Form 8-K to be filed by Delta with the SEC.

General

The liquidity provider for the Class A Trust (the “Class A Liquidity Provider”) will enter into a revolving credit agreement (the “Class A Liquidity Facility”) with the Subordination Agent with respect to the Class A Trust. Under the Class A Liquidity Facility, the Class A Liquidity Provider will be required, if necessary, to make one or more advances (“Interest Drawings”) to the Subordination Agent in an aggregate amount (the “Required Amount”) sufficient to pay interest on the Pool Balance of the Class A Certificates on up to three successive semiannual Regular Distribution Dates (without regard to any expected future payments of principal on such Class A Certificates) at the Stated Interest Rate for the Class A Certificates. If interest payment defaults occur which exceed the amount covered by and available under the Class A Liquidity Facility, the Class A Certificateholders will bear their allocable share of the deficiencies to the extent that there are no other sources of funds. The initial Class A Liquidity Provider may be replaced by one or more other entities under certain circumstances.

If issued, the Class B Certificates may have the benefit of a separate liquidity facility (the “Class B Liquidity Facility” and, together with the Class A Liquidity Facility, the “Liquidity Facilities”) with the same or a different liquidity provider from the Class A Liquidity Facility (the “Class B Liquidity Provider” and, together with the Class A Liquidity Provider, the “Liquidity Providers”). The initial terms of the Class B Liquidity Facility will be determined at the time of issuance of the Class B Certificates.

Drawings

The aggregate amount available under the Class A Liquidity Facility at January 2, 2011 (the first Regular Distribution Date that occurs after the Outside Termination Date), assuming that all Aircraft have been financed and that all interest and principal due on such Regular Distribution Date is paid, will be:

Available
Trust	Amount

Class A	$41,360,026

Except as otherwise provided below, the Class A Liquidity Facility will enable the Subordination Agent to make Interest Drawings thereunder on any Regular Distribution Date in order to make interest distributions then scheduled for the Class A Certificates at the Stated Interest Rate for the Class A Certificates to the extent that the amount, if any, available to the Subordination Agent on such Regular Distribution Date is not sufficient to pay such interest. The maximum amount available to be drawn under the Class A Liquidity Facility on any Regular Distribution Date to fund any shortfall of interest on Class A Certificates will not exceed the then Maximum Available Commitment under the Class A Liquidity Facility. The “Maximum Available Commitment” at any time under the Class A Liquidity Facility is an amount equal to the then Maximum Commitment of the Class A Liquidity Facility less the aggregate amount of each Interest Drawing outstanding under the Class A Liquidity Facility at such time; provided that, following a Downgrade Drawing, a Special Termination Drawing, a Final Drawing or a Non-Extension Drawing under the Class A Liquidity Facility, the Maximum Available Commitment under the Class A Liquidity Facility shall be zero.

“Maximum Commitment” for the Class A Liquidity Facility means $41,850,000, as the same may be reduced from time to time as described below.

The Class A Liquidity Facility does not provide for drawings thereunder to pay for principal of, or Make-Whole Amount on, the Class A Certificates or any interest with respect to the Class A Certificates in excess of the Stated Interest Rate for the Class A Certificates or for more than three semiannual installments of interest or to pay principal of, or interest on, or Make-Whole Amount with respect to, the Class B Certificates or Refinancing Certificates, in each case, if issued. (Class A Liquidity Facility, Section 2.02; Intercreditor Agreement, Section 3.05) In addition, the Class A Liquidity Facility does not provide for drawings thereunder to pay any amounts payable with respect to the Deposits.

Each payment by the Class A Liquidity Provider will reduce by the same amount the Maximum Available Commitment under the Class A Liquidity Facility, subject to reinstatement as hereinafter described. With respect to any Interest Drawings, upon reimbursement of the Class A Liquidity Provider in full or in part for the amount of such Interest Drawings plus accrued interest thereon, the Maximum Available Commitment under the Class A Liquidity Facility will be reinstated by the amount reimbursed but not to exceed the then Required Amount of the Class A Liquidity Facility; provided, however, that the Maximum Available Commitment of the Class A Liquidity Facility will not be so reinstated at any time if (i) a Liquidity Event of Default has occurred and is continuing and less than 65% of the then aggregate outstanding principal amount of all Equipment Notes (including, if issued, the Series B Equipment Notes) are Performing Equipment Notes or (ii) a Final Drawing, Downgrade Drawing, Special Termination Drawing or Non-Extension Drawing shall have occurred with respect to the Class A Liquidity Facility. With respect to any other drawings under the Class A Liquidity Facility, amounts available to be drawn thereunder are not subject to reinstatement. (Class A Liquidity Facility, Section 2.02(a); Intercreditor Agreement, Section 3.05(g)) On each date on which the Pool Balance for the Class A Trust shall have been reduced, the Maximum Commitment of the Class A Liquidity Facility will be automatically reduced to an amount equal to the then Required Amount. (Class A Liquidity Facility, Section 2.04; Intercreditor Agreement, Section 3.05(j))

“Performing Equipment Note” means an Equipment Note issued pursuant to an Indenture with respect to which no payment default has occurred and is continuing (without giving effect to any acceleration); provided that, in the event of a bankruptcy proceeding in which Delta is a debtor under the Bankruptcy Code, (i) any payment default occurring before the date of the order for relief in such proceedings shall not be taken into consideration during the 60-day period under Section 1110(a)(2)(A) of the Bankruptcy Code (or such longer period as may apply under Section 1110(b) of the Bankruptcy Code) (the “Section 1110 Period”), (ii) any payment default occurring after the date of the order for relief in such proceeding will not be taken into consideration if such payment default is cured under Section 1110(a)(2)(B) of the Bankruptcy Code before the later of 30 days after the date of such default or the expiration of the Section 1110 Period and (iii) any payment default occurring after the Section 1110 Period will not be taken into consideration if such payment default is cured before the end of the grace period, if any, set forth in the related Indenture. (Intercreditor Agreement, Section 1.01)

Replacement of Liquidity Facility

If at any time the Short-Term Rating of the Class A Liquidity Provider issued by either Rating Agency (or, if the Class A Liquidity Provider does not have a Short-Term Rating issued by a given Rating Agency, the Long-Term Rating of the Class A Liquidity Provider issued by such Rating Agency) is lower than the Liquidity Threshold Rating, then the Class A Liquidity Facility may be replaced with a Replacement Facility. If the Class A Liquidity Facility is not so replaced with a Replacement Facility within 10 days after the downgrading, the Subordination Agent will draw the then Maximum Available Commitment under the Class A Liquidity Facility (the “Downgrade Drawing”). The Subordination Agent will deposit the proceeds of any Downgrade Drawing into a cash collateral account (the “Cash Collateral Account”) for the Class A Certificates and will use these proceeds for the same purposes and under the same circumstances, and subject to the same conditions, as cash payments of Interest Drawings under the Class A Liquidity Facility would be used. (Class A Liquidity Facility, Section 2.02(b)(ii); Intercreditor Agreement, Sections 3.05(c) and (f))

“Long-Term Rating” means, for any entity: (a) in the case of Moody’s, the long-term senior unsecured debt rating of such entity and (b) in the case of Standard & Poor’s, the long-term issuer credit rating of such entity.

“Short-Term Rating” means, for any entity: (a) in the case of Moody’s, the short-term senior unsecured debt rating of such entity and (b) in the case of Standard & Poor’s, the short-term issuer credit rating of such entity.

“Liquidity Threshold Rating” means: (i) a Short-Term Rating of P-1 in the case of Moody’s and A-1 in the case of Standard & Poor’s and (ii) in the case of any entity that does not have a Short-Term Rating from either or both of such Rating Agencies, then in lieu of such Short-Term Rating from such Rating Agency or Rating Agencies, a Long-Term Rating of A2 in the case of Moody’s and A in the case of Standard & Poor’s.

A “Replacement Facility” for any Liquidity Facility will mean an irrevocable revolving credit agreement (or agreements) in substantially the form of the replaced Liquidity Facility, including reinstatement provisions, or in such other form (which may include a letter of credit, surety bond, financial insurance policy or guaranty) as will permit the Rating Agencies to confirm in writing their respective ratings then in effect for the Certificates with respect to which such Liquidity Facility was issued (before downgrading of such ratings, if any, as a result of the downgrading of the related Liquidity Provider), in a face amount (or in an aggregate face amount) equal to the amount sufficient to pay interest on the Pool Balance of the Certificates of such Trust (at the Stated Interest Rate for such Certificates, and without regard to expected future principal distributions) on the three successive semiannual Regular Distribution Dates following the date of replacement of such Liquidity Facility and issued by an entity (or entities) having Short-Term Ratings issued by the Rating Agencies (or if such entity does not have a Short-Term Rating issued by a given Rating Agency, the Long-Term Rating of such entity issued by such Rating Agency) which are equal to or higher than the applicable Liquidity Threshold Rating. (Intercreditor Agreement, Section 1.01) The provider of any Replacement Facility will have the same rights (including, without limitation, priority distribution rights and rights as “Controlling Party”) under the Intercreditor Agreement as the replaced Liquidity Provider. (Intercreditor Agreement, Section 3.05)

The Class A Liquidity Facility provides that the Class A Liquidity Provider’s obligations thereunder will expire on the earliest of:

•	364 days after the Issuance Date (counting from, and including, the Issuance Date);

•	the date on which the Subordination Agent delivers to the Class A Liquidity Provider a certification that all of the Class A Certificates have been paid in full or provision has been made for such payment;

•	the date on which the Subordination Agent delivers to the Class A Liquidity Provider a certification that a Replacement Facility has been substituted for the Class A Liquidity Facility;

•	the fifth Business Day following receipt by the Subordination Agent of a Termination Notice from the Class A Liquidity Provider (see “— Liquidity Events of Default”); and

•	the date on which no amount is or may (including by reason of reinstatement) become available for drawing under the Class A Liquidity Facility. (Class A Liquidity Facility, Section 1.01)

The Class A Liquidity Facility provides that it may be extended for additional 364-day periods by mutual agreement of the Class A Liquidity Provider and the Subordination Agent. The Intercreditor Agreement will provide for the replacement of the Class A Liquidity Facility if the Class A Liquidity Facility is scheduled to expire earlier than 15 days after the Final Legal Distribution Date for the Class A Certificates and the Class A Liquidity Facility is not extended or replaced by the 25th day prior to its then scheduled expiration date. (Class A Liquidity Facility, Section 2.10) If the Class A Liquidity Facility is not so extended or replaced by the 25th day prior to its then scheduled expiration date, the Subordination Agent shall request a drawing in full up to the then Maximum Available Commitment under the Class A Liquidity Facility (the “Non-Extension Drawing”). (Class A Liquidity Facility, Section 2.02(b)(i)) The Subordination Agent will deposit the proceeds of the Non-Extension Drawing into the Cash Collateral Account for the Class A Certificates and will use these proceeds for the same purposes and under the same circumstances, and subject to the same conditions, as cash payments of Interest Drawings under the Class A Liquidity Facility would be used. (Intercreditor Agreement, Section 3.05(d))

Subject to certain limitations, Delta may, at its option, arrange for a Replacement Facility at any time to replace the Class A Liquidity Facility (including without limitation any Replacement Facility described in the following sentence). In addition, if the Class A Liquidity Provider shall determine not to extend the Class A Liquidity Facility, then the Class A Liquidity Provider may, at its option, arrange for a Replacement Facility to replace the Class A Liquidity Facility (i) during the period no earlier than 40 days and no later than 25 days prior to the then scheduled expiration date of the Class A Liquidity Facility and (ii) at any time after a Non-Extension Drawing has been made under the Class A Liquidity Facility. (Class A Liquidity Facility, Section 2.02(b)(ii)) The Class A Liquidity Provider may also arrange for a Replacement Facility to replace the Class A Liquidity Facility at any time after a Downgrade Drawing under the Class A Liquidity Facility. If any Replacement Facility is provided at any time after a Downgrade Drawing or a Non-Extension Drawing under the Class A Liquidity Facility, the funds with respect to the Class A Liquidity Facility on deposit in the Cash Collateral Account will be returned to the Class A Liquidity Provider being replaced. (Intercreditor Agreement, Section 3.05(e))

Upon receipt by the Subordination Agent of a Termination Notice with respect to the Class A Liquidity Facility from the Class A Liquidity Provider as described below under “— Liquidity Events of Default,” the Subordination Agent shall request a final drawing (a “Final Drawing”) or a special termination drawing (the “Special Termination Drawing”), as applicable, under the Class A Liquidity Facility in an amount equal to the then Maximum Available Commitment thereunder. The Subordination Agent will deposit the proceeds of the Final Drawing or the Special Termination Drawing into the Cash Collateral Account for the Class A Certificates and will use these proceeds for the same purposes and under the same circumstances, and subject to the same conditions, as cash payments of Interest Drawings under the Class A Liquidity Facility would be used. (Class A Liquidity Facility, Sections 2.02(c) and 2.02(d); Intercreditor Agreement, Sections 3.05(i) and 3.05(k))

Drawings under the Class A Liquidity Facility will be made by delivery by the Subordination Agent of a certificate in the form required by the Class A Liquidity Facility. Upon receipt of such a certificate, the Class A Liquidity Provider is obligated to make payment of the drawing requested thereby in immediately available funds. Upon payment by the Class A Liquidity Provider of the amount specified in any drawing under the Class A Liquidity Facility, the Class A Liquidity Provider will be fully discharged of its obligations under the Class A Liquidity Facility with respect to such drawing and will not thereafter be obligated to make any further payments under the Class A Liquidity Facility in respect of such drawing to the Subordination Agent or any other person. (Class A Liquidity Facility, Section 2.02(a))

Reimbursement of Drawings

The Subordination Agent must reimburse amounts drawn under the Class A Liquidity Facility by reason of an Interest Drawing, Special Termination Drawing, Final Drawing, Downgrade Drawing or Non-Extension Drawing and pay interest thereon, but only to the extent that the Subordination Agent has funds available therefor. (Class A Liquidity Facility, Section 2.09)

Interest Drawings and Final Drawings

Amounts drawn by reason of an Interest Drawing or Final Drawing (each, a “Drawing”) will be immediately due and payable, together with interest on the amount of such drawing. From the date of such drawing to (but excluding) the third business day following the Class A Liquidity Provider’s receipt of the notice of such Interest Drawing, interest will accrue at the Base Rate plus 4.00% per annum. Thereafter, interest will accrue at LIBOR for the applicable interest period plus 4.00% per annum. (Class A Liquidity Facility, Section 3.07)

“Base Rate” means a fluctuating interest rate per annum in effect from time to time, which rate per annum shall at all times be equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for each day of the period for which the Base Rate is to be determined (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or if such rate is not so published for any day that is a Business Day, the average of the quotations for such day for such transactions received by the Class A Liquidity Provider from three Federal funds brokers of recognized standing selected by it (and reasonably satisfactory to Delta) plus one quarter of one percent (0.25%).

“LIBOR” means, with respect to any interest period, the rate per annum at which U.S. dollars are offered in the London interbank market as shown on Reuters Screen LIBOR01 (or any successor thereto) at approximately 11:00 A.M. (London time) two Business Days before the first day of such interest period, for a period comparable to such interest period, or if such rate is not available, a rate per annum determined by certain alternative methods.

If at any time, the Class A Liquidity Provider shall have determined (which determination shall be conclusive and binding upon the Subordination Agent, absent manifest error) that, by reason of circumstances affecting the relevant interbank lending market generally, the LIBOR rate determined or to be determined for such interest period will not adequately and fairly reflect the cost to the Class A Liquidity Provider (as conclusively certified by the Class A Liquidity Provider, absent manifest error) of making or maintaining advances, the Class A Liquidity Provider shall give facsimile or telephonic notice thereof (a “Rate Determination Notice”) to the Subordination Agent. If such notice is given, then the outstanding principal amount of the LIBOR advances shall be converted to Base Rate advances effective from the date of the Rate Determination Notice; provided that the rate then applicable to in respect of such Base Rate advances shall be increased by one percent (1.00%). The Class A Liquidity Provider shall withdraw a Rate Determination Notice given hereunder when the Class A Liquidity Provider determines that the circumstances giving rise to such Rate Determination Notice no longer apply to the Class A Liquidity Provider, and the Base Rate advances shall be converted to LIBOR advances effective as the first day of the next succeeding interest period after the date of such withdrawal. Each change in the Base Rate shall become effective immediately. (Class A Liquidity Facility, Section 3.07(g))

Downgrade Drawings, Special Termination Drawings, Non-Extension Drawings and Final Drawings

The amount drawn under the Class A Liquidity Facility by reason of a Downgrade Drawing, a Special Termination Drawing, a Non-Extension Drawing or Final Drawing and deposited in the Cash Collateral Account will be treated as follows:

•	such amount will be released on any Distribution Date to the extent that such amount exceeds the Required Amount, first, to the Class A Liquidity Provider up to the amount of its Liquidity Obligations, and second, for distribution pursuant to the Intercreditor Agreement;

•	any portion of such amount withdrawn from the Cash Collateral Account to pay interest distributions on the Class A Certificates will be treated in the same way as Interest Drawings; and

•	the balance of such amount will be invested in certain specified eligible investments.

Any Downgrade Drawing, Special Termination Drawing or Non-Extension Drawing under the Class A Liquidity Facility, other than any portion thereof applied to the payment of interest distributions on the Class A Certificates, will bear interest, (a) subject to clause (b) below, at a rate equal to (i) in the case of a Downgrade Drawing, LIBOR for the applicable interest period (or, as described in the first paragraph under “— Reimbursement Drawings — Interest Drawings and Final Drawings”, the Base Rate) plus a specified margin, (ii) in the case of a Special Termination Drawing, LIBOR for the applicable interest period (or, as described in the first paragraph under “— Reimbursement Drawings — Interest Drawings and Final Drawings”, the Base Rate) plus a specified margin and (iii) in the case of a Non-Extension Drawing, the investment earnings on the amounts deposited in the Cash Collateral Account on the outstanding amount from time to time of such Non-Extension Drawing plus a specified margin, and (b) from and after the date, if any, on which such Downgrade Drawing, Special Termination Drawing or Non-Extension Drawing is converted into a Final Drawing as described below under “— Liquidity Events of Default”, at a rate equal to LIBOR for the applicable interest period (or, as described in the first paragraph under “— Reimbursement of Drawings — Interest Drawings and Final Drawings”, the Base Rate) plus 4.00% per annum.

Liquidity Events of Default

Events of default under the Class A Liquidity Facility (each, a “Liquidity Event of Default”) will consist of:

•	the acceleration of all of the Equipment Notes (provided that, if such acceleration occurs during the period prior to the Delivery Period Termination Date, the aggregate principal amount thereof exceeds $150 million); or

•	certain bankruptcy or similar events involving Delta. (Class A Liquidity Facility, Section 1.01)

If (i) any Liquidity Event of Default under the Class A Liquidity Facility has occurred and is continuing and (ii) less than 65% of the aggregate outstanding principal amount of all Equipment Notes (including, if issued, Series B Equipment Notes) are Performing Equipment Notes, the Class A Liquidity Provider may, in its discretion, give a notice of termination of the Class A Liquidity Facility (a “Final Termination Notice”). If the Pool Balance of the Class A Certificates is greater than the aggregate outstanding principal amount of the Series A Equipment Notes (other than any Series A Equipment Notes previously sold or with respect to which the Aircraft related to such Series A Equipment Notes has been disposed of) at any time during the 18-month period prior to the final expected Regular Distribution Date with respect to such Class A Certificates, the Class A Liquidity Provider may, in its discretion, give a notice of special termination of the Class A Liquidity Facility (a “Special Termination Notice” and, together with the Final Termination Notice, a “Termination Notice”). The Termination Notice will have the following consequences:

•	the Class A Liquidity Facility will expire on the fifth Business Day after the date on which such Termination Notice is received by the Subordination Agent;

•	the Subordination Agent will promptly request, and the Class A Liquidity Provider will honor, a Final Drawing or Special Termination Drawing, as applicable, thereunder in an amount equal to the then Maximum Available Commitment thereunder;

•	in the event that a Final Drawing is made, any Drawing remaining unreimbursed as of the date of termination will be automatically converted into a Final Drawing under the Class A Liquidity Facility;

•	in the event a Special Termination Notice is given, all amounts owing to the Class A Liquidity Provider will be treated as a Special Termination Drawing for the purposes set forth under “Description of the Intercreditor Agreement — Priority of Distributions”; and

•	all amounts owing to the Class A Liquidity Provider will be automatically accelerated. (Class A Liquidity Facility, Section 6.01)

Notwithstanding the foregoing, the Subordination Agent will be obligated to pay amounts owing to the Class A Liquidity Provider only to the extent of funds available therefor after giving effect to the payments in accordance with the provisions set forth under “Description of the Intercreditor Agreement — Priority of Distributions”. (Class A Liquidity Facility, Section 2.09) Upon the circumstances described below under “Description of the Intercreditor Agreement — Intercreditor Rights”, the Class A Liquidity Provider may become the Controlling Party with respect to the exercise of remedies under the Indentures. (Intercreditor Agreement, Section 2.06(c))

Class A Liquidity Provider

The initial Class A Liquidity Provider will be Natixis S.A., acting via its New York Branch. The Class A Liquidity Provider has Short-Term Ratings of P-1 from Moody’s and A-1 from Standard & Poor’s.

DESCRIPTION OF THE INTERCREDITOR AGREEMENT

The following summary describes certain material provisions of the Intercreditor Agreement (the “Intercreditor Agreement”) among the Class A Trustee, the Class A Liquidity Provider and U.S. Bank Trust National Association, as subordination agent (the “Subordination Agent”). The summary does not purport to be complete and is qualified in its entirety by reference to all of the provisions of the Intercreditor Agreement, a copy of which will be filed as an exhibit to a Current Report on Form 8-K to be filed by Delta with the SEC.

Except as otherwise indicated, the following summary relates to the Class A Trust and the Class A Certificates and, to the extent applicable, the Class B Trust that may be formed, and the Class B Certificates that may be issued, at any time. If Class B Certificates are issued, each of the Class B Trustee and (if applicable) the Class B Liquidity Provider will be added as a party to the Intercreditor Agreement and all terms and provisions thereof related to the Class B Certificates will be revised, as appropriate, to reflect the issuance of the Class B Certificates and will become effective upon the accession of the Class B Trustee and (if applicable) the Class B Liquidity Provider to the Intercreditor Agreement. See “Possible Issuance of Class B Certificates and Refinancing of Class B Certificates”.

Intercreditor Rights

General

The Series A Equipment Notes and, if applicable, the Series B Equipment Notes will be issued to and registered in the name of the Subordination Agent as agent and trustee for the related Trustee. (Intercreditor Agreement, Section 2.01(a))

Controlling Party

Each Loan Trustee will be directed, so long as no Indenture Event of Default shall have occurred and be continuing thereunder and subject to certain limitations described below, in taking, or refraining from taking, any action under an Indenture or with respect to the Equipment Notes issued under such Indenture, by the holders of at least a majority of the outstanding principal amount of the Equipment Notes issued under such Indenture. See “— Voting of Equipment Notes” below. For so long as the Subordination Agent is the registered holder of the Equipment Notes, the Subordination Agent will act with respect to the preceding sentence in accordance with the directions of the Trustees for whom the Equipment Notes issued under such Indenture are held as Trust Property, to the extent constituting, in the aggregate, directions with respect to the required principal amount of Equipment Notes.

After the occurrence and during the continuance of an Indenture Event of Default under an Indenture, each Loan Trustee will be directed in taking, or refraining from taking, any action thereunder or with respect to the Equipment Notes issued under such Indenture, including acceleration of such Equipment Notes or foreclosing the lien on the related Aircraft with respect to which such Equipment Note was issued, by the Controlling Party, subject to the limitations described below. See “Description of the Certificates — Indenture Events of Default and Certain Rights Upon an Indenture Event of Default” for a description of the rights of the Certificateholders of each Trust to direct the respective Trustees. (Intercreditor Agreement, Section 2.06(a))

The “Controlling Party” will be:

•	if Final Distributions have not been paid in full to the holders of Class A Certificates, the Class A Trustee;

•	if Final Distributions have been paid in full to the holders of the Class A Certificates, but, if any Class B Certificates have been issued, not to the holders of the Class B Certificates, the Class B Trustee; and

•	under certain circumstances, and notwithstanding the foregoing, the Class A Liquidity Provider (or the Liquidity Provider with the largest amount owed to it in the case Class B Certificates are issued with the benefit of a Class B Liquidity Facility). (Intercreditor Agreement, Sections 2.06(b) and (c))

At any time after 18 months from the earliest to occur of (x) the date on which the entire available amount under any Liquidity Facility shall have been drawn (excluding a Downgrade Drawing or Non-Extension Drawing (but including a Final Drawing, a Special Termination Drawing or a Downgrade Drawing or Non-Extension Drawing that has been converted to a Final Drawing under such Liquidity Facility)) and remains unreimbursed, (y) the date on which the entire amount of any Downgrade Drawing or Non-Extension Drawing shall have been withdrawn from the relevant Cash Collateral Account to pay interest on the relevant class of Certificates and remains unreimbursed and (z) the date on which all Equipment Notes under all Indentures shall have been accelerated (provided that, if such acceleration occurs prior to the Delivery Period Termination Date, the aggregate principal amount thereof exceeds $150 million), the Liquidity Provider (including the Class B Liquidity Provider if Class B Certificates are issued with the benefit of the Class B Liquidity Facility) with the highest amount of unreimbursed Liquidity Obligations due to it (so long as such Liquidity Provider has not defaulted in its obligations to make any drawing under any Liquidity Facility) will have the right to elect to become the Controlling Party with respect to any Indenture. (Intercreditor Agreement, Section 2.06(c))

For purposes of giving effect to the rights of the Controlling Party, the Trustees (other than the Controlling Party) will irrevocably agree, and the Certificateholders (other than the Certificateholders represented by the Controlling Party) will be deemed to agree by virtue of their purchase of Certificates, that the Subordination Agent, as record holder of the Equipment Notes, shall exercise its voting rights in respect of the Equipment Notes held by the Subordination Agent as directed by the Controlling Party and any vote so exercised shall be binding upon the Trustees and Certificateholders, subject to certain limitations. (Intercreditor Agreement, Section 2.06) For a description of certain limitations on the Controlling Party’s rights to exercise remedies, see “— Limitation on Exercise of Remedies” and “Description of the Equipment Notes — Remedies”. (Intercreditor Agreement, Section 2.06(b))

“Final Distributions” means, with respect to the Certificates of any Trust on any Distribution Date, the sum of (x) the aggregate amount of all accrued and unpaid interest on such Certificates (excluding, in the case of the Class A Certificates, interest payable on the Deposits) and (y) the Pool Balance of such Certificates as of the immediately preceding Distribution Date (less, in the case of the Class A Certificates, the amount of the Deposits as of such preceding Distribution Date other than any portion of such Deposits thereafter used to acquire Series A Equipment Notes pursuant to the Note Purchase Agreement). For purposes of calculating Final Distributions with respect to the Certificates of any Trust, any Make-Whole Amount paid on the Equipment Notes held in such Trust which has not been distributed to the Certificateholders of such Trust (other than such Make-Whole Amount or a portion thereof applied to the payment of interest on the Certificates of such Trust or the reduction of the Pool Balance of such Trust) shall be added to the amount of such Final Distributions. (Intercreditor Agreement, Section 1.01)

Limitation on Exercise of Remedies

So long as any Certificates are outstanding, during the period ending on the date which is nine months after the earlier of (x) the acceleration of the Equipment Notes under any Indenture and (y) the bankruptcy or insolvency of Delta, without the consent of each Trustee (other than the Trustee of any Trust all of the Certificates of which are held or beneficially owned by Delta or its affiliates), no Aircraft subject to the lien of such Indenture or such Equipment Notes may be sold in the exercise of remedies under such Indenture, if the net proceeds from such sale would be less than the Minimum Sale Price for such Aircraft or such Equipment Notes. (Intercreditor Agreement, Section 4.01(a)(iii))

“Minimum Sale Price” means, with respect to any Aircraft or the Equipment Notes issued in respect of such Aircraft, at any time, the lesser of (1) in the case of the sale of an Aircraft, 80%, or, in the case of the sale of such related Equipment Notes, 90%, of the Appraised Current Market Value of such Aircraft and (2) the sum of the aggregate Note Target Price of such Equipment Notes and an amount equal to the Excess

Liquidity Obligations in respect of the Indenture under which such Equipment Notes were issued. (Intercreditor Agreement, Section 1.01)

“Excess Liquidity Obligations” means, with respect to an Indenture, an amount equal to the sum of (i) the amount of fees payable to the Class A Liquidity Provider, multiplied by a fraction, the numerator of which is the then outstanding aggregate principal amount of the Series A Equipment Notes issued under such Indenture and the denominator of which is the then outstanding aggregate principal amount of all Series A Equipment Notes, (ii) interest on any Special Termination Drawing, Downgrade Drawing or Non-Extension Drawing payable under the Class A Liquidity Facility in excess of investment earnings on such drawing multiplied by the fraction specified in clause (i) above, (iii) if any payment default by Delta exists with respect to interest on any Series A Equipment Notes, interest on any Interest Drawing (or portion of any Downgrade Drawing, Non-Extension Drawing or Special Termination Drawing that is used to pay interest on the Certificates) or Final Drawing payable under the Class A Liquidity Facility in excess of the sum of (a) investment earnings from any Final Drawing plus (b) any interest at the past due rate actually payable (whether or not in fact paid) by Delta on the overdue scheduled interest on the Series A Equipment Notes, multiplied by a fraction the numerator of which is the aggregate overdue amounts of interest on the Series A Equipment Notes issued under such Indenture (other than interest becoming due and payable solely as a result of acceleration of any such Series A Equipment Notes) and the denominator of which is the then aggregate overdue amounts of interest on all Series A Equipment Notes (other than interest becoming due and payable solely as a result of acceleration of any such Series A Equipment Notes), and (iv) any other amounts owed to the Class A Liquidity Provider by the Subordination Agent as borrower under the Class A Liquidity Facility other than amounts due as repayment of advances thereunder or as interest on such advances, except to the extent payable pursuant to clauses (ii) and (iii) above, multiplied by the fraction specified in clause (i) above. (Indentures, Section 2.14) The foregoing definition shall be revised accordingly to reflect, if applicable, any Replacement Facility or Class B Liquidity Facility.

“Note Target Price” means, for any Equipment Note issued under any Indenture: (i) the aggregate outstanding principal amount of such Equipment Note, plus (ii) the accrued and unpaid interest thereon, together with all other sums owing on or in respect of such Equipment Note (including, without limitation, enforcement costs incurred by the Subordination Agent in respect of such Equipment Note). (Intercreditor Agreement, Section 1.01)

Following the occurrence and during the continuation of an Indenture Event of Default under any Indenture, in the exercise of remedies pursuant to such Indenture, the Loan Trustee under such Indenture may be directed to lease the related Aircraft to any person (including Delta) so long as the Loan Trustee in doing so acts in a “commercially reasonable” manner within the meaning of Article 9 of the Uniform Commercial Code as in effect in any applicable jurisdiction (including Sections 9-610 and 9-627 thereof). (Intercreditor Agreement, Section 4.01(a)(ii))

If following certain events of bankruptcy, reorganization or insolvency with respect to Delta described in the Intercreditor Agreement (a “Delta Bankruptcy Event”) and during the pendency thereof, the Controlling Party receives a proposal from or on behalf of Delta to restructure the financing of any one or more of the Aircraft, the Controlling Party will promptly thereafter give the Subordination Agent, each Trustee and each Liquidity Provider that has not made a Final Drawing notice of the material economic terms and conditions of such restructuring proposal whereupon the Subordination Agent acting on behalf of each Trustee will post such terms and conditions of such restructuring proposal on DTC’s Internet bulletin board or make such other commercially reasonable efforts as the Subordination Agent may deem appropriate to make such terms and conditions available to all Certificateholders. Thereafter, neither the Subordination Agent nor any Trustee, whether acting on instructions of the Controlling Party or otherwise, may, without the consent of each Trustee and each Liquidity Provider that has not made a Final Drawing, enter into any term sheet, stipulation or other agreement (a “Restructuring Arrangement”) (whether in the form of an adequate protection stipulation, an extension under Section 1110(b) of the Bankruptcy Code or otherwise) to effect any such restructuring proposal with or on behalf of Delta unless and until the material economic terms and conditions of such restructuring proposal shall have been made available to all Certificateholders and each Liquidity Provider (including the Class B Liquidity Provider if Class B Certificates are issued with the benefit of the Class B

Liquidity Facility) that has not made a Final Drawing, for a period of not less than 15 calendar days (except that such requirement shall not apply to any such Restructuring Arrangement that is effective (whether prospectively or retrospectively) as of a date on or before the expiration of the 60-day period under Section 1110 and to be effective, initially, for a period not longer than three months from the expiry of such 60-day period (an “Interim Restructuring Arrangement”)). The requirements described in the immediately preceding sentence (i) will not apply to any extension of a Restructuring Arrangement with respect to which such requirements have been complied with in connection with the original entry of such Restructuring Arrangement if the possibility of such extension has been disclosed in satisfaction of the notification requirements and such extension shall not amend or modify any of the other terms and conditions of such Restructuring Arrangement and (ii) will apply to the initial extension of an Interim Restructuring Arrangement beyond the three months following the expiry of the 60-day period but not to any subsequent extension of such Interim Restructuring Arrangement, if the possibility of such subsequent extension has been disclosed in satisfaction of the notification requirements and such subsequent extension shall not amend or modify any of the other terms and conditions of such Interim Restructuring Arrangement. (Intercreditor Agreement, Section 4.01(c))

In the event that any Class B Certificateholder gives irrevocable notice of the exercise of its right to purchase all (but not less than all) of the Class A Certificates represented by the then Controlling Party (as described in “Description of the Certificates — Certificate Buyout Right of Class B Certificateholders”) prior to the expiry of the applicable notice period specified above, the Controlling Party may not direct the Subordination Agent or any Trustee to enter into any such restructuring proposal with respect to any of the Aircraft, unless and until such Class B Certificateholder fails to purchase such Class A Certificates on the date that it is required to make such purchase. (Intercreditor Agreement, Section 4.01(c))

Post Default Appraisals

Upon the occurrence and continuation of an Indenture Event of Default under any Indenture, the Subordination Agent will be required to obtain three desktop appraisals from the appraisers selected by the Controlling Party setting forth the current market value, current lease rate and distressed value (in each case, as defined by the International Society of Transport Aircraft Trading or any successor organization) of the Aircraft subject to such Indenture (each such appraisal, an “Appraisal” and the current market value appraisals being referred to herein as the “Post Default Appraisals”). For so long as any Indenture Event of Default shall be continuing under any Indenture, and without limiting the right of the Controlling Party to request more frequent Appraisals, the Subordination Agent will be required to obtain additional Appraisals on the date that is 364 days from the date of the most recent Appraisal or if a Delta Bankruptcy Event shall have occurred and is continuing, on the date that is 180 days from the date of the most recent Appraisal and shall (acting on behalf of each Trustee) post such Appraisals on DTC’s Internet bulletin board or make such other commercially reasonable efforts as the Subordination Agent may deem appropriate to make such Appraisals available to all Certificateholders. (Intercreditor Agreement, Section 4.01(a)(iv))

“Appraised Current Market Value” of any Aircraft means the lower of the average and the median of the three most recent Post Default Appraisals of such Aircraft. (Intercreditor Agreement, Section 1.01)

Priority of Distributions

All payments in respect of the Equipment Notes and certain other payments received on each Regular Distribution Date or Special Distribution Date will be promptly distributed by the Subordination Agent on such Regular Distribution Date or Special Distribution Date in the following order of priority:

•	to the Subordination Agent, any Trustee, any Certificateholder and any Liquidity Provider (including the Class B Liquidity Provider if Class B Certificates are issued with the benefit of the Class B Liquidity Facility) to the extent required to pay certain out-of-pocket costs and expenses actually incurred by the Subordination Agent (or reasonably expected to be incurred by the Subordination Agent for the period ending on the next succeeding Regular Distribution Date, which shall not exceed $150,000 unless approved in writing by the Controlling Party and accompanied by evidence that such costs are actually expected to be incurred) or any Trustee or to reimburse any Certificateholder or any Liquidity Provider (including the Class B Liquidity Provider if Class B Certificates are issued with the benefit of the Class B Liquidity Facility) in respect of payments made to the Subordination Agent or any Trustee in connection with the protection or realization of the value of the Equipment Notes held by the Subordination Agent or any Collateral under (and as defined in) any Indenture (collectively, the “Administration Expenses”);

•	to each Liquidity Provider (including the Class B Liquidity Provider if Class B Certificates are issued with the benefit of the Class B Liquidity Facility) (a) to the extent required to pay the accrued and unpaid Liquidity Expenses or (b) in the case of a Special Payment on account of the redemption, purchase or prepayment of the Equipment Notes issued pursuant to an Indenture (an “Equipment Note Special Payment”), so long as no Indenture Event of Default has occurred and is continuing under any Indenture, the amount of accrued and unpaid Liquidity Expenses that are not yet overdue, multiplied by the Applicable Fraction or, if an Indenture Event of Default has occurred and is continuing, clause (a) will apply;

•	to each Liquidity Provider (including the Class B Liquidity Provider if Class B Certificates are issued with the benefit of the Class B Liquidity Facility) (i)(a) to the extent required to pay interest accrued and unpaid on the Liquidity Obligations or (b) in the case of an Equipment Note Special Payment, so long as no Indenture Event of Default has occurred and is continuing under any Indenture, to the extent required to pay accrued and unpaid interest then overdue on the Liquidity Obligations, plus an amount equal to the amount of accrued and unpaid interest on the Liquidity Obligations not yet overdue, multiplied by the Applicable Fraction or, if an Indenture Event of Default has occurred and is continuing, clause (a) will apply and (ii) if a Special Termination Drawing has been made under a Liquidity Facility, the outstanding amount of such Special Termination Drawing under such Liquidity Facility;

•	to (i) if applicable, unless (in the case of this clause (i) only) (x) less than 65% of the aggregate outstanding principal amount of all Equipment Notes (including, if issued, Series B Equipment Notes) are Performing Equipment Notes and a Liquidity Event of Default shall have occurred and be continuing under a Liquidity Facility or (y) a Final Drawing shall have occurred under a Liquidity Facility, the funding of the Cash Collateral Account with respect to such Liquidity Facility up to the Required Amount for the related class of Certificates and (ii) each Liquidity Provider (including the Class B Liquidity Provider if Class B Certificates are issued with the benefit of the Class B Liquidity Facility) to the extent required to pay the outstanding amount of all Liquidity Obligations;

•	to the Subordination Agent, any Trustee or any Certificateholder to the extent required to pay certain fees, taxes, charges and other amounts payable;

•	to the Class A Trustee (a) to the extent required to pay accrued and unpaid interest at the Stated Interest Rate on the Pool Balance of the Class A Certificates (excluding interest, if any, payable with respect to the Deposits) or (b) in the case of an Equipment Note Special Payment, so long as no Indenture Event of Default has occurred and is continuing under any Indenture, to the extent required to pay any such interest that is then accrued, due and unpaid together with (without duplication) accrued and unpaid interest at the Stated Interest Rate on the outstanding principal amount of the Series A Equipment Notes held in the Class A Trust being redeemed, purchased or prepaid or, if an Indenture Event of Default has occurred and is continuing, clause (a) will apply;

•	to the Class B Trustee (a) to the extent required to pay unpaid Class B Adjusted Interest on the Class B Certificates or (b) in the case of an Equipment Note Special Payment, so long as no Indenture Event of Default has occurred and is continuing under any Indenture, to the extent required to pay any accrued, due and unpaid Class B Adjusted Interest or, if an Indenture Event of Default has occurred and is continuing, clause (a) will apply;

•	to the Class A Trustee to the extent required to pay Expected Distributions on the Class A Certificates;

•	to the Class B Trustee (a) to the extent required to pay accrued and unpaid interest at the Stated Interest Rate on the Pool Balance of the Class B Certificates (other than Class B Adjusted Interest paid above) or (b) in the case of an Equipment Note Special Payment, so long as no Indenture Event of Default has occurred and is continuing under any Indenture, to the extent required to pay any such interest that is then accrued, due and unpaid (other than Class B Adjusted Interest paid above) together with (without duplication) accrued and unpaid interest at the Stated Interest Rate on the outstanding principal amount of the Series B Equipment Notes held in the Class B Trust and being redeemed, purchased or prepaid or, if an Indenture Event of Default has occurred and is continuing, clause (a) will apply; and

•	to the Class B Trustee to the extent required to pay Expected Distributions on the Class B Certificates. (Intercreditor Agreement, Sections 2.04 and 3.02)

“Applicable Fraction” means, with respect to any Special Distribution Date, a fraction, the numerator of which shall be the amount of principal of the applicable Series A Equipment Notes and Series B Equipment Notes (if any) being redeemed, purchased or prepaid on such Special Distribution Date, and the denominator of which shall be the aggregate unpaid principal amount of all Series A Equipment Notes and Series B Equipment Notes (or all Series B Equipment Notes if only one or more Series B Equipment Notes are so redeemed or prepaid) outstanding immediately before giving effect to such redemption, purchase or prepayment.

“Liquidity Obligations” means, with respect to each Liquidity Provider (including the Class B Liquidity Provider if Class B Certificates are issued with the benefit of the Class B Liquidity Facility), the obligations to reimburse or to pay such Liquidity Provider all principal, interest, fees and other amounts owing to it under the applicable Liquidity Facility or certain other agreements.

“Liquidity Expenses” means, with respect to each Liquidity Provider (including the Class B Liquidity Provider if Class B Certificates are issued with the benefit of the Class B Liquidity Facility), all Liquidity Obligations other than any interest accrued thereon or the principal amount of any drawing under the applicable Liquidity Facility.

“Expected Distributions” means, with respect to the Certificates of any Trust on any Distribution Date (the “Current Distribution Date”), the difference between:

(A) the Pool Balance of such Certificates as of the immediately preceding Distribution Date (or, if the Current Distribution Date is the first Distribution Date after the issuance date of such Certificates, the original aggregate face amount of the Certificates of such Trust); and

(B) the Pool Balance of such Certificates as of the Current Distribution Date calculated on the basis that (i) the principal of any Equipment Notes other than Performing Equipment Notes held in such Trust has been paid in full and such payments have been distributed to the holders of such Certificates, (ii) the principal of any Performing Equipment Notes held in such Trust has been paid when due (whether at stated maturity or upon prepayment or purchase or otherwise, but without giving effect to any acceleration of Performing Equipment Notes) and such payments have been distributed to the holders of such Certificates and (iii) the principal of any Equipment Notes formerly held in such Trust that have been sold pursuant to the Intercreditor Agreement has been paid in full and such payments have been distributed to the holders of such Certificates, but in the case of the Class A Certificates, without giving effect to any reduction in the Pool Balance as a result of any distribution attributable to Deposits occurring after the immediately preceding Distribution Date (or, if the Current Distribution Date is the first Distribution Date, occurring after the initial issuance of the Class A Certificates).

For purposes of calculating Expected Distributions with respect to the Certificates of any Trust, any Make-Whole Amount paid on the Equipment Notes held in such Trust that has not been distributed to the Certificateholders of such Trust (other than such Make-Whole Amount or a portion thereof applied to the payment of interest on the Certificates of such Trust or the reduction of the Pool Balance of such Trust) shall be added to the amount of Expected Distributions. (Intercreditor Agreement, Section 1.01)

“Class B Adjusted Interest” means, as of any Current Distribution Date, (I) any interest described in clause (II) of this definition accrued prior to the immediately preceding Distribution Date which remains unpaid and (II) the sum of (x) interest determined at the Stated Interest Rate for the Class B Certificates for the period commencing on, and including, the immediately preceding Distribution Date (or, if the Current Distribution Date is the first Distribution Date, the Issuance Date) and ending on, but excluding, the Current Distribution Date, on the Eligible B Pool Balance on such Distribution Date and (y) the sum of interest for each Series B Equipment Note with respect to which, or with respect to the Aircraft with respect to which such Equipment Note was issued, a disposition, distribution, sale or Deemed Disposition Event has occurred, since the immediately preceding Distribution Date (but only if no such event has previously occurred with respect to such Series B Equipment Note), determined at the Stated Interest Rate for the Class B Certificates for each day during the period commencing on, and including, the immediately preceding Distribution Date (or, if the current Distribution Date is the first Distribution Date, the Issuance Date) and ending on, but excluding, the date of the earliest of such disposition, distribution, sale or Deemed Disposition Event with respect to such Series B Equipment Note or Aircraft, as the case may be, on the principal amount of such Series B Equipment Note calculated pursuant to clause (B)(i), (ii), (iii) or (iv), as applicable, of the definition of Eligible B Pool Balance. (Intercreditor Agreement, Section 1.01)

“Eligible B Pool Balance” means, as of any date of determination, the excess of (A) the Pool Balance of the Class B Certificates as of the immediately preceding Distribution Date (or, if such date of determination is on or before the first Distribution Date after the date of issuance of the Class B Certificates, the original aggregate face amount of the Class B Certificates) (after giving effect to payments made on such date of determination) over (B) the sum of, with respect to each Series B Equipment Note, one of the following amounts, if applicable: (i) if there has previously been a sale or disposition by the applicable Loan Trustee of the Aircraft for cash under (and as defined in) the related Indenture, the outstanding principal amount of such Series B Equipment Note that remains unpaid as of such date of determination subsequent to such sale or disposition and after giving effect to any distributions of the proceeds of such sale or disposition applied under such Indenture to the payment of such Series B Equipment Note, (ii) if there has previously been an Event of Loss with respect to the applicable Aircraft to which such Series B Equipment Note relates, the outstanding principal amount of such Series B Equipment Note that remains unpaid as of such date of determination subsequent to the scheduled date of mandatory redemption of such Series B Equipment Note following Event of Loss and after giving effect to the distributions of any proceeds in respect of such Event of Loss applied under such Indenture to the payment of such Series B Equipment Note, (iii) if such Series B Equipment Note has previously been sold for cash by the Subordination Agent, the excess, if any, of (x) the outstanding amount of principal and interest as of the date of such sale by the Subordination Agent of such Series B Equipment Note over (y) the purchase price received with respect to such sale of such Series B Equipment Note for cash (net of any applicable costs and expenses of such sale) or (iv) if a Deemed Disposition Event has occurred with respect to such Series B Equipment Note, the outstanding principal amount of such Series B Equipment Note; provided, however, that if more than one of the clauses (i), (ii), (iii) and (iv) is applicable to any one Series B Equipment Note, only the amount determined pursuant to the clause that first became applicable shall be counted with respect to such Series B Equipment Note.

“Deemed Disposition Event” means, in respect of any Equipment Note, the continuation of an Indenture Event of Default in respect of such Equipment Note without an Actual Disposition Event occurring in respect of such Equipment Note for a period of four years from the date of the occurrence of such Indenture Event of Default.

“Actual Disposition Event” means, in respect of any Equipment Note, (i) the sale or disposition by the applicable Loan Trustee for cash of the Aircraft securing such Equipment Note, (ii) the occurrence of the mandatory redemption date for such Equipment Note following an Event of Loss with respect to such Aircraft or (iii) the sale by the Subordination Agent of such Equipment Note for cash. (Intercreditor Agreement, Section 1.01)

Interest Drawings under the applicable Liquidity Facility and withdrawals from the applicable Cash Collateral Account, in respect of interest on the Certificates of the Class A Trust or, if formed, the Class B Trust, as applicable, will be distributed to the Trustee for such class of Certificates, notwithstanding the priority of distributions set forth in the Intercreditor Agreement and otherwise described herein. All amounts on deposit in the Cash Collateral Account for any such Trust that are in excess of the Required Amount will be paid to the applicable Liquidity Provider. (Intercreditor Agreement, Section 3.05(f))

Voting of Equipment Notes

In the event that the Subordination Agent, as the registered holder of any Equipment Note, receives a request for its consent to any amendment, supplement, modification, approval, consent or waiver under such Equipment Note or the related Indenture or the related Participation Agreement or other related document, (i) if no Indenture Event of Default shall have occurred and be continuing with respect to such Indenture, the Subordination Agent shall request directions from the Trustee(s) and shall vote or consent in accordance with such directions and (ii) if any Indenture Event of Default shall have occurred and be continuing with respect to such Indenture, the Subordination Agent will exercise its voting rights as directed by the Controlling Party, subject to certain limitations; provided that no such amendment, supplement, modification, approval, consent or waiver shall, without the consent of each Liquidity Provider, reduce the amount of principal or interest payable by Delta under any Equipment Note. In addition, see the last paragraph under “Description of the Certificates — Modification of the Class A Pass Through Trust Agreement and Certain Other Agreements” for a description of the additional Certificateholder consent requirements with respect to amendments, supplements, modifications, approvals, consents or waivers of the Indentures, Equipment Notes, Participation Agreements, Note Purchase Agreement or other related documents. (Intercreditor Agreement, Section 8.01(b))

List of Certificateholders

Upon the occurrence of an Indenture Event of Default, the Subordination Agent shall instruct the Trustees to, and the Trustees shall, request that DTC post on its Internet bulletin board a securities position listing setting forth the names of all the parties reflected on DTC’s books as holding interests in the Certificates. (Intercreditor Agreement, Section 5.01(c))

Reports

Promptly after the occurrence of a Triggering Event or an Indenture Event of Default resulting from the failure of Delta to make payments on any Equipment Note and on every Regular Distribution Date while the Triggering Event or such Indenture Event of Default shall be continuing, the Subordination Agent will provide to the Trustees, the Liquidity Providers, the Rating Agencies and Delta a statement setting forth the following information:

•	after a Delta Bankruptcy Event, with respect to each Aircraft, whether such Aircraft is (i) subject to the 60-day period of Section 1110, (ii) subject to an election by Delta under Section 1110(a) of the Bankruptcy Code, (iii) covered by an agreement contemplated by Section 1110(b) of the Bankruptcy Code or (iv) not subject to any of (i), (ii) or (iii);

•	to the best of the Subordination Agent’s knowledge, after requesting such information from Delta, (i) whether the Aircraft are currently in service or parked in storage, (ii) the maintenance status of the Aircraft and (iii) location of the Engines. Delta has agreed to provide such information upon request of the Subordination Agent, but no more frequently than every three months with respect to each Aircraft so long as it is subject to the lien of an Indenture (Note Purchase Agreement, Section 4(a)(vi));

•	the current Pool Balance of each class of Certificates, the Eligible B Pool Balance (if any) and outstanding principal amount of all Equipment Notes for all Aircraft;

•	the expected amount of interest which will have accrued on the Equipment Notes and on the Certificates as of the next Regular Distribution Date;

•	the amounts paid to each person on such Distribution Date pursuant to the Intercreditor Agreement;

•	details of the amounts paid on such Distribution Date identified by reference to the relevant provision of the Intercreditor Agreement and the source of payment (by Aircraft and party);

•	if the Subordination Agent has made a Final Drawing or a Special Termination Drawing under any Liquidity Facility;

•	the amounts currently owed to each Liquidity Provider;

•	the amounts drawn under each Liquidity Facility; and

•	after a Delta Bankruptcy Event, any operational reports filed by Delta with the bankruptcy court which are available to the Subordination Agent on a non-confidential basis. (Intercreditor Agreement, Section 5.01(d))

The Subordination Agent

U.S. Bank Trust National Association will be the Subordination Agent under the Intercreditor Agreement. Delta and its affiliates may from time to time enter into banking and trustee relationships with the Subordination Agent and its affiliates. The Subordination Agent’s address is U.S. Bank Trust National Association, One Federal Street, 3rd Floor, Mail Code EX-MA-FED, Boston, Massachusetts 02110, Attention: Corporate Trust Services.

The Subordination Agent may resign at any time, in which event a successor Subordination Agent will be appointed as provided in the Intercreditor Agreement. Delta (unless an Indenture Event of Default has occurred and is continuing) or the Controlling Party may remove the Subordination Agent for cause as provided in the Intercreditor Agreement. In such circumstances, a successor Subordination Agent will be appointed as provided in the Intercreditor Agreement. Any resignation or removal of the Subordination Agent and appointment of a successor Subordination Agent does not become effective until acceptance of the appointment by the successor Subordination Agent. (Intercreditor Agreement, Section 7.01(a))

DESCRIPTION OF THE AIRCRAFT AND THE APPRAISALS

The Aircraft

The Class A Trust is expected to hold Series A Equipment Notes for, and secured by, (i) the 2000-1 Aircraft, consisting of ten Boeing 737-832 aircraft, nine Boeing 757-232 aircraft and three Boeing 767-332ER aircraft, in each case delivered new to Delta from 1999 to 2000, and (ii) the 2010 Aircraft, consisting of two Boeing 777-232LR aircraft delivered new to Delta in March 2010. The airframe constituting part of an Aircraft is referred to herein as an “Airframe”, and each engine constituting part of an Aircraft is referred to herein as an “Engine”. Each 2000-1 Aircraft and 2010 Aircraft is owned and is being operated by Delta. The Aircraft have been designed to comply with Stage 3 noise level standards, which are the most restrictive regulatory standards currently in effect in the United States with respect to the Aircraft for aircraft noise abatement. The “ER” and “LR” designations are provided by the manufacturer and are not recognized by the FAA.

The Boeing 737-832 is a single-aisle commercial jet aircraft. Seating capacity is 160 seats in Delta’s standard configuration. The 737-832 is currently deployed primarily on Delta’s North American routes, as well as to cities in the Caribbean and Central America. The 737-832 Aircraft are powered by two CFM56-7B24 jet engines manufactured by CFM International, Inc.

The Boeing 757-232 is a single-aisle commercial jet aircraft. Seating capacity is 184 seats in Delta’s standard configuration. The 757-232 is currently deployed primarily on Delta’s North American routes, as well as to cities in the Caribbean, Central America and northern South America. The 757-232 Aircraft are powered by two PW2037 jet engines manufactured by Pratt & Whitney.

The Boeing 767-332ER is a twin-aisle commercial jet aircraft. Seating capacities range from 215 to 221 seats for Delta’s international configuration. The 767-332ER is currently deployed primarily on Delta’s transoceanic routes. The 767-332ER Aircraft are powered by two CF6-80C2B6F jet engines manufactured by General Electric Company.

The Boeing 777-232LR is a twin-aisle commercial jet aircraft. Seating capacities are 278 seats for Delta’s standard configuration. The 777-232LR is currently deployed primarily on Delta’s long-haul routes to Asia, Australia, South Africa and the Middle East. The 777-232LR Aircraft are powered by two GE90-110B1L2 jet engines manufactured by General Electric Company.

If Class B Certificates are issued, the Class B Trust is expected to hold Series B Equipment Notes issued for, and secured by, the same Aircraft that secure the Series A Equipment Notes. See “Possible Issuance of Class B Certificates and Refinancing of Class B Certificates”.

The Appraisals

The table below sets forth the appraised values of the Aircraft, as determined by Aircraft Information Services, Inc. (“AISI”), BK Associates, Inc. (“BK”) and Morten Beyer & Agnew, Inc. (“MBA”, and together with AISI and BK, the “Appraisers”), independent aircraft appraisal and consulting firms, and certain additional information regarding such Aircraft.

	Registration	Manufacturer’s	Month of	Appraiser’s Valuations			Appraised
Aircraft Type	Number	Serial Number	Delivery	AISI	BK	MBA	Value(1)

Boeing 737-832	N377DA	29625	May 1999	$20,690,000	$26,163,000	$24,670,000	$23,841,000
Boeing 737-832	N379DA	30349	August 1999	19,740,000	26,159,000	24,080,000	23,326,333
Boeing 737-832	N381DN	30350	September 1999	20,710,000	26,655,000	25,110,000	24,158,333
Boeing 737-832	N383DN	30346	October 1999	20,780,000	27,183,000	25,320,000	24,427,667
Boeing 737-832	N385DN	30348	November 1999	20,020,000	26,778,000	24,670,000	23,822,667
Boeing 737-832	N387DA	30374	January 2000	22,290,000	27,697,000	25,680,000	25,222,333

	Registration	Manufacturer’s	Month of	Appraiser’s Valuations			Appraised
Aircraft Type	Number	Serial Number	Delivery	AISI	BK	MBA	Value(1)

Boeing 737-832	N389DA	30376	April 2000	22,430,000	28,234,000	26,190,000	25,618,000
Boeing 737-832	N391DA	30560	May 2000	22,390,000	28,225,000	26,270,000	25,628,333
Boeing 737-832	N393DA	30377	June 2000	22,390,000	28,231,000	26,430,000	25,683,667
Boeing 737-832	N395DN	30773	July 2000	22,120,000	28,463,000	26,330,000	25,637,667
Boeing 757-232	N697DL	30318	August 1999	20,040,000	18,945,000	20,280,000	19,755,000
Boeing 757-232	N699DL	29970	September 1999	20,290,000	19,253,000	20,650,000	20,064,333
Boeing 757-232	N6701	30187	October 1999	20,130,000	19,378,000	20,720,000	20,076,000
Boeing 757-232	N6703D	30234	January 2000	21,840,000	20,000,000	20,980,000	20,940,000
Boeing 757-232	N6705Y	30397	April 2000	21,990,000	20,238,000	21,480,000	21,236,000
Boeing 757-232	N6707A	30395	May 2000	21,550,000	19,726,000	21,660,000	20,978,667
Boeing 757-232	N6709	30481	August 2000	21,580,000	19,976,000	22,190,000	21,248,667
Boeing 757-232	N6711M	30483	September 2000	21,850,000	20,308,000	22,570,000	21,576,000
Boeing 757-232	N6713Y	30777	October 2000	22,090,000	20,601,000	22,790,000	21,827,000
Boeing 767-332ER	N1603	29695	February 1999	36,430,000	42,210,000	34,100,000	36,430,000
Boeing 767-332ER	N1605	30198	May 1999	36,440,000	42,848,000	34,740,000	36,440,000
Boeing 767-332ER	N1607B	30388	April 2000	41,060,000	46,391,000	38,810,000	41,060,000
Boeing 777-232LR	N709DN	40559	March 2010	172,730,000	145,000,000	140,470,000	145,000,000
Boeing 777-232LR	N710DN	40560	March 2010	172,730,000	145,000,000	140,470,000	145,000,000

Total				$864,310,000	$873,662,000	$836,660,000	$838,997,667

(1)	The appraised value of each Aircraft set forth above is the lesser of the average and median appraised value of each such Aircraft. In the case of the 2000-1 Aircraft, such appraisals indicate appraised base value, adjusted for the maintenance of such 2000-1 Aircraft around the time of such appraisals (but assuming the related engines are in a half-time condition). In the case of the 2010 Aircraft, the MBA and BK appraisals indicate appraised base value of a new Boeing 777-232LR aircraft (including engines) delivered in March 2010, and the AISI appraisal indicates appraised base value for a Boeing 777-232LR aircraft (including engines) in slightly less than new condition to account for utilization from the March 2010 delivery to the date of the appraisal report.

According to the International Society of Transport Aircraft Trading, appraised “base value” is defined as each Appraiser’s opinion of the underlying economic value of an aircraft in an open, unrestricted, stable market environment with a reasonable balance of supply and demand, and assumes full consideration of its “highest and best use”. An aircraft’s appraised base value is founded in the historical trend of values and in the projection of value trends and presumes an arm’s-length, cash transaction between willing, able and knowledgeable parties, acting prudently, with an absence of duress and with a reasonable period of time available for marketing.

Each Appraiser was asked to provide, and each Appraiser furnished, its opinion as to the appraised value of the Aircraft. The appraisals of the 2000-1 Aircraft indicate appraised base value, adjusted for the maintenance status of the 2000-1 Aircraft around the time of the appraisals (but assuming the related engines are in a half-time condition). With respect to the 2010 Aircraft, the MBA and BK appraisals indicate appraised base value of a new Boeing 777-232LR aircraft (including engines) delivered in March 2010, and the AISI appraisal indicates appraised base value of a Boeing 777-232LR aircraft (including engines) in slightly less than new condition to account for utilization from the March 2010 delivery to the date of the appraisal report. The AISI appraisal is dated April 16, 2010; the BK appraisal is dated April 19, 2010; and the MBA appraisal is dated April 20, 2010. The appraised values provided by AISI and BK are presented as of the respective dates of their appraisals. The appraised values provided by MBA are presented as of April 2010. As part of this process, all three Appraisers performed “desk-top” appraisals without any physical inspection of the Aircraft. The appraisals are based on various significant assumptions and methodologies which vary among the Appraisers. The appraisals may not reflect the current market value of the Aircraft. Appraisals that are based on different assumptions and methodologies (or a physical inspection of the Aircraft) may result in valuations that are materially different from those contained in the appraisals.

The Appraisers have delivered letters setting forth their respective appraisals, copies of which are annexed to this prospectus supplement as Appendix II. For a discussion of the assumptions and methodologies used in each of the appraisals, please refer to such letters. In addition, we have set forth on Appendix III to this prospectus supplement a summary of the base value, maintenance adjustment and maintenance adjusted base value determined by each Appraiser with respect to each 2000-1 Aircraft.

An appraisal is only an estimate of value. It does not necessarily indicate the price at which an aircraft may be purchased or sold in the market. In particular, the appraisals of the Aircraft are estimates of the values of the Aircraft assuming the Aircraft are in a certain condition, which may not be the case. An appraisal should not be relied upon as a measure of realizable value. The proceeds realized upon the exercise of remedies with respect to any Aircraft, including a sale of such Aircraft, may be less than its appraised value. The value of an Aircraft if remedies are exercised under the applicable Indenture will depend on various factors, including market, economic and airline industry conditions; the supply of similar aircraft; the availability of buyers; the condition of the Aircraft; the time period in which the Aircraft is sought to be sold; and whether the Aircraft is sold separately or as part of a block.

As discussed under “— Risk Factors Relating to the Airline Industry — Terrorist attacks or international hostilities may adversely affect our business, financial condition and operating results”, since September 11, 2001, the airline industry has suffered substantial losses. In response to adverse market conditions, many U.S. air carriers and lessors have reduced the number of aircraft in operation, and there may be further reductions, particularly by air carriers in bankruptcy or liquidation. Any such reduction of aircraft of the same models as the Aircraft could adversely affect the value of the Aircraft.

Accordingly, we cannot assure you that the proceeds realized upon any exercise of remedies with respect to any Aircraft would be sufficient to satisfy in full payments due on the Equipment Notes relating to such Aircraft or the full amount of distributions expected on the Certificates. See “Risk Factors — Risk Factors Relating to the Class A Certificates and the Offering — Appraisals should not be relied upon as a measure of realizable value of the Aircraft”.

Deliveries of Aircraft

The Note Purchase Agreement provides that the period for financing the Aircraft under this offering will expire on the earlier of (a) December 31, 2010 and (b) the date on which Series A Equipment Notes issued with respect to all of the Aircraft have been purchased by the Trustees in accordance with the Note Purchase Agreement (the “Delivery Period Termination Date”).

On and subject to the terms and conditions of the Note Purchase Agreement and the applicable Participation Agreement and Indenture, Delta agrees to enter into a secured debt financing agreement with respect to each (x) 2010 Aircraft within 90 days after the Issuance Date and (y) 2000-1 Aircraft prior to December 31, 2010. The 2000-1 Aircraft are currently subject to liens under the 2000-1 Indentures in connection with the 2000-1 EETC. After the 2000-1 Aircraft are released from the liens of the 2000-1 Indentures, the 2000-1 Aircraft are expected to be subjected to the Indentures in connection with this offering.

DESCRIPTION OF THE EQUIPMENT NOTES

The following summary describes certain material terms of the Series A Equipment Notes and, to the extent applicable, the Series B Equipment Notes that may be issued at any time. The summary does not purport to be complete and is qualified in its entirety by reference to all of the provisions of the Series A Equipment Notes, the form of Indenture, the form of Participation Agreement and the Note Purchase Agreement, copies of which will be filed as an exhibit to a Current Report on Form 8-K to be filed by Delta with the SEC. Except as otherwise indicated, the following summaries relate to the Series A Equipment Notes, the Indenture and the Participation Agreement applicable to each Aircraft. In addition, the terms and conditions of, and related to, the actual Series B Equipment Notes, if issued, may differ from the following summary. See “Possible Issuance of Class B Certificates and Refinancing of Class B Certificates”.

On and subject to the terms and conditions of the Note Purchase Agreement and the applicable Participation Agreement and Indenture, Delta agrees to enter into a secured debt financing with respect to each 2000-1 Aircraft prior to December 31, 2010 and with respect to each 2010 Aircraft within 90 days after the Issuance Date. The Note Purchase Agreement provides for the relevant parties to enter into a Participation Agreement and an Indenture relating to the financing of each Aircraft that are substantially in the forms attached to the Note Purchase Agreement. See “Description of the Certificates — Obligation to Purchase Series A Equipment Notes”. The description of the terms of the Equipment Notes in this prospectus supplement is based on the forms of such agreements annexed to the Note Purchase Agreement. However, the terms of the financing agreements actually entered into may differ from the forms of such agreements and, consequently, may differ from the description of such agreements contained in this prospectus supplement. Although such changes are permitted, under the Note Purchase Agreement, Delta must obtain written confirmation from each Rating Agency then rating the Class A Certificates that the use of financing agreements modified in any material respect from the forms attached to the Note Purchase Agreement will not result in a withdrawal, suspension or downgrading of the ratings of the Class A Certificates. The terms of such agreements also must in any event comply with the Required Terms. In addition, Delta, subject to certain exceptions, is obligated to certify to the Class A Trustee that any substantive modifications do not materially and adversely affect the Class A Certificateholders or the Class A Liquidity Provider. See “Description of the Certificates — Obligation to Purchase Series A Equipment Notes”.

General

Pursuant to the terms of a participation agreement among Delta, the Class A Trustee, the Class B Trustee (if applicable), the Subordination Agent and the Loan Trustee with respect to each Aircraft (each, a “Participation Agreement”), the Class A Trust and the Class B Trust (if applicable) will purchase from Delta the Equipment Notes to be issued under the related Indenture. Equipment Notes will be issued initially in one series with respect to each Aircraft (the “Series A Equipment Notes”) and may be issued at any time in another series with respect to each Aircraft (the “Series B Equipment Notes;” together with the Series A Equipment Notes, the “Equipment Notes”). The Equipment Notes with respect to each Aircraft will be issued under a separate indenture and security agreement (each, an “Indenture”) between Delta and U.S. Bank Trust National Association, as loan trustee thereunder (each, a “Loan Trustee”). The Equipment Notes will be direct, full recourse obligations of Delta.

Subordination

The following subordination provisions will be applicable to the Equipment Notes issued under the Indentures:

•	if Delta issues any Series B Equipment Notes under any Indenture, the indebtedness evidenced by such Series B Equipment Notes issued under such Indenture will be, to the extent and in the manner provided in such Indenture (as may be amended in connection with any issuance of such Series B Equipment Notes), subordinate and subject in right of payment to the Series A Equipment Notes issued under such Indenture.

•	the indebtedness evidenced by the Series A Equipment Notes and, if applicable, the Series B Equipment Notes issued under any Indenture will be, to the extent and in the manner provided in the other Indentures, subordinate and subject in right of payment to Equipment Notes issued under such other Indentures. (Indentures, Section 2.13(a))

By the acceptance of its Equipment Notes of any series issued under any Indenture, each holder of such series of Equipment Notes (each, a “Noteholder”) will agree that:

•	if such Noteholder, in its capacity as a Noteholder under such Indenture, receives any payment or distribution under such Indenture that it is not entitled to receive under the provisions of such Indenture, it will hold any amount so received in trust for the Loan Trustee under such Indenture and forthwith turn over such amount to such Loan Trustee in the form received to be applied as provided in such Indenture; and

•	if such Noteholder, in its capacity as a Noteholder under any other Indenture, receives any payment or distribution in respect of Equipment Notes of any series issued under such other Indenture that it is not entitled to receive under the provisions of such other Indenture, it will hold any amount so received in trust for the Loan Trustee under such other Indenture and forthwith turn over such amount to such Loan Trustee under such other Indenture in the form received to be applied as provided in such other Indenture. (Indentures, Section 2.13(c))

By acceptance of its Equipment Notes of any series under any Indenture, each Noteholder of such series will also:

•	agree to and shall be bound by the subordination provisions in such Indenture;

•	authorize and direct Loan Trustees under all Indentures on such Noteholder’s behalf to take any action necessary or appropriate to effectuate the subordination as provided in such Indenture; and

•	appoint Loan Trustees under all Indentures as such Noteholder’s attorney-in-fact for such purpose. (Indentures, Section 2.13(a))

By virtue of the Intercreditor Agreement, all of the Equipment Notes held by the Subordination Agent will be effectively cross-subordinated. This means that payments received on Series B Equipment Notes (if any) issued in respect of one Aircraft may be applied in accordance with the priority of payment provisions set forth in the Intercreditor Agreement to make distributions on Class A Certificates. (Intercreditor Agreement, Section 3.02)

During the existence of an Indenture Event of Default, if the Equipment Notes under the relevant Indenture have become due and payable in full as described in “— Remedies”, then after payment in full of first, the persons indemnified under “— Indemnification” and certain other expenses with respect to such Indenture; second, the Series A Equipment Notes under such Indenture; and, if applicable, third, the Series B Equipment Notes under such Indenture; any excess proceeds will be available to pay certain indemnity and expense obligations with respect to Equipment Notes issued under other Indentures and held by the Subordination Agent (“Related Equipment Notes”) and, after payment in full of such indemnity and expense obligations, to pay any shortfalls then due in respect of Related Equipment Notes under which either (i) a default of the type described in the first clause under “— Indenture Events of Default, Notice and Waiver” has occurred and is continuing, whether or not the applicable grace period has expired, or (ii) an Indenture Event of Default not described in the preceding clause (i) has occurred and is continuing and either (x) the Equipment Notes under the relevant Indenture have become due and payable and the acceleration has not been rescinded or (y) the relevant Loan Trustee has notified Delta that it intends to exercise remedies under such Indenture (see “— Remedies”) (each such Indenture, a “Defaulted Operative Indenture”) in the following order of priority — Series A Equipment Notes and, if applicable, Series B Equipment Notes — ratably as to each such series; and in the absence of any such shortfall, such excess proceeds, if any, will be held by the relevant Loan Trustee as additional collateral for such Related Equipment Notes (See “— Security”). (Indentures, Section 3.03)

Principal and Interest Payments

Subject to the provisions of the Intercreditor Agreement, interest paid on the Equipment Notes held in each Trust will be passed through to the Certificateholders of such Trust on the dates and at the rate per annum applicable to the Certificates issued by such Trust until the final expected Regular Distribution Date for such Trust. Subject to the provisions of the Intercreditor Agreement, principal paid on the Equipment Notes held in each Trust will be passed through to the Certificateholders of such Trust in scheduled amounts on the dates set forth herein until the final expected Regular Distribution Date for such Trust.

Interest will be payable on the unpaid principal amount of each Equipment Note at the rate applicable to such Equipment Note on January 2 and July 2 of each year, commencing on January 2, 2011 in the case of the Series A Equipment Notes and commencing on a date to be determined at the time of issuance of the Class B Certificates in the case of the Series B Equipment Notes. Interest on the Series B Equipment Notes, if issued, will be payable at a rate to be determined at the time of issuance of the Class B Certificates. Interest on the Series A Equipment Notes will be computed on the basis of a 360-day year of twelve 30-day months and rules on calculation of interest on the Series B Equipment Notes, if issued, will be determined at the time of issuance of the Class B Certificates. Overdue amounts of principal and (to the extent permitted by applicable law) Make-Whole Amount, if any, interest and any other amounts payable under the Series A Equipment Notes will bear interest, payable on demand, at the interest rate that is the lesser of (i) the interest the Series A Equipment Notes plus 1% and (ii) the maximum rate permitted by applicable law, and under the Series B Equipment Notes as determined at the time of issuance of the Class B Certificates. (Indentures, Section 2.01)

Scheduled principal payments on the outstanding Series A Equipment Notes will be made on January 2 and July 2 in certain years, commencing on January 2, 2011 and ending on July 2, 2018. Principal payments on the Series B Equipment Notes, if any, will be scheduled to be received on May 4 and November 4 in certain years, commencing and ending on dates to be determined at the time of issuance of the Class B Certificates. See “Description of the Certificates — Pool Factors” for a discussion of the Scheduled Payments of principal of the Series A Equipment Notes and possible revisions thereto.

If any date scheduled for a payment of principal, Make-Whole Amount (if any) or interest with respect to the Equipment Notes is not a Business Day, such payment will be made on the next succeeding Business Day and interest will not be added for such additional period.

Redemption

If an Event of Loss occurs with respect to an Aircraft under any Indenture and such Aircraft is not replaced by Delta under such Indenture, the Equipment Notes issued with respect to such Aircraft will be redeemed, in whole, in each case at a price equal to 100% of the unpaid principal thereof, together with all accrued and unpaid interest thereon to (but excluding) the date of redemption, but without any premium, and all other obligations owed or then due and payable to holders of the Equipment Notes issued under such Indenture. (Indentures, Section 2.10)

All of the Equipment Notes issued with respect to an Aircraft may be redeemed prior to maturity at any time, at the option of Delta; provided that all outstanding Equipment Notes issued with respect to all other Aircraft are simultaneously redeemed. In addition, Delta may elect to redeem the Series B Equipment Notes (if issued) with respect to all Aircraft either in connection with a refinancing of such series or without any such refinancing. See “Possible Issuance of Class B Certificates and Refinancing of Class B Certificates”. The redemption price in the case of any optional redemption of Equipment Notes under any Indenture will be equal to 100% of the unpaid principal thereof, together with all accrued and unpaid interest thereon to (but excluding) the date of redemption and all other obligations owed or then due and payable to holders of the Equipment Notes issued under such Indenture, plus a Make-Whole Amount (if any). (Indentures, Section 2.11)

Notice of any such redemption will be given by the Loan Trustee to each holder of the Equipment Notes to be redeemed not less than 30 nor more than 60 days prior to the applicable redemption date. A notice of redemption may be revoked by written notice from Delta to the Loan Trustee given no later than three days prior to the redemption date. (Indentures, Section 2.12)

“Make-Whole Amount” means with respect to any Equipment Note, the amount (as determined by an independent investment banker selected by Delta (and, following the occurrence and during the continuance of an Indenture Event of Default, reasonably acceptable to the Loan Trustee)), if any, by which (i) the present value of the remaining scheduled payments of principal and interest from the redemption date to maturity of such Equipment Note computed by discounting each such payment on a semiannual basis from its respective payment date (assuming a 360 day year of twelve 30 day months) using a discount rate equal to the Treasury Yield plus 0.50% in the case of the Series A Equipment Notes, and a percentage to be determined at issuance in the case of the Series B Equipment Notes (each such percentage, a “Make-Whole Spread”), exceeds (ii) the outstanding principal amount of such Equipment Note plus accrued but unpaid interest thereon to the date of redemption. (Indentures, Annex A)

For purposes of determining the Make-Whole Amount, “Treasury Yield” means, at the date of determination, the interest rate (expressed as a semiannual equivalent and as a decimal rounded to the number of decimal places as appears in the interest rate applicable to the relevant Equipment Note and, in the case of United States Treasury bills, converted to a bond equivalent yield) determined to be the per annum rate equal to the semiannual yield to maturity for United States Treasury securities maturing on the Average Life Date and trading in the public securities market either as determined by interpolation between the most recent weekly average constant maturity, non-inflation-indexed series yield to maturity for two series of United States Treasury securities, trading in the public securities markets, (A) one maturing as close as possible to, but earlier than, the Average Life Date and (B) the other maturing as close as possible to, but later than, the Average Life Date, in each case as reported in the most recent H.15(519) or, if a weekly average constant maturity, non-inflation-indexed series yield to maturity for United States Treasury securities maturing on the Average Life Date is reported in the most recent H.15(519), such weekly average yield to maturity as reported in such H.15(519). “H.15(519)” means the weekly statistical release designated as such, or any successor publication, published by the Board of Governors of the Federal Reserve System. The date of determination of a Make-Whole Amount shall be the third Business Day prior to the applicable redemption date and the “most recent H.15(519)” means the latest H.15(519) published prior to the close of business on the third Business Day prior to the applicable redemption date. (Indentures, Annex A)

“Average Life Date” for each Equipment Note to be redeemed shall be the date which follows the redemption date by a period equal to the Remaining Weighted Average Life at the redemption date of such Equipment Note. “Remaining Weighted Average Life” of an Equipment Note, at the redemption date of such Equipment Note, shall be the number of days equal to the quotient obtained by dividing: (i) the sum of the products obtained by multiplying (A) the amount of each then remaining installment of principal, including the payment due on the maturity date of such Equipment Note, by (B) the number of days from and including the redemption date to but excluding the scheduled payment date of such principal installment by (ii) the then unpaid principal amount of such Equipment Note. (Indentures, Annex A)

The foregoing description with respect to Series B Equipment Notes, if any are issued, is subject to change and will be determined at the time of issuance of the Class B Certificates.

Security

Aircraft

The Equipment Notes issued under any Indenture will be secured by a security interest in, among other things, the Aircraft subject to the lien of such Indenture and each Aircraft subject to the liens of the other Indentures, as well as an assignment for security purposes to the Loan Trustee of certain of Delta’s warranty rights under its purchase agreements with the aircraft manufacturer. (Indentures, Granting Clause)

Since the Equipment Notes are so cross-collateralized, any proceeds from the sale of any Aircraft by the Loan Trustee or other exercise of remedies under the related Indenture following an Indenture Event of Default under such Indenture will (after all of the Equipment Notes issued under such Indenture have been paid off, and subject to the provisions of the Bankruptcy Code) be available for application to shortfalls with respect to the Equipment Notes issued under the other Indentures and the other obligations secured by the other Indentures that are due at the time of such application, as described under “— Subordination” above. In the absence of any such shortfall at the time of such application, excess proceeds will be held by the Loan Trustee under such Indenture as additional collateral for the Equipment Notes issued under each of the other Indentures and will be applied to the payments in respect of the Equipment Notes issued under such other Indentures as they come due. However, if any Equipment Note ceases to be held by the Subordination Agent (as a result of sale during the exercise of remedies by the Controlling Party or otherwise), such Equipment Note will cease to be entitled to the benefits of cross-collateralization. (Indentures, Section 3.03) Any cash Collateral held as a result of the cross-collateralization of the Equipment Notes would not be entitled to the benefits of Section 1110.

If the Equipment Notes issued under an Indenture are repaid in full in the case of an Event of Loss with respect to the applicable Aircraft, the lien on such Aircraft under such Indenture will be released. (Indentures, Section 7.05) At any time on or after the Final Maturity Date, if all obligations secured under all of the Indentures that are then due have been paid, the liens on all Aircraft under all Indentures will be released. (Indentures, Section 10.01) Once the lien on any Aircraft is released, such Aircraft will no longer secure the amounts that may be owing under the Indentures.

Cash

Cash, if any, held from time to time by the Loan Trustee with respect to any Aircraft, including funds held as the result of an Event of Loss to such Aircraft, will be invested and reinvested by such Loan Trustee, at the direction of Delta, in investments described in the related Indenture. (Indentures, Section 5.06) Such investments would not be entitled to the benefits of Section 1110.

Loan to Value Ratios of Series A Equipment Notes

The tables in Appendix IV to this prospectus supplement set forth the loan to Aircraft value ratios (“LTVs”) for the Series A Equipment Notes issued in respect of each Aircraft as of January 2, 2011 (the first Regular Distribution Date that occurs after the Outside Termination Date) and each Regular Distribution Date thereafter.

The LTVs for each Regular Distribution Date listed in the tables in Appendix IV were obtained by dividing (i) the outstanding principal amount (assuming no payment default, purchase or early redemption) of the Series A Equipment Notes assumed to be issued under the relevant Indenture, determined immediately after giving effect to the payments scheduled to be made on each such Regular Distribution Date by (ii) the assumed aircraft value (the “Assumed Aircraft Value”) on such Regular Distribution Date, calculated based on the Depreciation Assumption, of the Aircraft with respect to which such Series A Equipment Notes were assumed to be issued.

The tables in Appendix IV are based on the assumption (the “Depreciation Assumption”) that the Assumed Aircraft Value of each Aircraft depreciates annually by approximately 3% of the appraised value at delivery per year for the first 15 years after delivery of such Aircraft by the manufacturer, by approximately 4% per year thereafter for the next five years and by approximately 5% each year after that. With respect to each Aircraft, the appraised value of such Aircraft is the theoretical value that, when depreciated from the initial delivery of such Aircraft by the manufacturer in accordance with the Depreciation Assumption, results in the appraised value of such Aircraft specified under “Prospectus Supplement Summary — Equipment Notes and the Aircraft” and “Description of the Aircraft and the Appraisals — The Appraisals”.

Other rates or methods of depreciation could result in materially different LTVs, and no assurance can be given (i) that the depreciation rate and method assumed for the purposes of the tables are the ones most likely to occur or (ii) as to the actual future value of any Aircraft. Thus, the tables should not be considered a forecast or prediction of expected or likely LTVs, but simply a mathematical calculation based on one set of assumptions. See “Risk Factors — Risk Factors Relating to the Class A Certificates and the Offering — Appraisals should not be relied upon as a measure of realizable value of the Aircraft”.

Limitation of Liability

Except as otherwise provided in the Indentures, no Loan Trustee, in its individual capacity, will be answerable or accountable under the Indentures or the Equipment Notes under any circumstances except, among other things, for its own willful misconduct or negligence. (Indentures, Section 6.01)

Indenture Events of Default, Notice and Waiver

“Indenture Events of Default” under each Indenture will include:

•	the failure by Delta to pay any interest, principal or Make-Whole Amount (if any) within 15 days after the same has become due on any Equipment Note;

•	the failure by Delta to pay any amount (other than interest, principal or Make-Whole Amount (if any)) when due under the Indenture, any Equipment Note or any other operative documents for more than 30 days after Delta receives written notice from the Loan Trustee or any Noteholder under such Indenture;

•	the failure by Delta to carry and maintain (or cause to be maintained) insurance or indemnity on or with respect to the Aircraft in accordance with the provisions of such Indenture; provided that no such failure to carry and maintain insurance will constitute an Indenture Event of Default until the earlier of (i) the date such failure has continued unremedied for a period of 30 days after the Loan Trustee receives notice of the cancellation of such insurance or (ii) the date such insurance is not in effect as to the Loan Trustee;

•	the failure by Delta to perform or observe any other covenant, condition or agreement to be performed or observed by it under any operative document that continues for a period of 60 days after Delta receives written notice from the Loan Trustee or any Noteholder under such Indenture; provided that, if such failure is capable of being remedied, no such failure will constitute an Indenture Event of Default for a period of one year after such notice is received by Delta so long as Delta is diligently proceeding to remedy such failure;

•	any representation or warranty made by Delta in the related operative documents proves to have been incorrect in any material respect when made, and such incorrectness continues to be material to the transactions contemplated by the Indenture and remains unremedied for a period of 60 days after Delta receives written notice from the Loan Trustee under such Indenture; provided that, if such incorrectness is capable of being remedied, no such incorrectness will constitute an Indenture Event of Default for a period of one year after such notice is received by Delta so long as Delta is diligently proceeding to remedy such incorrectness;

•	the occurrence of certain events of bankruptcy, reorganization or insolvency of Delta; or

•	the occurrence and continuance of an “Indenture Event of Default” under any other Indenture, but only if, as of any date of determination, all Equipment Notes issued and outstanding under such other Indenture are held by the Subordination Agent under the Intercreditor Agreement. (Indenture, Section 4.01)

Each Indenture provides that the holders of a majority in aggregate unpaid principal amount of the Equipment Notes outstanding under such Indenture, by written instruction to the Loan Trustee, may on behalf of all of the Noteholders waive any past default and its consequences under such Indenture, except a default in the payment of the principal of, Make-Whole Amount (if any) or interest due under any such Equipment Notes outstanding (other than with the consent of the holder thereof) or a default in respect of any covenant or provision of such Indenture that cannot be modified or amended without the consent of each such affected Noteholder. (Indentures, Section 4.05) This provision, among others, is subject to the terms of the Intercreditor Agreement.

Remedies

The exercise of remedies under the Indentures will be subject to the terms of the Intercreditor Agreement, and the following description should be read in conjunction with the description of the Intercreditor Agreement.

If an Indenture Event of Default occurs and is continuing under an Indenture, the related Loan Trustee may, and upon receipt of written instructions of the holders of a majority in principal amount of the Equipment Notes then outstanding under such Indenture will, declare the principal of all such Equipment Notes issued thereunder immediately due and payable, together with all accrued but unpaid interest thereon (but without any Make-Whole Amount). If certain events of bankruptcy or insolvency occur with respect to Delta, such amounts shall, subject to applicable law, become due and payable without any declaration or other act on the part of the related Loan Trustee or holders of Equipment Notes. The holders of a majority in principal amount of Equipment Notes outstanding under an Indenture may rescind any declaration of acceleration of such Equipment Notes if (i) there has been paid to or deposited with the related Loan Trustee an amount sufficient to pay all overdue installments of principal and interest on any such Equipment Notes, and all other amounts owing under the operative documents, that have become due otherwise than by such declaration of acceleration and (ii) all other Indenture Events of Default, other than nonpayment of principal amount or interest on the Equipment Notes that have become due solely because of such acceleration, have been cured or waived; provided that no such rescission or annulment will extend to or affect any subsequent default or Indenture Event of Default or impair any right consequent thereon. (Indentures, Section 4.02(d))

Each Indenture provides that, if an Indenture Event of Default under such Indenture has occurred and is continuing, the related Loan Trustee may exercise certain rights or remedies available to it under such Indenture or under applicable law. Such remedies include the right to take possession of the Aircraft and to sell all or any part of the Airframe or any Engine comprising the Aircraft subject to such Indenture. (Indentures, Section 4.02(a)) See “Description of the Intercreditor Agreement — Intercreditor Rights — Limitation on Exercise of Remedies”.

In the case of Chapter 11 bankruptcy proceedings in which an air carrier is a debtor, Section 1110 provides special rights to holders of security interests with respect to “equipment” (as defined in Section 1110). Section 1110 provides that, subject to the limitations specified therein, the right of a secured party with a security interest in “equipment” to take possession of such equipment in compliance with the provisions of a security agreement and to enforce any of its rights or remedies thereunder is not affected after 60 days after the date of the order for relief in a case under Chapter 11 of the Bankruptcy Code by any provision of the Bankruptcy Code. Section 1110, however, provides that the right to take possession of an aircraft and enforce other remedies may not be exercised for 60 days following the date of the order for relief (or such longer period consented to by the holder of a security interest and approved by the court) and may not be exercised at all after such period if the trustee in reorganization agrees, subject to the approval of the court, to perform the debtor’s obligations under the security agreement and cures all defaults (other than a default of a kind specified in Section 365(b)(2) of the Bankruptcy Code, such as a default that is a breach of a provision relating to the financial condition, bankruptcy or insolvency of the debtor). “Equipment” is defined in Section 1110, in part, as “an aircraft, aircraft engine, propeller, appliance, or spare part (as defined in section 40102 of title 49 of the United States Code) that is subject to a security interest granted by, leased to, or conditionally sold to a debtor that, at the time such transaction is entered into, holds an air carrier operating certificate issued pursuant to chapter 447 of title 49 of the United States Code for aircraft capable of carrying 10 or more individuals or 6,000 pounds or more of cargo”.

It is a condition to the Class A Trustee’s obligations to purchase Series A Equipment Notes with respect to each Aircraft that Delta’s internal counsel provide an opinion to the Class A Trustee that, if Delta were to become a debtor under Chapter 11 of the Bankruptcy Code, the Loan Trustee would be entitled to the benefits of Section 1110 with respect to the Airframe and Engines comprising the Aircraft originally subjected to the lien of the relevant Indenture. This opinion will be subject to certain qualifications and assumptions.

The opinion of Delta’s internal counsel will not address the possible replacement of an Aircraft after an Event of Loss in the future, the consummation of which is conditioned upon the contemporaneous delivery of an opinion of counsel to the effect that the related Loan Trustee will be entitled to Section 1110 benefits with respect to the replacement Airframe unless there is a change in law or court interpretation that results in Section 1110 not being available. See “— Certain Provisions of the Indentures — Events of Loss”. The opinion of Delta’s internal counsel also will not address the availability of Section 1110 with respect to the bankruptcy proceedings of any possible lessee of an Aircraft if it is leased by Delta.

In certain circumstances following the bankruptcy or insolvency of Delta where the obligations of Delta under any Indenture exceed the value of the Aircraft Collateral under such Indenture, post-petition interest will not accrue on the related Equipment Notes. In addition, to the extent that distributions are made to any Certificateholders, whether under the Intercreditor Agreement or from drawings on any Liquidity Facilities, in respect of amounts that would have been funded by post-petition interest payments on such Equipment Notes had such payments been made, there would be a shortfall between the claim allowable against Delta on such Equipment Notes after the disposition of the Aircraft Collateral securing such Equipment Notes and the remaining balance of the Certificates. Such shortfall would first reduce some or all of the remaining claim against Delta available to the Class B Trustee for the Class B Certificates, if any.

If an Indenture Event of Default under any Indenture occurs and is continuing, any sums held or received by the related Loan Trustee may be applied to reimburse such Loan Trustee for any tax, expense or other loss incurred by it and to pay any other amounts due to such Loan Trustee prior to any payments to holders of the Equipment Notes issued under such Indenture. (Indentures, Section 3.03)

Modification of Indentures

Without the consent of holders of a majority in principal amount of the Equipment Notes outstanding under any Indenture, the provisions of such Indenture and the related Equipment Notes and Participation Agreement may not be amended or modified, except to the extent indicated below.

In addition, any Indenture and any Equipment Notes may be amended without the consent of any Noteholder or any other beneficiaries of the security under such Indenture to, among other things, (i) evidence the succession of another person to Delta and the assumption by any such successor of the covenants of Delta contained in such Indenture and any of the operative documents; (ii) cure any defect or inconsistency in such Indenture or the Equipment Notes issued thereunder, or make any change not inconsistent with the provisions of such Indenture (provided that such change does not adversely affect the interests of any Noteholder or any other beneficiary of the security under such Indenture in its capacity solely as Noteholder or other beneficiary of the security under such Indenture, as the case may be); (iii) cure any ambiguity or correct any mistake; (iv) evidence the succession of a new trustee or the removal of a trustee, or facilitate the appointment of an additional or separate trustee pursuant to such Indenture; (v) convey, transfer, assign, mortgage or pledge any property to or with the Loan Trustee of such Indenture; (vi) make any other provisions or amendments with respect to matters or questions arising under such Indenture or such Equipment Notes or to amend, modify or supplement any provision thereof, provided that such action does not adversely affect the interests of any Noteholder or any other beneficiary of the security under such Indenture in its capacity solely as Noteholder or other beneficiary of the security under such Indenture, as the case may be; (vii) correct, supplement or amplify the description of any property at any time subject to the lien of such Indenture or assure, convey and confirm unto the Loan Trustee any property subject or required to be subject to the lien of such Indenture, or subject to the lien of such Indenture, the applicable Airframe or Engines or any replacement Airframe or replacement Engine; (viii) add to the covenants of Delta for the benefit of the Noteholders or any other beneficiary of the security under such Indenture or surrender any rights or powers conferred upon Delta under such Indenture; (ix) add to rights of the Noteholders or any other beneficiary of the security under such Indenture; (x) include on the Equipment Notes under such Indenture any legend as may be required by law or as may otherwise be necessary or advisable; (xi) comply with any applicable requirements of the Trust Indenture Act or any other requirements of applicable law or of any regulatory body; (xii) give effect to the replacement of the Class A Liquidity Provider with a replacement liquidity provider and the replacement of the Class A Liquidity Facility with a Replacement Facility and, if a Replacement Facility is to be comprised of more than one instrument, incorporate appropriate mechanics for multiple liquidity facilities for the Class A Trust; (xiii) give effect to the replacement of the Depositary with a Replacement Depositary and the agreements related thereto; (xiv) evidence the succession of a new escrow agent or a new paying agent under the Escrow Agreement pursuant thereto or the removal of the Escrow Agent or the Paying Agent thereunder; or (xv) provide for the issuance or successive redemption and issuance from time to time of any Series B Equipment Notes and for the issuance of the Class B Certificates and make changes relating to any of the foregoing (including without limitation, provide for any prefunding mechanism in connection therewith) and provide for any credit support relating to any of the foregoing (including, without limitation, provide for the Class B Liquidity Facility and the replacement thereof). See “Possible Issuance of Class B Certificates and Refinancing of Class B Certificates”. (Indentures, Section 9.01)

Each Indenture provides that without the consent of the holder of each Equipment Note outstanding under such Indenture affected thereby, no amendment or modification of such Indenture may, among other things, (i) reduce the principal amount of, Make-Whole Amount (if any) or interest payable on any Equipment Notes issued under such Indenture; (ii) change the date on which any principal amount of, Make-Whole Amount (if any) or interest payable on any Equipment Note is due or payable; (iii) create any lien with respect to the Collateral subject to the lien of such Indenture prior to or pari passu with the lien of such Indenture, except as permitted by such Indenture, or deprive any holder of an Equipment Note issued under such Indenture of the benefit of the lien of such Indenture upon the related Collateral, except as provided in connection with the exercise of remedies under such Indenture, provided that, without the consent of each holder of an affected Equipment Note then outstanding, no such amendment, waiver or modification of terms of, or consent under, any thereof shall modify the provisions described in the last paragraph under “— Subordination” or this clause (iii) or deprive any holder of a Related Equipment Note of the benefit of the lien of such Indenture upon the related Collateral, except as provided in connection with the exercise of remedies under such Indenture; or (iv) reduce the percentage in principal amount of outstanding Equipment Notes issued under such Indenture required to take or approve any action under such Indenture. (Indentures, Section 9.02(a))

Indemnification

Delta will indemnify each Loan Trustee, the Liquidity Providers, the Subordination Agent, the Escrow Agent, the Paying Agent, the escrow agent (if any) and paying agent (if any) with respect to the Class B Certificates, if issued, and each Trustee, but not, in any case, the holders of Certificates, for certain losses, claims and other matters. (Participation Agreements, Section 4.02) No Loan Trustee will be indemnified, however, for actions arising from its negligence or willful misconduct, or for the inaccuracy of any representation or warranty made in its individual capacity under an Indenture.

No Loan Trustee will be required to take any action or refrain from taking any action (other than notifying the Noteholders if it knows of an Indenture Event of Default or of a default arising from Delta’s failure to pay when due principal, interest or Make-Whole Amount (if any) under any Equipment Note) unless it has received indemnification satisfactory to it against any risks incurred in connection therewith. (Indentures, Section 5.03)

Certain Provisions of the Indentures

Maintenance and Operation

Under the terms of each Indenture, Delta will be obligated, among other things and at its expense, to keep each Aircraft duly registered, and to maintain, service, repair, and overhaul the Aircraft (or cause the same to be done) so as to keep it in such condition as necessary to maintain the airworthiness certificate for the Aircraft in good standing at all times (other than during temporary periods of storage, maintenance, testing or modification or during periods of grounding by applicable governmental authorities). (Indentures, Section 7.02(c) and (e))

Delta will agree not to maintain, use, or operate any Aircraft in violation of any law, rule or regulation of any government having jurisdiction over such Aircraft, or in violation of any airworthiness certificate, license or registration relating to such Aircraft issued by such government, except, among other things, to the extent Delta (or any lessee) is contesting in good faith the validity or application of any such law, rule or regulation in any manner that does not involve any material risk of sale, forfeiture or loss of the Aircraft or impair the lien of the related Indenture. (Indentures, Section 7.02(b))

Delta must make (or cause to be made) all alterations, modifications, and additions to each Airframe and Engine necessary to meet the applicable requirements of the FAA or any other applicable governmental authority of another jurisdiction in which the Aircraft may then be registered; provided that Delta (or any lessee) may in good faith contest the validity or application of any such requirement in any manner that does not involve, among other things, a material risk of sale, loss or forfeiture of the Aircraft and does not materially adversely affect the Loan Trustee’s interest in the Aircraft under (and as defined in) the related Indenture. Delta (or any lessee) may add further parts and make other alterations, modifications, and additions to any Airframe or any Engine as Delta (or any such lessee) deems desirable in the proper conduct of its business, including without limitation removal (without replacement) of parts, so long as such alterations, modifications, additions, or removals do not materially diminish the value or utility of such Airframe or Engine below its value or utility immediately prior to such alteration, modification, addition, or removal (assuming such Airframe or Engine was maintained in accordance with the related Indenture), except that the value (but not the utility) of any Airframe or Engine may be reduced from time to time by the value of any such parts which have been removed that Delta deems obsolete or no longer suitable or appropriate for use on such Airframe or Engine. All parts (with certain exceptions) incorporated or installed in or added to such Airframe or Engine as a result of such alterations, modifications or additions will be subject to the lien of the related Indenture. Delta (or any lessee) is permitted to remove (without replacement) any part that (i) is in addition to, and not in replacement of or substitution for, any part originally incorporated or installed in or attached to an Airframe or Engine at the time of delivery thereof to Delta or any part in replacement of or substitution for such part, (ii) is not required to be incorporated or installed in or attached to any Airframe or Engine pursuant to applicable requirements of the FAA or other jurisdiction in which the Aircraft may then be registered, and (iii) can be removed without materially diminishing the value or utility required to be maintained by the terms of the related Indenture that the Aircraft would have had if such part had never been installed. (Indentures, Section 7.04(c))

Except as set forth above, or in certain cases of Event of Loss, Delta will be obligated to replace or cause to be replaced all parts that are incorporated or installed in or attached to any Airframe or any Engine and become worn out, lost, stolen, destroyed, seized, confiscated, damaged beyond repair or permanently rendered unfit for use. Any such replacement parts will become subject to the lien of the related Indenture in lieu of the part replaced. (Indentures, Section 7.04(a))

Registration, Leasing and Possession

Although Delta has certain re-registration rights, as described below, Delta generally is required to keep each Aircraft duly registered under the Transportation Code with the FAA and to record each Indenture under the Federal Aviation Act. (Indentures, Section 7.02(e)) In addition, Delta will register the “international interests” created pursuant to the Indentures under the Cape Town Convention on International Interests in Mobile Equipment and the related Aircraft Equipment Protocol (the “Cape Town Treaty”). (Indentures, Section 7.02(e)). Although Delta has no current intention to do so, Delta will be permitted to register an Aircraft in certain jurisdictions outside the United States, subject to certain conditions specified in the related Indenture. These conditions include a requirement that the laws of the new jurisdiction of registration will give effect to the lien of and the security interest created by the related Indenture in the applicable Aircraft. (Indentures, Section 7.02(e)) Delta also will be permitted, subject to certain limitations, to lease any Aircraft or any Engine to any United States certificated air carrier, to certain foreign air carriers or to certain manufacturers of airframes or engines (either directly or through an affiliate). In addition, subject to certain limitations, Delta will be permitted to transfer possession of any Airframe or any Engine other than by lease, including transfers of possession by Delta or any lessee in connection with certain interchange and pooling arrangements, “wet leases”, and transfers in connection with maintenance or modifications and transfers to the government of the United States, Canada, France, Germany, Japan, The Netherlands, Sweden, Switzerland and the United Kingdom or any instrumentality or agency thereof. (Indentures, Section 7.02(a)) There will be no general geographical restrictions on Delta’s (or any lessee’s) ability to operate the Aircraft. The extent to which the relevant Loan Trustee’s lien would be recognized in an Aircraft if such Aircraft were located in certain countries is uncertain. Permitted foreign air carrier lessees are not limited to those based in a country that is a party to the Convention on the International Recognition of Rights in Aircraft (Geneva 1948) (the “Mortgage Convention”) or a party to the Cape Town Treaty. It is uncertain to what extent the relevant Loan Trustee’s security interest would be recognized if an Aircraft is registered or located in a jurisdiction not a party to the Mortgage Convention or the Cape Town Treaty. The Cape Town Treaty provides, that, subject to certain exceptions, a registered “international interest” has priority over a subsequently registered interest and over an unregistered interest for purposes of the law of those jurisdictions that have ratified the Cape Town Treaty. There are many jurisdictions in the world that have not ratified the Cape Town Treaty, and the Aircraft may be located in any such jurisdiction from time to time. There is no legal precedent with respect to the application of the Cape Town Treaty in any jurisdiction and therefore it is unclear how the Cape Town Treaty will be applied.

In addition, any exercise of the right to repossess an Aircraft may be difficult, expensive and time-consuming, particularly when such Aircraft is located outside the United States or has been registered in a foreign jurisdiction or leased to or in possession of a foreign or domestic operator. Any such exercise would be subject to the limitations and requirements of applicable law, including the need to obtain consents or approvals for deregistration or re-export of the Aircraft, which may be subject to delays and political risk. When a defaulting lessee or other permitted transferee is the subject of a bankruptcy, insolvency, or similar event such as protective administration, additional limitations may apply. See “Risk Factors — Risk Factors Relating to the Class A Certificates and the Offering — Repossession of Aircraft may be difficult, time-consuming and expensive”.

In addition, some jurisdictions may allow for other liens or other third party rights to have priority over a Loan Trustee’s security interest in an Aircraft. As a result, the benefits of the related Loan Trustee’s security interest in an Aircraft may be less than they would be if the Aircraft were located or registered in the United States.

Upon repossession of an Aircraft, the Aircraft may need to be stored and insured. The costs of storage and insurance can be significant, and the incurrence of such costs could reduce the proceeds available to repay the Certificateholders. In addition, at the time of foreclosing on the lien on the Aircraft under the related Indenture, an Airframe subject to such Indenture might not be equipped with Engines subject to the same Indenture. If Delta fails to transfer title to engines not owned by Delta that are attached to repossessed Aircraft, it could be difficult, expensive and time-consuming to assemble an Aircraft consisting of an Airframe and Engines subject to the Indenture.

Liens

Delta is required to maintain each Aircraft free of any liens, other than the lien of the Indenture, any other rights existing pursuant to or permitted by the other operative documents and pass through documents related thereto, the rights of others in possession of the Aircraft in accordance with the terms of the related Indenture and liens attributable to other parties to the operative documents and pass through documents related thereto and other than certain other specified liens, including but not limited to (i) liens for taxes either not yet overdue or being contested in good faith by appropriate proceedings so long as such proceedings do not involve any material risk of the sale, forfeiture or loss of the Airframe or any Engine or the Loan Trustee’s interest therein or impair the lien of the related Indenture; (ii) materialmen’s, mechanics’, workers’, landlord’s, repairmen’s, employees’ or other similar liens arising in the ordinary course of business and securing obligations that either are not yet overdue for more than 60 days or are being contested in good faith by appropriate proceedings so long as such proceedings do not involve any material risk of the sale, forfeiture or loss of the Airframe or any Engine or the Loan Trustee’s interest therein or materially impair the lien of the related Indenture; (iii) judgment liens so long as such judgment is discharged, vacated or reversed within 60 days or the execution of such judgment is stayed pending appeal or such judgment is discharged, vacated or reversed within 60 days after expiration of such stay; (iv) salvage or similar rights of insurers under insurance policies maintained by Delta; (v) any other lien as to which Delta has provided a bond, cash collateral or other security adequate in the reasonable opinion of the relevant Loan Trustee; and (vi) liens approved in writing by the Loan Trustee with the consent of holders of a majority in principal amount of the Equipment Notes outstanding under the Indenture. (Indentures, Section 7.01)

Insurance

Subject to certain exceptions, Delta is required to maintain or cause to be maintained, at its or any lessee’s expense, all risk aircraft hull insurance covering each Aircraft (including, without limitation, war risk hull insurance if and to the extent the same is maintained by Delta (or any permitted lessee) with respect to other similar aircraft operated by Delta (or such permitted lessee) on the same routes), at all times in an amount not less than 110% of the aggregate outstanding principal amount of the Equipment Notes relating to such Aircraft. However, after giving effect to self-insurance permitted as described below, the amount payable under such insurance may be less than such amounts payable with respect to such Equipment Notes. If an Aircraft suffers an Event of Loss, insurance proceeds up to an amount equal to the outstanding principal amount of the Equipment Notes, together with accrued but unpaid interest thereon, plus an amount equal to the interest that will accrue on the outstanding principal amount of the Equipment Notes during the period commencing on the day following the date of payment of such insurance proceeds to the Loan Trustee and ending on the loss payment date (the sum of those amounts being, the “Loan Amount”) will be paid to the applicable Loan Trustee. If an Aircraft or Engine suffers loss or damage not constituting an Event of Loss but involving insurance proceeds in excess of $8,000,000 (in the case of a Boeing 737-832), $12,000,000 (in the case of a Boeing 757-232), $15,000,000 (in the case of a Boeing 767-332ER) or $28,000,000 (in the case of a Boeing 777-232LR), proceeds in excess of such specified amounts up to the Loan Amount will be payable to the applicable Loan Trustee, and the proceeds up to such specified amounts and proceeds in excess of the Loan Amount will be payable directly to Delta unless an Indenture Event of Default exists, in which event all insurance proceeds for any loss or damage to an Aircraft (or Engine) up to an amount equal to the Loan Amount will be payable to the Loan Trustee. So long as the loss does not constitute an Event of Loss, insurance proceeds will be applied to repair or replace the equipment. (Indentures, Section 7.06(c) and (f))

In addition, subject to certain exceptions, Delta is obligated to maintain or cause to be maintained aircraft liability insurance at its or any lessee’s expense, including, without limitation, passenger, contractual, bodily injury, personal injury and property damage liability insurance (exclusive of manufacturer’s product liability insurance and war risk, hijacking and related perils insurance) with respect to each Aircraft. Such liability insurance must be underwritten by insurers of recognized responsibility. The amount of such liability insurance coverage may not be less than the amount of aircraft liability insurance from time to time applicable to similar aircraft in Delta’s fleet on which Delta carries insurance and operated by Delta on the same or similar routes on which the Aircraft is operated. (Indentures, Section 7.06(a))

Delta is also required to maintain or cause to be maintained war risk, hijacking and related perils liability insurance with respect to each Aircraft if such Aircraft, the related Airframe or any related Engine is being operated in any war zone or area of recognized or, in Delta’s judgment, threatened hostilities, (i) in an amount that is not less than the aircraft liability insurance applicable to similar aircraft and engines in Delta’s fleet on which Delta carries insurance and operated by Delta (or if a lease is in effect, in such permitted lessee’s fleet on which such permitted lessee carries insurance and operated by such permitted lessee) on the same or similar routes as such Aircraft; provided that such liability insurance shall not be less than the minimum insurance amount specified in the applicable Indenture, (ii) that is maintained in effect with insurers of recognized responsibility, and (iii) which shall cover the perils set forth in the insurance policies maintained in connection with the CRAF Program (as such insurance policies maintained in connection with the CRAF Program may be amended from time to time). Except with respect to any war-risk, hijacking or related perils liability insurance maintained on any aircraft owned or operated by Delta in connection with the CRAF Program, if war-risk, hijacking or related perils liability insurance is maintained by Delta (or if a lease is in effect, by such permitted lessee) with respect to any aircraft owned or operated by Delta (or such permitted lessee) of the same or similar type operated by Delta (or such permitted lessee) on the same or similar routes as operated by such Aircraft, then Delta shall maintain or cause to be maintained with respect to such Aircraft war-risk, hijacking and related perils liability insurance in scope and coverage no less comprehensive, in an amount not less than the insurance maintained by Delta (or such permitted lessee) with respect to such other aircraft, and with insurers of recognized responsibility. (Indentures, Section 7.06(b))

Delta may self-insure, but the amount of such self-insurance with respect to all of the aircraft and engines in the combined fleet of Delta and its affiliates may not exceed for any 12-month policy year 1% of the average aggregate insurable value (during the preceding policy year) of all aircraft in the combined fleets of Delta and its affiliates on which Delta and its affiliates carry insurance, unless an insurance broker of national standing certifies that the standard among all other major U.S. airlines is a higher level of self-insurance, in which case Delta may self-insure the Aircraft to such higher level. In addition, Delta may self-insure to the extent of (i) any applicable deductible per occurrence for an aircraft that is not in excess of the amount customarily allowed as a deductible in the industry or is required to facilitate claims handling, or (ii) any applicable mandatory minimum per aircraft (or, if applicable, per annum or other period) liability insurance or hull insurance deductibles imposed by the aircraft liability or hull insurers. (Indentures, Section 7.06(d))

In respect of each Aircraft, Delta is required to name the relevant Loan Trustee, each Trustee, the Subordination Agent and the Liquidity Providers as additional insured parties as their respective interests may appear under all liability insurance policies required by the terms of the Indenture with respect to such Aircraft. In addition, the hull and liability insurance policies will be required to provide that, in respect of the interests of such additional insured party, the insurance shall not be invalidated or impaired by any action or inaction of Delta (or any permitted lessee). (Indentures, Section 7.06(a), (b) and (c))

Subject to certain customary exceptions, Delta may not operate (or permit any lessee to operate) any Aircraft in any area that is excluded from coverage by any insurance policy in effect with respect to such Aircraft and required by the Indenture or in any war zone or recognized (or, in Delta’s judgment, threatened) areas of hostility. (Indentures, Section 7.02(b))

Events of Loss

If an Event of Loss occurs with respect to the Airframe or the Airframe and one or more Engines of an Aircraft, Delta must elect within 90 days after such occurrence (i) to replace such Airframe and any such Engines or (ii) to pay the applicable Loan Trustee the outstanding principal amount of the Equipment Notes relating to such Aircraft together with interest accrued but unpaid thereon, but without any premium. Depending upon Delta’s election, not later than the first Business Day after the 120th day following the date of occurrence of such Event of Loss, Delta will (i) redeem the Equipment Notes under the applicable Indenture by paying to the Loan Trustee the outstanding unpaid principal amount of such Equipment Notes, together with accrued but unpaid interest thereon, but without any premium or (ii) substitute an airframe (or airframe and one or more engines, as the case may be) for the Airframe, or Airframe and Engine(s), that suffered such Event of Loss. If Delta elects to replace an Airframe (or Airframe and one or more Engines, as the case may be) that suffered such Event of Loss, it will do so with an airframe or airframe and engine(s) of the same model as the Airframe or Airframe and Engine(s) to be replaced or a comparable or improved model, and with a value and utility (without regard to hours or cycles) at least equal to the Airframe or Airframe and Engine(s) to be replaced, assuming that such Airframe and such Engine(s) were in the condition and repair required by the related Indenture. Delta is also required to provide to the relevant Loan Trustee opinions of counsel (i) to the effect that such Loan Trustee will be entitled to the benefits of Section 1110 with respect to the replacement airframe (unless, as a result of a change in law or governmental or judicial interpretation, such benefits were not available with respect to the Aircraft immediately prior to such replacement), and (ii) as to the due registration of the replacement aircraft, the due recordation of a supplement to the Indenture relating to such replacement aircraft, and the validity and perfection of the security interest granted to the Loan Trustee in the replacement aircraft. If Delta elects not to replace such Airframe, or Airframe and Engine(s), then upon payment of the outstanding principal amount of the Equipment Notes issued with respect to such Aircraft, together with accrued but unpaid interest thereon (but without any premium), the lien of the Indenture will terminate with respect to such Aircraft, and the obligation of Delta thereafter to make the scheduled interest and principal payments with respect to such Equipment Notes will cease. The payments made under the Indenture by Delta will be deposited with the applicable Loan Trustee. Amounts in excess of the amounts due and owing under the Equipment Notes issued with respect to such Aircraft will be distributed by such Loan Trustee to Delta. (Indentures, Sections 2.10, 3.02, 7.05(a) and 7.05(c))

If an Event of Loss occurs with respect to an Engine alone, Delta will be required to replace such Engine within 120 days after the occurrence of such Event of Loss with another engine, free and clear of all liens (other than certain permitted liens). Such replacement engine will be the same model as the Engine to be replaced, or a comparable or improved model of the same or another manufacturer, suitable for installation and use on the Airframe, and will have a value and utility (without regard to hours or cycles) at least equal to the Engine to be replaced, assuming that such Engine was in the condition and repair required by the terms of the relevant Indenture. (Indentures, Section 7.05(b))

An “Event of Loss” with respect to an Aircraft, Airframe or any Engine means any of the following events with respect to such property:

•	the loss of such property or of the use thereof due to destruction, damage to such property beyond repair or rendition of such property permanently unfit for normal use for any reason whatsoever;

•	any damage to such property that results in an insurance settlement with respect to such property on the basis of a total loss or a compromised or constructive total loss;

•	the theft, hijacking or disappearance of such property for a period exceeding 180 consecutive days;

•	the requisition for use or hire of such property by any government (other than a requisition for use or hire by the government of Canada, France, Germany, Japan, The Netherlands, Sweden, Switzerland, the United Kingdom or the United States or the government of the country of registry of the Aircraft) that results in the loss of possession of such property by Delta (or any lessee) for a period exceeding 12 consecutive months;

•	the operation or location of the Aircraft, while under requisition for use by any government, in an area excluded from coverage by any insurance policy required by the terms of the Indenture, unless Delta has obtained indemnity or insurance in lieu thereof from such government;

•	any requisition of title or other compulsory acquisition, capture, seizure, deprivation, confiscation or detention (excluding requisition for use or hire not involving a requisition of title) for any reason of the Aircraft by any government that results in the loss of title or use of the Aircraft by Delta (or a permitted lessee) for a period in excess of 180 consecutive days;

•	as a result of any law, rule, regulation, order or other action by the FAA or other government of the country of registry, the use of the Aircraft or Airframe in the normal business of air transportation is prohibited by virtue of a condition affecting all aircraft of the same type for a period of 18 consecutive months, unless Delta is diligently carrying forward all steps that are necessary or desirable to permit the normal use of the Aircraft or Airframe or, in any event, if such use is prohibited for a period of three consecutive years; and

•	with respect to an Engine only, any divestiture of title to or interest in such Engine or, in certain circumstances, the installation of such Engine on an airframe that is subject to a conditional sale or other security agreement.

An Event of Loss with respect to an Aircraft is deemed to have occurred if an Event of Loss occurs with respect to the Airframe that is a part of such Aircraft unless Delta elects to substitute a replacement Airframe pursuant to the related Indenture. (Indentures, Annex A)

If, at any time before the Final Maturity Date, the Equipment Notes issued under an Indenture are repaid in full in the case of an Event of Loss with respect to the applicable Aircraft, the lien on such Aircraft under such Indenture will be released, and such Aircraft will not thereafter secure any other Equipment Notes.

POSSIBLE ISSUANCE OF CLASS B CERTIFICATES AND REFINANCING OF CLASS B CERTIFICATES

Possible Issuance of Class B Certificates

Delta may elect to (but is not obligated to) issue Series B Equipment Notes with respect to each Aircraft at any time, which Series B Equipment Notes will be funded from sources other than this offering but will be issued under the same Indenture as the Series A Equipment Notes for such Aircraft. Any Series B Equipment Notes issued under any Indenture will be subordinated in right of payment to the Series A Equipment Notes issued under such Indenture. Delta will fund the sale of any Series B Equipment Notes through the sale of Class B Certificates to be issued by the Class B Trust.

Upon issuance of the Class B Certificates, each of the Class B Trustee and (if applicable) the Class B Liquidity Provider will be added as a party to the Intercreditor Agreement and all terms and provisions related to the Class B Certificates will be revised, as appropriate, to reflect the issuance of the Class B Certificates and will become effective upon the accession of the Class B Trustee and (if applicable) the Class B Liquidity Provider to the Intercreditor Agreement.

Any such issuance of Series B Equipment Notes and Class B Certificates, and any amendment of the Intercreditor Agreement, any Indenture, any Participation Agreement and, if such issuance occurs before the Delivery Period Termination Date, any amendment to the Note Purchase Agreement, the Deposit Agreement and the Escrow Agreement in connection with, and to give effect to, such issuance, is contingent upon (i) each Rating Agency then rating the Class A Certificates providing written confirmation that such issuance will not result in a withdrawal, suspension or downgrading of the rating of the Class A Certificates, (ii) if the Class B Certificates are to have the benefit of a Class B Liquidity Facility and the maximum commitment under the Class B Liquidity Facility would, at any date of determination, exceed a specified scheduled amount, the prior written consent of the Class A Liquidity Provider and (iii) there being no material adverse effect on the Class A Trustee, in its individual capacity. The Class B Certificates may be rated by the Rating Agencies. The issuance of the Class B Certificates in compliance with the foregoing conditions will not require the consent of the Class A Trustee or any holders of Class A Certificates. (Intercreditor Agreement, Section 8.01(d))

If Class B Certificates are issued, such Class B Certificates and the Class B Trust may be subject to deposit and escrow arrangements to be determined at the time of issuance of such Class B Certificates. Delta has not determined who would perform the functions of the depositary, escrow agent and paying agent under such arrangements, if applicable.

Refinancing of Class B Certificates

Subsequent to the issuance of any Series B Equipment Notes, Delta may elect to redeem Series B Equipment Notes then issued and outstanding and to issue new Series B Equipment Notes with terms that may differ from those of the redeemed Series B Equipment Notes (any such new Series B Equipment Notes, the “Refinancing Equipment Notes”) in respect of all (but not less than all) of the Aircraft. In such case, Delta will fund the sale of such Refinancing Equipment Notes through the sale of pass through certificates (the “Refinancing Certificates”) issued by one or more pass through trusts (each, a “Refinancing Trust”). The trustee of each Refinancing Trust will become a party to the Intercreditor Agreement, and the Intercreditor Agreement will be amended by written agreement of Delta and the Subordination Agent to provide for the subordination of the Refinancing Certificates to the Administration Expenses, the Liquidity Obligations and the Class A Certificates. Such issuance of Refinancing Equipment Notes and Refinancing Certificates, and any such amendment of the Intercreditor Agreement (and any amendment of an Indenture in connection with such refinancing), will be contingent upon each Rating Agency then rating the Class A Certificates providing written confirmation that such actions will not result in a withdrawal, suspension, or downgrading of the rating of the Class A Certificates. The issuance of the Refinancing Certificates in compliance with the foregoing conditions will not require the consent of any of the Trustees or any holders of Class A Certificates. (Intercreditor Agreement, Section 8.01(c))

Additional Liquidity Facilities

Any Refinancing Certificates may have the benefit of credit support similar to the initial Class B Liquidity Facility (if any) and claims for fees, interest, expenses, reimbursement of advances and other obligations arising from such credit support may rank equally with similar claims in respect of the initial Class B Liquidity Facility (if any). (Intercreditor Agreement, Section 8.01(c)(iii))

CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES

The following is a general discussion of certain U.S. federal income tax consequences of the purchase, ownership and disposition of Class A Certificates and the associated Escrow Receipts by a Certificate Owner that purchases such Class A Certificates in the initial offering thereof at the offering price set forth in this prospectus supplement and holds such Class A Certificates as capital assets. This discussion does not address all of the U.S. federal income tax consequences that may be relevant to Certificate Owners of Class A Certificates in light of their particular circumstances or to any such Certificate Owners that may be subject to special rules (such as tax-exempt organizations, banks, dealers and traders in securities that use mark-to-market accounting, insurance companies, regulated investment companies, real estate investment trusts, certain former citizens or residents of the United States, Certificate Owners that hold Class A Certificates as part of a hedging, integrated or conversion transaction or a straddle or Certificate Owners that have a “functional currency” other than the U.S. dollar). This discussion does not address any other U.S. federal tax consequences or any U.S. state or local, or non-U.S., tax consequences. This discussion generally is addressed only to beneficial owners of Class A Certificates that are U.S. Persons and that are not treated as partnerships for U.S. federal income tax purposes, except that the discussion below under “— Certain U.S. Federal Income Tax Consequences to Non-U.S. Certificateholders” and “— Information Reporting and Backup Withholding” addresses certain U.S. federal income tax consequences to Certificate Owners that are not U.S. Persons. For purposes of this discussion, a “U.S. Person” means a person that, for U.S. federal income tax purposes, is (i) an individual citizen or resident of the United States, (ii) a corporation (including non-corporate entities taxable as corporations) created or organized in or under the laws of the United States, any state thereof or the District of Columbia, (iii) an estate the income of which is subject to U.S. federal income tax regardless of its source, (iv) a trust (x) with respect to which a court within the United States is able to exercise primary supervision over its administration and one or more U.S. persons have the authority to control all of its substantial decisions or (y) that has in effect a valid election under U.S. Treasury regulations to be treated as a U.S. person and (v) except as otherwise provided in U.S. Treasury regulations, a partnership created or organized in or under the laws of the United States, any state thereof or the District of Columbia. If an entity treated for U.S. federal income tax purposes as a partnership invests in Class A Certificates, the U.S. federal income tax consequences of such investment may depend in part upon the status and activities of such entity and its partners. Prospective investors that are treated as partnerships for U.S. federal income tax purposes should consult their own advisors regarding the U.S. federal income tax consequences to them and their partners of an investment in Class A Certificates.

This discussion is based upon the tax laws of the United States, as well as judicial and administrative interpretations thereof (in final or proposed form), all as in effect on the date of this prospectus supplement and all of which are subject to change or differing interpretations, which could apply retroactively. No rulings have been or will be sought from the Internal Revenue Service (the “IRS”) with respect to any of the U.S. federal income tax consequences discussed below, and no assurance can be given that the IRS will not take positions contrary to the discussion below. The Class A Trust, the Subordination Agent and the Loan Trustees are not indemnified for any U.S. federal income taxes or, with certain exceptions, other taxes that may be imposed upon them, and the imposition of any such taxes could result in a reduction in the amounts available for distribution to Certificate Owners of Class A Certificates.

PERSONS CONSIDERING AN INVESTMENT IN CLASS A CERTIFICATES SHOULD CONSULT THEIR OWN TAX ADVISORS REGARDING THE U.S. FEDERAL, STATE AND LOCAL, AND ANY NON-U.S., INCOME AND OTHER TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF CLASS A CERTIFICATES AND THE ASSOCIATED ESCROW RECEIPTS IN LIGHT OF THEIR OWN PARTICULAR CIRCUMSTANCES.

Tax Status of the Class A Trust

Although there is no authority addressing the classification of entities that are similar to the Class A Trust in all respects, based upon an interpretation of analogous authorities and the terms of the Class A Pass Through Trust Agreement, the Note Purchase Agreement, the Class A Liquidity Facility, the Intercreditor Agreement, the Deposit Agreement and the Escrow Agreement, all as in effect on the date hereof, the Class A

Trust should be classified as a grantor trust under Subpart E, Part I of Subchapter J of Chapter 1 of Subtitle A of the Internal Revenue Code of 1986, as amended (the “Code”), for U.S. federal income tax purposes. Each person holding or having a beneficial interest in a Class A Certificate, by its acceptance of such Class A Certificate or interest, agrees to treat the Class A Trust as a grantor trust for U.S. federal, state and local income tax purposes. The Class A Trust intends to file income tax returns and report to investors on the basis that it is a grantor trust. Except as set forth in the following paragraph and under “Taxation of Certificate Owners — Class A Trust Classified as Partnership” below, the discussion below assumes that the Class A Trust will be so classified as a grantor trust.

If the Class A Trust were not classified as a grantor trust for U.S. federal income tax purposes, the Class A Trust would be classified as a partnership for such purposes, and would not be classified as an association (or publicly traded partnership) taxable as a corporation and, accordingly, would not itself be subject to U.S. federal income tax, provided that at least 90% of the Class A Trust’s gross income for each of its taxable years is “qualifying income” (which generally includes, among other things, interest income, gain from the sale or other disposition of capital assets held for the production of interest income and income derived with respect to a business of investing in securities). Assuming the Class A Trust operates in accordance with the terms of the Class A Pass Through Trust Agreement and the other agreements to which it is a party, income derived by the Class A Trust from the Series A Equipment Notes owned by the Class A Trust and the Note Purchase Agreement will constitute “qualifying income” for these purposes.

Taxation of Certificate Owners

General

Each Certificate Owner of a Class A Certificate will be treated as the owner of a pro rata undivided interest in the Series A Equipment Notes, the contractual rights and obligations under the Note Purchase Agreement and any other property held in the Class A Trust and will be required to report on its U.S. federal income tax return its pro rata share of the entire income from such Equipment Notes and other property in accordance with such Certificate Owner’s method of accounting. A Certificate Owner of a Class A Certificate using the cash method of accounting generally must take into account its pro rata share of income as and when received by the Class A Trustee. A Certificate Owner of a Class A Certificate using the accrual method of accounting generally must take into account its pro rata share of income as it accrues or is received by the Class A Trustee, whichever is earlier.

It is anticipated that the Series A Equipment Notes will not be issued with original issue discount (“OID”) for U.S. federal income tax purposes. If, however, any Series A Equipment Note is issued with more than a de minimis amount of OID, a Certificate Owner of a Class A Certificate generally would be required to include such OID in income for U.S. federal income tax purposes as it accrues under a constant yield method based on a compounding of interest, regardless of such Certificate Owner’s method of accounting and prior to such Certificate Owner’s receipt of cash attributable to such income.

Each Certificate Owner of a Class A Certificate will also be treated as the owner of a pro rata undivided interest in the associated Deposits. Certificate Owners of Class A Certificates that use the accrual method of accounting, or that are otherwise subject to Section 1281 of the Code, generally are required to accrue any OID, and any stated interest not included in OID, on the associated Deposits. In the case of a Certificate Owner of Class A Certificates who is not required (and who does not elect) to accrue any such OID and interest, (i) any gain realized on a Deposit generally will be ordinary income to the extent of the accrued OID and stated interest and (ii) such Certificate Owner may be required to defer, until sale of the Class A Certificate or payment on the Deposit, deductions for interest expense incurred or continued by such Certificate Owner to purchase or carry its interest in such Deposit. The preceding sentence does not apply if the Certificate Owner elects to accrue income with respect to the associated Deposits under Section 1281. As the yield on each Deposit will depend in part on when it is drawn to fund the purchase of Series A Equipment Notes, Certificate Owners should consult their own tax advisors as to how to calculate the accrued OID on the associated Deposits and the amount of gain or loss treated as ordinary under these rules.

Each Certificate Owner of a Class A Certificate will be entitled to deduct, consistent with its method of accounting, its pro rata share of fees and expenses paid or incurred by the Class A Trust as provided in Section 162 or 212 of the Code. Certain fees and expenses, including fees paid to the Class A Trustee and the Class A Liquidity Provider, will be borne by parties other than the Certificate Owners of Class A Certificates. It is possible that such fees and expenses will be treated as constructively received by the Class A Trust, in which event a Certificate Owner of a Class A Certificate will be required to include in income and will be entitled to deduct its pro rata share of such fees and expenses. If such Certificate Owner is an individual, estate or trust, the deduction for such Certificate Owner’s share of such fees and expenses will be allowed only to the extent that all of such Certificate Owner’s miscellaneous itemized deductions, including such Certificate Owner’s share of such fees and expenses, exceed 2% of such Certificate Owner’s adjusted gross income. In addition, in the case of such Certificate Owners who are individuals, certain otherwise allowable itemized deductions generally will be subject to additional limitations on itemized deductions under the applicable provisions of the Code.

Sale, Exchange or Other Disposition of Class A Certificates

A Certificate Owner of a Class A Certificate that sells, exchanges or otherwise disposes of such Class A Certificate generally will recognize capital gain or loss (in the aggregate) equal to the difference between the amount realized on such sale, exchange or other disposition (except to the extent attributable to accrued interest, which will be taxable as interest income if not previously included in income, or to the associated Escrow Receipt) and such Certificate Owner’s adjusted tax basis in the Series A Equipment Notes and any other property held by the Class A Trust (not including the tax basis attributable to the associated Escrow Receipt). Any such gain or loss generally will be long-term capital gain or loss if such Class A Certificate was held for more than one year (except to the extent attributable to any property held by the Class A Trust for one year or less). Any long-term capital gains with respect to the Class A Certificates generally are taxable to corporate taxpayers at the rates applicable to ordinary income and to individual taxpayers at lower rates than the rates applicable to ordinary income. There are limitations on deducting capital losses.

Upon a sale, exchange or other disposition of a Class A Certificate, the Certificate Owner will also recognize gain or loss equal to the difference between the amount realized allocable to the associated Escrow Receipt (which evidences such Certificate Owner’s interest in the associated Deposits) and the Certificate Owner’s adjusted tax basis in such Escrow Receipt. Any such gain may be ordinary, in whole or in part, as described above under “— Taxation of Certificate Owners — General”. Any gain or loss not so treated as ordinary generally would be short-term capital gain or loss.

Class A Trust Classified as Partnership

If the Class A Trust were classified as a partnership (and not as a publicly traded partnership taxable as a corporation) for U.S. federal income tax purposes, income or loss with respect to the assets held by the Class A Trust would be calculated at the trust level, but the Class A Trust itself would not be subject to U.S. federal income tax. A Certificate Owner of a Class A Certificate would be required to report its share of the Class A Trust’s items of income and deduction on its tax return for its taxable year within which the Class A Trust’s taxable year (which should be the calendar year) ends, as well as such Certificate Owner’s income from the associated Deposits. In the case of an original purchaser of a Class A Certificate that is a calendar year taxpayer, income and loss generally should be the same as it would be if the Class A Trust were classified as a grantor trust, except that income or loss would be reported on an accrual basis even if the Certificate Owner otherwise uses the cash method of accounting.

Certain U.S. Federal Income Tax Consequences to Non-U.S. Certificateholders

Subject to the discussion of backup withholding below, payments of principal, Make-Whole Amount, if any, and interest on the Series A Equipment Notes or the associated Deposits to, or on behalf of, any Certificate Owner of a Class A Certificate that is neither a U.S. Person nor an entity treated as a partnership for U.S. federal income tax purposes (a “Non-U.S. Certificateholder”) generally will not be subject to U.S. federal withholding tax, provided that, in the case of any amount treated as interest (including OID, if applicable):

(i) such amount is not effectively connected with the conduct of a trade or business within the United States by such Non-U.S. Certificateholder;

(ii) such Non-U.S. Certificateholder does not actually or constructively own 10% or more of the total combined voting power of all classes of stock of Delta or the Depositary, as the case may be, entitled to vote;

(iii) such Non-U.S. Certificateholder is not a controlled foreign corporation within the meaning of the Code that is related to Delta or the Depositary, as the case may be;

(iv) such Non-U.S. Certificateholder is not a bank receiving interest pursuant to a loan agreement entered into in the ordinary course of its trade or business; and

(v) the certification requirements described below are satisfied.

The certification requirements referred to in clause (v) above generally will be satisfied if the Non-U.S. Certificateholder certifies, under penalties of perjury, that it is not a U.S. Person and provides its name and address and certain other information to the applicable withholding agent (generally on IRS Form W-8BEN or a suitable substitute form). U.S. Treasury regulations provide additional rules for satisfying these certification requirements in the case of Class A Certificates held through one or more intermediaries or pass-through entities.

Subject to the discussion of backup withholding below, any gain (not including any amount treated as interest or OID) realized by a Non-U.S. Certificateholder upon the sale, exchange or other disposition of a Class A Certificate or the associated Escrow Receipt or with respect to any associated Series A Equipment Note or Deposit generally will not be subject to U.S. federal income or withholding taxes if (i) such gain is not effectively connected with the conduct of a trade or business within the United States by the Non-U.S. Certificateholder and (ii) in the case of an individual Non-U.S. Certificateholder, such individual is not present in the United States for 183 days or more in the taxable year of the sale, exchange or other disposition.

Any interest (including OID, if applicable) on the Series A Equipment Notes or the associated Deposits or gain from the sale, exchange or other disposition of a Class A Certificate or the associated Escrow Receipt, the Series A Equipment Notes or the associated Deposits generally will be subject to regular U.S. federal income tax at graduated rates (and in certain cases a branch profits tax) if it is effectively connected with the conduct of a trade or business within the United States by a Non-U.S. Certificateholder, unless an applicable treaty provides an exemption. In lieu of providing an IRS Form W-8BEN as described above, such Non-U.S. Certificateholder generally is required to provide IRS Form W-8ECI in order to claim an exemption from U.S. federal withholding tax with respect to amounts treated as interest.

Prospective investors that are not U.S. Persons should consult their own tax advisors regarding the income, estate and other tax consequences to them of the purchase, ownership and disposition of a Class A Certificate and the associated Escrow Receipt under U.S. federal, state and local, and any other relevant, law in light of their own particular circumstances. If any U.S. federal or other tax is required to be withheld with respect to a Non-U.S. Certificateholder, Delta will not be required to pay any additional amount to such Non-U.S. Certificateholder.

Information Reporting and Backup Withholding

In general, payments made on the Class A Certificates or the associated Escrow Receipts, and proceeds from the sale, exchange or other disposition of such Certificates and Escrow Receipts to or through certain brokers, will be subject to information reporting requirements, unless the payee is a corporation, tax-exempt organization or other person exempt from such reporting (and when required, demonstrates that it is so exempt). Such payments and proceeds may also be subject to a “backup” withholding tax unless the Certificate Owner complies with certain reporting requirements or an exemption from such tax is otherwise applicable. Any such withheld amounts will be allowed as a credit against the Certificate Owner’s U.S. federal income tax, and may entitle such Certificate Owner to a refund, if the required information is furnished on a timely basis to the IRS. Penalties may be imposed by the IRS on a Certificate Owner who is required to supply information but does not do so in the proper manner.

The amount of interest (including OID, if applicable) paid on the Series A Equipment Notes or the associated Deposits to or on behalf of a Non-U.S. Certificateholder and the amount of U.S. federal income tax, if any, withheld from such payments generally must be reported annually to the IRS and such Non-U.S. Certificateholder.

CERTAIN DELAWARE TAXES

The Class A Trustee is a national banking association headquartered in Delaware that will act through its corporate trust office in Delaware. Richards, Layton & Finger, PA, special Delaware counsel to the Class A Trustee, has advised Delta that, in its opinion, under currently applicable law, assuming that the Class A Trust will not be taxable as a corporation for U.S. federal income tax purposes, but, rather, that it will be classified for such purposes as a grantor trust or as a partnership, (i) the Class A Trust will not be subject to any tax (including, without limitation, net or gross income, tangible or intangible property, net worth, capital, franchise, or doing business tax), fee or other governmental charge under the laws of the State of Delaware or any political subdivision of such state and (ii) Certificate Owners of Class A Certificates that are not residents of or otherwise subject to tax in Delaware will not be subject to any tax (including, without limitation, net or gross income, tangible or intangible property, net worth, capital, franchise, or doing business tax), fee or other governmental charge under the laws of the State of Delaware or any political subdivision of such state as a result of purchasing, owning (including receiving payments with respect to) or selling a Class A Certificate. Neither the Class A Trust nor the Certificate Owners of Class A Certificates will be indemnified for any state or local taxes imposed on them, and the imposition of any such taxes on the Class A Trust could result in a reduction in the amounts available for distribution to the Certificate Owners of such Trust. In general, should a Certificate Owner of Class A Certificates or the Class A Trust be subject to any state or local tax that would not be imposed if such Trust were administered in a different jurisdiction in the United States or if the Class A Trustee were located in a different jurisdiction in the United States, the Class A Trustee will either relocate the administration of the Class A Trust to such other jurisdiction or resign and, in the event of such a resignation, a new Class A Trustee in such other jurisdiction will be appointed.

CERTAIN ERISA CONSIDERATIONS

General

A fiduciary of a retirement plan or other employee benefit plan or arrangement, including for this purpose an individual retirement account, annuity or Keogh plan, that is subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or Section 4975 of the Code (an “ERISA Plan”), or such a plan or arrangement which is a foreign, church or governmental plan or arrangement exempt from Title I of ERISA and Section 4975 of the Code but subject to a foreign, federal, state, or local law which is substantially similar to the provisions of Title I of ERISA or Section 4975 of the Code (each, a “Similar Law”) (in each case, including an ERISA Plan, a “Plan”), should consider whether an investment in the Class A Certificates is appropriate for the Plan, taking into account the provisions of the Plan documents, the overall investment policy of the Plan and the composition of the Plan’s investment portfolio, as there are imposed on Plan fiduciaries certain fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan’s investments be made in accordance with the documents governing the Plan. Further, a fiduciary should consider the fact that in the future there may be no market in which such fiduciary would be able to sell or otherwise dispose of the Class A Certificates.

Section 406 of ERISA and Section 4975 of the Code prohibit certain transactions involving the assets of an ERISA Plan and certain persons (referred to as “parties in interest” or “disqualified persons”) having certain relationships to such Plans, unless a statutory or administrative exemption is applicable to the transaction. A party in interest or disqualified person who engages in a prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and the Code.

Any Plan fiduciary which proposes to cause a Plan to purchase Class A Certificates should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and the Code and Similar Law to such an investment, and to confirm that such purchase and holding will not constitute or result in a non-exempt prohibited transaction or any other violation of an applicable requirement of ERISA or Similar Law.

Plan Assets Issues

The Department of Labor has promulgated a regulation, 29 CFR Section 2510.3-101, as modified by Section 3(42) of ERISA (the “Plan Asset Regulation”), describing what constitutes the assets of an ERISA Plan with respect to the ERISA Plan’s investment in an entity for purposes of ERISA and Section 4975 of the Code. Under the Plan Asset Regulation, if an ERISA Plan invests (directly or indirectly) in a Class A Certificate, the ERISA Plan’s assets will include both the Class A Certificate and an undivided interest in each of the underlying assets of the Class A Trust, including the Series A Equipment Notes, unless it is established that equity participation in the Class A Trust by benefit plan investors (including but not limited to ERISA Plans and entities whose underlying assets include ERISA Plan assets by reason of an ERISA Plan’s investment in the entity) is not “significant” within the meaning of the Plan Asset Regulation. In this regard, the extent to which there is equity participation in the Class A Trust by, or on behalf of, benefit plan investors will not be monitored. If the assets of the Class A Trust are deemed to constitute the assets of an ERISA Plan, transactions involving the assets of such Trust could be subject to the prohibited transaction provisions of ERISA and Section 4975 of the Code or materially similar provisions of Similar Law unless a statutory or administrative exemption is applicable to the transaction. In addition, an Escrow Receipt will be affixed to each Class A Certificate and will evidence an interest in the Deposits held in escrow by the Escrow Agent for the benefit of the Class A Certificateholders pending the financing of the Aircraft. The Deposits will not constitute property of the Class A Trust. Pending withdrawal of such Deposits in accordance with the Deposit Agreement, the Escrow Agreement and the Note Purchase Agreement, the Deposits may be deemed plan assets subject to the fiduciary responsibility and prohibited transaction provisions of ERISA and Section 4975 of the Code.

Prohibited Transaction Exemptions

In addition, whether or not the assets of the Class A Trust are deemed to be ERISA Plan assets under the Plan Asset Regulation, the fiduciary of a Plan that proposes to purchase and hold any Class A Certificates should consider, among other things, whether such purchase and holding may involve (i) the direct or indirect extension of credit to a party in interest or a disqualified person, (ii) the sale or exchange of any property between an ERISA Plan and a party in interest or a disqualified person, or (iii) the transfer to, or use by or for the benefit of, a party in interest or a disqualified person, of any ERISA Plan assets. Such parties in interest or disqualified persons could include, without limitation, Delta, the Underwriters, the Class A Trustee, the Class A Liquidity Provider, the Loan Trustees, the Subordination Agent, the Escrow Agent, the Depositary, the Paying Agent and their respective affiliates. Moreover, if the Class A Certificates are purchased by an ERISA Plan and the Class B Certificates (if any) are held by a party in interest or a disqualified person with respect to such ERISA Plan, the exercise by the holder of the Class B Certificates of its right to purchase the Class A Certificates upon the occurrence and during the continuation of certain events could be considered to constitute a prohibited transaction unless a statutory or administrative exemption were applicable. In addition, if the Class B Certificates (if any) are purchased by an ERISA Plan and the Class A Certificates are held by a party in interest or a disqualified person with respect to such ERISA Plan, the exercise by the holder of the Class B Certificates of its right to purchase the Class A Certificates upon the occurrence and during the continuation of certain events could be considered to constitute a prohibited transaction unless a statutory or administrative exemption were applicable. Depending on the satisfaction of certain conditions which may include the identity of the ERISA Plan fiduciary making the decision to acquire or hold the Class A Certificates on behalf of an ERISA Plan, Prohibited Transaction Class Exemption (“PTCE”) 91-38 (relating to investments by bank collective investment funds), PTCE 84-14 (relating to transactions effected by a “qualified professional asset manager”), PTCE 95-60 (relating to investments by an insurance company general account), PTCE 96-23 (relating to transactions directed by an in-house asset manager) or PTCE 90-1 (relating to investments by insurance company pooled separate accounts) (collectively, the “Class Exemptions”) could provide an exemption from the prohibited transaction restrictions of ERISA and Section 4975 of the Code. However, there can be no assurance that any of these Class Exemptions or any other exemption will be available with respect to any particular transaction involving the Class A Certificates.

Each person who acquires or accepts a Class A Certificate or an interest therein will be deemed by such acquisition or acceptance to have represented and warranted that either: (i) no assets of a Plan or any trust established with respect to a Plan have been used to acquire such Class A Certificate or an interest therein or (ii) the purchase and holding of such Class A Certificate or an interest therein by such person are exempt from the prohibited transaction restrictions of ERISA and the Code or provisions of Similar Law pursuant to one or more statutory or administrative exemptions.

Special Considerations Applicable to Insurance Company General Accounts

Any insurance company proposing to purchase Class A Certificates should consider the implications of the United States Supreme Court’s decision in John Hancock Mutual Life Insurance Co. v. Harris Trust and Savings Bank, 510 U.S. 86, 114 S. Ct. 517 (1993), which in certain circumstances treats such general account assets as assets of an ERISA Plan that owns a policy or other contract with such insurance company, as well as the effect of Section 401(c) of ERISA as interpreted by regulations issued by the United States Department of Labor in January, 2000 (the “General Account Regulations”). The General Account Regulations should not, however, adversely affect the applicability of PTCE 95-60 to purchases of the Class A Certificates by insurance company general accounts.

EACH PLAN FIDUCIARY SHOULD CONSULT WITH ITS LEGAL ADVISOR CONCERNING THE POTENTIAL CONSEQUENCES TO THE PLAN UNDER ERISA, THE CODE OR SIMILAR LAW OF AN INVESTMENT IN ANY OF THE CLASS A CERTIFICATES.

UNDERWRITING

Under the terms and subject to the conditions contained in the Underwriting Agreement, dated June 28, 2010 (the “Underwriting Agreement”), the Underwriters named below (the “Underwriters”) for whom Goldman, Sachs & Co. and Credit Suisse Securities (USA) LLC are acting as representatives, have severally agreed with Delta to purchase the following aggregate face amounts of the Class A Certificates:

Face Amount of
Class A
Underwriter	Certificates

Goldman, Sachs & Co.	$168,750,000
Credit Suisse Securities (USA) LLC	168,750,000
Citigroup Global Markets Inc.	39,375,000
Deutsche Bank Securities Inc.	39,375,000
Banc of America Securities LLC	33,750,000

Total	$450,000,000

The Underwriting Agreement provides that the obligations of the Underwriters are subject to certain conditions precedent and that the Underwriters will be obligated to purchase all of the Class A Certificates, if any are purchased. The Underwriting Agreement provides that, if an Underwriter defaults on its purchase commitments, the purchase commitments of non-defaulting Underwriters may be increased or the offering of Class A Certificates may be terminated. The offering of the Class A Certificates by the Underwriters is subject to receipt and acceptance and subject to the Underwriters’ right to reject any order in whole or in part.

The aggregate proceeds from the sale of the Class A Certificates will be $450,000,000. Delta will pay the Underwriters a commission of $5,625,000. Delta estimates that its out of pocket expenses for the offering will be approximately $3,536,000 (exclusive of the ongoing costs of the Class A Liquidity Facility and certain other ongoing costs).

The Underwriters propose to offer the Class A Certificates to the public initially at the public offering price on the cover page of this prospectus supplement and to selling group members at those prices less the concession set forth below. The Underwriters and selling group members may allow a discount to other broker/dealers set forth below. After the initial public offering, the public offering prices and concessions and discounts may be changed by the Underwriters.

	Concession to Selling Group
Pass Through Certificates	Members	Discount to Brokers/Dealers

Class A	0.50%	0.25%

The Class A Certificates are a new issue of securities with no established trading market. Neither Delta nor the Class A Trust intends to apply for listing of the Class A Certificates on any securities exchange. Delta has been advised by one or more of the Underwriters that they presently intend to make a market in the Class A Certificates, as permitted by applicable laws and regulations. No Underwriter is obligated, however, to make a market in the Class A Certificates, and any such market-making may be discontinued at any time without notice, at the sole discretion of such Underwriter. Accordingly, no assurance can be given as to the liquidity of, or trading markets for, the Class A Certificates. See “Risk Factors — Risk Factors Relating to the Class A Certificates and the Offering — Because there is no current market for the Class A Certificates, you may have a limited ability to resell Class A Certificates”.

Delta has agreed to reimburse the several Underwriters for certain expenses and has agreed to indemnify the several Underwriters against certain liabilities, including liabilities under the Securities Act, or contribute to payments which the Underwriters may be required to make in respect thereof.

The Underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, principal investment, hedging, financing and brokerage activities.

From time to time in the ordinary course of their respective business, the Underwriters and certain of their affiliates have engaged, and in the future may engage in, investment and commercial banking or other transactions of a financial nature with Delta and its affiliates, including the provision of certain advisory services, making loans to Delta and its affiliates and serving as counterparties to certain fuel hedging arrangements. The Underwriters and their affiliate have received, and in the future may receive, customary fees and expenses and commissions for these transactions.

In the ordinary course of their various business activities, the Underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers and may at any time hold long and short positions in such securities and instruments. Such investment and securities activities may involve securities and instruments of Delta.

It is expected that delivery of the Class A Certificates will be made against payment therefor on or about the date specified on the cover page of this prospectus supplement, which will be the fourth business day following the date of pricing of the Class A Certificates (such settlement cycle being referred to as “T+4”). Under Rule 15c6-1 of the SEC under the Exchange Act, trades in the secondary market generally are required to settle in three business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade Class A Certificates on any day prior to the third business day before the date of initial delivery of the Class A Certificates will be required, by virtue of the fact that the Class A Certificates initially will settle on a delayed basis, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement and should consult their own advisor.

The Underwriters may engage in over-allotment, stabilizing transactions, syndicate covering transactions, and penalty bids in accordance with Regulation M under the Exchange Act.

•	Over-allotment involves syndicate sales in excess of the offering size, which creates a syndicate short position.

•	Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum.

•	Syndicate covering transactions involve purchases of the Class A Certificates in the open market after the distribution has been completed in order to cover syndicate short positions.

•	Penalty bids permit the Underwriters to reclaim a selling concession from a syndicate member when the Class A Certificates originally sold by such syndicate member are purchased in a stabilizing transaction or a syndicate covering transaction to cover syndicate short positions.

Such over-allotment, stabilizing transactions, syndicate covering transactions, and penalty bids may cause the price of the Class A Certificates to be higher than it would otherwise be in the absence of such transactions. Neither Delta nor any Underwriter makes any representation or prediction as to the direction or magnitude of any effect that such transactions may have on the price of the Class A Certificates. These transactions, if commenced, may be discontinued at any time. These transaction may be effected in the over-the-counter market or otherwise.

Selling Restrictions

This prospectus supplement and the accompanying prospectus do not constitute an offer of, or an invitation by or on behalf of, us or the Underwriters to subscribe for or purchase any of the Class A Certificates in any jurisdiction to any person to whom it is unlawful to make such an offer or solicitation in that jurisdiction. The distribution of this prospectus supplement and the accompanying prospectus and the offering of the Class A Certificates in certain jurisdictions may be restricted by law. We and the Underwriters require persons into whose possession this prospectus comes to observe the following restrictions.

European Economic Area

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), each Underwriter has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State

(the “Relevant Implementation Date”) it has not made and will not make an offer of Class A Certificates to the public in that Relevant Member State prior to the publication of a prospectus in relation to the Class A Certificates which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of Class A Certificates to the public in that Relevant Member State at any time:

(a) to legal entities which are authorised or regulated to operate in the financial markets or, if not so authorised or regulated, whose corporate purpose is solely to invest in securities;

(b) to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts;

(c) to fewer than 100 natural or legal persons (other than qualified investors as defined in the Prospectus Directive) subject to obtaining the prior consent of the representatives for any such offer; or

(d) in any other circumstances which do not require the publication by Delta of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer of Class A Certificates to the public” in relation to any Class A Certificates in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Class A Certificates to be offered so as to enable an investor to decide to purchase or subscribe the Class A Certificates, as the same may be varied in that Relevant Member State by any measure implementing the Prospectus Directive in that Relevant Member State and the expression Prospectus Directive means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

United Kingdom

Each Underwriter has represented and agreed that:

(a) it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services Market Act 2000 (“FSMA”)) received by it in connection with the issue or sale of the Class A Certificates in circumstances in which Section 21(1) of the FSMA does not apply to Delta; and

(b) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Class A Certificates in, from or otherwise involving the United Kingdom.

Hong Kong

The Class A Certificates may not be offered or sold by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), or (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), and no advertisement, invitation or document relating to the Class A Certificates may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to Class A Certificates which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

Singapore

Neither this prospectus supplement nor the accompanying prospectus has been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, none of this prospectus supplement, the accompanying prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the Class A Certificates may be circulated or distributed, or may the Class A Certificates be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the Class A Certificates are subscribed or purchased under Section 275 by a relevant person which is: (a) a corporation (which is not an accredited investor) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor, Class A Certificates, debentures and units of Class A Certificates and debentures of that corporation or the beneficiaries’ rights and interest in that trust shall not be transferable for 6 months after that corporation or that trust has acquired the Class A Certificates under Section 275 except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA; (2) where no consideration is given for the transfer; or (3) by operation of law.

Japan

The securities have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (the “Financial Instruments and Exchange Law”) and each underwriter has agreed that it will not offer or sell any securities, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan.

VALIDITY OF THE CLASS A CERTIFICATES

The validity of the Class A Certificates is being passed upon for Delta by Debevoise & Plimpton LLP, New York, New York, and for the Underwriters by Shearman & Sterling LLP, New York, New York. The respective counsel for Delta and the Underwriters will rely upon Shipman & Goodwin LLP, Hartford, Connecticut, counsel to U.S. Bank Trust National Association, as to certain matters relating to the authorization, execution, and delivery of the Basic Agreement, the Class A Trust Supplement and the Class A Certificates, and the valid and binding effect thereof, and on the opinion of Leslie P. Klemperer, Vice President — Deputy General Counsel of Delta, as to certain matters relating to the authorization, execution, and delivery of the Basic Agreement and the Class A Trust Supplement by Delta.

EXPERTS

Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements included in the Delta Air Lines, Inc. Annual Report on Form 10-K for the year ended December 31, 2009 and the effectiveness of our internal control over financial reporting as of December 31, 2009, as set forth in their reports, which are incorporated by reference in this prospectus supplement. Our consolidated financial statements are incorporated by reference in reliance on Ernst & Young LLP’s reports, given on their authority as experts in accounting and auditing.

The references to AISI, BK and MBA, and to their respective appraisal reports, are included herein in reliance upon the authority of each such firm as an expert with respect to the matters contained in its appraisal report.

APPENDIX I

INDEX OF DEFINED TERMS

The following is an index showing the page in this prospectus supplement where certain defined terms appear.

2000-1 Aircraft	S-2
2000-1 EETC	S-2
2000-1 Indentures	S-7
2010 Aircraft	S-2
60-Day Period	S-44
Actual Disposition Event	S-72
Administration Expenses	S-70
Aircraft	S-2
Airframe	S-75
AISI	S-75
Applicable Fraction	S-71
Appraisal	S-69
Appraised Current Market Value	S-69
Appraisers	S-75
Assumed Aircraft Value	S-82
Assumed Amortization Schedule	S-39
Average Life Date	S-81
Bank	S-57
Bankruptcy Code	S-14
Base Rate	S-63
Basic Agreement	S-34
BK	S-75
BNMC	S-57
Business Day	S-39
Cape Town Treaty	S-87
Cash Collateral Account	S-61
Cede	S-41
Certificate Account	S-38
Certificate Buyout Event	S-44
Certificate Owner	S-52
Certificate Owners	S-52
Certificateholders	S-34
Certificates	S-34
citizen of the United States	S-45
Class A Certificateholders	S-34
Class A Certificates	S-34
Class A Liquidity Facility	S-60
Class A Liquidity Provider	S-60
Class A Pass Through Trust Agreement	S-34
Class A Trust	S-34
Class A Trust Property	S-35
Class A Trust Supplement	S-34
Class A Trustee	S-34
Class B Adjusted Interest	S-72
Class B Certificateholders	S-34
Class B Certificates	S-34
Class B Liquidity Facility	S-60
Class B Liquidity Provider	S-60
Class B Pass Through Trust Agreement	S-34
Class B Trust	S-34
Class B Trust Property	S-35
Class B Trust Supplement	S-34
Class B Trustee	S-34
Class Exemptions	S-100
Code	S-94
Collateral	S-37
Company	iii
company free writing prospectus	i
Controlling Party	S-62
Current Distribution Date	S-71
Deemed Disposition Event	S-72
Defaulted Operative Indenture	S-79
Definitive Certificates	S-54
Delivery Period Termination Date	S-77
Delta	iii
Delta Bankruptcy Event	S-68
Deposit	S-55
Deposit Agreement	S-55
Depositary	S-57
Depositary Threshold Rating	S-56
Depreciation Assumption	S-82
Distribution Date	S-36
DOT	S-25
Downgrade Drawing	S-61
Drawing	S-63
DTC	S-41
DTC Participants	S-52
DTC Rules	S-52
Eligible B Pool Balance	S-72
Engine	S-75
Equipment Note Special Payment	S-70
Equipment Notes	S-78
ERISA	S-99
ERISA Plan	S-99
Escrow Agent	S-58
Escrow Agreement	S-58
Escrow Receipts	S-58
Event of Loss	S-91
Excess Liquidity Obligations	S-68
Exchange Act	iv

Existing Financing Event of Loss	S-56
Expected Distributions	S-71
FAA	S-25
Final Distributions	S-67
Final Drawing	S-63
Final Legal Distribution Date	S-37
Final Maturity Date	S-14
Final Termination Notice	S-65
Financial Instruments and Exchange Law	S-104
Fitch	S-57
FSMA	S-103
GAAP	S-17
General Account Regulations	S-100
Global Certificate	S-51
H.15(519)	S-81
Indenture	S-78
Indenture Events of Default	S-83
Indenture Form	S-50
Indirect Participants	S-52
Intercreditor Agreement	S-66
Interest Drawings	S-60
Interim Restructuring Arrangement	S-69
IRS	S-93
Issuance Date	S-39
LIBOR	S-64
Liquidity Event of Default	S-65
Liquidity Expenses	S-71
Liquidity Facilities	S-60
Liquidity Obligations	S-71
Liquidity Providers	S-60
Liquidity Threshold Rating	S-62
Loan Amount	S-89
Loan Trustee	S-78
Long-Term Rating	S-61
LTVs	S-4, S-82
Make-Whole Amount	S-81
Make-Whole Spread	S-81
Maximum Available Commitment	S-60
Maximum Commitment	S-60
MBA	S-75
Minimum Sale Price	S-67
Moody’s	S-29
Mortgage Convention	S-88
most recent H.15(519)	S-81
NOL	S-23
Non-Extension Drawing	S-62
Non-U.S. Certificateholder	S-96
Northwest	iii
Note Purchase Agreement	S-49
Note Target Price	S-68
Noteholder	S-79
NWA	S-33
OID	S-94
Outside Termination Date	S-55
Participation Agreement	S-78
Participation Agreement Form	S-50
Pass Through Trust Agreements	S-34
Paying Agent	S-58
Paying Agent Account	S-38
Performing Equipment Note	S-61
Permitted Investments	S-42
Plan	S-99
Plan Asset Regulation	S-99
Pool Balance	S-39
Pool Factor	S-39
Post Default Appraisals	S-69
PTC Event of Default	S-44
PTCE	S-100
Rate Determination Notice	S-64
Rating Agencies	S-29
Receiptholders	S-58
Refinancing Certificates	S-92
Refinancing Equipment Notes	S-92
Refinancing Trust	S-92
Regular Distribution Dates	S-36
Related Equipment Notes	S-79
Relevant Implementation Date	S-103
Relevant Member State	S-102
Remaining Weighted Average Life	S-81
Replacement Depositary	S-56
Replacement Facility	S-62
Required Amount	S-60
Required Terms	S-50
Restructuring Arrangement	S-68
Scheduled Payments	S-37
SEC	iv
Section 1110	S-14
Section 1110 Period	S-61
Securities Act	S-52
Series A Equipment Notes	S-78
Series A Noteholder	S-43
Series B Equipment Notes	S-78
SFA	S-104
Short-Term Rating	S-62
Similar Law	S-99
Special Distribution Date	S-37, S-38
Special Payment	S-38
Special Payments Account	S-38

Special Termination Drawing	S-63
Special Termination Notice	S-65
Standard & Poor’s	S-29
Stated Interest Rate	S-36
Subordination Agent	S-66
Termination Notice	S-65
Transportation Code	S-45
Treasury Yield	S-81
Triggering Event	S-38
Trust Indenture Act	S-46
Trust Property	S-35
Trust Supplements	S-34
Trustees	S-34
Trusts	S-34
U.S. Person	S-93
Underwriters	S-101
Underwriting Agreement	S-101

APPENDIX II
APPRAISAL LETTERS

II-1

Delta Air Lines, Inc.
1030 Delta Boulevard
Atlanta, GA 30354

Sight Unseen Base Value Opinion
24 Aircraft Portfolio

AISI File No.: A0S015BVO-6

Report Date: 16 April 2010
Values as of: 16 April 2010

Headquarters: 26072 Merit Circle, Suite 123, Laguna Hills, CA 92653
TEL: 949-582-8888 FAX: 949-582-8887 E-MAIL: mail@AISI.aero

16 April 2010

Delta Air Lines, Inc.
1030 Delta Boulevard
Atlanta, GA 30354

Subject:	Sight Unseen Base Value Opinion 24 Aircraft portfolio

AISI File number: A0S015BVO-6

Ref:	(a) Email messages 11/19 February, 02/04 March 2010

Dear Ladies and Gentlemen:

Aircraft Information Services, Inc. (AISI) has been requested to offer our opinion of the sight unseen 16 April 2010 base value in half life and maintenance adjusted condition for twenty-four aircraft as identified and defined in Table I and reference (a) above (the ‘Aircraft’). Aircraft are valued in April 2010 million US dollars.

1.	Methodology and Definitions

The standard terms of reference for commercial aircraft value are ‘base value’ and ‘current market value’ of an ‘average’ aircraft. Base value is a theoretical value that assumes a hypothetical balanced market while current market value is the value in the real market; both assume a hypothetical average aircraft condition. All other values are derived from these values. AISI value definitions are consistent with the current definitions of the International Society of Transport Aircraft Trading (ISTAT), those of 01 January 1994. AISI is a member of that organization and employs an ISTAT Certified and Senior Certified Appraiser.

AISI defines a ‘base value’ as that of a transaction between an equally willing and informed buyer and seller, neither under compulsion to buy or sell, for a single unit cash transaction with no hidden value or liability, with supply and demand of the sale item roughly in balance and with no event which would cause a short term change in the market. Base values are typically given for aircraft in ‘new’ condition, ‘average half-life’ condition, or ‘adjusted’ for an aircraft in a specifically described condition at a specific time. An ‘average’ aircraft is an operable airworthy aircraft in average physical condition and with average accumulated flight hours and cycles, with clear title and standard unrestricted certificate of airworthiness, and registered in an authority which does not represent a penalty to aircraft value or liquidity, with no damage history and with inventory configuration and level of modification which is normal for its intended use and age. Note that a stored aircraft is not an ‘average’ aircraft. AISI assumes average condition unless otherwise specified in this report.

Headquarters: 26072 Merit Circle, Suite 123, Laguna Hills, CA 92653
TEL: 949-582-8888 FAX: 949-582-8887 E-MAIL: mail@AISI.aero

16 April 2010 AISI File No. A0S15BVO-6 Page - 2 -

AISI also assumes that all airframe, engine and component parts are from the original equipment manufacturer (OEM) and that maintenance, maintenance program and essential records are sufficient to permit normal commercial operation under a strict airworthiness authority.

‘Half-life’ condition assumes that every component or maintenance service which has a prescribed interval that determines its service life, overhaul interval or interval between maintenance services, is at a condition which is one-half of the total interval.

‘Full-life’ condition assumes zero time since overhaul of airframe, gear, apu, engine overhaul and engine LLPs.

An ‘adjusted’ appraisal reflects an adjustment from half life condition for the actual condition, utilization, life remaining or time remaining of an airframe, engine or component.

It should be noted that AISI and ISTAT value definitions apply to a transaction involving a single aircraft, and that transactions involving more than one aircraft are often executed at considerable and highly variable discounts to a single aircraft price, for a variety of reasons relating to an individual buyer or seller.

AISI defines a ‘current market value’, which is synonymous with the older term ‘fair market value’ as that value which reflects the real market conditions including short term events, whether at, above or below the base value conditions. Assumptions of a single unit sale and definitions of aircraft condition, buyer/seller qualifications and type of transaction remain unchanged from that of base value. Current market value takes into consideration the status of the economy in which the aircraft is used, the status of supply and demand for the particular aircraft type, the value of recent transactions and the opinions of informed buyers and sellers. Note that for a current market value to exist, the seller may not be under duress. Current market value assumes that there is no short term time constraint to buy or sell.

AISI defines a ‘distressed market value’ as that value which reflects the real market condition including short term events, when the market for the subject aircraft is so depressed that the seller is under duress. Distressed market value assumes that there is a time constraint to sell within a period of less than 1 year. All other assumptions remain unchanged from that of ‘current market value’.

None of the AISI value definitions take into account remarketing costs, brokerage costs, storage costs, recertification costs or removal costs.

AISI encourages the use of base values to consider historical trends, to establish a consistent baseline for long term value comparisons and future value considerations, or to consider how actual market values vary from theoretical base values. Base values are less volatile than current market values and tend to diminish regularly with time. Base values are normally inappropriate to determine near term values.

16 April 2010 AISI File No. A0S15BVO-6 Page - 3 -

AISI encourages the use of current market values to consider the probable near term value of an aircraft when the seller is not under duress. AISI encourages the use of distressed market values to consider the probable near term value of an aircraft when the seller is under duress.

No physical inspection of the Aircraft or their essential records was made by AISI for the purposes of this report, nor has any attempt been made to verify information provided to us, which is assumed to be correct and applicable to the Aircraft.

If more than one aircraft is contained in this report than it should be noted that the values given are not directly additive, that is, the total of the given values is not the value of the fleet but rather the sum of the values of the individual aircraft if sold individually over time so as not to exceed demand.

2.	Valuation

Aircraft adjustments are calculated to account for the maintenance status of each aircraft as indicated to AISI by the client in the above reference (a) data and in accordance with standard AISI methods. Adjustments are calculated only where there is sufficient information to do so, or where reasonable assumptions can be made. Due to limited data provided, all engines relating to the aircraft older than one year are considered half life. Engines relating to the recently delivered B777-232LR aircraft are not valued in half life condition. The B777-232LR aircraft (including the related engines) are valued in slightly less than new condition in accordance with standard AISI methods to account for the one month of utilization from the delivery date to the as of date of this appraisal.

It is our considered opinion that the 16 April 2010 sight unseen base values of the Aircraft are as follows in Table I subject to the assumptions, definitions, and disclaimers herein.

16 April 2010 AISI File No. A0S1BVO-6 Page - 4 -

Table I
As of 16 April 2010
In April 2010 Million US Dollars

							Half Life	Adjusted
							Base Value	Base Value
No.	Aircraft Type	SN	RN	DoM	Engine Type	MTOW	M US Dollars	M US Dollars

1	737-832	29625**	N377DA	May-99	CFM56-7B24	157,200	20.79	20.69

2	737-832	30349	N379DA	Aug-99	CFM56-7B24	157,200	19.99	19.74

3	737-832	30350**	N381DN	Sep-99	CFM56-7B24	157,200	20.79	20.71

4	737-832	30346**	N383DN	Oct-99	CFM56-7B24	157,200	20.79	20.78

5	737-832	30348	N385DN	Nov-99	CFM56-7B24	157,200	19.99	20.02

6	737-832	30374**	N387DA	Jan-00	CFM56-7B24	157,200	22.29	22.29

7	737-832	30376**	N389DA	Apr-00	CFM56-7B24	157,200	22.29	22.43

8	737-832	30560**	N391DA	May-00	CFM56-7B24	157,200	22.29	22.39

9	737-832	30377**	N393DA	Jun-00	CFM56-7B24	157,200	22.29	22.39

10	737-832	30773**	N395DN	Jul-00	CFM56-7B24	157,200	22.29	22.12

11	757-232	30318	N697DL	Aug-99	PW2037	230,000	18.61	20.04

12	757-232	29970	N699DL	Sep-99	PW2037	230,000	18.61	20.29

13	757-232	30187	N6701	Oct-99	PW2037	230,000	18.61	20.13

14	757-232	30234	N6703D	Jan-00	PW2037	230,000	19.87	21.84

15	757-232	30397	N6705Y	Apr-00	PW2037	230,000	19.87	21.99

16	757-232	30395	N6707A	May-00	PW2037	230,000	19.87	21.55

17	757-232	30481	N6709	Aug-00	PW2037	230,000	19.87	21.58

18	757-232	30483	N6711M	Sep-00	PW2037	230,000	19.87	21.85

19	757-232	30777	N6713Y	Oct-00	PW2037	230,000	19.87	22.09

20	767-332ER	29695	N1603	Feb-99	CF6-80C2B6F	407,000	34.18	36.43

21	767-332ER	30198	N1605	May-99	CF6-80C2B6F	407,000	34.18	36.44

22	767-332ER	30388**	N1607B	Apr-00	CF6-80C2B6F	407,000	38.53	41.06

23	777-232LR	40559	N709DN	Mar-10	GE90-110B1L2	766,000	151.50	172.73

24	777-232LR	40560	N710DN	Mar-10	GE90-110B1L2	766,000	151.50	172.73

**	Note — These aircraft are valued with installed winglets.

16 April 2010 AISI File No. A0S1BVO-6 Page - 5 -

Unless otherwise agreed by Aircraft Information Services, Inc. (AISI) in writing, this report shall be for the sole use of the client/addressee. AISI consents to the inclusion of this appraisal report dated 16 April 2010 in the Prospectus Supplement and to the inclusion of AISI’s name in the Prospectus Supplement under the caption “Experts.” This report is offered as a fair and unbiased assessment of the subject aircraft. AISI has no past, present, or anticipated future interest in any of the subject aircraft. The conclusions and opinions expressed in this report are based on published information, information provided by others, reasonable interpretations and calculations thereof and are given in good faith. AISI certifies that this report has been independently prepared and it reflects AISI’s conclusions and opinions which are judgments that reflect conditions and values current at the time of this report. The values and conditions reported upon are subject to any subsequent change. AISI shall not be liable to any party for damages arising out of reliance or alleged reliance on this report, or for any party’s action or failure to act as a result of reliance or alleged reliance on this report.

Sincerely,

AIRCRAFT INFORMATION SERVICES, INC.

John D. McNicol
President

1295 Northern Boulevard
Manhasset, New York 11030
(516) 365-6272 •  Fax (516) 365-6287

April 19, 2010
Mr. Andy Nelson
Director Capital Market
Delta Air Lines
1030 Delta Blvd.
Atlanta, GA 30354-1989

Dear Andy:

In response to your request, BK Associates, Inc. is pleased to provide our opinion regarding the current Base Values (BV) for 24 Boeing aircraft in the Delta Air Lines Fleet (the 2010-1 EETC). The aircraft include B737, B757, B767 and B777 aircraft in service with Delta Air Lines. Our opinion of the values is included in the attached Figure 1 along with the identification of each aircraft by manufacturer’s serial number, date of manufacture, engine model and maximum takeoff weight.

Our values presented in Figure 1 include both a half-time value as well as a maintenance-adjusted value, which includes appropriate financial adjustments based on our interpretation of the maintenance summary and fleet utilization data you provided. The adjustments are approximate, based on industry average costs, and normally would include an adjustment for the time remaining to a “C” check, time remaining to a “D” check (in this case they are referred to as the Package Service Visit (PSV) and Heavy Maintenance Visit (HMV)), and time remaining to landing gear overhaul. No adjustments are added for the engines, which are assumed to be at half-time (other than the engines for the recently delivered B777 aircraft, which are assumed to be new).

DEFINITIONS

According to the International Society of Transport Aircraft Trading’s (ISTAT) definition of Base Value, to which BK Associates subscribes, the base value is the Appraiser’s opinion of the underlying economic value of an aircraft in an open, unrestricted, stable market environment with a reasonable balance of supply and demand, and assumes full consideration of its “highest and best use”. An aircraft’s base value is founded in the historical trend of values and in the projection of future value trends and presumes an arm’s length, cash transaction between willing, able and knowledgeable parties, acting prudently, with an absence of duress and with a reasonable period of time available for marketing. The base value normally refers to a transaction involving a single aircraft. When multiple aircraft are acquired in the same transaction, the trading price of each unit may be discounted.

MARKET DISCUSSION & METHODOLOGY

As the definition implies, the base value is determined from long-term historical trends. BK Associates has accumulated a database of over 10,000 data points of aircraft sales that occurred since 1970. From analysis of these data we know, for example, what the average aircraft should sell for as a percentage of its new price, as well as the high and low values that have occurred in strong and weak markets.

Based on these data, we have developed relationships between aircraft age and sale price for wide-bodies, narrow-bodies, large turboprops and, more recently, regional jet and freighter aircraft. Within these groups we have developed further refinements for such things as derivative aircraft, aircraft still in production versus no longer in production, and aircraft early in the production run versus later models. Within each group variations are determined by the performance capabilities of each aircraft relative to the others. We now track some 150 different variations of aircraft types and models and determine current and forecast base values. These relationships are verified, and changed or updated if necessary, when actual sales data becomes available.

April 19, 2010
Page - 2 -

This relationship between sales price as a function of age and the original price is depicted in the following figure. This chart was updated last year to include transactions that occurred between 2004 and 2008. It is interesting to note, as should be expected with a large data sample covering nearly 40 years of transactions, the line depicting the average historical value changed almost imperceptibly. However, where it did change, the change was in the direction of lower values, especially in the years beyond 10 to 15. In fact, we recently noted that if you only consider sales in the past 8 to 10 years, the “average” line is down dramatically — after about year 15 the line is 25 to 35 percent lower. The impact of this on the whole 40-year data sample is lowering those later year values typically five to seven percent.

April 19, 2010
Page - 3 -

We don’t know what is causing this. Are people really selling aircraft at lower prices in the past 10 years? Is it because most transactions involve leasing companies rather than operators as it was in the 1970s and 1980s? Due to the confidentiality problem, are we just hearing about the low sales? We don’t know, but in recognition of this clear trend, when we did the mid-year update of our values, we lowered our base values a bit more than just the passage of time would suggest, especially in the outer years. Obviously, this has some impact on the current base values, especially for older aircraft. However, since the oldest aircraft of concern here are only about 10 years old, the effect on the current base values is minimal.

Using this approach, the base value for the first aircraft, B737 N377DA, for example, is determined as follows. N377DA is just under 11 years old. The data show that on average an 11-year old aircraft should sell for 43 percent of its original price. Considering the new price was about $41.75 million, the data suggest that on average the aircraft should sell for about $23 million today.

However, the B737-800 is still quite popular and successful with approximately 1,772 in service and approximately 1,114 still on order. We conclude that the BV is above the average suggested by the figure at $26.1 million.

A similar methodology was used to determine the current base values of the other aircraft.

The B757 was very successful in its day but is now out of production after a long production run. We conclude the B757s, which have lower maximum takeoff weights, are below the average suggested by the historical data at $19.55 to $20.45 million. Similarly, while the B767-300ER has been and still is very successful, it is nearing the end of the production run after 20 years. We conclude its base values are in the $42.7 to $45.5 million range.

These values are adjusted further from the average suggested by the historical comparison to reflect differences in engine model and the addition of blended winglets.

April 19, 2010
Page - 4 -

These half-time values are adjusted with an appropriate financial adjustment to reach the maintenance-adjusted values. These adjustments are based on our assessment of industry average costs and may not be the same as Delta’s cost. Another buyer of the aircraft may have to have the work done elsewhere at a different cost. Note, as mentioned earlier, no adjustment is made for the engines. They are assumed to be at half-time except for engines related to recently delivered B777-200LR aircraft whose engines are valued as new.

For a newly delivered aircraft one can argue that, almost by definition, the base value and market value is approximately equal to the actual selling price. With the existence of “white tails” or finished aircraft for which there is no buyer, the very existence of a buyer and seller at the agreed price suggests the market is in balance and the purchase price is the base value.

We do not know the purchase price of the Delta B777-200LR aircraft but we do know the list price is in the range between $230 and $260 million depending on the configuration and options. We also know that nobody pays list price and the discount is normally at least 15 percent. Discounts of 25 to 35 percent are often applied for airlines placing large orders. Considering this and the configuration and specifications of the Delta aircraft, we conclude its likely new price in 2010 is approximately $145,000,000.

ASSUMPTIONS & DISCLAIMER

It should be understood that BK Associates has neither inspected the Aircraft nor the maintenance records, but has relied upon the information provided by you and in the BK Associates database. The assumptions have been made that all Airworthiness Directives have been complied with; accident damage has not been incurred that would affect market values; and maintenance has been accomplished in accordance with a civil airworthiness authority’s approved maintenance program and accepted industry standards. Further, we have assumed unless otherwise stated, that the Aircraft is in typical configuration for the type and has accumulated an average number of hours and cycles. Deviations from these assumptions can change significantly our opinion regarding the values.

BK Associates, Inc. has no present or contemplated future interest in the Aircraft, nor any interest that would preclude our making a fair and unbiased estimate. This appraisal represents the opinion of BK Associates, Inc. and reflects our best judgment based on the information available to us at the time of preparation and the time and budget constraints imposed by the client. It is not given as a recommendation, or as an inducement, for any financial transaction and further, BK Associates, Inc. assumes no responsibility or legal liability for any action taken or not taken by the addressee, or any other party, with regard to the appraised equipment. By accepting this appraisal, the addressee agrees that BK Associates, Inc. shall bear no such responsibility or legal liability. This appraisal is prepared for the use of the addressee and shall not be provided to other parties without the express consent of the addressee. BK Associates, Inc. consents to the inclusion of this appraisal report dated April 19, 2010 in the Prospectus Supplement and to the references to BK Associates, Inc.’s name in the Prospectus Supplement under the caption “Experts”.

Sincerely,

BK ASSOCIATES, INC.

John F. Keitz
President
ISTAT Senior Certified Appraiser
    And Appraiser Fellow

JFK/kf
Attachment

Delta Air Lines EETC 2010-1
Values in $ Millions

	AIRCRAFT	SERIAL		MFGR.		MTOW	1/2 TIME	MT. ADJ
	TYPE	NUMBER	REGIST.	DATE	ENGINE	Lbs.	BV	BV

1	737-832	29625*	N377DA	May-99	CFM56-7B24	157,200	26.100	26.163
2	737-832	30349	N379DA	Aug-99	CFM56-7B24	157,200	26.150	26.159
3	737-832	30350*	N381DN	Sep-99	CFM56-7B24	157,200	26.600	26.655
4	737-832	30346*	N383DN	Oct-99	CFM56-7B24	157,200	27.100	27.183
5	737-832	30348	N385DN	Nov-99	CFM56-7B24	157,200	26.700	26.778
6	737-832	30374*	N387DA	Jan-00	CFM56-7B24	157,200	27.600	27.697
7	737-832	30376*	N389DA	Apr-00	CFM56-7B24	157,200	28.100	28.234
8	737-832	30560*	N391DA	May-00	CFM56-7B24	157,200	28.100	28.225
9	737-832	30377*	N393DA	Jun-00	CFM56-7B24	157,200	28.100	28.231
10	737-832	30773*	N395DN	Jul-00	CFM56-7B24	157,200	28.600	28.463
11	757-232	30318	N697DL	Aug-99	PW2037	230,000	19.550	18.945
12	757-232	29970	N699DL	Sep-99	PW2037	230,000	19.550	19.253
13	757-232	30187	N6701	Oct-99	PW2037	230,000	19.750	19.378
14	757-232	30234	N6703D	Jan-00	PW2037	230,000	19.900	20.000
15	757-232	30397	N6705Y	Apr-00	PW2037	230,000	20.100	20.238
16	757-232	30395	N6707A	May-00	PW2037	230,000	20.100	19.726
17	757-232	30481	N6709	Aug-00	PW2037	230,000	20.250	19.976
18	757-232	30483	N6711M	Sep-00	PW2037	230,000	20.250	20.308
19	757-232	30777	N6713Y	Oct-00	PW2037	230,000	20.450	20.601
20	767-332ER	29695	N1603	Feb-99	CF6-80C2B6F	407,000	42.700	42.210
21	767-332ER	30198	N1605	May-99	CF6-80C2B6F	407,000	43.300	42.848
22	767-332ER	30388*	N1607B	Apr-00	CF6-80C2B6F	407,000	46.500	46.391
23	777-232LR	40559	N709DN	Mar-10	GE90-110B1L2	766,000	145.000	145.000
24	777-232LR	40560	N710DN	Mar-10	GE90-110B1L2	766,000	145.000	145.000

Aircraft 23 and 24 are recently delivered and assumed to be in a new condition and so the half-time value is the new value.
*These aircraft are valued with installed winglets.

aviation consulting

Extended Desktop Appraisal of:

Twenty-four (24) Various Aircraft
CBV

Client:

Delta Air Lines

Date:

April 20, 2010

Washington D.C.
2101 Wilson Boulevard
Suite 1001
Arlington, VA 22201
Tel: 1 703 276 3200
Fax: 1 703 276 3201

Frankfurt
Wilhelm-Heinrich-Str. 22
61250 Usingen
Germany
Tel: 40 (0) 69 97168 436

Tokyo
3-16-16 Higashiooi Shinagawa-ku Tokyo 140-0011 Japan Tel/Fax: 81 1 3763 6845

I.	Introduction and Executive Summary

Table of Contents:

I.    Introduction

II.   Value Definitions/Terminology

III.  Current Market Conditions

IV.   Valuation

V.    Covenants

Morten Beyer & Agnew (mba) has been retained by Delta Air Lines, Inc. (the “Client”) to provide an Extended Desktop Appraisal to determine the Maintenance Adjusted Current Base Value (CBV) of twenty-four (24) aircraft of various types as of April 2010. These aircraft are further identified in Section IV of this report.

In performing this appraisal, mba relied on industry knowledge and intelligence, confidentially obtained data points, its market expertise and current analysis of market trends and conditions, along with information extrapolated from its semi-annual publications mba Future Aircraft Values — Jet Transport (FAV).

Based on the information set forth in this report, it is our opinion that the aggregate Maintenance Adjusted Current Base Value of the aircraft in this portfolio are as follows and as more fully set forth in Section IV.

Maintenance Adjusted CBV ($US)
Portfolio Total (24 A/C)	$836,660,000

Section II of this report presents definitions of various terms, such as Current Base Value and Current Market Value as promulgated by the Appraisal Program of the International Society of Transport Aircraft Trading (ISTAT). ISTAT is a non-profit association of management personnel from banks, leasing companies, airlines, manufacturers, brokers, and others who have a vested interest in the commercial aviation industry and who have established a technical and ethical certification program for expert appraisers.

II.	Definitions

Extended Desktop Appraisal

An Extended Desktop Appraisal is one that is characterized by the absence of any on-site inspection of the aircraft or its maintenance records, but it does include consideration of maintenance status information that is provided to the appraiser from the client, aircraft operator, or in the case of a second opinion, possibly from another appraiser’s report. An Extended Desktop Appraisal would normally provide a value that includes adjustments from the mid-time, mid-life baseline to account for the actual maintenance status of the aircraft. (ISTAT Handbook)

Base Value

The ISTAT definition of Base Value (BV) has, essentially, the same elements of Market Value except that the market circumstances are assumed to be in a reasonable state of equilibrium. Thus, BV pertains to an idealized aircraft and market combination, but will not necessarily reflect the actual CMV of the aircraft in question at any point in time. BV is founded in the historical trend of values and value in use, and is generally used to analyze historical values or to project future values.

ISTAT defines Base Value as the Appraiser’s opinion of the underlying economic value of an aircraft, engine, or inventory of aircraft parts/equipment (hereinafter referred to as “the asset”), in an open, unrestricted, stable market environment with a reasonable balance of supply and demand. Full consideration is assumed of its “highest and best use”. An asset’s Base Value is founded in the historical trend of values and in the projection of value trends and presumes an arm’s-length, cash transaction between willing, able, and knowledgeable parties, acting prudently, with an absence of duress and with a reasonable period of time available for marketing. In most cases, the Base Value of an asset assumes the physical condition is average for an asset of its type and age. It further assumes the maintenance time/life status is at mid-time, mid-life (or benefiting from an above-average maintenance status if it is new or nearly new, as the case may be). Since Base Value pertains to a somewhat idealized asset and market combination it may not necessarily reflect the actual current value of the asset in question, but is a nominal starting value to which adjustments may be applied to determine an actual value. Because it is related to long-term market trends, the Base Value definition is commonly applied to analyses of historical values and projections of residual values.

Delta Air Lines Job File #10124 BV Page 2 of 18

Qualifications

mba is a recognized provider of aircraft and aviation-related asset appraisals and inspections. mba and its principals have been providing appraisal services to the aviation industry for 40 years; and its employees adhere to the rules and ethics set forth by the International Society of Transport Aircraft Traders (ISTAT). mba’s clients include most of the world’s major airlines, lessors, financial institutions, and manufacturers and suppliers. mba maintains offices in Washington, Frankfurt, and Tokyo.

mba publishes the semi-annual Future Aircraft Values (FAV), a three-volume compendium of current and projected aircraft values for the next 20 years for over 150 types of jet, turboprop, and cargo aircraft.

mba also provides consulting services to the industry relating to operations, marketing, and management with emphasis on financial/operational analysis, airline safety audits and certification, utilizing hands-on solutions to current situations. mba also provides expert testimony and witness support on cases involving collateral/asset disputes, bankruptcies, financial operations, safety, regulatory and maintenance concerns.

Delta Air Lines Job File #10124 BV Page 3 of 18

III.     Current Market Conditions

General Market Observation

Values for new and used jet transport aircraft are driven primarily by the state of the world’s economies.

During periods of economic growth, traffic grows at high single digit rates, this increases aircraft utilization, stimulates demand for lift and thereby increases the demand side of the aircraft equation. Over the years, it has been demonstrated that increased passenger traffic is closely aligned with the growth in regional and world domestic product. However, the long term trend has been toward traffic lagging domestic product growth (GDP), with lower traffic peaks and deeper traffic declines. This phenomenon becomes more pronounced as a particular region’s airline industry matures.

In periods of decline (as observed in the early 1990s) a large surplus of aircraft existed on the market with a disastrous effect on short-term prices. Orders began to deteriorate in 1989 and reached bottom in 1993 with 274 combined Airbus and Boeing orders while deliveries bottomed in 1995 at a combined 380 aircraft. Eventually, values returned to normal levels, as economies recovered and traffic demand returned.

The downturn that began in late 1999 was greatly exacerbated by the events of September 11, 2001 and it is generally acknowledged that the resulting downturn in traffic was due more to fear of terrorism than underlying economic conditions. For that time frame, worldwide Revenue Passenger Kilometers1 (RPK) and Freight Tonne Kilometers2 (FTKs) declined (2.9%) and (6.2%), respectively. Orders and deliveries in the 1999 — 2003 time frame bottomed with a combined 3,712 and 3,839, respectively.

The above contrasts sharply with the next order cycle of 2005 — 2008 when 8,216 aircraft were ordered and 3,252 aircraft were delivered. Both Airbus and Boeing delivered an additional 979 aircraft in 2009 and both claim to match their ’09 delivery rates in 2010.

These continued high delivery rates are taking place in an environment of deteriorating yields. Despite Load Factors being up, utilization is down for both narrowbody and widebody types. With the continued high delivery rates by Airbus and Boeing, revenue generation becomes the key driver for industry profitability in 2010, according to IATA.

IATA expects the aviation industry to report losses of ($11.0) billion in 2009 and forecast’s 2010 losses to reach ($5.6) billion. As of December 2009, they reported a year-over-year decline in passenger RPKs of (4.7%) and a decline in FTKs of (14.9%).

1 RPK – Revenue Passenger Kilometer. Revenue derived from carrying one passenger one kilometer.
2 FTK – Freight Tonne Killometer. Revenue derived from carrying one tonne of freight one kilometer.

Delta Air Lines Job File #10124 BV Page 4 of 18

The big unknown is, of course, oil. Most industry forecasts predict 2010 will average $75 — $80 per barrel. If it gets much higher than this, the prevailing wisdom is it will have the effect of damping the economic recovery that appears to be gaining a foothold. One thing is inevitable — oil prices will go up as we go forward.

High deliveries are exerting a downward pressure on aircraft values, new and used. Unless an economic recovery is sustained, there will not be any upside in used aircraft values. The longer it takes to get back on track, the older the aircraft will be before they can be redeployed and the higher the maintenance costs to return to service.

Delta Air Lines Job File #10124 BV Page 5 of 18

Boeing 737NG Family Aircraft

The Boeing 737 Next Generation (NG) family consists of the — 600/-700/-800 and — 900ER series. Boeing received the go-ahead to replace the “Classic” 737s with the upgraded NG versions in 1993 with the announcement of the 737-700. This was later followed with the introduction of the 737-800 series in 1994, the — 600 series in 1995 and finally the — 900 series in 1997. After the absorption of Douglas by Boeing, the 737NG became the mainstay of the US short-haul fleet displacing older MD-80 aircraft. The 737NG has also made its way to Europe with great success, and will continue to provide healthy competition for the Airbus A320 family. To date, there are over 2,600 737NG aircraft in operation with over 150 operators.

Fleet Status	737-800
Ordered	3,336

Cancelled/Transferred	177

Net Orders	3,159

Backlog	1,365

Delivered	1,794

Destroyed/Retired	6

Not in Service/Parked	10

Active Aircraft	1,778

Number of Operators	125

Average Daily Utilization (Hrs)	7.71

Average Fleet Age (Yrs)	5.17

Source: AvSoft’s ACAS Database, January 2010

The 737NG continues to be very popular in North America and parts of Europe. Boeing took the 737-300 concept, upgraded its avionics and cockpit and redesigned the wing, launching a similar looking aircraft with enhanced capabilities. The NG aircraft are also starting to compete with their older and larger sibling the Boeing 757, with the entry into service of the 737-900ER to Lion Air in April 2007. Efficient aircraft like the 737NG will continue to dominate fleets around the world.

Both the 737NG family and the competing Airbus A320 family had an outstanding year in 2007, receiving 850 and 914 orders respectively. But with the downturn of the economy in 2008 and the difficulties faced by operators and lessors in acquiring financing, orders were down to 488 for the Boeing 737NG family and 472 for the A320 family. This downward trend continued in 2009 where Boeing and Airbus have 146 and 149 net orders respectively for their narrowbody products.

Because narrowbody aircraft comprise the largest number of aircraft in the world’s fleets, it is reasonable to expect a negative impact on their values in 2010 and beyond, as long as the economic downturn persists. Modern aircraft like the 737NGs and the A320 family will not be exempt, but will suffer less, particularly those aircraft less than 6 years old. Early build examples of their type can expect to suffer a 5%-to-15% ‘hit’ depending on their age. For older aircraft, primarily those that are out of production, such as 737 Classics, and MD-80s, values could decline 30%, or more.

Delta Air Lines Job File #10124 BV Page 6 of 18

According to Back Aviation Solutions, as of February 2010, there are currently 12 Boeing 737-800s available For Sale or Lease.

Source: BACK Aviation Solutions, February 2010

Delta Air Lines Job File #10124 BV Page 7 of 18

Boeing 757-200

The twin engine 757-200 was introduced in 1978, and first delivered in 1982 as the successor to the 727-200. The 757-200 is known for its exceptional fuel efficiency, low noise levels, increased passenger comfort and top operating performance. Initially delivered with a MGTOW (Maximum Gross Takeoff Weight) of 220,000 lb, the 757-200 evolved considerably during its 23 years in production. The increased gross weight versions of the aircraft allow for greater capacity and range, making the 757-200 suitable for thin long-haul routes. It was also the first Boeing airliner launched with non-US engines, the Rolls Royce RB211-535 with the Pratt and Whitney PW2037 and PW2040 offered as an option only later. The 757-200 has also been delivered as a PF (Package Freighter). Currently there exist several conversion options including Boeing, Singapore Technologies Aerospace Ltd, Israel Aircraft Industries, Precision Conversions, and Pemco, after acquiring Alcoa-SIE and its 757-200 cargo conversion operations and STC. Production of the 757-200 has ceased with delivery of the last aircraft, in April 2005 to Shanghai Airlines.

Fleet Status	757-200
Ordered	1,008

Cancelled/Transferred	101

Net Orders	907

Backlog	0

Delivered	907

Destroyed/Retired	32

Not in Service/Parked	95

Converted to Freighter/Other	81

Active Aircraft	699

Number of Operators	83

Average Daily Utilization (Hrs)	8.86

Average Fleet Age (Yrs)	16.12

Source: AvSoft’s ACAS Database, January 2010

Born out of the oil crisis of the 1970s when airlines were looking for more fuel-efficient and quieter aircraft, the 757-200 became the aircraft of choice for major U.S. carriers operating transcontinental routes. After this successful start, orders diminished during the late 1990’s with the introduction of the Airbus A320 family. The 757-200 found itself in an interesting market niche, stuck between the small 737’s and A320’s and the larger 767 and A330 wide bodies. Airlines began to look at covering the same routes with the greater operating flexibility of the 737’s and A320’s or the additional capacity of the larger 767 and A330 wide bodies. The 2001 terrorist attacks accelerated the end for the 757-200 as the majority of aircraft had been bought and operated by U.S. airlines. With the major U.S airlines fighting for survival in the industries worst ever downturn, none would place orders for 757s after 2001.

Delta Air Lines Job File #10124 BV Page 8 of 18

Prices for 757’s have dropped to the point that cargo conversions are now beginning to be viable as a replacement for 727-200 freighters for cargo operators like Fedex. Availability is increasing as operators reduce capacity due to decreased consumer demand. Like most aircraft, mba expects values to soften during the current economic climate.

According to Back Aviation Solutions, as of February 2010, there are currently 30 Boeing 757-200s available For Sale or Lease.

Source: BACK Aviation Solutions, February 2010

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Boeing 767 Family

The twin-aisle wide body Boeing 767 was launched in 1978 and entered service in 1982. The aircraft has undergone significant development in terms of gross weight and capacity, increasing payload and range. The initial model, the Boeing 767-200, offered a Maximum Takeoff Weight (MTOW) of 280,000 pounds. Early development of an “ER” model extended the weight and range of the -200, enabling it to fly the Atlantic nonstop. Initial routings were circuitous, since the aircraft had to stay within 90 minutes of a suitable landing place. But when the FAA and international authorities approved the 767 and its operators for Extended Range Twin-Engine Operations (ETOPS), more direct routes became possible.

Fleet Status	767-300ER
Ordered	656

Cancelled/Transferred	93

Net Orders	563

Backlog	28

Delivered	535

Destroyed/Retired	4

Not in Service/Parked	30

Active Aircraft	501

Number of Operators	86

Average Daily Utilization (Hrs)	10.96

Average Fleet Age (Yrs)	13.72

Source: AvSoft’s ACAS Database, January 2010

The 767-300, which first entered service with JAL in 1986 is a 21’ stretched version of the 767-200, consisting of fuselage plugs forward and aft of the wing center section. One hundred-and-four 767-300s have being delivered to date. The 767-300ER was launched in 1985 as an Extended Range and higher gross weight variant (MGTOW is 412,000lbs), building upon the moderate success of the 767-300. The 767-300ER received no orders until 1987 when American Airlines ordered 15, but the aircraft got over its slow start to be very successful during the 1990’s.

Much of the success of the 767 family can be attributed to its Extended Range Twin-Engine Operations (ETOPS) capability that allowed it to become the dominant aircraft on the trans-Atlantic route, displacing older three and four engine widebodies. However, after the 2001 terrorist attacks and the subsequent industry downturn, lease rates plummeted and reduced the value of the aircraft.

Values for the 767 family have softened due to the current economic conditions. Also, demand might only be seen as interim capacity until the 787 enters service in Q4 2010, making older 767-300s and 767-300ERs prime candidates for freighter conversion. IAI Bedek Aviation Group offers 767-300 conversions for approximately $11 million with a down time of 100 days. Aeronavali and ST Aerospace’s Aviation Services Company (SASCO) were selected by Boeing Airplane Services to perform passenger to freighter conversions under the 767-300 Boeing Converted Freighters (BCF) program. ANA launched the 767-300BCF program in 2005 and received delivery of the first aircraft in June 2008. It currently has a firm order with SASCO for seven total conversions of 767-300ERs. The 767-300BCF has similar cargo capabilities to the production model 767-300F, carrying a 50 ton structural payload a maximum of approximately 3,000nm and 412,000lbs MGTOW.

Delta Air Lines Job File #10124 BV Page 10 of 18

According to Back Aviation Solutions as of February 2010, there are currently 16 Boeing 767-300ERs available For Sale or Lease.

Source: BACK Aviation Solutions, February 2010

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Boeing 777-200LR

The widebody 777-200LR is the extended range version of the 777-200ER. With an increased range and gross-weight, this aircraft is the staple of the transatlantic crossing for many operators who used to operate the DC-10 and 747. The new technology and operating economics of the 777 have made it one of the most popular widebody aircraft of all times.

Fleet Status	777-200LR
Ordered	67

Cancelled/Transferred	12

Net Orders	55

Backlog	19

Delivered	36

Destroyed/Retired	0

Not in Service/Parked	0

Active Aircraft	36

Number of Operators	6

Average Daily Utilization (Hrs)	10.96

Average Fleet Age (Yrs)	1.48

Source: AvSoft’s ACAS Database, January 2010

The 777 has become a replacement for the larger, less efficient, Boeing 747-200s, along with the older DC-10-30s and in many cases the MD-11. It does still, however, compete head-to-head with the Airbus A330/A340 on range and capacity. The current order backlog for the Boeing 777-200LR currently stands at 19. The 777-200LR market is still firm and looks to remain so for the near future, even with the recent downturn in the economy. This is because international routes for mainline operators remain lucrative due passenger demand holding firm. Some operators may choose to go for the larger capacity 777-300ER.

The A350XWB and the envisioned 787-10 could seriously impact 777 residual values when they enter service. However, the expected entry into service of the A350XWB is currently 2013-2014 and Boeing is unlikely to launch the 787-10 until there is a competitor. At that stage the oldest 777s will be approaching 16 years of service and nearing replacement.

According to Back Aviation Solutions, as of February 2010 there are currently no 777-200LRs available For Sale or Lease.

Delta Air Lines Job File #10124 BV Page 12 of 18

Source: BACK Aviation Solutions, February 2010

Delta Air Lines Job File #10124 BV Page 13 of 18

IV.	Valuation

In developing the Values of the aircraft in this portfolio, mba did not inspect the aircraft or the records and documentation associated with the aircraft, but relied on partial information supplied by the Client. This information was not independently verified by mba. Therefore, we used certain assumptions that are generally accepted industry practice to calculate the value of aircraft when more detailed information is not available.

The principal assumptions for each of the aircraft in this portfolio are as follows:

1.	The aircraft is in good overall condition.

2.	The overhaul status of the airframe, engines, landing gear and other major components are the equivalent of mid-time/mid-life, or new, unless otherwise stated.

3.	The historical maintenance documentation has been maintained to acceptable international standards.

4.	The specifications of the aircraft are those most common for an aircraft of its type and vintage.

5.	The aircraft is in a standard airline configuration.

6.	The aircraft is current as to all Airworthiness Directives and Service Bulletins.

7.	Its modification status is comparable to that most common for an aircraft of its type and vintage.

8.	Its utilization is comparable to industry averages.

9.	There is no history of accident or incident damage.

10.	In the case of the Base and Market Value, no accounting is made for lease revenues, obligations or terms of ownership unless otherwise specified.

11.	Engine specifications and LLP Data were not provided to mba. All engines on the 737-832s, 757-232s and 767-332ERs were assumed to be Half-Time and LLP at 50% as stipulated by the Client. The two 777-232LR were recently delivered in March 2010 so valuation is based on new engines and not Half-Time with 50% LLP.

Delta Air Lines Job File #10124 BV Page 14 of 18

Delta Air Lines Portfolio Description
		Serial		Date of	MGTOW
No.	Aircraft Type	Number	Registration	Manufacture	(lbs)	Engine Type	Operator
1	737-832*	29625	N377DA	May-99	157,200	CFM56-7B24	Delta Air Lines

2	737-832	30349	N379DA	Aug-99	157,200	CFM56-7B24	Delta Air Lines

3	737-832*	30350	N381DN	Sep-99	157,200	CFM56-7B24	Delta Air Lines

4	737-832*	30346	N383DN	Oct-99	157,200	CFM56-7B24	Delta Air Lines

5	737-832	30348	N385DN	Nov-99	157,200	CFM56-7B24	Delta Air Lines

6	737-832*	30374	N387DA	Jan-00	157,200	CFM56-7B24	Delta Air Lines

7	737-832*	30376	N389DA	Apr-00	157,200	CFM56-7B24	Delta Air Lines

8	737-832*	30560	N391DA	May-00	157,200	CFM56-7B24	Delta Air Lines

9	737-832*	30377	N393DA	Jun-00	157,200	CFM56-7B24	Delta Air Lines

10	737-832*	30773	N395DN	Jul-00	157,200	CFM56-7B24	Delta Air Lines

11	757-232	30318	N697DL	Aug-99	230,000	PW2037	Delta Air Lines

12	757-232	29970	N699DL	Sep-99	230,000	PW2037	Delta Air Lines

13	757-232	30187	N6701	Oct-99	230,000	PW2037	Delta Air Lines

14	757-232	30234	N6703D	Jan-00	230,000	PW2037	Delta Air Lines

15	757-232	30397	N6705Y	Apr-00	230,000	PW2037	Delta Air Lines

16	757-232	30395	N6707A	May-00	230,000	PW2037	Delta Air Lines

17	757-232	30481	N6709	Aug-00	230,000	PW2037	Delta Air Lines

18	757-232	30483	N6711M	Sep-00	230,000	PW2037	Delta Air Lines

19	757-232	30777	N6713Y	Oct-00	230,000	PW2037	Delta Air Lines

20	767-332ER	29695	N1603	Feb-99	407,000	CF6-80C2B6F	Delta Air Lines

21	767-332ER	30198	N1605	May-99	407,000	CF6-80C2B6F	Delta Air Lines

22	767-332ER*	30388	N1607B	Apr-00	407,000	CF6-80C2B6F	Delta Air Lines

23	777-232LR	40559	N709DN	Mar-10	766,000	GE90-110B1L2	Delta Air Lines

24	777-232LR	40560	N710DN	Mar-10	766,000	GE90-110B1L2	Delta Air Lines

* Aircraft with Winglets

Delta Air Lines Job File #10124 BV Page 15 of 18

Delta Air Lines Portfolio Valuation
($US Million)
		Serial		MGTOW	Winglet[3]			MX. Adj.
No.	Aircraft Type	Number	CBV	Adj.	Adjust	HT CBV	MX. Adj.	CBV
1	737-832*	29625	$24.87	$(0.22)	$0.00	$24.65	$0.02	$24.67

2	737-832	30349	25.23	(0.22)	(0.75)	24.26	(0.18)	24.08

3	737-832*	30350	25.35	(0.22)	0.00	25.13	(0.02)	25.11

4	737-832*	30346	25.48	(0.22)	0.00	25.26	0.06	25.32

5	737-832	30348	25.60	(0.22)	(0.75)	24.63	0.04	24.67

6	737-832*	30374	25.84	(0.25)	0.00	25.59	0.09	25.68

7	737-832*	30376	26.23	(0.25)	0.00	25.98	0.21	26.19

8	737-832*	30560	26.36	(0.25)	0.00	26.11	0.16	26.27

9	737-832*	30377	26.49	(0.25)	0.00	26.24	0.19	26.43

10	737-832*	30773	26.62	(0.25)	0.00	26.37	(0.04)	26.33

11	757-232	30318	20.97	(0.28)	0.00	20.69	(0.41)	20.28

12	757-232	29970	21.11	(0.28)	0.00	20.83	(0.18)	20.65

13	757-232	30187	21.24	(0.28)	0.00	20.96	(0.24)	20.72

14	757-232	30234	21.65	(0.32)	0.00	21.33	(0.35)	20.98

15	757-232	30397	22.09	(0.32)	0.00	21.77	(0.29)	21.48

16	757-232	30395	22.24	(0.32)	0.00	21.92	(0.26)	21.66

17	757-232	30481	22.68	(0.32)	0.00	22.36	(0.17)	22.19

18	757-232	30483	22.82	(0.32)	0.00	22.50	0.07	22.57

19	757-232	30777	22.97	(0.32)	0.00	22.65	0.14	22.79

20	767-332ER	29695	34.11	0.03	0.00	34.14	(0.04)	34.10

21	767-332ER	30198	34.73	0.03	0.00	34.76	(0.02)	34.74

22	767-332ER*	30388	37.02	0.03	1.60	38.65	0.16	38.81

23	777-232LR4	40559	140.47	0.00	0.00	140.47	0.00	140.47

24	777-232LR4	40560	140.47	0.00	0.00	140.47	0.00	140.47

		TOTAL	$842.64	($5.02)	$0.10	$837.72	($1.06)	$836.66

Legend of Valuation —

CBV	Current Base Value
MGTOW Adj.	Maximum Gross Takeoff Weight Adjustment
HT CBV	Half-Time Current Base Value
MX. Adj.	Maintenance Adjustments
MX. Adj. CBV	Maintenance Adjusted CBV

* Aircraft with Winglets

[3]	For 737-832s, winglet value is included in Base Value. 737-832s without winglets are subject to a $750,000 Deduct.

[4]	The 777-232LRs were delivered in March 2010 so valuation is based on new condition and not Half-Time.

Delta Air Lines Job File #10124 BV Page 16 of 18

Maintenance Adjustments
($US Million)
No.	Aircraft Type	Serial Number	Int. MX	Hvy. MX	LG	LLP[5]	ESV[5]	TOTAL
1	737-832*	29625	$(0.06)	$0.00	$0.08	$0.00	$0.00	$0.02

2	737-832	30349	(0.26)	0.00	0.08	0.00	0.00	(0.18)

3	737-832*	30350	(0.10)	0.00	0.08	0.00	0.00	(0.02)

4	737-832*	30346	(0.03)	0.00	0.09	0.00	0.00	0.06

5	737-832	30348	(0.05)	0.00	0.09	0.00	0.00	0.04

6	737-832*	30374	0.00	0.00	0.09	0.00	0.00	0.09

7	737-832*	30376	0.12	0.00	0.09	0.00	0.00	0.21

8	737-832*	30560	0.07	0.00	0.09	0.00	0.00	0.16

9	737-832*	30377	0.09	0.00	0.10	0.00	0.00	0.19

10	737-832*	30773	0.05	0.00	(0.09)	0.00	0.00	(0.04)

11	757-232	30318	(0.04)	(0.24)	(0.13)	0.00	0.00	(0.41)

12	757-232	29970	0.07	(0.12)	(0.13)	0.00	0.00	(0.18)

13	757-232	30187	0.03	(0.14)	(0.13)	0.00	0.00	(0.24)

14	757-232	30234	(0.21)	(0.02)	(0.12)	0.00	0.00	(0.35)

15	757-232	30397	(0.18)	0.00	(0.11)	0.00	0.00	(0.29)

16	757-232	30395	(0.17)	0.02	(0.11)	0.00	0.00	(0.26)

17	757-232	30481	(0.13)	0.06	(0.10)	0.00	0.00	(0.17)

18	757-232	30483	0.01	0.16	(0.10)	0.00	0.00	0.07

19	757-232	30777	0.06	0.18	(0.10)	0.00	0.00	0.14

20	767-332ER	29695	0.09	(0.29)	0.16	0.00	0.00	(0.04)

21	767-332ER	30198	0.08	(0.27)	0.17	0.00	0.00	(0.02)

22	767-332ER*	30388	0.02	(0.04)	0.18	0.00	0.00	0.16

23	777-232LR	40559	0.00	0.00	0.00	0.00	0.00	0.00

24	777-232LR	40560	0.00	0.00	0.00	0.00	0.00	0.00

		TOTAL	($0.54)	($0.70)	$0.18	$0.00	$0.00	($1.06)

Legend of Adjustments —

Int. MX	Intermediate Maintenance	LLP	Life Limited Parts
Hvy. MX	Heavy Maintenance	ESV	Engine Shop Visit
LG	Landing Gear

* Aircraft with Winglets

[5]	Engine specifications and LLP Data were not provided to mba. All 737-832s, 757-232s and 767-332ERs engines were assumed to be Half-Time and LLP at 50% as stipulated by the Client. The 777-232LRs were delivered in March 2010 so valuation is based on new engines and not Half-Time and LLP at 50%.

Delta Air Lines Job File #10124 BV Page 17 of 18

V.	Covenants

This report has been prepared for the exclusive use of Delta Air Lines, Inc. and shall not be provided to other parties by mba without the express consent of Delta Air Lines, Inc. mba certifies that this report has been independently prepared and that it fully and accurately reflects mba’s opinion as to the Maintenance Adjusted Current Base Values, as requested. mba further certifies that it does not have, and does not expect to have, any financial or other interest in the subject or similar aircraft and engine.

This report represents the opinion of mba as to the Maintenance Adjusted Current Base Values, as requested, and is intended to be advisory only, in nature. Therefore, mba assumes no responsibility or legal liability for any actions taken, or not taken, by Delta Air Lines, Inc. or any other party with regard to the subject aircraft and engine. By accepting this report, all parties agree that mba shall bear no such responsibility or legal liability.

mba consents to the use of this appraisal report in the Prospectus Supplement and to the reference to mba’s name in the Prospectus Supplement under the caption “Experts.”

Sincerely,

Robert F. Agnew
President & CEO
Morten Beyer & Agnew
ISTAT Certified Appraiser

April 20, 2010

Delta Air Lines Job File #10124 BV Page 18 of 18

APPENDIX III

SUMMARY OF APPRAISED VALUES FOR 2000-1 AIRCRAFT

				Appraiser’s Valuations
				AISI			BK			MBA
						Maintenance			Maintenance			Maintenance
	Registration	Manufacturer’s	Month of		Maintenance	Adjusted Base		Maintenance	Adjusted Base		Maintenance	Adjusted Base
Aircraft Type	Number	Serial Number	Delivery	Base Value	Adjustment	Value	Base Value	Adjustment	Value	Base Value	Adjustment	Value

737-832	N377DA	29625	May 1999	$20,790,000	$(100,000)	$20,690,000	$26,100,000	$63,000	$26,163,000	$24,650,000	$20,000	$24,670,000
737-832	N379DA	30349	August 1999	19,990,000	(250,000)	19,740,000	26,150,000	9,000	26,159,000	24,260,000	(180,000)	24,080,000
737-832	N381DN	30350	September 1999	20,790,000	(80,000)	20,710,000	26,600,000	55,000	26,655,000	25,130,000	(20,000)	25,110,000
737-832	N383DN	30346	October 1999	20,790,000	(10,000)	20,780,000	27,100,000	83,000	27,183,000	25,260,000	60,000	25,320,000
737-832	N385DN	30348	November 1999	19,990,000	30,000	20,020,000	26,700,000	78,000	26,778,000	24,630,000	40,000	24,670,000
737-832	N387DA	30374	January 2000	22,290,000	—	22,290,000	27,600,000	97,000	27,697,000	25,590,000	90,000	25,680,000
737-832	N389DA	30376	April 2000	22,290,000	140,000	22,430,000	28,100,000	134,000	28,234,000	25,980,000	210,000	26,190,000
737-832	N391DA	30560	May 2000	22,290,000	100,000	22,390,000	28,100,000	125,000	28,225,000	26,110,000	160,000	26,270,000
737-832	N393DA	30377	June 2000	22,290,000	100,000	22,390,000	28,100,000	131,000	28,231,000	26,240,000	190,000	26,430,000
737-832	N395DN	30773	July 2000	22,290,000	(170,000)	22,120,000	28,600,000	(137,000)	28,463,000	26,370,000	(40,000)	26,330,000
757-232	N697DL	30318	August 1999	18,610,000	1,430,000	20,040,000	19,550,000	(605,000)	18,945,000	20,690,000	(410,000)	20,280,000
757-232	N699DL	29970	September 1999	18,610,000	1,680,000	20,290,000	19,550,000	(297,000)	19,253,000	20,830,000	(180,000)	20,650,000
757-232	N6701	30187	October 1999	18,610,000	1,520,000	20,130,000	19,750,000	(372,000)	19,378,000	20,960,000	(240,000)	20,720,000
757-232	N6703D	30234	January 2000	19,870,000	1,970,000	21,840,000	19,900,000	100,000	20,000,000	21,330,000	(350,000)	20,980,000
757-232	N6705Y	30397	April 2000	19,870,000	2,120,000	21,990,000	20,100,000	138,000	20,238,000	21,770,000	(290,000)	21,480,000
757-232	N6707A	30395	May 2000	19,870,000	1,680,000	21,550,000	20,100,000	(374,000)	19,726,000	21,920,000	(260,000)	21,660,000
757-232	N6709	30481	August 2000	19,870,000	1,710,000	21,580,000	20,250,000	(274,000)	19,976,000	22,360,000	(170,000)	22,190,000
757-232	N6711M	30483	September 2000	19,870,000	1,980,000	21,850,000	20,250,000	58,000	20,308,000	22,500,000	70,000	22,570,000
757-232	N6713Y	30777	October 2000	19,870,000	2,220,000	22,090,000	20,450,000	151,000	20,601,000	22,650,000	140,000	22,790,000
767-332ER	N1603	29695	February 1999	34,180,000	2,250,000	36,430,000	42,700,000	(490,000)	42,210,000	34,140,000	(40,000)	34,100,000
767-332ER	N1605	30198	May 1999	34,180,000	2,260,000	36,440,000	43,300,000	(452,000)	42,848,000	34,760,000	(20,000)	34,740,000
767-332ER	N1607B	30388	April 2000	38,530,000	2,530,000	41,060,000	46,500,000	(109,000)	46,391,000	38,650,000	160,000	38,810,000

APPENDIX IV

LOAN TO VALUE RATIOS OF SERIES A EQUIPMENT NOTES

The following tables set forth the loan to Aircraft value ratios for the Series A Equipment Notes issued in respect of each Aircraft as of January 2, 2011 (the first Regular Distribution Date that occurs after the Outside Termination Date) and each Regular Distribution Date thereafter.

The LTVs for each Regular Distribution Date listed in such tables were obtained by dividing (i) the outstanding principal amount (assuming no payment default, purchase or early redemption) of the Series A Equipment Notes assumed to be issued under the relevant Indenture, determined immediately after giving effect to the payments scheduled to be made on each such Regular Distribution Date by (ii) the Assumed Aircraft Value on such Regular Distribution Date, calculated based on the Depreciation Assumption, of the Aircraft with respect to which such Series A Equipment Notes were assumed to be issued. See “Description of the Aircraft and the Appraisals — The Appraisals” and “Description of the Equipment Notes — Security — Loan to Value Ratios of Series A Equipment Notes.”

The Depreciation Assumption contemplates that the Assumed Aircraft Value of each Aircraft depreciates annually by approximately 3% of the appraised value at delivery per year for the first 15 years after delivery of such Aircraft by the manufacturer, by approximately 4% per year thereafter for the next five years and by approximately 5% each year after that. With respect to each Aircraft, the appraised value of such Aircraft is the theoretical value that, when depreciated from the initial delivery of such Aircraft by the manufacturer in accordance with the Depreciation Assumption, results in the appraised value of such Aircraft specified under “Prospectus Supplement Summary — Equipment Notes and the Aircraft” and “Description of the Aircraft and the Appraisals — The Appraisals”.

Other rates or methods of depreciation could result in materially different LTVs, and no assurance can be given (i) that the depreciation rate and method assumed for the purposes of the tables are the ones most likely to occur or (ii) as to the actual future value of any Aircraft. Thus, the tables should not be considered a forecast or prediction of expected or likely LTVs, but simply a mathematical calculation based on one set of assumptions. See “Risk Factors — Risk Factors Relating to the Class A Certificates and the Offering — Appraisals should not be relied upon as a measure of realizable value of the Aircraft”.

A.	Boeing 737-832

	N377DA
	Assumed	Outstanding
Date	Aircraft Value	Balance	Loan to Value Ratio

January 2, 2011	$23,303,771.66	$12,607,000.00	54.1%
July 2, 2011	22,766,543.31	11,975,039.13	52.6
January 2, 2012	22,229,314.97	11,359,021.13	51.1
July 2, 2012	21,692,086.63	10,704,889.77	49.3
January 2, 2013	21,154,858.29	10,069,561.41	47.6
July 2, 2013	20,617,629.94	9,453,036.03	45.8
January 2, 2014	20,080,401.60	8,805,112.64	43.8
July 2, 2014	19,491,440.16	8,157,028.45	41.8
January 2, 2015	18,775,135.70	7,481,757.44	39.8
July 2, 2015	18,058,831.25	6,835,138.61	37.8
January 2, 2016	17,342,526.79	6,217,171.95	35.8
July 2, 2016	16,626,222.33	5,586,291.92	33.6
January 2, 2017	15,909,917.88	4,987,645.59	31.3
July 2, 2017	15,193,613.42	4,421,232.95	29.1
January 2, 2018	14,477,308.96	3,887,054.02	26.8
July 2, 2018	13,761,004.51	0.00	0.0

	N379DA
	Assumed	Outstanding
Date	Aircraft Value	Balance	Loan to Value Ratio

January 2, 2011	$22,807,393.77	$12,339,000.00	54.1%
July 2, 2011	22,288,454.21	11,723,567.68	52.6
January 2, 2012	21,769,514.64	11,124,066.45	51.1
July 2, 2012	21,250,575.08	10,487,006.98	49.3
January 2, 2013	20,731,635.52	9,868,110.39	47.6
July 2, 2013	20,212,695.96	9,267,376.69	45.8
January 2, 2014	19,693,756.39	8,635,571.48	43.8
July 2, 2014	19,174,816.83	8,024,523.85	41.8
January 2, 2015	18,531,908.37	7,384,833.08	39.8
July 2, 2015	17,839,988.96	6,752,308.36	37.8
January 2, 2016	17,148,069.54	6,147,460.42	35.8
July 2, 2016	16,456,150.12	5,529,148.87	33.6
January 2, 2017	15,764,230.71	4,941,973.70	31.3
July 2, 2017	15,072,311.29	4,385,934.90	29.1
January 2, 2018	14,380,391.87	3,861,032.48	26.8
July 2, 2018	13,688,472.46	0.00	0.0

	N381DN
	Assumed	Outstanding
Date	Aircraft Value	Balance	Loan to Value Ratio

January 2, 2011	$23,622,209.55	$12,779,000.00	54.1%
July 2, 2011	23,086,085.77	12,143,116.18	52.6
January 2, 2012	22,549,961.98	11,522,869.46	51.1
July 2, 2012	22,013,838.20	10,863,671.87	49.3
January 2, 2013	21,477,714.42	10,223,238.62	47.6
July 2, 2013	20,941,590.64	9,601,569.69	45.8
January 2, 2014	20,405,466.85	8,947,651.43	43.8
July 2, 2014	19,869,343.07	8,315,178.12	41.8
January 2, 2015	19,225,001.71	7,661,025.83	39.8
July 2, 2015	18,510,170.00	7,005,967.10	37.8
January 2, 2016	17,795,338.29	6,379,501.64	35.8
July 2, 2016	17,080,506.58	5,738,928.18	33.6
January 2, 2017	16,365,674.87	5,130,522.15	31.3
July 2, 2017	15,650,843.16	4,554,283.54	29.1
January 2, 2018	14,936,011.45	4,010,212.36	26.8
July 2, 2018	14,221,179.74	0.00	0.0

	N383DN
	Assumed	Outstanding
Date	Aircraft Value	Balance	Loan to Value Ratio

January 2, 2011	$23,887,961.26	$12,923,000.00	54.1%
July 2, 2011	23,348,255.84	12,281,015.76	52.6
January 2, 2012	22,808,550.43	11,655,006.31	51.1
July 2, 2012	22,268,845.02	10,989,515.92	49.3
January 2, 2013	21,729,139.60	10,342,915.21	47.6
July 2, 2013	21,189,434.19	9,715,204.19	45.8
January 2, 2014	20,649,728.78	9,054,758.54	43.8
July 2, 2014	20,110,023.37	8,415,901.10	41.8
January 2, 2015	19,497,357.78	7,769,557.78	39.8
July 2, 2015	18,777,750.56	7,107,244.43	37.8
January 2, 2016	18,058,143.34	6,473,715.37	35.8
July 2, 2016	17,338,536.12	5,825,624.26	33.6
January 2, 2017	16,618,928.91	5,209,915.48	31.3
July 2, 2017	15,899,321.69	4,626,589.02	29.1
January 2, 2018	15,179,714.47	4,075,644.88	26.8
July 2, 2018	14,460,107.25	0.00	0.0

	N385DN
	Assumed	Outstanding
Date	Aircraft Value	Balance	Loan to Value Ratio

January 2, 2011	$23,298,259.19	$12,604,000.00	54.1%
July 2, 2011	22,773,851.70	11,978,883.29	52.6
January 2, 2012	22,249,444.22	11,369,307.04	51.1
July 2, 2012	21,725,036.73	10,721,150.41	49.3
January 2, 2013	21,200,629.25	10,091,348.06	47.6
July 2, 2013	20,676,221.76	9,479,899.96	45.8
January 2, 2014	20,151,814.28	8,836,426.59	43.8
July 2, 2014	19,627,406.79	8,213,929.51	41.8
January 2, 2015	19,061,240.94	7,595,768.33	39.8
July 2, 2015	18,362,030.96	6,949,897.53	37.8
January 2, 2016	17,662,820.98	6,331,995.13	35.8
July 2, 2016	16,963,611.00	5,699,652.10	33.6
January 2, 2017	16,264,401.02	5,098,773.52	31.3
July 2, 2017	15,565,191.04	4,529,359.39	29.1
January 2, 2018	14,865,981.06	3,991,409.71	26.8
July 2, 2018	14,166,771.08	0.00	0.0

	N387DA
	Assumed	Outstanding
Date	Aircraft Value	Balance	Loan to Value Ratio

January 2, 2011	$24,670,824.58	$13,347,000.00	54.1%
July 2, 2011	24,119,315.84	12,686,587.81	52.6
January 2, 2012	23,567,807.09	12,042,981.04	51.1
July 2, 2012	23,016,298.34	11,358,378.79	49.3
January 2, 2013	22,464,789.60	10,693,079.35	47.6
July 2, 2013	21,913,280.85	10,047,082.71	45.8
January 2, 2014	21,361,772.11	9,366,984.45	43.8
July 2, 2014	20,810,263.36	8,708,946.54	41.8
January 2, 2015	20,258,754.61	8,072,968.97	39.8
July 2, 2015	19,535,665.37	7,394,109.77	37.8
January 2, 2016	18,800,320.37	6,739,780.53	35.8
July 2, 2016	18,064,975.38	6,069,702.66	33.6
January 2, 2017	17,329,630.38	5,432,715.31	31.3
July 2, 2017	16,594,285.39	4,828,818.49	29.1
January 2, 2018	15,858,940.39	4,258,012.19	26.8
July 2, 2018	15,123,595.40	0.00	0.0

	N389DA
	Assumed	Outstanding
Date	Aircraft Value	Balance	Loan to Value Ratio

January 2, 2011	$25,063,964.20	$13,559,000.00	54.1%
July 2, 2011	24,509,928.39	12,892,047.22	52.6
January 2, 2012	23,955,892.59	12,241,289.96	51.1
July 2, 2012	23,401,856.78	11,548,649.13	49.3
January 2, 2013	22,847,820.98	10,875,399.55	47.6
July 2, 2013	22,293,785.17	10,221,541.22	45.8
January 2, 2014	21,739,749.37	9,532,724.78	43.8
July 2, 2014	21,185,713.56	8,866,069.76	41.8
January 2, 2015	20,631,677.76	8,221,576.18	39.8
July 2, 2015	19,998,640.55	7,569,342.57	37.8
January 2, 2016	19,259,926.15	6,904,545.92	35.8
July 2, 2016	18,521,211.74	6,222,994.82	33.6
January 2, 2017	17,782,497.34	5,574,685.87	31.3
July 2, 2017	17,043,782.93	4,959,619.06	29.1
January 2, 2018	16,305,068.52	4,377,794.41	26.8
July 2, 2018	15,566,354.12	0.00	0.0

	N391DA
	Assumed	Outstanding
Date	Aircraft Value	Balance	Loan to Value Ratio

January 2, 2011	$25,075,601.48	$13,566,000.00	54.1%
July 2, 2011	24,522,869.63	12,898,854.22	52.6
January 2, 2012	23,970,137.79	12,248,569.16	51.1
July 2, 2012	23,417,405.94	11,556,322.53	49.3
January 2, 2013	22,864,674.09	10,883,421.51	47.6
July 2, 2013	22,311,942.24	10,229,866.11	45.8
January 2, 2014	21,759,210.40	9,541,258.30	43.8
July 2, 2014	21,206,478.55	8,874,759.76	41.8
January 2, 2015	20,653,746.70	8,230,370.50	39.8
July 2, 2015	20,045,741.67	7,587,170.01	37.8
January 2, 2016	19,308,765.87	6,922,054.61	35.8
July 2, 2016	18,571,790.08	6,239,988.78	33.6
January 2, 2017	17,834,814.28	5,591,086.86	31.3
July 2, 2017	17,097,838.48	4,975,348.84	29.1
January 2, 2018	16,360,862.69	4,392,774.74	26.8
July 2, 2018	15,623,886.89	0.00	0.0

	N393DA
	Assumed	Outstanding
Date	Aircraft Value	Balance	Loan to Value Ratio

January 2, 2011	$25,133,171.31	$13,597,000.00	54.1%
July 2, 2011	24,582,675.96	12,930,311.92	52.6
January 2, 2012	24,032,180.60	12,280,272.59	51.1
July 2, 2012	23,481,685.25	11,588,043.91	49.3
January 2, 2013	22,931,189.89	10,915,082.56	47.6
July 2, 2013	22,380,694.53	10,261,388.54	45.8
January 2, 2014	21,830,199.18	9,572,386.38	43.8
July 2, 2014	21,279,703.82	8,905,404.02	41.8
January 2, 2015	20,729,208.47	8,260,441.48	39.8
July 2, 2015	20,176,674.24	7,636,727.05	37.8
January 2, 2016	19,442,680.43	6,970,062.03	35.8
July 2, 2016	18,708,686.62	6,285,985.04	33.6
January 2, 2017	17,974,692.81	5,634,937.78	31.3
July 2, 2017	17,240,699.00	5,016,920.23	29.1
January 2, 2018	16,506,705.20	4,431,932.41	26.8
July 2, 2018	15,772,711.39	0.00	0.0

	N395DN
	Assumed	Outstanding
Date	Aircraft Value	Balance	Loan to Value Ratio

January 2, 2011	$25,089,267.38	$13,573,000.00	54.1%
July 2, 2011	24,540,868.10	12,908,321.29	52.6
January 2, 2012	23,992,468.81	12,259,980.15	51.1
July 2, 2012	23,444,069.52	11,569,480.81	49.3
January 2, 2013	22,895,670.23	10,898,175.45	47.6
July 2, 2013	22,347,270.95	10,246,064.07	45.8
January 2, 2014	21,798,871.66	9,558,649.48	43.8
July 2, 2014	21,250,472.37	8,893,170.86	41.8
January 2, 2015	20,702,073.09	8,249,628.22	39.8
July 2, 2015	20,153,673.80	7,628,021.55	37.8
January 2, 2016	19,437,708.06	6,968,279.47	35.8
July 2, 2016	18,706,509.01	6,285,253.38	33.6
January 2, 2017	17,975,309.96	5,635,131.25	31.3
July 2, 2017	17,244,110.92	5,017,913.08	29.1
January 2, 2018	16,512,911.87	4,433,598.86	26.8
July 2, 2018	15,781,712.82	0.00	0.0

B.	Boeing 757-232

	N697DL
	Assumed	Outstanding
Date	Aircraft Value	Balance	Loan to Value Ratio

January 2, 2011	$19,314,313.42	$10,449,000.00	54.1%
July 2, 2011	18,873,626.84	9,927,392.88	52.6
January 2, 2012	18,432,940.27	9,419,100.78	51.1
July 2, 2012	17,992,253.69	8,879,048.65	49.3
January 2, 2013	17,551,567.11	8,354,420.55	47.6
July 2, 2013	17,110,880.53	7,845,216.47	45.8
January 2, 2014	16,670,193.95	7,309,760.95	43.8
July 2, 2014	16,229,507.37	6,791,932.88	41.8
January 2, 2015	15,665,591.77	6,242,626.40	39.8
July 2, 2015	15,078,009.67	5,706,918.94	37.8
January 2, 2016	14,490,427.56	5,194,714.75	35.8
July 2, 2016	13,902,845.46	4,671,256.75	33.6
January 2, 2017	13,315,263.35	4,174,239.93	31.3
July 2, 2017	12,727,681.25	3,703,664.31	29.1
January 2, 2018	12,140,099.14	3,259,529.88	26.8
July 2, 2018	11,552,517.04	0.00	0.0

	N699DL
	Assumed	Outstanding
Date	Aircraft Value	Balance	Loan to Value Ratio

January 2, 2011	$19,619,063.94	$10,614,000.00	54.1%
July 2, 2011	19,173,794.56	10,085,278.95	52.6
January 2, 2012	18,728,525.17	9,570,142.56	51.1
July 2, 2012	18,283,255.78	9,022,656.10	49.3
January 2, 2013	17,837,986.39	8,490,754.08	47.6
July 2, 2013	17,392,717.01	7,974,436.49	45.8
January 2, 2014	16,947,447.62	7,431,334.70	43.8
July 2, 2014	16,502,178.23	6,906,043.69	41.8
January 2, 2015	15,967,030.40	6,362,747.54	39.8
July 2, 2015	15,373,337.88	5,818,698.55	37.8
January 2, 2016	14,779,645.36	5,298,397.27	35.8
July 2, 2016	14,185,952.85	4,766,378.81	33.6
January 2, 2017	13,592,260.33	4,261,076.50	31.3
July 2, 2017	12,998,567.81	3,782,490.36	29.1
January 2, 2018	12,404,875.30	3,330,620.39	26.8
July 2, 2018	11,811,182.78	0.00	0.0

	N6701
	Assumed	Outstanding
Date	Aircraft Value	Balance	Loan to Value Ratio

January 2, 2011	$19,631,786.11	$10,621,000.00	54.1%
July 2, 2011	19,187,572.22	10,092,525.90	52.6
January 2, 2012	18,743,358.33	9,577,722.20	51.1
July 2, 2012	18,299,144.44	9,030,497.04	49.3
January 2, 2013	17,854,930.55	8,498,819.38	47.6
July 2, 2013	17,410,716.66	7,982,689.20	45.8
January 2, 2014	16,966,502.77	7,439,690.25	43.8
July 2, 2014	16,522,288.88	6,914,459.85	41.8
January 2, 2015	16,008,152.43	6,379,134.37	39.8
July 2, 2015	15,415,867.24	5,834,795.61	37.8
January 2, 2016	14,823,582.05	5,314,148.26	35.8
July 2, 2016	14,231,296.87	4,781,614.07	33.6
January 2, 2017	13,639,011.68	4,275,732.72	31.3
July 2, 2017	13,046,726.49	3,796,504.20	29.1
January 2, 2018	12,454,441.30	3,343,928.51	26.8
July 2, 2018	11,862,156.12	0.00	0.0

	N6703D
	Assumed	Outstanding
Date	Aircraft Value	Balance	Loan to Value Ratio

January 2, 2011	$20,482,517.30	$11,081,000.00	54.1%
July 2, 2011	20,025,034.59	10,533,025.13	52.6
January 2, 2012	19,567,551.89	9,998,879.22	51.1
July 2, 2012	19,110,069.18	9,430,682.61	49.3
January 2, 2013	18,652,586.48	8,878,497.90	47.6
July 2, 2013	18,195,103.77	8,342,325.08	45.8
January 2, 2014	17,737,621.07	7,777,820.11	43.8
July 2, 2014	17,280,138.37	7,231,614.45	41.8
January 2, 2015	16,822,655.66	6,703,708.09	39.8
July 2, 2015	16,228,775.34	6,142,475.52	37.8
January 2, 2016	15,618,798.40	5,599,227.64	35.8
July 2, 2016	15,008,821.46	5,042,856.78	33.6
January 2, 2017	14,398,844.52	4,513,934.88	31.3
July 2, 2017	13,788,867.58	4,012,461.95	29.1
January 2, 2018	13,178,890.64	3,538,437.98	26.8
July 2, 2018	12,568,913.70	0.00	0.0

	N6705Y
	Assumed	Outstanding
Date	Aircraft Value	Balance	Loan to Value Ratio

January 2, 2011	$20,776,291.04	$11,240,000.00	54.1%
July 2, 2011	20,316,582.08	10,686,377.02	52.6
January 2, 2012	19,856,873.12	10,146,720.30	51.1
July 2, 2012	19,397,164.16	9,572,361.93	49.3
January 2, 2013	18,937,455.20	9,014,093.38	47.6
July 2, 2013	18,477,746.24	8,471,914.64	45.8
January 2, 2014	18,018,037.28	7,900,780.62	43.8
July 2, 2014	17,558,328.32	7,348,034.96	41.8
January 2, 2015	17,098,619.36	6,813,677.65	39.8
July 2, 2015	16,566,548.81	6,270,320.37	37.8
January 2, 2016	15,953,603.53	5,719,252.89	35.8
July 2, 2016	15,340,658.25	5,154,351.57	33.6
January 2, 2017	14,727,712.97	4,617,032.79	31.3
July 2, 2017	14,114,767.69	4,107,296.56	29.1
January 2, 2018	13,501,822.41	3,625,142.85	26.8
July 2, 2018	12,888,877.13	0.00	0.0

	N6707A
	Assumed	Outstanding
Date	Aircraft Value	Balance	Loan to Value Ratio

January 2, 2011	$20,527,404.72	$11,105,000.00	54.1%
July 2, 2011	20,076,142.77	10,559,907.66	52.6
January 2, 2012	19,624,880.82	10,028,173.89	51.1
July 2, 2012	19,173,618.87	9,462,043.93	49.3
January 2, 2013	18,722,356.92	8,911,708.13	47.6
July 2, 2013	18,271,094.97	8,377,166.51	45.8
January 2, 2014	17,819,833.02	7,813,869.47	43.8
July 2, 2014	17,368,571.07	7,268,622.90	41.8
January 2, 2015	16,917,309.12	6,741,426.82	39.8
July 2, 2015	16,439,305.72	6,222,159.76	37.8
January 2, 2016	15,837,623.12	5,677,674.74	35.8
July 2, 2016	15,235,940.52	5,119,167.16	33.6
January 2, 2017	14,634,257.92	4,587,735.30	31.3
July 2, 2017	14,032,575.32	4,083,379.16	29.1
January 2, 2018	13,430,892.72	3,606,098.74	26.8
July 2, 2018	12,829,210.11	0.00	0.0

	N6709
	Assumed	Outstanding
Date	Aircraft Value	Balance	Loan to Value Ratio

January 2, 2011	$20,795,388.64	$11,250,000.00	54.1%
July 2, 2011	20,342,110.61	10,699,804.85	52.6
January 2, 2012	19,888,832.59	10,163,051.36	51.1
July 2, 2012	19,435,554.56	9,591,307.32	49.3
January 2, 2013	18,982,276.53	9,035,428.01	47.6
July 2, 2013	18,528,998.50	8,495,413.43	45.8
January 2, 2014	18,075,720.47	7,926,074.28	43.8
July 2, 2014	17,622,442.45	7,374,866.26	41.8
January 2, 2015	17,169,164.42	6,841,789.36	39.8
July 2, 2015	16,715,886.39	6,326,843.57	37.8
January 2, 2016	16,143,413.03	5,787,298.24	35.8
July 2, 2016	15,539,042.32	5,221,007.20	33.6
January 2, 2017	14,934,671.62	4,681,912.85	31.3
July 2, 2017	14,330,300.92	4,170,015.19	29.1
January 2, 2018	13,725,930.21	3,685,314.20	26.8
July 2, 2018	13,121,559.51	0.00	0.0

	N6711M
	Assumed	Outstanding
Date	Aircraft Value	Balance	Loan to Value Ratio

January 2, 2011	$21,118,342.68	$11,425,000.00	54.1%
July 2, 2011	20,660,685.36	10,867,372.89	52.6
January 2, 2012	20,203,028.05	10,323,602.99	51.1
July 2, 2012	19,745,370.73	9,744,199.39	49.3
January 2, 2013	19,287,713.41	9,180,813.78	47.6
July 2, 2013	18,830,056.09	8,633,446.19	45.8
January 2, 2014	18,372,398.77	8,056,165.60	43.8
July 2, 2014	17,914,741.46	7,497,191.31	41.8
January 2, 2015	17,457,084.14	6,956,523.31	39.8
July 2, 2015	16,999,426.82	6,434,161.60	37.8
January 2, 2016	16,462,103.23	5,901,546.39	35.8
July 2, 2016	15,851,893.47	5,326,122.95	33.6
January 2, 2017	15,241,683.71	4,778,158.95	31.3
July 2, 2017	14,631,473.96	4,257,654.39	29.1
January 2, 2018	14,021,264.20	3,764,609.26	26.8
July 2, 2018	13,411,054.44	0.00	0.0

	N6713Y
	Assumed	Outstanding
Date	Aircraft Value	Balance	Loan to Value Ratio

January 2, 2011	$21,365,757.92	$11,559,000.00	54.1%
July 2, 2011	20,904,515.85	10,995,625.99	52.6
January 2, 2012	20,443,273.77	10,446,366.84	51.1
July 2, 2012	19,982,031.70	9,860,989.88	49.3
January 2, 2013	19,520,789.62	9,291,756.39	47.6
July 2, 2013	19,059,547.55	8,738,666.38	45.8
January 2, 2014	18,598,305.47	8,155,224.07	43.8
July 2, 2014	18,137,063.40	7,590,231.45	41.8
January 2, 2015	17,675,821.32	7,043,688.51	39.8
July 2, 2015	17,214,579.24	6,515,595.25	37.8
January 2, 2016	16,700,379.74	5,986,966.82	35.8
July 2, 2016	16,085,390.31	5,404,576.22	33.6
January 2, 2017	15,470,400.88	4,849,860.15	31.3
July 2, 2017	14,855,411.44	4,322,818.59	29.1
January 2, 2018	14,240,422.01	3,823,451.57	26.8
July 2, 2018	13,625,432.57	0.00	0.0

C.	Boeing 767-332ER

	N1603
	Assumed	Outstanding
Date	Aircraft Value	Balance	Loan to Value Ratio

January 2, 2011	$35,599,213.23	$19,259,000.00	54.1%
July 2, 2011	34,768,426.45	18,287,943.91	52.6
January 2, 2012	33,937,639.68	17,341,891.41	51.1
July 2, 2012	33,106,852.91	16,337,995.38	49.3
January 2, 2013	32,276,066.13	15,363,176.88	47.6
July 2, 2013	31,445,279.36	14,417,435.93	45.8
January 2, 2014	30,614,492.59	13,424,236.28	43.8
July 2, 2014	29,557,547.19	12,369,622.33	41.8
January 2, 2015	28,449,831.50	11,337,054.59	39.8
July 2, 2015	27,342,115.80	10,348,795.49	37.8
January 2, 2016	26,234,400.10	9,404,845.00	35.8
July 2, 2016	25,126,684.40	8,442,386.44	33.6
January 2, 2017	24,018,968.71	7,529,775.09	31.3
July 2, 2017	22,911,253.01	6,667,010.94	29.1
January 2, 2018	21,803,537.31	5,854,093.99	26.8
July 2, 2018	20,695,821.61	0.00	0.0

	N1605
	Assumed	Outstanding
Date	Aircraft Value	Balance	Loan to Value Ratio

January 2, 2011	$35,620,612.12	$19,270,000.00	54.1%
July 2, 2011	34,801,224.23	18,305,195.31	52.6
January 2, 2012	33,981,836.35	17,364,475.59	51.1
July 2, 2012	33,162,448.47	16,365,431.39	49.3
January 2, 2013	32,343,060.59	15,395,065.77	47.6
July 2, 2013	31,523,672.70	14,453,378.71	45.8
January 2, 2014	30,704,284.82	13,463,609.53	43.8
July 2, 2014	29,831,788.47	12,484,390.34	41.8
January 2, 2015	28,739,271.29	11,452,394.28	39.8
July 2, 2015	27,646,754.11	10,464,098.91	37.8
January 2, 2016	26,554,236.94	9,519,504.23	35.8
July 2, 2016	25,461,719.76	8,554,955.93	33.6
January 2, 2017	24,369,202.58	7,639,570.90	31.3
July 2, 2017	23,276,685.40	6,773,349.15	29.1
January 2, 2018	22,184,168.23	5,956,290.68	26.8
July 2, 2018	21,091,651.05	0.00	0.0

	N1607B
	Assumed	Outstanding
Date	Aircraft Value	Balance	Loan to Value Ratio

January 2, 2011	$40,172,642.57	$21,733,000.00	54.1%
July 2, 2011	39,285,285.15	20,663,779.32	52.6
January 2, 2012	38,397,927.72	19,621,066.73	51.1
July 2, 2012	37,510,570.30	18,511,198.45	49.3
January 2, 2013	36,623,212.87	17,432,387.67	47.6
July 2, 2013	35,735,855.44	16,384,634.41	45.8
January 2, 2014	34,848,498.02	15,280,817.41	43.8
July 2, 2014	33,961,140.59	14,212,494.70	41.8
January 2, 2015	33,073,783.17	13,179,666.30	39.8
July 2, 2015	32,069,754.67	12,138,173.02	37.8
January 2, 2016	30,886,611.44	11,072,629.53	35.8
July 2, 2016	29,703,468.20	9,980,153.10	33.6
January 2, 2017	28,520,324.97	8,940,918.12	31.3
July 2, 2017	27,337,181.73	7,954,924.57	29.1
January 2, 2018	26,154,038.50	7,022,172.48	26.8
July 2, 2018	24,970,895.27	0.00	0.0

D.	Boeing 777-232LR

	N709DN
	Assumed	Outstanding
Date	Aircraft Value	Balance	Loan to Value Ratio

January 2, 2011	$142,806,722.69	$77,115,630.25	54.0%
July 2, 2011	140,613,445.38	74,173,592.44	52.8
January 2, 2012	138,420,168.07	71,286,386.56	51.5
July 2, 2012	136,226,890.76	68,113,445.38	50.0
January 2, 2013	134,033,613.45	64,671,218.49	48.3
July 2, 2013	131,840,336.13	61,305,756.30	46.5
January 2, 2014	129,647,058.82	58,017,058.82	44.7
July 2, 2014	127,453,781.51	54,805,126.05	43.0
January 2, 2015	125,260,504.20	51,669,957.98	41.2
July 2, 2015	123,067,226.89	48,611,554.62	39.5
January 2, 2016	120,873,949.58	45,327,731.09	37.5
July 2, 2016	118,680,672.27	42,131,638.66	35.5
January 2, 2017	116,487,394.96	39,023,277.31	33.5
July 2, 2017	114,294,117.65	35,716,911.77	31.3
January 2, 2018	112,100,840.34	32,509,243.70	29.0
July 2, 2018	109,907,563.03	0.00	0.0

	N710DN
	Assumed	Outstanding
Date	Aircraft Value	Balance	Loan to Value Ratio

January 2, 2011	$142,807,091.25	$77,115,829.28	54.0%
July 2, 2011	140,614,182.49	74,173,981.26	52.7
January 2, 2012	138,421,273.74	71,286,955.98	51.5
July 2, 2012	136,228,364.98	68,114,182.49	50.0
January 2, 2013	134,035,456.23	64,672,107.63	48.2
July 2, 2013	131,842,547.47	61,306,784.57	46.5
January 2, 2014	129,649,638.72	58,018,213.33	44.8
July 2, 2014	127,456,729.96	54,806,393.88	43.0
January 2, 2015	125,263,821.21	51,671,326.25	41.3
July 2, 2015	123,070,912.45	48,613,010.42	39.5
January 2, 2016	120,878,003.70	45,329,251.39	37.5
July 2, 2016	118,685,094.94	42,133,208.70	35.5
January 2, 2017	116,492,186.19	39,024,882.37	33.5
July 2, 2017	114,299,277.43	35,718,524.20	31.3
January 2, 2018	112,106,368.68	32,510,846.92	29.0
July 2, 2018	109,913,459.92	0.00	0.0

APPENDIX V

SERIES A EQUIPMENT NOTE PRINCIPAL AMOUNTS AND AMORTIZATION SCHEDULES

A.	Boeing 737-832

	N377DA
	Scheduled
	Payments of	Equipment Note
Date	Principal	Ending Balance

At Issuance	$0.00	$12,607,000.00
July 2, 2011	631,960.87	11,975,039.13
January 2, 2012	616,018.00	11,359,021.13
July 2, 2012	654,131.36	10,704,889.77
January 2, 2013	635,328.36	10,069,561.41
July 2, 2013	616,525.38	9,453,036.03
January 2, 2014	647,923.39	8,805,112.64
July 2, 2014	648,084.19	8,157,028.45
January 2, 2015	675,271.01	7,481,757.44
July 2, 2015	646,618.83	6,835,138.61
January 2, 2016	617,966.66	6,217,171.95
July 2, 2016	630,880.03	5,586,291.92
January 2, 2017	598,646.33	4,987,645.59
July 2, 2017	566,412.64	4,421,232.95
January 2, 2018	534,178.93	3,887,054.02
July 2, 2018	3,887,054.02	0.00

	N379DA
	Scheduled
	Payments of	Equipment Note
Date	Principal	Ending Balance

At Issuance	$0.00	$12,339,000.00
July 2, 2011	615,432.32	11,723,567.68
January 2, 2012	599,501.23	11,124,066.45
July 2, 2012	637,059.47	10,487,006.98
January 2, 2013	618,896.59	9,868,110.39
July 2, 2013	600,733.70	9,267,376.69
January 2, 2014	631,805.21	8,635,571.48
July 2, 2014	611,047.63	8,024,523.85
January 2, 2015	639,690.77	7,384,833.08
July 2, 2015	632,524.72	6,752,308.36
January 2, 2016	604,847.94	6,147,460.42
July 2, 2016	618,311.55	5,529,148.87
January 2, 2017	587,175.17	4,941,973.70
July 2, 2017	556,038.80	4,385,934.90
January 2, 2018	524,902.42	3,861,032.48
July 2, 2018	3,861,032.48	0.00

	N381DN
	Scheduled
	Payments of	Equipment Note
Date	Principal	Ending Balance

At Issuance	$0.00	$12,779,000.00
July 2, 2011	635,883.82	12,143,116.18
January 2, 2012	620,246.72	11,522,869.46
July 2, 2012	659,197.59	10,863,671.87
January 2, 2013	640,433.25	10,223,238.62
July 2, 2013	621,668.93	9,601,569.69
January 2, 2014	653,918.26	8,947,651.43
July 2, 2014	632,473.31	8,315,178.12
January 2, 2015	654,152.29	7,661,025.83
July 2, 2015	655,058.73	7,005,967.10
January 2, 2016	626,465.46	6,379,501.64
July 2, 2016	640,573.46	5,738,928.18
January 2, 2017	608,406.03	5,130,522.15
July 2, 2017	576,238.61	4,554,283.54
January 2, 2018	544,071.18	4,010,212.36
July 2, 2018	4,010,212.36	0.00

	N383DN
	Scheduled
	Payments of	Equipment Note
Date	Principal	Ending Balance

At Issuance	$0.00	$12,923,000.00
July 2, 2011	641,984.24	12,281,015.76
January 2, 2012	626,009.45	11,655,006.31
July 2, 2012	665,490.39	10,989,515.92
January 2, 2013	646,600.71	10,342,915.21
July 2, 2013	627,711.02	9,715,204.19
January 2, 2014	660,445.65	9,054,758.54
July 2, 2014	638,857.44	8,415,901.10
January 2, 2015	646,343.32	7,769,557.78
July 2, 2015	662,313.35	7,107,244.43
January 2, 2016	633,529.06	6,473,715.37
July 2, 2016	648,091.11	5,825,624.26
January 2, 2017	615,708.78	5,209,915.48
July 2, 2017	583,326.46	4,626,589.02
January 2, 2018	550,944.14	4,075,644.88
July 2, 2018	4,075,644.88	0.00

	N385DN
	Scheduled
	Payments of	Equipment Note
Date	Principal	Ending Balance

At Issuance	$0.00	$12,604,000.00
July 2, 2011	625,116.71	11,978,883.29
January 2, 2012	609,576.25	11,369,307.04
July 2, 2012	648,156.63	10,721,150.41
January 2, 2013	629,802.35	10,091,348.06
July 2, 2013	611,448.10	9,479,899.96
January 2, 2014	643,473.37	8,836,426.59
July 2, 2014	622,497.08	8,213,929.51
January 2, 2015	618,161.18	7,595,768.33
July 2, 2015	645,870.80	6,949,897.53
January 2, 2016	617,902.40	6,331,995.13
July 2, 2016	632,343.03	5,699,652.10
January 2, 2017	600,878.58	5,098,773.52
July 2, 2017	569,414.13	4,529,359.39
January 2, 2018	537,949.68	3,991,409.71
July 2, 2018	3,991,409.71	0.00

	N387DA
	Scheduled
	Payments of	Equipment Note
Date	Principal	Ending Balance

At Issuance	$0.00	$13,347,000.00
July 2, 2011	660,412.19	12,686,587.81
January 2, 2012	643,606.77	12,042,981.04
July 2, 2012	684,602.25	11,358,378.79
January 2, 2013	665,299.44	10,693,079.35
July 2, 2013	645,996.64	10,047,082.71
January 2, 2014	680,098.26	9,366,984.45
July 2, 2014	658,037.91	8,708,946.54
January 2, 2015	635,977.57	8,072,968.97
July 2, 2015	678,859.20	7,394,109.77
January 2, 2016	654,329.24	6,739,780.53
July 2, 2016	670,077.87	6,069,702.66
January 2, 2017	636,987.35	5,432,715.31
July 2, 2017	603,896.82	4,828,818.49
January 2, 2018	570,806.30	4,258,012.19
July 2, 2018	4,258,012.19	0.00

	N389DA
	Scheduled
	Payments of	Equipment Note
Date	Principal	Ending Balance

At Issuance	$0.00	$13,559,000.00
July 2, 2011	666,952.78	12,892,047.22
January 2, 2012	650,757.26	12,241,289.96
July 2, 2012	692,640.83	11,548,649.13
January 2, 2013	673,249.58	10,875,399.55
July 2, 2013	653,858.33	10,221,541.22
January 2, 2014	688,816.44	9,532,724.78
July 2, 2014	666,655.02	8,866,069.76
January 2, 2015	644,493.58	8,221,576.18
July 2, 2015	652,233.61	7,569,342.57
January 2, 2016	664,796.65	6,904,545.92
July 2, 2016	681,551.10	6,222,994.82
January 2, 2017	648,308.95	5,574,685.87
July 2, 2017	615,066.81	4,959,619.06
January 2, 2018	581,824.65	4,377,794.41
July 2, 2018	4,377,794.41	0.00

	N391DA
	Scheduled
	Payments of	Equipment Note
Date	Principal	Ending Balance

At Issuance	$0.00	$13,566,000.00
July 2, 2011	667,145.78	12,898,854.22
January 2, 2012	650,285.06	12,248,569.16
July 2, 2012	692,246.63	11,556,322.53
January 2, 2013	672,901.02	10,883,421.51
July 2, 2013	653,555.40	10,229,866.11
January 2, 2014	688,607.81	9,541,258.30
July 2, 2014	666,498.54	8,874,759.76
January 2, 2015	644,389.26	8,230,370.50
July 2, 2015	643,200.49	7,587,170.01
January 2, 2016	665,115.40	6,922,054.61
July 2, 2016	682,065.83	6,239,988.78
January 2, 2017	648,901.92	5,591,086.86
July 2, 2017	615,738.02	4,975,348.84
January 2, 2018	582,574.10	4,392,774.74
July 2, 2018	4,392,774.74	0.00

	N393DA
	Scheduled
	Payments of	Equipment Note
Date	Principal	Ending Balance

At Issuance	$0.00	$13,597,000.00
July 2, 2011	666,688.08	12,930,311.92
January 2, 2012	650,039.33	12,280,272.59
July 2, 2012	692,228.68	11,588,043.91
January 2, 2013	672,961.35	10,915,082.56
July 2, 2013	653,694.02	10,261,388.54
January 2, 2014	689,002.16	9,572,386.38
July 2, 2014	666,982.36	8,905,404.02
January 2, 2015	644,962.54	8,260,441.48
July 2, 2015	623,714.43	7,636,727.05
January 2, 2016	666,665.02	6,970,062.03
July 2, 2016	684,076.99	6,285,985.04
January 2, 2017	651,047.26	5,634,937.78
July 2, 2017	618,017.55	5,016,920.23
January 2, 2018	584,987.82	4,431,932.41
July 2, 2018	4,431,932.41	0.00

	N395DN
	Scheduled
	Payments of	Equipment Note
Date	Principal	Ending Balance

At Issuance	$0.00	$13,573,000.00
July 2, 2011	664,678.71	12,908,321.29
January 2, 2012	648,341.14	12,259,980.15
July 2, 2012	690,499.34	11,569,480.81
January 2, 2013	671,305.36	10,898,175.45
July 2, 2013	652,111.38	10,246,064.07
January 2, 2014	687,414.59	9,558,649.48
July 2, 2014	665,478.62	8,893,170.86
January 2, 2015	643,542.64	8,249,628.22
July 2, 2015	621,606.67	7,628,021.55
January 2, 2016	659,742.08	6,968,279.47
July 2, 2016	683,026.09	6,285,253.38
January 2, 2017	650,122.13	5,635,131.25
July 2, 2017	617,218.17	5,017,913.08
January 2, 2018	584,314.22	4,433,598.86
July 2, 2018	4,433,598.86	0.00

B.	Boeing 757-232

	N697DL
	Scheduled
	Payments of	Equipment Note
Date	Principal	Ending Balance

At Issuance	$0.00	$10,449,000.00
July 2, 2011	521,607.12	9,927,392.88
January 2, 2012	508,292.10	9,419,100.78
July 2, 2012	540,052.13	8,879,048.65
January 2, 2013	524,628.10	8,354,420.55
July 2, 2013	509,204.08	7,845,216.47
January 2, 2014	535,455.52	7,309,760.95
July 2, 2014	517,828.07	6,791,932.88
January 2, 2015	549,306.48	6,242,626.40
July 2, 2015	535,707.46	5,706,918.94
January 2, 2016	512,204.19	5,194,714.75
July 2, 2016	523,458.00	4,671,256.75
January 2, 2017	497,016.82	4,174,239.93
July 2, 2017	470,575.62	3,703,664.31
January 2, 2018	444,134.43	3,259,529.88
July 2, 2018	3,259,529.88	0.00

	N699DL
	Scheduled
	Payments of	Equipment Note
Date	Principal	Ending Balance

At Issuance	$0.00	$10,614,000.00
July 2, 2011	528,721.05	10,085,278.95
January 2, 2012	515,136.39	9,570,142.56
July 2, 2012	547,486.46	9,022,656.10
January 2, 2013	531,902.02	8,490,754.08
July 2, 2013	516,317.59	7,974,436.49
January 2, 2014	543,101.79	7,431,334.70
July 2, 2014	525,291.01	6,906,043.69
January 2, 2015	543,296.15	6,362,747.54
July 2, 2015	544,048.99	5,818,698.55
January 2, 2016	520,301.28	5,298,397.27
July 2, 2016	532,018.46	4,766,378.81
January 2, 2017	505,302.31	4,261,076.50
July 2, 2017	478,586.14	3,782,490.36
January 2, 2018	451,869.97	3,330,620.39
July 2, 2018	3,330,620.39	0.00

	N6701
	Scheduled
	Payments of	Equipment Note
Date	Principal	Ending Balance

At Issuance	$0.00	$10,621,000.00
July 2, 2011	528,474.10	10,092,525.90
January 2, 2012	514,803.70	9,577,722.20
July 2, 2012	547,225.16	9,030,497.04
January 2, 2013	531,677.66	8,498,819.38
July 2, 2013	516,130.18	7,982,689.20
January 2, 2014	542,998.95	7,439,690.25
July 2, 2014	525,230.40	6,914,459.85
January 2, 2015	535,325.48	6,379,134.37
July 2, 2015	544,338.76	5,834,795.61
January 2, 2016	520,647.35	5,314,148.26
July 2, 2016	532,534.19	4,781,614.07
January 2, 2017	505,881.35	4,275,732.72
July 2, 2017	479,228.52	3,796,504.20
January 2, 2018	452,575.69	3,343,928.51
July 2, 2018	3,343,928.51	0.00

	N6703D
	Scheduled
	Payments of	Equipment Note
Date	Principal	Ending Balance

At Issuance	$0.00	$11,081,000.00
July 2, 2011	547,974.87	10,533,025.13
January 2, 2012	534,145.91	9,998,879.22
July 2, 2012	568,196.61	9,430,682.61
January 2, 2013	552,184.71	8,878,497.90
July 2, 2013	536,172.82	8,342,325.08
January 2, 2014	564,504.97	7,777,820.11
July 2, 2014	546,205.66	7,231,614.45
January 2, 2015	527,906.36	6,703,708.09
July 2, 2015	561,232.57	6,142,475.52
January 2, 2016	543,247.88	5,599,227.64
July 2, 2016	556,370.86	5,042,856.78
January 2, 2017	528,921.90	4,513,934.88
July 2, 2017	501,472.93	4,012,461.95
January 2, 2018	474,023.97	3,538,437.98
July 2, 2018	3,538,437.98	0.00

	N6705Y
	Scheduled
	Payments of	Equipment Note
Date	Principal	Ending Balance

At Issuance	$0.00	$11,240,000.00
July 2, 2011	553,622.98	10,686,377.02
January 2, 2012	539,656.72	10,146,720.30
July 2, 2012	574,358.37	9,572,361.93
January 2, 2013	558,268.55	9,014,093.38
July 2, 2013	542,178.74	8,471,914.64
January 2, 2014	571,134.02	7,900,780.62
July 2, 2014	552,745.66	7,348,034.96
January 2, 2015	534,357.31	6,813,677.65
July 2, 2015	543,357.28	6,270,320.37
January 2, 2016	551,067.48	5,719,252.89
July 2, 2016	564,901.32	5,154,351.57
January 2, 2017	537,318.78	4,617,032.79
July 2, 2017	509,736.23	4,107,296.56
January 2, 2018	482,153.71	3,625,142.85
July 2, 2018	3,625,142.85	0.00

	N6707A
	Scheduled
	Payments of	Equipment Note
Date	Principal	Ending Balance

At Issuance	$0.00	$11,105,000.00
July 2, 2011	545,092.34	10,559,907.66
January 2, 2012	531,733.77	10,028,173.89
July 2, 2012	566,129.96	9,462,043.93
January 2, 2013	550,335.80	8,911,708.13
July 2, 2013	534,541.62	8,377,166.51
January 2, 2014	563,297.04	7,813,869.47
July 2, 2014	545,246.57	7,268,622.90
January 2, 2015	527,196.08	6,741,426.82
July 2, 2015	519,267.06	6,222,159.76
January 2, 2016	544,485.02	5,677,674.74
July 2, 2016	558,507.58	5,119,167.16
January 2, 2017	531,431.86	4,587,735.30
July 2, 2017	504,356.14	4,083,379.16
January 2, 2018	477,280.42	3,606,098.74
July 2, 2018	3,606,098.74	0.00

	N6709
	Scheduled
	Payments of	Equipment Note
Date	Principal	Ending Balance

At Issuance	$0.00	$11,250,000.00
July 2, 2011	550,195.15	10,699,804.85
January 2, 2012	536,753.49	10,163,051.36
July 2, 2012	571,744.04	9,591,307.32
January 2, 2013	555,879.31	9,035,428.01
July 2, 2013	540,014.58	8,495,413.43
January 2, 2014	569,339.15	7,926,074.28
July 2, 2014	551,208.02	7,374,866.26
January 2, 2015	533,076.90	6,841,789.36
July 2, 2015	514,945.79	6,326,843.57
January 2, 2016	539,545.33	5,787,298.24
July 2, 2016	566,291.04	5,221,007.20
January 2, 2017	539,094.35	4,681,912.85
July 2, 2017	511,897.66	4,170,015.19
January 2, 2018	484,700.99	3,685,314.20
July 2, 2018	3,685,314.20	0.00

	N6711M
	Scheduled
	Payments of	Equipment Note
Date	Principal	Ending Balance

At Issuance	$0.00	$11,425,000.00
July 2, 2011	557,627.11	10,867,372.89
January 2, 2012	543,769.90	10,323,602.99
July 2, 2012	579,403.60	9,744,199.39
January 2, 2013	563,385.61	9,180,813.78
July 2, 2013	547,367.59	8,633,446.19
January 2, 2014	577,280.59	8,056,165.60
July 2, 2014	558,974.29	7,497,191.31
January 2, 2015	540,668.00	6,956,523.31
July 2, 2015	522,361.71	6,434,161.60
January 2, 2016	532,615.21	5,901,546.39
July 2, 2016	575,423.44	5,326,122.95
January 2, 2017	547,964.00	4,778,158.95
July 2, 2017	520,504.56	4,257,654.39
January 2, 2018	493,045.13	3,764,609.26
July 2, 2018	3,764,609.26	0.00

	N6713Y
	Scheduled
	Payments of	Equipment Note
Date	Principal	Ending Balance

At Issuance	$0.00	$11,559,000.00
July 2, 2011	563,374.01	10,995,625.99
January 2, 2012	549,259.15	10,446,366.84
July 2, 2012	585,376.96	9,860,989.88
January 2, 2013	569,233.49	9,291,756.39
July 2, 2013	553,090.01	8,738,666.38
January 2, 2014	583,442.31	8,155,224.07
July 2, 2014	564,992.62	7,590,231.45
January 2, 2015	546,542.94	7,043,688.51
July 2, 2015	528,093.26	6,515,595.25
January 2, 2016	528,628.43	5,986,966.82
July 2, 2016	582,390.60	5,404,576.22
January 2, 2017	554,716.07	4,849,860.15
July 2, 2017	527,041.56	4,322,818.59
January 2, 2018	499,367.02	3,823,451.57
July 2, 2018	3,823,451.57	0.00

C.	Boeing 767-332ER

	N1603
	Scheduled
	Payments of	Equipment Note
Date	Principal	Ending Balance

At Issuance	$0.00	$19,259,000.00
July 2, 2011	971,056.09	18,287,943.91
January 2, 2012	946,052.50	17,341,891.41
July 2, 2012	1,003,896.03	16,337,995.38
January 2, 2013	974,818.50	15,363,176.88
July 2, 2013	945,740.95	14,417,435.93
January 2, 2014	993,199.65	13,424,236.28
July 2, 2014	1,054,613.95	12,369,622.33
January 2, 2015	1,032,567.74	11,337,054.59
July 2, 2015	988,259.10	10,348,795.49
January 2, 2016	943,950.49	9,404,845.00
July 2, 2016	962,458.56	8,442,386.44
January 2, 2017	912,611.35	7,529,775.09
July 2, 2017	862,764.15	6,667,010.94
January 2, 2018	812,916.95	5,854,093.99
July 2, 2018	5,854,093.99	0.00

	N1605
	Scheduled
	Payments of	Equipment Note
Date	Principal	Ending Balance

At Issuance	$0.00	$19,270,000.00
July 2, 2011	964,804.69	18,305,195.31
January 2, 2012	940,719.72	17,364,475.59
July 2, 2012	999,044.20	16,365,431.39
January 2, 2013	970,365.62	15,395,065.77
July 2, 2013	941,687.06	14,453,378.71
January 2, 2014	989,769.18	13,463,609.53
July 2, 2014	979,219.19	12,484,390.34
January 2, 2015	1,031,996.06	11,452,394.28
July 2, 2015	988,295.37	10,464,098.91
January 2, 2016	944,594.68	9,519,504.23
July 2, 2016	964,548.30	8,554,955.93
January 2, 2017	915,385.03	7,639,570.90
July 2, 2017	866,221.75	6,773,349.15
January 2, 2018	817,058.47	5,956,290.68
July 2, 2018	5,956,290.68	0.00

	N1607B
	Scheduled
	Payments of	Equipment Note
Date	Principal	Ending Balance

At Issuance	$0.00	$21,733,000.00
July 2, 2011	1,069,220.68	20,663,779.32
January 2, 2012	1,042,712.59	19,621,066.73
July 2, 2012	1,109,868.28	18,511,198.45
January 2, 2013	1,078,810.78	17,432,387.67
July 2, 2013	1,047,753.26	16,384,634.41
January 2, 2014	1,103,817.00	15,280,817.41
July 2, 2014	1,068,322.71	14,212,494.70
January 2, 2015	1,032,828.40	13,179,666.30
July 2, 2015	1,041,493.28	12,138,173.02
January 2, 2016	1,065,543.49	11,072,629.53
July 2, 2016	1,092,476.43	9,980,153.10
January 2, 2017	1,039,234.98	8,940,918.12
July 2, 2017	985,993.55	7,954,924.57
January 2, 2018	932,752.09	7,022,172.48
July 2, 2018	7,022,172.48	0.00

D.	Boeing 777-232LR

	N709DN
	Scheduled
	Payments of	Equipment Note
Date	Principal	Ending Balance

At Issuance	$0.00	$79,750,000.00
January 2, 2011	2,634,369.75	77,115,630.25
July 2, 2011	2,942,037.81	74,173,592.44
January 2, 2012	2,887,205.88	71,286,386.56
July 2, 2012	3,172,941.18	68,113,445.38
January 2, 2013	3,442,226.89	64,671,218.49
July 2, 2013	3,365,462.19	61,305,756.30
January 2, 2014	3,288,697.48	58,017,058.82
July 2, 2014	3,211,932.77	54,805,126.05
January 2, 2015	3,135,168.07	51,669,957.98
July 2, 2015	3,058,403.36	48,611,554.62
January 2, 2016	3,283,823.53	45,327,731.09
July 2, 2016	3,196,092.43	42,131,638.66
January 2, 2017	3,108,361.35	39,023,277.31
July 2, 2017	3,306,365.54	35,716,911.77
January 2, 2018	3,207,668.07	32,509,243.70
July 2, 2018	32,509,243.70	0.00

	N710DN
	Scheduled
	Payments of	Equipment Note
Date	Principal	Ending Balance

At Issuance	$0.00	$79,750,000.00
January 2, 2011	2,634,170.72	77,115,829.28
July 2, 2011	2,941,848.02	74,173,981.26
January 2, 2012	2,887,025.28	71,286,955.98
July 2, 2012	3,172,773.49	68,114,182.49
January 2, 2013	3,442,074.86	64,672,107.63
July 2, 2013	3,365,323.06	61,306,784.57
January 2, 2014	3,288,571.24	58,018,213.33
July 2, 2014	3,211,819.45	54,806,393.88
January 2, 2015	3,135,067.63	51,671,326.25
July 2, 2015	3,058,315.83	48,613,010.42
January 2, 2016	3,283,759.03	45,329,251.39
July 2, 2016	3,196,042.69	42,133,208.70
January 2, 2017	3,108,326.33	39,024,882.37
July 2, 2017	3,306,358.17	35,718,524.20
January 2, 2018	3,207,677.28	32,510,846.92
July 2, 2018	32,510,846.92	0.00

PROSPECTUS

Delta Air Lines, Inc.

Pass Through Certificates

This prospectus relates to pass through trusts to be formed by Delta Air Lines, Inc. with a national or state bank or trust company, as trustee, which may offer for sale, from time to time, pass through certificates of one or more classes or series under this prospectus and one or more related prospectus supplements. The property of a trust will include equipment notes issued by:

•	Delta to finance or refinance all or a portion of the purchase price of an aircraft or other aircraft related assets owned or to be purchased by Delta; or

•	one or more owner trustees to finance or refinance a portion of the purchase price of an aircraft or other aircraft related assets that have been or will be leased to Delta.

The interest rate, final maturity date and ranking or priority of payment of any equipment notes will be described in the applicable prospectus supplement.

The trustee will hold all property owned by a trust for the benefit of holders of pass through certificates issued by that trust. Each pass through certificate issued by a trust will represent a beneficial interest in all property held by that trust. The pass through certificates will not represent interests in, or obligations of, Delta or any of our affiliates. Equipment notes issued by any owner trustee will be without recourse to Delta.

We will describe the specific terms of any offering of these securities and any credit enhancements therefor in a prospectus supplement to this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you invest.

This prospectus may not be used to consummate sales of these securities unless accompanied by a prospectus supplement.

We may offer and sell the pass through certificates directly, through agents we select from time to time, to or through underwriters, dealers or other third parties we select, or by means of other methods described in a prospectus supplement. If we use any agents, underwriters or dealers to sell the pass through certificates, we will name them and describe their compensation in a prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is June 28, 2010

You should rely only on the information contained in this prospectus, any prospectus supplement, any related free writing prospectus issued by us (which we refer to as a “company free writing prospectus”) and the documents incorporated by reference in this prospectus or to which we have referred you. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus, any prospectus supplement and any related company free writing prospectus do not constitute an offer to sell, or a solicitation of an offer to purchase, the securities offered by this prospectus, any prospectus supplement and any related company free writing prospectus in any jurisdiction to or from any person to whom or from whom it is unlawful to make such offer or solicitation of an offer in such jurisdiction. You should not assume that the information contained in this prospectus, any prospectus supplement and any related company free writing prospectus or any document incorporated by reference is accurate as of any date other than the date on the front cover of the applicable document. Neither the delivery of this prospectus, any prospectus supplement and any related company free writing prospectus nor any distribution of securities pursuant to this prospectus shall, under any circumstances, create any implication that there has been no change in our business, financial condition, results of operations or prospects since the date of this prospectus or such prospectus supplement.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”) utilizing a “shelf” registration process. Under this shelf registration process, we are registering an unspecified amount of pass through certificates, and we may sell the pass through certificates in one or more offerings. Each time we offer pass through certificates, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any applicable prospectus supplement, you should rely on the information in the applicable prospectus supplement. You should carefully read both this prospectus and any applicable prospectus supplement, together with the additional information described under the heading “Where You Can Find More Information”.

The registration statement containing this prospectus, including the exhibits to the registration statement, provides additional information about us and the securities to be offered. The registration statement, including the exhibits to the registration statement, can be obtained from the SEC, as described below under “Where You Can Find More Information”.

In this prospectus, references to “Delta,” the “Company”, “we”, “us” and “our” refer to Delta Air Lines, Inc. and our wholly-owned subsidiaries. With respect to information as of dates prior to October 30, 2008, these references do not include our wholly-owned subsidiary, Northwest Airlines, LLC, formerly known as Northwest Airlines Corporation (“Northwest”), and its wholly-owned subsidiaries.

FORWARD-LOOKING STATEMENTS

Statements in this prospectus, any prospectus supplement, any related company free writing prospectus and the documents incorporated by reference herein and therein (or otherwise made by us or on our behalf) that are not historical facts, including statements regarding our estimates, expectations, beliefs, intentions, projections or strategies for the future may be “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. When used in this prospectus, any prospectus supplement, any related company free writing prospectus and the documents incorporated herein and therein by reference, the words “expects”, “believes”, “plans”, “anticipates”, and similar expressions are intended to identify forward-looking statements. All forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from the estimates, expectations, beliefs, intentions, projections and strategies reflected in or suggested by the forward-looking statements. These risks and uncertainties include, but are not limited, to the risk factors discussed under the heading “Risk Factors” in the applicable prospectus supplement. All forward-looking statements speak only as of the date made, and we undertake no obligation to publicly update or revise any forward-looking statements to reflect events or circumstances that may arise after the date of this prospectus.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy this information at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our SEC filings are also available to the public from the SEC’s website at http://www.sec.gov and at our website at http://www.delta.com. The contents of our website are not incorporated into this prospectus.

This prospectus is part of a registration statement that we have filed with the SEC relating to the securities to be offered. This prospectus does not contain all of the information we have included in the registration statement and the accompanying exhibits and schedules in accordance with the rules and regulations of the SEC, and we refer you to the omitted information. The statements this prospectus makes pertaining to the content of any contract, agreement or other document that is an exhibit to the registration statement necessarily are summaries of their material provisions and do not describe all exceptions and qualifications contained in those contracts, agreements or documents. You should read those contracts, agreements or documents for information that may be important to you. The registration statement, exhibits and schedules are available at the SEC’s public reference room or through its Internet site.

We “incorporate by reference” in this prospectus certain documents that we file with the SEC, which means:

•	we can disclose important information to you by referring you to those documents;

•	information incorporated by reference is considered to be part of this prospectus, even though it is not repeated in this prospectus; and

•	information that we file later with the SEC will automatically update and supersede this prospectus.

The following documents listed below that we have previously filed with the SEC (Commission File Number 001-05424) are incorporated by reference (other than reports or portions thereof furnished under Items 2.02 or 7.01 of Form 8-K):

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2009;

•	Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2010; and

•	Current Reports on Form 8-K filed on February 9, 2010 and June 11, 2010.

All documents filed by us under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (other than reports or portions thereof furnished under Items 2.02 or 7.01 of Form 8-K) from the date of this prospectus and prior to the termination of this offering shall also be deemed to be incorporated by reference in this prospectus.

Any party to whom this prospectus is delivered may request a copy of these filings (other than any exhibits unless specifically incorporated by reference into this prospectus), at no cost, by writing or telephoning Delta at Delta Air Lines, Inc., Investor Relations, Dept. No. 829, P.O. Box 20706, Atlanta, GA 30320, telephone no. (404) 715-2600.

THE COMPANY

We provide scheduled air transportation for passengers and cargo throughout the United States and around the world. In October 2008, a subsidiary of ours merged with and into Northwest Airlines Corporation. Northwest and its subsidiaries, including Northwest Airlines, Inc. (“NWA”), became our wholly-owned subsidiaries. On December 31, 2009, NWA merged with and into Delta, ending NWA’s existence as a separate entity. We anticipate that we will complete the integration of NWA’s operation into Delta during 2010.

Our global route network gives us a presence in every major domestic and international market. Our route network is centered around the hub system we operate at airports in Atlanta, Cincinnati, Detroit, Memphis, Minneapolis/St. Paul, New York-JFK, Salt Lake City, Paris-Charles de Gaulle, Amsterdam and Tokyo-Narita. Each of these hub operations includes flights that gather and distribute traffic from markets in the geographic region surrounding the hub to domestic and international cities and to other hubs. Our network is supported by a fleet of aircraft that is varied in terms of size and capabilities, giving us flexibility to adjust aircraft to the network.

Other key characteristics of our route network include:

•	our alliances with foreign airlines, including our membership in SkyTeam, a global airline alliance;

•	our transatlantic joint venture with Air France KLM;

•	our domestic alliances, including our marketing alliance with Alaska Airlines and Horizon Air, which we are enhancing to expand our west coast service; and

•	agreements with multiple domestic regional carriers, which operate as Delta Connection, including our wholly-owned subsidiaries, Comair, Inc., Compass Airlines, Inc. and Mesaba Aviation, Inc.

We are a Delaware corporation headquartered in Atlanta, Georgia. Our principal executive offices are located at Hartsfield-Jackson Atlanta International Airport, Atlanta, Georgia 30320-6001 and our telephone number is (404) 715-2600. Our website is www.delta.com. We have provided this website address as an inactive textual reference only and the information contained on our website is not a part of this prospectus.

RATIO OF EARNINGS TO FIXED CHARGES

The ratio of earnings (loss) to fixed charges represents the number of times that fixed charges are covered by earnings. Earnings (loss) represents income (loss) before income taxes, plus fixed charges, less capitalized interest. Fixed charges include interest, whether expensed or capitalized, amortization of debt costs, the portion of rent expense representative of the interest factor and preferred stock dividends. For the three months ended March 31, 2010 and 2009 and years ended December 31, 2009, 2008, 2006 and 2005, earnings were not sufficient to cover fixed charges by $248 million, $800 million, $1.6 billion, $9.1 billion, $7.0 billion and $3.9 billion, respectively.

References to “Successor” refer to Delta on or after May 1, 2007, after giving effect to (1) the cancellation of Delta common stock issued prior to the effective date of Delta’s emergence from bankruptcy on April 30, 2007; (2) the issuance of new Delta common stock and certain debt securities in accordance with Delta’s Joint Plan of reorganization; and (3) the application of fresh start reporting. References to” Predecessor” refer to Delta prior to May 1, 2007.

	Successor					Predecessor
	Three Months				Eight Months	Four Months
	Ended		Year Ended		Ended	Ended	Year Ended
	March 31,		December 31,		December 31,	April 30,	December 31,
	2010	2009	2009	2008	2007	2007	2006	2005
Ratio of earnings (loss) to fixed charges	0.30	(1.26)	(0.13)	(10.26)	2.20	5.53	(6.19)	(2.04)

USE OF PROCEEDS

Except as set forth in an applicable prospectus supplement, the trustee for each trust will use the proceeds from the sale of the pass through certificates issued by such trust to purchase one or more equipment notes.

DESCRIPTION OF THE PASS THROUGH CERTIFICATES

We have entered into a pass through trust agreement (the “basic agreement”) with U.S. Bank Trust National Association (as successor to State Street Bank and Trust Company of Connecticut, National Association), as trustee (the “trustee”). Each series of pass through certificates will be issued by a separate trust. Except as set forth in an applicable prospectus supplement, each separate trust will be formed pursuant to the basic agreement and a specific supplement to the basic agreement between Delta and the trustee.

Except as set forth in an applicable prospectus supplement, the equipment notes are or will be issued by:

•	Delta to finance or refinance all or a portion of the purchase price of aircraft owned or to be purchased by Delta (“owned aircraft notes”); or

•	one or more owner trustees on a non-recourse basis to finance or refinance a portion of the purchase price of aircraft that have been or will be leased to Delta (“leased aircraft notes”).

Any trust may hold owned aircraft notes and leased aircraft notes simultaneously. The owned aircraft notes will be secured by certain aircraft owned or to be owned by Delta, and the leased aircraft notes will be secured by certain aircraft leased or to be leased to Delta.

In addition, to the extent set forth in an applicable prospectus supplement, each trust may hold (exclusively, or in combination with owned aircraft notes, leased aircraft notes or both) equipment notes secured by aircraft engines, spare parts, appliances or other aircraft related equipment or personal property owned or to be owned by, or leased or to be leased to, Delta. Such equipment notes, and the property securing them, will be subject to the considerations, terms, conditions, and other provisions described in the applicable prospectus supplement. Also, to the extent set forth in the applicable prospectus supplement, a trust may hold (exclusively, or in combination with equipment notes) pass through certificates or beneficial interests in such certificates previously issued by a trust that holds equipment notes or other kinds of securities.

The pass through certificates will not represent interests in, or obligations of, Delta or any of our affiliates.

For each leased aircraft, the owner trustee will issue the related equipment notes, as nonrecourse obligations, authenticated by a bank or trust company, as indenture trustee under either a separate supplement to an existing trust indenture and security agreement between the owner trustee and the indenture trustee or a separate trust indenture and security agreement. The owner trustee will also obtain a portion of the funding for the leased aircraft from an equity investment of one or more owner participants. A leased aircraft may also be subject to other financing arrangements that will be described in the applicable prospectus supplement. In connection with the refinancing of a leased aircraft, the owner trustee may refinance the existing equipment notes, which will be described in the applicable prospectus supplement.

We will issue the equipment notes relating to aircraft owned by us under either a separate supplement to an existing trust indenture and mortgage or a separate trust indenture and mortgage. An aircraft owned by us may also be subject to other financing arrangements that will be described in the applicable prospectus supplement.

A trust may hold owned aircraft notes or leased aircraft notes that are subordinated in right of payment to other equipment notes or other debt related to the same owned or leased aircraft. In addition, the trustees on behalf of one or more trusts may enter into an intercreditor or subordination agreement establishing priorities among series of pass through certificates. Also, a liquidity facility, surety bond, letter of credit, financial guarantee, interest rate or other swap or other arrangement may support one or more payments on the equipment notes or pass through certificates of one or more series. In addition, the trustee may enter into servicing, remarketing, appraisal, put or other agreements relating to the collateral securing the equipment notes. We will describe any such credit enhancements or other arrangements or agreements in the applicable prospectus supplement.

If the pass through trustee does not use the proceeds of any offering of pass through certificates to purchase equipment notes on the date of issuance of the pass through certificates, it will hold the proceeds for the benefit of the holders of the related pass through certificates under arrangements that we will describe in the applicable prospectus supplement. If the pass through trustee does not subsequently use any portion of the proceeds to purchase equipment notes by the date specified in the applicable prospectus supplement, it will return that portion of the proceeds to the holders of the related pass through certificates. In these circumstances, the prospectus supplement will describe how the proceeds of the pass through certificates will be held or applied, including any depositary or escrow arrangements.

VALIDITY OF PASS THROUGH CERTIFICATES

Unless we tell you otherwise in the applicable prospectus supplement, the validity of the pass through certificates will be passed upon for Delta by Debevoise & Plimpton LLP, 919 Third Avenue, New York, New York 10022 and for any agents, underwriters or dealers by Shearman & Sterling LLP, 599 Lexington Avenue, New York, New York 10022. Unless we tell you otherwise in the applicable prospectus supplement, Debevoise & Plimpton LLP and Shearman & Sterling LLP will rely on the opinions of Shipman & Goodwin LLP, Hartford, Connecticut, counsel for the trustee, as to certain matters relating to the authorization, execution and delivery of such pass through certificates by such trustee and on the opinion of the General Counsel or Deputy General Counsel of Delta as to certain matters relating to the authorization, execution and delivery of the pass through trust agreement by Delta. Shearman & Sterling LLP from time to time may represent Delta with respect to certain matters.

EXPERTS

Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements included in the Delta Air Lines, Inc. Annual Report on Form 10-K for the year ended December 31, 2009 and the effectiveness of our internal control over financial reporting as of December 31, 2009, as set forth in their reports, which are incorporated by reference in this prospectus. Our consolidated financial statements are incorporated by reference in reliance on Ernst & Young LLP’s reports, given on their authority as experts in accounting and auditing.